Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 30, 2014

among

AVOLON AEROSPACE (WAREHOUSE 1) LIMITED,

as Borrower,

AVOLON AEROSPACE LEASING LIMITED

Individually and as Initial Servicer,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

DEUTSCHE BANK AG, LONDON BRANCH,

KfW IPEX-BANK GmbH,

BNP PARIBAS SA

DBS BANK LTD

and

THE OTHER FINANCIAL INSTITUTIONS NAMED HEREIN

AS CLASS A LENDERS,

as Class A Lenders,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Primary Funding Agent,

THE OTHER FUNDING AGENTS NAMED HEREIN,

as Other Funding Agents,

and

THE BANK OF NEW YORK MELLON,

as Collateral Agent and as Account Bank

i

v

APPENDIX
APPENDIX 1	Country/Region Limits
APPENDIX 2	Permitted Aircraft Types and Maximum Units
APPENDIX 3	Applicable Base Value Percentage and Applicable Current Market Value Percentage
APPENDIX 4	Applicable Amortization Value
EXHIBITS
EXHIBIT A-1	[Reserved]
EXHIBIT A-2	Form of Additional Class A Advance Request
EXHIBIT A-3	Form of MR/SD Withdrawal Request
EXHIBIT A-4	Form of Holding Period Release Request
EXHIBIT A-5	Form of Advance Adjustment Date Advance Request
EXHIBIT B	Form of Note
EXHIBIT C	Form of Assignment and Assumption
EXHIBIT D	[Intentionally Omitted]
EXHIBIT E	Form of Mortgage
EXHIBIT F	Form of Deed of Tax Indemnity
EXHIBIT G	Form of Servicing Agreement
EXHIBIT H	[Reserved]
EXHIBIT I	Form of Security Trust Agreement
EXHIBIT J	Form of Participation Agreement
EXHIBIT K	Forms of Closing Opinions of Counsel to Borrower Group/Avolon
EXHIBIT L	[Reserved]
EXHIBIT M	Form of Avolon-Borrower Purchase Agreement
EXHIBIT N	Form of Expenses Apportionment Agreement
EXHIBIT O	Hedging Policy
EXHIBIT P-1	Form of Cayman Islands Share Charge
EXHIBIT P-2	Form of Irish Charge
EXHIBIT Q	Form of Irish VAT Refund Account Pledge
SCHEDULES
SCHEDULE I	List of Aircraft
SCHEDULE II	List of Aircraft Owning Entities, the Aircraft Owned by Such Aircraft Owning Entities and the associated Owner Participants and Owner Trustees
SCHEDULE III	List of Leases
SCHEDULE IV	List of Approved Countries
SCHEDULE V	Competitors; Pre-Approved Assignees
SCHEDULE VI	Account Details
SCHEDULE VII	[Reserved]
SCHEDULE VIII	Capitalization and Subsidiaries
SCHEDULE IX	List of Pre-Approved Carriers
SCHEDULE X	Initial Control Group Members

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of June 30, 2014 among AVOLON AEROSPACE (WAREHOUSE 1) LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Borrower”), AVOLON AEROSPACE LEASING LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Avolon”), as initial Servicer hereunder and under the Servicing Agreement (Avolon in such capacity, or any successor servicer appointed pursuant to Section 12.3 or Section 13.2 hereof, the “Servicer”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DEUTSCHE BANK AG, LONDON BRANCH, KfW IPEX-BANK GmbH, BNP PARIBAS SA, DBS BANK LTD and THE OTHER FINANCIAL INSTITUTIONS THAT BECOME PARTIES HERETO AS CLASS A LENDERS (together with any permitted successors and assigns, the “Class A Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as agent (DBTCA in such capacity, or any successor appointed pursuant to Section 14.8 hereof, the “Administrative Agent”) for the Class A Lenders, DBTCA, as funding agent (DBTCA in such capacity, or any successor appointed pursuant to Section 14A.8 hereof, the “Primary Funding Agent”) for the Primary Funding Group (as defined below), each Other Funding Agent (as defined below), as funding agent for its related Other Funding Group (as defined below), and THE BANK OF NEW YORK MELLON, in its capacity as Collateral Agent (as defined below) and in its capacity as Account Bank (as defined below).

W I T N E S S E T H :

WHEREAS, the Borrower, Avolon, certain Class A Lenders, the Original Administrative Agent and the Original Funding Agent entered into that certain Credit Agreement, dated May 19, 2010 (as amended prior to the date of the First Amended and Restated Credit Agreement, the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated by the Borrower, Avolon, certain Class A Lenders, the Original Administrative Agent and the Original Funding Agent pursuant to that certain Amended and Restated Credit Agreement, dated May 27, 2010 (as amended prior to the date of the Second Amended and Restated Credit Agreement, the “First Amended and Restated Credit Agreement”);

WHEREAS, the First Amended and Restated Credit Agreement was amended and restated by the Borrower, Avolon, the Class A Lenders, UBS AG, Stamford Branch, the Administrative Agent, the Primary Funding Agent, the Collateral Agent and the Account Bank pursuant to that certain Second Amended and Restated Credit Agreement, dated January 31, 2012 (as amended prior to the date of the Third Amended and Restated Credit Agreement, the “Second Amended and Restated Credit Agreement”);

WHEREAS, the Second Amended and Restated Credit Agreement was amended and restated by the Borrower, Avolon, the Class A Lenders, the Administrative Agent, the Primary Funding Agent, the Collateral Agent and the Account Bank pursuant to that certain Third Amended and Restated Credit Agreement, dated as of May 6, 2013 (as amended prior to the Restatement Date, the “Third Amended and Restated Credit Agreement”); and

WHEREAS, the parties hereto hereby intend to amend and restate the Third Amended and Restated Credit Agreement on the terms and conditions specified herein.

NOW THEREFORE, for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Third Amended and Restated Credit Agreement is hereby amended and restated to read in its entirety as herein provided:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“A321” means an Airbus model A321 aircraft.

“A321 Notional Principal Amount” means, as of any date of determination, the aggregate Class A Borrowing Base of all A321s which are Funded Aircraft on such date; provided that, solely for purposes of determining compliance with Sections 7.2A and 10.45, this amount shall be decreased by the amount of all voluntary prepayments (or portion(s) thereof) made pursuant to Section 4.2(a) that the Borrower designates as relating to such Aircraft.

“A319/A321 Lease” has the meaning set forth in the definition of “Eligible Lease”.

“ABS Asset Purchase Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders, providing for the sale and transfer of Aircraft Assets, and/or beneficial interests in Borrower Subsidiaries to an ABS Issuer and/or any Subsidiaries thereof by Avolon (subsequent to a purchase of such Aircraft Assets and/or beneficial interests in Borrower Subsidiaries by Avolon from the Borrower and/or certain Borrower Subsidiaries) in connection with an ABS Transaction.

“ABS Issuer” means any special purpose corporation, trust or other entity which shall issue, whether by public offering or private placement (whether under Rule 144A promulgated under the Securities Act of 1933 or otherwise), any asset-backed securities secured by, or representing an interest in, any Aircraft Assets, and/or beneficial interests in any Borrower Subsidiaries, which Aircraft Assets, and/or beneficial interests in Borrower Subsidiaries, shall have been transferred to such ABS Issuer and/or any Subsidiaries thereof pursuant to an ABS Asset Purchase Agreement.

“ABS Subject Aircraft” means a Funded Aircraft which is the subject of an executed and effective ABS Asset Purchase Agreement, but which has not yet been transferred (whether directly or by transfer of any related Borrower Subsidiary) to the applicable ABS Issuer and/or any Subsidiary thereof under the terms of such ABS Asset Purchase Agreement.

“ABS Transaction” means an issuance, whether by public offering or private placement (whether under Rule 144A promulgated under the Securities Act of 1933 or otherwise), by an ABS Issuer of any asset-backed securities secured by, or representing an interest in, any Aircraft

Assets, and/or beneficial interests in any Borrower Subsidiaries, which Aircraft Assets, and/or beneficial interests in Borrower Subsidiaries, shall have been transferred to such ABS Issuer and/or any Subsidiaries thereof by the Borrower and/or certain Borrower Subsidiaries pursuant to an ABS Asset Purchase Agreement.

“Account Bank” means, for purposes of this Agreement and the other Transaction Documents and any related agreements or instruments, The Bank of New York Mellon, a New York banking corporation, in its capacity as account bank, together with its permitted successors, assigns and replacements.

“Account Bank and Collateral Agent Fees and Expenses” means the fees and expenses payable to the Collateral Agent and the Account Bank pursuant to this Agreement, the BNYM Fee Schedule or the Security Trust Agreement together with any other fees, payments and amounts owed to the Collateral Agent or the Account Bank under the Security Trust Agreement or this Agreement, including, without limitation, amounts payable pursuant to any indemnification provisions thereunder.

“Active Appraisal Date” means, with respect to any individual Aircraft, the latest date on which an appraisal has been obtained for such Aircraft in accordance with this Agreement.

“Actual Knowledge” of the Borrower, Avolon or the Servicer shall mean the actual knowledge of any officer or employee of such Person having the title of Chief Executive Officer, Chief Operating Officer, Senior Manager, Senior Regional Manager, Chief Financial Officer, President and/or Chairman, or employed in a similar capacity to any of the foregoing; provided that, the Borrower, Avolon or the Servicer, as applicable, shall be deemed to have knowledge of a particular fact or other matter if any individual described in this definition who is serving, or who has at any time served, such entity in the capacity described above has, or at any time had, actual knowledge of such fact or other matter.

“Additional Class A Advance Date” has the meaning set forth in Section 2.1(g)(ii).

“Additional Class A Advance Request” has the meaning set forth in Section 2.2(b)(i).

“Additional Class A Advances” has the meaning set forth in Section 2.1(d).

“Additional Lease” means a Lease of an Additionally Funded Aircraft that is listed on Schedule III hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Additionally Funded Aircraft” means an Aircraft with respect to which an Additional Class A Advance is made subsequent to the Initial Advance Date and which is listed on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Adjusted Initial Appraised Base Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised value determined by the following calculation to reflect the depreciation with respect to such Aircraft from the Applicable Initial Appraised Base Value of such Aircraft to a “zero” assumed residual/salvage value:

IABV - [(IABV) x (X+Y)]

where:

IABV	=	the Applicable Initial Appraised Base Value with respect to such Aircraft;

X	=	the number of months elapsed to the date of determination since the Funding Date (but not to exceed the number of months elapsed between the Funding Date and the last day of the Commitment Period) divided by the Applicable Amortization Value; and

Y	=	zero, for any calculations made during the Commitment Period, and thereafter is equal to the number of months elapsed to the date of determination since the end of the Commitment Period divided by the Applicable Amortization Value.

“Adjusted Initial Appraised Market Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised value determined by the following calculation to reflect the depreciation with respect to such Aircraft from the Applicable Initial Appraised Current Market Value of such Aircraft to a “zero” assumed residual/salvage value:

IACMV - [(IACMV) x (X+Y)]

where:

IACMV	=	the Applicable Initial Appraised Current Market Value with respect to such Aircraft;

X	=	the number of months elapsed to the date of determination since the Funding Date (but not to exceed the number of months elapsed between the Funding Date and the last day of the Commitment Period) divided by the Applicable Amortization Value; and

Y	=	zero, for any calculations made during the Commitment Period, and thereafter is equal to the number of months elapsed to the date of determination since the end of the Commitment Period divided by the Applicable Amortization Value.

“Adjusted Reappraised Base Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised value determined by the following calculation to reflect the depreciation with respect to such Aircraft from the Applicable Reappraised Base Value of such Aircraft to a “zero” assumed residual/salvage value:

ARBV - [(ARBV) x (X)]

where:

ARBV	=	the Applicable Reappraised Base Value with respect to such Aircraft; and

X	=	the number of months elapsed to the date of determination since the Active Appraisal Date divided by the Applicable Amortization Value; provided that, at each Reappraisal Date the Applicable Amortization Value shall be reduced by the number of months elapsed since the Funding Date and such reduced Applicable Amortization Value shall be used for all calculations in the relevant period through to the next succeeding Reappraisal Date.

“Adjusted Reappraised Market Value” means, as of any date of determination, with respect to an individual Aircraft, its adjusted appraised value determined by the following calculation to reflect the depreciation with respect to such Aircraft from the Applicable Reappraised Current Market Value of such Aircraft to a “zero” assumed residual/salvage value:

ARCMV - [(ARCMV) x (X)]

where:

ARCMV	=	the Applicable Reappraised Current Market Value with respect to such Aircraft; and

X	=	the number of months elapsed to the date of determination since the Active Appraisal Date divided by the Applicable Amortization Value; provided that, at each Reappraisal Date the Applicable Amortization Value shall be reduced by the number of months elapsed since the Funding Date and such reduced Applicable Amortization Value shall be used for all calculations in the relevant period through to the next succeeding Reappraisal Date.

“Administrative Agent” has the meaning set forth in the Preamble.

“Administrative Agent Fee” has the meaning set forth in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means that certain amended and restated letter agreement between the Administrative Agent and the Borrower regarding the Administrative Agent’s fee and dated as of January 31, 2012, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to its terms.

“Advance Adjustment Date” has the meaning set forth in Section 10.49.

“Advance Adjustment Date Advance Request” has the meaning set forth in Section 10.49(ii).

“Advance Adjustment Date Borrowing Amount” has the meaning set forth in Section 10.49(iii).

“Advance Date” means the Initial Advance Date or an Additional Class A Advance Date.

“Adverse Claim” means any Lien or any title retention, trust, or other type of preferential arrangement having the effect or purpose of creating a Lien or any claim of ownership, other than Permitted Liens.

“Affected Lender” has the meaning set forth in Section 6.6.

“Affected Party” has the meaning set forth in Section 6.2(a)(i).

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). Without limiting the foregoing, a Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote greater than 50% or more of the shares, securities, membership interests or similar ownership interests (on a fully diluted basis) having ordinary voting power for the election of directors, managing members, managing partners or similar persons with authority to take the actions set forth in clause (b) below; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

The word “Affiliated” has a correlative meaning.

“Agreement” means this Fourth Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Aircraft” means one or more of the commercial aircraft (including, without limitation, the airframe and all engines and parts with respect thereto, title to which is held by, or has been transferred to, the relevant Aircraft Owning Entity or Owner Trustee) listed on Schedule I hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time.

“Aircraft Acquisition Documents” means, in respect of any Aircraft that is to become a Funded Aircraft, any of the related Lease, a bill of sale, a lease assignment and assumption agreement, the purchase agreement pursuant to which Avolon or an Aircraft Owning Entity acquires the Aircraft in anticipation of such Aircraft or Aircraft Owning Entity being sold to the Borrower or to an Aircraft Owning Entity under the Avolon-Borrower Purchase Agreement, and any invoice or other documentation evidencing the purchase price paid for such assets (to the extent not evidenced by any of the foregoing other documents), save where such Aircraft is to be acquired by Avolon or any of its Affiliates directly from the Aircraft manufacturer, in which case there shall be no requirement to supply an invoice, a purchase agreement or any other document evidencing the purchase price.

“Aircraft Asset Expenses” has the meaning set forth in the Servicing Agreement; provided that when such term is used in the Flow of Funds, Aircraft Asset Expenses shall not be deemed to include expenses that have been paid with funds withdrawn from the Maintenance Reserves Account or the Security Deposit Account.

“Aircraft Assets” means one or more Aircraft, together with the related assets with respect thereto as to which any Borrower Group Member holds, or should hold, title pursuant to the terms of any Transaction Document, including, without limitation, the Leases with respect to such Aircraft (and the Related Security with respect thereto) and any related Security Deposits, Maintenance Reserves or other cash reserves paid by the related Lessees to the relevant Borrower Group Member.

“Aircraft Owning Entity” means a Borrower Group Member that is (i) an entity with Organizational Documents and Operating Documents substantially in the form of the Organizational Documents and Operating Documents of Avolon Aerospace AOE 1 Limited or in such other form as shall be reasonably satisfactory to the Administrative Agent, (ii) identified on Schedule II hereto, as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time, (iii) the sole legal owner (including, without limitation, an Owner Trust but excluding an Owner Participant) of the Aircraft listed to the right of such Person’s name on such Schedule II hereto (as such schedule is required, pursuant to the terms hereof, to be amended, restated or otherwise modified from time to time), (iv) a Person in which the Borrower owns, whether directly or indirectly, all of the Equity Interests and (v) either (A) incorporated as an exempted company under the laws of the Cayman Islands or another jurisdiction satisfactory to the Administrative Agent and the Class A Lenders, with a center of administration and principal place of business in Ireland, (B) incorporated in Ireland with a center of administration and principal place of business in Ireland, (C) an Owner Trust formed as a Connecticut statutory trust, the Owner Participant with respect to which complies with the foregoing clauses (i), (ii), (iv) and (v)(A) or (v)(B), or (D) an Owner Trust formed as a Utah owner trust, the Owner Participant with respect to which complies with the foregoing clauses (i), (ii), (iv) and (v)(A) or (v)(B) (for the sake of clarity, the parties hereto hereby confirm that any newly-formed Aircraft Owning Entity not incorporated as an exempted company under the laws of the Cayman Islands, Ireland or other jurisdiction satisfactory to the Administrative Agent and the Class A Lenders shall be formed as a Connecticut statutory trust or a Utah owner trust).

“Allocable Advance Amount” means, with respect to any Aircraft and as of any date of determination, an amount equal to the Outstanding Class A Principal Amount as of such date of determination allocable to such Aircraft, together with (x) the accrued and unpaid Yield on the Class A Advances allocable to such Aircraft as of such date of determination and (y) any breakage cost amounts required by Section 6.4 resulting from any prepayment pursuant to Section 4.2(c) or Section 10.8 hereof; provided that, there shall be no breakage costs for prepayments occurring on any Payment Date. For purposes of determining the Allocable Advance Amount with respect to each Aircraft, the Overconcentration Amount, if any, shall be applied to each applicable Aircraft giving rise to such Overconcentration Amount (as determined pursuant to the definition of “Overconcentration Amount”) on a pro rata basis based on the Applicable Initial Book Value of each such applicable Aircraft giving rise to such Overconcentration Amount as a percentage of the aggregate Applicable Initial Book Value of all of such applicable Aircraft giving rise to such Overconcentration Amount.

“Alternate Base Rate” means, as of any date of determination, a fluctuating rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) the weighted average rate, by Non-Conduit Lender Commitment, of the corporate base rates, if any, established by each of the Reference Banks as of such date of determination, as communicated by the Reference Banks to the Administrative Agent and the Funding Agents (such rate, in each case, not necessarily being the lowest or best rate charged by such Reference Bank) and (b) the Federal Funds Rate most recently determined by the Primary Funding Agent plus 0.50% per annum.

“Amendment and Restatement Fee” has the meaning set forth in the Fee Letter.

“American Airlines” means American Airlines, Inc., or a successor by merger.

“Amortization Period” means the period beginning on and including the Class A Commitment Termination Date and ending on but excluding the Stated Maturity Date.

“Anti-Terrorism Laws” has the meaning set forth in Section 9.21.

“AOE/AI Account” has the meaning set forth in Section 17.20(c).

“AOE/AI General Account” has the meaning set forth in Section 17.20(c).

“AOE/AI Maintenance Account” has the meaning set forth in Section 17.20(c).

“Applicable Amortization Value” means, with respect to an Aircraft, the applicable number of months under the heading “Value A” or “Value B” as set forth on, and as determined in accordance with, Appendix 4 hereto, based on the Aircraft Age (as such term is defined in Appendix 4 hereto) on the applicable Funding Date with respect to such Aircraft.

“Applicable Base Value Percentage” means, with respect to an Aircraft, the percentage set forth on Appendix 3 hereto under the heading “Applicable Base Value Percentage” applicable to the Permitted Aircraft Type related to such Aircraft.

“Applicable Carrier” means, as of any date, with respect to any Aircraft, the Eligible Carrier that is leasing such Aircraft from the applicable Aircraft Owning Entity or an Applicable Intermediary on such date.

“Applicable Class A Margin” has the meaning set forth in the Fee Letter.

“Applicable Current Market Value Percentage” with respect to an Aircraft, the percentage set forth on Appendix 3 hereto under the heading “Applicable Current Market Value Percentage” applicable to the Permitted Aircraft Type related to such Aircraft.

“Applicable Foreign Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Entity of any jurisdiction not included in the United States, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft. For the avoidance of doubt, if the Aircraft is registered in one jurisdiction but the Lessee is domiciled in another, Applicable Foreign Aviation Law in such case shall mean the law of each such jurisdiction.

“Applicable Foreign Government Entity” means, with respect to any Aircraft, any Government Entity that administers an Applicable Foreign Aviation Law.

“Applicable Initial Appraised Base Value” means, with respect to any individual Aircraft, the average of the Base Values of such Aircraft set forth in its Initial Base Value Appraisals delivered pursuant to Section 7.2A(e)(xiv); provided that, for the purposes of calculating Applicable Initial Appraised Base Value in each case, the higher of the two Base Values used for such calculation shall be capped at an amount not to exceed 110% of the lower of such two Base Values.

“Applicable Initial Appraised Current Market Value” means, with respect to any individual Aircraft, the average of the Current Market Values of such Aircraft set forth in its Initial Current Market Value Appraisals delivered pursuant to Section 7.2A(e)(xiv); provided that, for the purposes of calculating Applicable Initial Appraised Current Market Value in each case, the higher of the two Current Market Values used for such calculation shall be capped at an amount not to exceed 110% of the lower of such two Current Market Values.

“Applicable Initial Book Value” means, with respect to any individual Aircraft, the Book Value of such Aircraft as of the date on which the initial Class A Advance with respect to such Aircraft was made hereunder.

“Applicable Intermediary” means a Person that (i) has leased an Aircraft from the applicable Aircraft Owning Entity or Owner Trustee, and has subleased such Aircraft to an Applicable Carrier, (ii) is an entity with Organizational Documents and Operating Documents which contain limitations on purpose and other bankruptcy remoteness provisions satisfactory to the Administrative Agent, (iii) is a Person in which the Borrower owns, whether directly or indirectly, all of the Equity Interests and (iv) is incorporated or organized under the laws of, and domiciled in, an Approved Country or another jurisdiction approved by the Class A Requisite Lenders.

“Applicable Reappraised Base Value” means, with respect to any individual Aircraft, the average of the Base Values of such Aircraft set forth in its most recent Base Value Reappraisals delivered pursuant to Section 10.33 (provided that, for the purposes of calculating Applicable Reappraised Base Value in each case, the higher of the two Base Values used for such calculation shall be capped at an amount not to exceed 110% of the lower of such two Base Values), together with the amount of cash held in the Maintenance Reserves Account allocable to such Aircraft on the date of such Base Value Reappraisal.

“Applicable Reappraised Current Market Value” means, with respect to any individual Aircraft, the average of the Current Market Values of such Aircraft set forth in its most recent Current Market Value Reappraisals delivered pursuant to Section 10.33 (provided that, for the purposes of calculating Applicable Reappraised Current Market Value in each case, the higher of the two Current Market Values used for such calculation shall be capped at an amount not to exceed 110% of the lower of such two Current Market Values), together with the amount of cash held in the Maintenance Reserves Account allocable to such Aircraft on the date of such Current Market Value Reappraisal.

“Approved Appraiser” means each of Ascend Worldwide Ltd. and Avitas, Inc.

“Approved Country” means a country set forth on Schedule IV attached hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of Section 17.2 hereof), it being understood, however, that no country which is a Prohibited Country shall be an Approved Country for the purposes of this Agreement or any other Credit Document.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Class A Lender and an assignee of such Class A Lender, and, if the assignee thereunder is not an Eligible Assignee and such assignment and assumption agreement is executed prior to the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, acknowledged and agreed to by the Borrower, substantially in the form of Exhibit C hereto.

“Available Collections” means, in respect of any Payment Date, all Collections on deposit in the Collection Account as of the last day of the calendar month preceding such Payment Date; provided that, with respect to Leases with rental payments payable by the Lessee less frequently than monthly that are deposited therein during such calendar month, a pro rata portion (based on the frequency of payment in months) of such rental payments that have been so received and are held in the Collection Account will be treated as Available Collections received during that and each succeeding calendar month remaining in the then-current payment period for such Lease, and in each case applied on the related Payment Date pursuant to the Flow of Funds, with the balance not so applied on a Payment Date being retained in the Collection Account for pro rata application on future monthly Payment Dates relating to such then-current payment period as aforesaid.

“Avolon” has the meaning set forth in the Preamble.

“Avolon-Borrower Purchase Agreement” means the Purchase Agreement, substantially in the form of Exhibit M hereto, dated September 23, 2010, by and among the Borrower, Avolon and other vendors, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Avolon Group” means Avolon and its consolidated Subsidiaries.

“Avolon Sub Loans” means any subordinated loans from Avolon or its Affiliates to the Borrower pursuant to and evidenced by documentation in the form approved in writing by the Administrative Agent and each of the Class A Lenders prior to the Initial Advance Date or in such other form and substance satisfactory to the Administrative Agent and each of the Class A Lenders, the principal of and interest on which are repayable on a subordinated basis to the Borrower’s obligations to the Class A Lenders, pursuant to the Flow of Funds.

“AWG” has the meaning set forth in Section 10.47.

“AWV” has the meaning set forth in Section 10.47.

“Base Value” means, with respect to any Aircraft and the definitions of Initial Base Value Appraisal and Base Value Reappraisal used herein, the base value of such Aircraft determined based on an Approved Appraiser’s opinion of the underlying economic value in Dollars of such Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”, founded in the historical trend of values and in the projection of future value trends and presuming an arm’s length, cash transaction between willing, able and knowledgeable parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

“Base Value Reappraisal” means, with respect to any individual Aircraft, an appraisal of the Base Value (adjusted for actual maintenance status, not a half-life appraisal; provided that, such Base Value Reappraisal shall include a half-life appraisal, solely for informational purposes and not to be used in any calculation hereunder) of such Aircraft from an Approved Appraiser delivered pursuant to Section 10.33 hereof.

“BNYM Fee Schedule” means that certain Fee Schedule for Avolon (Warehouse 1) Limited for Collateral Agent and Account Bank Services, dated as of May 26, 2010 and executed by the Borrower and The Bank of New York Mellon.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers (or directors, as the case may be) or managing member of such Person, if any, (iii) in the case of any limited partnership with a corporate general partner, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Book Value” means, with respect to an Aircraft, (a) if such Aircraft or the related Aircraft Owning Entity was purchased by Avolon not earlier than 30 days prior to its related Initial Advance Date or Additional Class A Advance Date, as applicable, an amount in Dollars equal to the cash purchase price of such Aircraft (or related Aircraft Owning Entity), which, if such Aircraft is acquired pursuant to a direct manufacturer purchase order by Avolon or any of its Affiliates, shall include all amounts payable to the airframe and engine manufacturers and any other equipment suppliers in relation to the purchase of such Aircraft, or (b) if such Aircraft or Aircraft Owning Entity was purchased by Avolon more than 30 days prior to its related Initial Advance Date or Additional Class A Advance Date, as applicable, an amount in Dollars equal to the net book value for such Aircraft as such value would be carried on the records of Avolon Group, consistent with IFRS, at the time of the related Initial Advance Date or Additional Class A Advance Date, as applicable.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Acquisition” has the meaning set forth in Section 10.30(a).

“Borrower Acquisition Documents” means, in respect of any Funded Aircraft, the documents executed in connection with a Borrower Acquisition thereof, including without limitation, any related Aircraft Acquisition Document and the Avolon-Borrower Purchase Agreement.

“Borrower Expenses” means, for purposes of the use of such term in the Flow of Funds, Aircraft Asset Expenses, Operating Expenses and Related Expenses; provided that, Borrower Expenses as used in the Flow of Funds shall not include (a) Borrower Income Tax Expenses (to the extent a separate allocation is provided therefor in the Flow of Funds), (b) expenses that have been or are properly payable or reimbursable with funds withdrawn from the Maintenance Reserves Account or the Security Deposit Account, or with the application of funds received from an insurance payment or other third party payment relating to an Event of Loss or other casualty or condemnation, or (c) any costs, fees or expenses incurred in connection with the procurement of any Initial Base Value Appraisal or Initial Current Market Value Appraisal (it being agreed that Borrower Expenses may include costs, fees or expenses incurred in connection with the procurement of any Base Value Reappraisal or Current Market Value Reappraisal).

“Borrower Funding Account” means an account (with an account number to be specified in Schedule VI hereto) in the name of the Borrower and maintained with the Account Bank.

“Borrower Group” means Borrower and its consolidated Subsidiaries.

“Borrower Group Member” means the Borrower or a Borrower Subsidiary.

“Borrower Income Tax Expenses” means, for purposes of the use of such term in the Flow of Funds, Taxes based upon, attributable to or otherwise determinable by relation to income or net income of the Borrower or any Borrower Group Member.

“Borrower Subsidiary” means any direct or indirect Subsidiary of the Borrower, each of which shall have Organizational Documents which shall contain limitations on purpose and other bankruptcy remoteness provisions satisfactory to the Administrative Agent, including, without limitation, any Aircraft Owning Entity, any Owner Participant, any Owner Trust and any Applicable Intermediary.

“Borrower’s Portfolio” means, when used with respect to Aircraft, all Aircraft then Owned directly or indirectly by any Borrower Group Member or Owner Trust.

“Business Day” means any day on which commercial banks in New York, New York, Dublin, Ireland, Frankfurt, Germany, London, England, Singapore, Singapore and Paris, France, are not required or authorized to be closed, and in the case of the use of such term in connection with Class A Advances bearing or to bear interest based on the Eurodollar Rate, on which dealings are carried on in the London interbank Eurodollar market.

“Cape Town Convention” means, collectively, the official English language texts of the Convention on International Interests in Mobile Equipment and the protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001, at a diplomatic conference in Cape Town, South Africa.

“Cape Town Law” mean the Cayman Islands Cape Town Convention Law, 2009, which provides for the constitution and recognition in the Cayman Islands of an international interest in aircraft objects and associated rights and for the recognition of the registration system operated by the International Registry under the Cape Town Convention

“Cayman Islands Share Charge” means each Charge over Shares granted or to be granted by the applicable Borrower Group Member in favor of the Collateral Agent relating to each of its Cayman Islands incorporated Subsidiaries, each in the form attached hereto as Exhibit P-1.

“Change of Control” means that at any time (i) Avolon shall own less than 100% of all classes of equity of the Borrower or (ii) the Borrower shall own less than 100% of all classes of equity of each Aircraft Owning Entity, or, in the case of an Aircraft Owning Entity that is an Owner Trust, 100% of all classes of equity of the related Owner Participant (other than an Aircraft Owning Entity, or, as applicable, Owner Participant, that is sold or otherwise disposed of pursuant to Section 10.8 hereof).

“Chattel Paper Original” means, when used in the provisions of Article VII in connection with delivery requirements and in related provisions in Article X (or in the Security Trust Agreement), that the applicable original Lease and any related lease amendment, supplement or novation shall have been designated the sole original copy thereof by the applicable Lessor (1) adding substantially the following language to the cover page of such Lease or other document: “To the extent, if any, that this Lease Agreement or amendment, supplement or novation, as applicable constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), this copy shall constitute the sole original thereof and no security interest in this Lease Agreement or amendment, supplement or novation, as applicable may be created through the transfer or possession of any counterpart other than this counterpart”; and (2) marking each other original executed counterpart of such Lease Agreement or amendment, supplement or novation with the words “DUPLICATE ORIGINAL.”

“Cinven Investor” has the meaning set forth in Schedule X attached hereto.

“Class A Advances” has the meaning set forth in Section 2.1(d).

“Class A Advances Limit” means $472,500,000 or such other amount increased in accordance with Sections 15.1 and 17.2, up to $550,000,000.

“Class A Borrowing Base” means, with respect to any Eligible Aircraft and as of any date of determination, the lower of (a) the product of (i) the Applicable Base Value Percentage with respect to such Aircraft and (ii) the sum of (A) the Adjusted Initial Appraised Base Value (or, if a Base Value Reappraisal has been procured by the Borrower pursuant to Section 10.33 and if the Adjusted Reappraised Base Value is lower than the Adjusted Initial Appraised Base Value, the Adjusted Reappraised Base Value) with respect to such Aircraft minus (B) the Overconcentration Amount (if any) applicable to such Aircraft and as of such date of determination; and (b) the product of (i) the Applicable Current Market Value Percentage with respect to such Aircraft and (ii) the sum of (A) the Adjusted Initial Appraised Market Value (or, if a Current Market Value Reappraisal has been procured by the Borrower pursuant to Section 10.33 and if the Adjusted Reappraised Market Value is lower than the Adjusted Initial Appraised Market Value, the Adjusted Reappraised Market Value) with respect to such Aircraft minus (B) the Overconcentration Amount (if any) with respect to such Aircraft and as of such date of determination. For purposes of determining the Class A Borrowing Base of any Eligible Aircraft, the Overconcentration Amount, if any, shall be applied to each applicable Eligible Aircraft giving rise to such Overconcentration Amount (as determined pursuant to the definition of “Overconcentration Amount”) on a pro rata basis based on the Applicable Initial Book Value of each such applicable Aircraft giving rise to such Overconcentration Amount as a percentage of the aggregate Applicable Initial Book Value of all of such applicable Aircraft giving rise to such Overconcentration Amount.

“Class A Borrowing Base Deficiency” means, as of any date of determination, the amount by which the Outstanding Class A Principal Amount as of such date of determination exceeds the aggregate Class A Borrowing Base of all Eligible Aircraft in the Borrower’s Portfolio as of such date of determination.

“Class A Commitment Fee” has the meaning set forth in the Fee Letter.

“Class A Commitment Termination Date” means January 31, 2017; or, if earlier, the Facility Termination Date.

“Class A Funding Agent” means the Primary Funding Agent and each Other Funding Agent of an Other Funding Group funding Class A Advances hereunder.

“Class A Funding Group” means the Primary Funding Group and each Other Funding Group funding Class A Advances hereunder.

“Class A Funding Group Limit” means the sum of the Primary Funding Group Limit and each Other Funding Group Limit of each Other Funding Group funding Class A Advances.

“Class A Lenders” has the meaning set forth in the Preamble.

“Class A Requisite Lenders” means, at any time, Class A Lenders which have advanced more than 70% of the Outstanding Class A Principal Amount (or, if no Class A Advances are outstanding at such time, have commitments hereunder to make Class A Advances representing by principal amount more than 70% of all commitments hereunder to make Class A Advances), and for purposes of, and in relation to, Section 10.47, the Class A Lenders and the Outstanding Class A Principal Amount (or the aggregate Non-Conduit Lender Commitment) shall not include any German Class A Lender or its outstanding borrowed amount or commitment amount.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” has the meaning set forth in the Security Trust Agreement.

“Collateral Agent” means, for purposes of this Agreement and the other Transaction Documents and any related agreements or instruments, The Bank of New York Mellon, a New York banking corporation, in its capacity as collateral agent under the Security Trust Agreement and each other Credit Document to which it is a party, together with its permitted successors, assigns and replacements.

“Collection Account” means an account (with an account number to specified in Schedule VI hereto) in the name of the Borrower and maintained with the Account Bank.

“Collections” means (i) any and all rent or lease payments, fees, and other income or payments in respect of any and all Funded Aircraft due or collected under the Leases of such Aircraft excluding Maintenance Reserve payments and Security Deposit payments made by the applicable Lessees, (ii) any and all proceeds from the sale, transfer, assignment or other disposition of any Funded Aircraft or any Aircraft Owning Entity by the Borrower, (iii) the portion of Security Deposits applied against rent or lease payments, (iv) any and all payments received by the Borrower as indemnification payments in respect of (A) any Aircraft Assets or (B) any Aircraft Owning Entity, Owner Participant or other Borrower Subsidiary, pursuant to the Avolon-Borrower Purchase Agreement, an Aircraft Acquisition Document or otherwise, (v) any proceeds from any guarantees, letters of credit or similar arrangements related to any and all Leases with respect to any and all Aircraft supporting the obligations described in clauses (i) through (iv) above, (vi) payments received by the Borrower under any Hedge Agreement, (vii) the amount of any Servicer Advances funded by the Servicer into the Collection Account, and (viii) any proceeds from any insurance with respect to any and all Aircraft; provided that, Collections shall not include any Excluded Payments.

“Commitment Period” means the period commencing on the Original Closing Date and ending on the Class A Commitment Termination Date.

“Communications” has the meaning set forth in Section 17.3(c).

“Conduit Lender” means any Other Conduit.

“Consultation Period” has the meaning set forth in Section 10.1A.

“Contingent Policy” means (i) the insurance policy provided for the benefit of the Borrower, among others, in the form provided and certified as a true and correct copy by the Borrower to the Administrative Agent and the Class A Lenders for review prior to the Initial Advance Date and which the Administrative Agent and each of the Class A Lenders (acting reasonably) shall have approved in writing, with such amendments, addendums, endorsements, extensions or replacements as may have been entered into consistent with the provisions of Section 10.34 hereof, but only so long as no adverse change shall occur to the financial condition or rating (as given by any recognized insurance company rating agency) of the insurer thereunder, or (ii) one or more aviation hull, liability and/or other insurance policies in replacement of the foregoing as the Administrative Agent and each of the Class A Lenders shall have approved in writing.

“Contingent Liabilities” means, with respect to any Person, (a) any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person (the amount of obligation under any Contingent Liabilities shall be deemed to be the maximum outstanding amount of the debt, obligation or other liability guaranteed) and/or (b) liabilities that are contingent in nature which would be included as liabilities on the face of the balance sheet of such Person in accordance with IFRS.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting shares or securities, by contract or otherwise, and the terms “Controlling” and “Controlled” and “Controlled by” shall have meanings correlative thereto.

“Country/Continent Aircraft Limit” means the number set forth opposite the applicable country, country category or continent set forth in the table on Appendix 1 hereto.

“Credit Documents” means this Agreement, any Notes, the Fee Letter, the Administrative Agent Fee Letter, the Structuring Fee Letter, each Syndication Fee Letter, the Avolon-Borrower Purchase Agreement, the Deed of Tax Indemnity, the Servicing Agreement, the Security Trust Agreement, the Parent Guarantee, the Irish VAT Refund Account Pledge, each Mortgage, the Pledge of Borrower Equity, the other Cayman Islands Share Charges, the Irish Charges, the Expenses Apportionment Agreement, and any Hedge Agreement.

“Credit Parties” has the meaning set forth in Section 17.4.

“Criteria” has the meaning set forth in Section 10.1A.

“Current Market Value” means, with respect to an Aircraft and in connection with the definitions of Initial Current Market Value Appraisal and Current Market Value Reappraisal, the amount, expressed in Dollars, that may reasonably be expected to be paid for such Aircraft in an arm’s length, single sale transaction conducted in an orderly manner over a period of up to 12 months with such Aircraft being free of any lease or onerous restrictions with respect to ownership and title documentation exchanged between a willing buyer and a willing seller with equity to both, and both fully aware of all relevant, reasonably ascertainable facts and reflecting recent market activity and known transaction data involving the subject aircraft type and other data including (a) the appraiser’s perception of value based on (i) operator announcements concerning fleet plans regarding new additions and fleet rollovers, (ii) changes in the manufacturer’s outlook for the subject aircraft type, (iii) changes in the regulatory environment, and (iv) other factors affecting the transportation sector and (b) the macroeconomic conditions existing at the time of the appraisal.

“Current Market Value Reappraisal” means with respect to any individual Aircraft, an appraisal of the Current Market Value (adjusted for actual maintenance status, not a half-life appraisal; provided that, such Current Market Value Reappraisal shall include a half-life appraisal, solely for informational purposes and not to be used in any calculation hereunder) of such Aircraft from an Approved Appraiser delivered pursuant to Section 10.33 hereof.

“CVC Investor” has the meaning set forth in Schedule X attached hereto.

“DBTCA” has the meaning set forth in the Preamble.

“Deed of Tax Indemnity” means the Deed, dated September 23, 2010, substantially in the form of Exhibit F hereto, between Avolon and the Borrower, relating to the Avolon-Borrower Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Default” means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

“Default Rate” means, with respect to any Class A Advance (or portion thereof) on any date of determination, a rate per annum equal to the Lender Rate that would otherwise be in effect with respect to such Class A Advance as of such date of determination plus 2.0%.

“Determination Date” means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

“Disposition” means a sale or disposition of any Funded Aircraft by the Aircraft Owning Entity that owns it or the sale or disposition of any Aircraft Owning Entity by the Borrower, whether in connection with an ABS Transaction or otherwise.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“E190” means an Embraer model ERJ190 aircraft.

“easyJet” means EasyJet Airline Company Limited.

“Early Amortization Event” means any of the following events:

(a) Any event shall have occurred having, or the Borrower shall otherwise be subject to, a Material Adverse Effect with respect to the Borrower;

(b) the occurrence of a Servicer Termination Event that has not been waived in writing in compliance with the terms of Section 17.2 hereof; or

(c) any Class A Borrowing Base Deficiency shall not have been paid in full to the Class A Funding Agents on any Payment Date.

“Effectively Bonded” means, when such term is used in connection with a judgment or order for the payment of money, that (A) (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order, or (B) cash collateral has been posted, in a manner reasonably satisfactory to the Administrative Agent, in an amount sufficient to discharge the applicable judgment or Lien.

“Eligible Aircraft” means any Aircraft that satisfies each of the following requirements, unless all of the Class A Lenders otherwise agree in writing:

(a) (i) such Aircraft is Owned or, after giving effect to the applicable Class A Advance and concurrent sale of such Aircraft or the related Aircraft Owning Entity under the Avolon-Borrower Purchase Agreement, will be Owned, by an Aircraft Owning Entity, which Aircraft Owning Entity Owns no other Aircraft, (ii) such Ownership is free and clear of any Adverse Claim, and (iii) 100% of the Equity Interest with respect to the Aircraft Owning Entity that owns such Aircraft (immediately after giving effect to the related purchase by the Borrower under the Avolon-Borrower Purchase Agreement) is owned, directly or indirectly, by the Borrower free and clear of any Adverse Claim;

(b) such Aircraft is of one of the Permitted Aircraft Types and is configured for the carrying of passengers and not cargo;

(c) such Aircraft (i) if under Lease, is the subject of an Eligible Lease to an Eligible Carrier by an Aircraft Owning Entity or an Applicable Intermediary, and if applicable, an Eligible Lease by an Aircraft Owning Entity to an Applicable Intermediary or (ii) if not the subject of an Eligible Lease or Eligible Leases, as applicable, is being (or, after acquisition of such Aircraft by a Borrower Group Member, will be) serviced and managed, including as to efforts to currently, or eventually after completion of any applicable maintenance and/or improvements, market such Aircraft for placement under an Eligible Lease, in each case in accordance with the requirements of the Servicing Agreement;

(d) such Aircraft is covered by (A) if such Aircraft is the subject of an effective Lease, all of the insurance required to be provided by the Lessee thereof described on Annex 1 to the Servicing Agreement or (B) if such Aircraft is not the subject of an effective Lease, or the Lessee with respect to such Aircraft has failed to maintain the insurance described on Annex 1 to the Servicing Agreement with respect to such Aircraft (provided that, the Servicer is taking all actions necessary under the Servicer Standard of Performance in connection with such lessee’s failure to obtain such insurance), the Contingent Policy; and the Administrative Agent has received with respect to such Aircraft, certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent, evidencing all such insurance, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment;

(e) (i) the Aircraft Owning Entity (other than any Owner Trust) and, if applicable, the Owner Participant with respect to such Aircraft is incorporated as an exempted company under the laws of the Cayman Islands, Ireland or another jurisdiction satisfactory to the Administrative Agent and the Class A Lenders, with a center of administration and principal place of business in Ireland, (ii) the Applicable Intermediary with respect to such Aircraft is organized or incorporated under the laws of, and domiciled in, an Approved Country, and (iii) such Aircraft is registered in an Approved Country;

(f) the Collateral Agent (on behalf of the Administrative Agent, the Funding Agents and the Class A Lenders) has (x) a duly perfected Mortgage, subject in priority to no Liens other than Priority Permitted Liens, over such Aircraft pursuant to a Mortgage, the International Interest constituted by which is registered at the International Registry and (y) a duly perfected security interest (to the extent such concept is recognized under applicable law), subject in priority to no Liens other than Priority Permitted Liens, on (i) (to the extent such security interest may be perfected without the filing of a mortgage or security agreement in the country in which a Lessee related to an Aircraft is organized or domiciled (or, if different, where the Aircraft is registered), other than the United States if applicable) the Lease relating to such Aircraft, as applicable, (ii) the Maintenance Reserves and Security Deposits relating to such Aircraft and (iii) the Equity Interests of the Aircraft Owning Entity which Owns such Aircraft and, if applicable, the Owner Participant with respect to such Aircraft;

(g) the Administrative Agent has received each of (i) an Initial Base Value Appraisal from two Approved Appraisers (or, subject to the other provisions hereof, from one Approved Appraiser) and (ii) an Initial Current Market Value Appraisal from two Approved Appraisers (or, subject to the other provisions hereof, from one Approved Appraiser), and, to the extent required by Section 10.33 hereof, each Base Value Reappraisal and each Current Market Value Reappraisal required by Section 10.33, with respect to such Aircraft;

(h) no Event of Loss has occurred with respect to such Aircraft; provided that, if such Aircraft is insured under all insurance policies required to be maintained pursuant to the Servicing Agreement and each of the insurers providing such required insurance policies is not subject to any Event of Bankruptcy, then such Aircraft shall not cease to be an Eligible Aircraft solely as a result of such Event of Loss until the earlier of (i) the date that is 90 days after such Event of Loss, (ii) the date after such Event of Loss on which such Aircraft ceases to be insured under all insurance policies required to be maintained pursuant to the Servicing Agreement, (iii) the date after such Event of Loss that any insurer providing the required insurance with respect to such Aircraft is subject to any Event of Bankruptcy, and (iv) the date on which any insurer providing the required insurance policies with respect to such Aircraft notifies any Borrower Group Member of its intention to contest any claim with respect to such Event of Loss;

(i) the manufacture completion date of such Aircraft is not more than four (4) years prior to the date on which such Aircraft becomes a Funded Aircraft; and

(j) if such Aircraft is an A319-100, (i) such Aircraft is on lease to American Airlines or easyJet (or such other airline as may be agreed by the Class A Lenders from time to time) pursuant to a Lease that has at least a ten year remaining term at the time such Aircraft became a Funded Aircraft and (ii) such Aircraft became a Funded Aircraft prior to December 31, 2014;

provided that:

(A) no Aircraft which becomes an Off-Lease Aircraft shall be considered an Eligible Aircraft for the purposes of this Agreement or any other Credit Document, if such Aircraft becoming an Off-Lease Aircraft shall result in more than three Funded Aircraft being Off-Lease Aircraft; provided that, if more than one Aircraft becomes an Off-Lease Aircraft simultaneously, resulting in more than three Funded Aircraft being Off-Lease Aircraft, the Servicer shall determine, acting reasonably and after consultation with the Administrative Agent and the Class A Lenders (and shall notify the Administrative Agent and each of the Class A Lenders of such determination), which of such Aircraft that became an Off-Lease Aircraft simultaneously shall be excluded as an Eligible Aircraft in order to meet the requirements of this clause (A);

(B) no Aircraft shall be considered an Eligible Aircraft for the purposes of this Agreement or any other Credit Document if: (1) it is the fifth (or greater) Aircraft leased at any one time to any single air carrier and/or its Affiliates; (2) it is the seventh (or greater) Aircraft leased at any one time to any two air carriers and/or their respective Affiliates; (3) it is the ninth (or greater) Aircraft leased at any one time to any three air carriers and/or their respective Affiliates; or (4) it is the fourth (or greater) Aircraft leased at any one time by any single Borrower Subsidiary from any other Borrower Subsidiary;

(C) no Aircraft shall be considered an Eligible Aircraft for the purposes of this Agreement or any other Credit Document if it is the second (or greater) Aircraft leased at any one time to any single air carrier (together with its Affiliates) that is not a Pre-Approved Carrier; provided that, at the option of the Borrower, one Aircraft (selected by the Borrower) shall be considered an Eligible Aircraft for the purposes of this Agreement and any other Credit Document even though it is the second (or greater) Aircraft leased at any one time to any single air carrier (together with its Affiliates) that is not a Pre-Approved Carrier;

(D) no Aircraft shall be considered an Eligible Aircraft for the purpose of this Agreement or any other Credit Document if the inclusion of such Aircraft as an Eligible Aircraft would mean that the number of Eligible Aircraft leased at any one time to air carriers domiciled in any Lessee Country/Continent (together with the Affiliates of each such air carrier) would exceed the Country/Continent Aircraft Limit with respect to such Lessee Country/Continent;

(E) no Aircraft shall be considered an Eligible Aircraft for the purposes of this Agreement or any other Credit Document if it is the fifth (or greater) Aircraft leased at any one time to air carriers that are not Pre-Approved Carriers;

(F) no Aircraft shall be considered an Eligible Aircraft for the purposes of this Agreement or any other Credit Document if it is the third (or greater) Aircraft leased at any one time to Alitalia (together with its Affiliates); and

(G) the references to Aircraft being leased to an “air carrier” or “air carriers” in provisos (B) through (F) immediately above shall apply solely to the air carrier that is leasing an Aircraft from a Borrower Subsidiary (or an Owner Trust of which a Borrower Subsidiary is the Owner Participant) and not any sublessee of such air carrier.

“Eligible Assignee” means a Person which, at the time of the applicable Assignment and Assumption or participation, is not listed on Schedule V hereto as a competitor of Avolon, or as to which the Borrower has otherwise consented to such specific competitor entity becoming a Participant or Class A Lender, as applicable, and shall, in any event, include any Pre-Approved Assignee.

“Eligible Carrier” means any air carrier which satisfies the following requirements, unless the Class A Requisite Lenders otherwise agree in writing:

(a) that is duly licensed to carry passengers in the ordinary course (as such may be contemplated under the Lease related to the applicable Aircraft) under all Requirements of Law, whether foreign or domestic,

(b) that is organized or incorporated under the laws of, and domiciled in, an Approved Country;

(c) that is not a Government Entity, whether civil or military (not including, for the avoidance of doubt, an airline whose capital stock is wholly or majority-owned by a Government Entity);

(d) that is organized or incorporated under the laws of, or domiciled in, a country or jurisdiction whose laws provide for (x) the recognition of the rights of the relevant Aircraft Owning Entity (and any relevant Applicable Intermediary), as owner and lessor of such Aircraft, and (y) the entitlement or ability of such Aircraft Owning Entity (and any relevant Applicable Intermediary) to recover possession of such Aircraft in accordance with the terms of such Lease; and

(e) that, on the date that the Aircraft becomes a Funded Aircraft within the Borrower’s Portfolio under Lease to such air carrier or, if later, on the date that the Lease of the Aircraft to such air carrier commences, has had no continuing Event of Bankruptcy occur with respect to such air carrier.

“Eligible Carrier Guaranty” means a guaranty in form and substance reasonably satisfactory to the Servicer, acting with reasonable care and diligence in accordance with Leasing Company Practice, which, among other things: (i) provides a guarantee of payment and performance, not collection, and the obligations of the guarantor thereunder are independent of the obligations of the Eligible Carrier whose obligations are being guaranteed, (ii) is expressed to be absolute, irrevocable and unconditional and with an express waiver of defences provided by the guarantor thereunder, including, without limitation, defences based on (a) any other agreements or amendments or modifications to the underlying Lease documents which set out the obligations guaranteed pursuant to such guaranty, and (b) settlements, compromises or subordination of any guaranteed obligations, or other circumstances of any nature whatsoever, (iii) is expressed to be payable within five (5) Business Days or less of demand, (iv) is expressed to be a continuing guarantee that shall remain in full force and effect so long as the related Aircraft on lease to the Eligible Carrier whose obligations are being guaranteed is a Funded

Aircraft, and shall be binding upon the Guarantor and its successors and assigns, (v) does not contain any rights of set-off for the benefit of the guarantor thereunder, (vi) is expressed to be assignable to the Collateral Agent as Collateral and (vii) is governed by New York law or English law, and in respect of which: (i) the Collateral Agent, the Administrative Agent and each of the Class A Lenders shall have received favorable legal opinions (in form and substance satisfactory to the Administrative Agent and the Class A Lenders with respect to, without limitation, the guarantor’s corporate authorizations, the validity and enforceability of such guaranty and the underlying Lease documents that set out the obligations guaranteed pursuant to such guaranty) from legal counsel (reasonably satisfactory to the Servicer, acting in accordance with Leasing Company Practice) in the jurisdiction which the guarantee is expressed to be governed by and the jurisdiction of the guarantor thereunder, (ii) all filings and other requirements, including, without limitation, translations, which are a condition to such guaranty and the guarantee thereunder being valid, binding and enforceable and identified in the legal opinions contemplated in clause (i) immediately above have been fulfilled, and (iii) notice shall have been provided to the Guarantor with respect to the security assignment of such Guaranty to the Collateral Agent and the Guarantor shall have acknowledged such security assignment.

“Eligible Counterparty” means, in respect of any Hedge Agreement with the Borrower, a counterparty that, (i) was an Original Lender or another Person that offered to provide a Hedge Agreement at a lower cost than any such Original Lender and (ii) at the time of execution and delivery of the related Hedge Agreement, (a) has a long term unsecured debt rating of at least “A” from Standard & Poor’s or at least “A2” from Moody’s, or has a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or “P-1” from Moody’s, or (b) has otherwise been approved by the Borrower and the Class A Requisite Lenders.

“Eligible Hedge Agreement” means an ISDA interest rate cap or ISDA currency cap agreement between the Borrower and the Eligible Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which the Borrower will receive payments from, or make payments to, the Eligible Counterparty as provided therein, and which (a) limits recourse by the Eligible Counterparty to the Borrower to distributions in accordance with the Flow of Funds, (b) provides that the counterparty to such Hedge Agreement provide collateral for its obligations upon a downgrade of its credit rating below “A” from Standard & Poor’s or “A2” from Moody’s; provided that, this requirement shall not apply with respect to any counterparty who is also a “Class A Lender” under this Agreement, and (c) is otherwise consistent with the requirements of Section 10.32 hereof.

“Eligible Investments” means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Account Bank, negotiable instruments, or securities represented by instruments in bearer or registered form (registered in the name of the Account Bank or its nominee) which evidence:

(a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States;

(b) insured demand deposits, time deposits or certificates of deposit of any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of the investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $500,000,000;

(c) money market deposit accounts, time deposits or savings deposits, in each case as defined by Regulation D of the Board of Governors of the Federal Reserve System and issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, which institution has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) repurchase obligations with a term of not more than ten Business Days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank of the type described in clause (b) above;

(e) commercial paper having, at the time of the investment or contractual commitment to invest therein, short-term ratings of A-1+/P-1 from Standard & Poor’s and Moody’s, respectively;

(f) investments in no-load money market funds having a rating from each of Standard & Poor’s and Moody’s in its highest investment category (including such funds for which the Account Bank or any of its Affiliates is investment manager or advisor); or

(g) other securities or instruments approved in writing by the Administrative Agent at the direction of, or with the consent of, the Class A Requisite Lenders.

“Eligible Lease” means a fully-executed, valid and enforceable (except as enforceability may be limited by (x) applicable bankruptcy, insolvency, examination, reorganization or other similar law, and (y) general principles of equity) Lease of an Eligible Aircraft between an Aircraft Owning Entity that Owns such Aircraft or any Applicable Intermediary, as Lessor, and an Eligible Carrier, as Lessee, which Lease satisfies each of the following requirements (unless the Class A Requisite Lenders consent in writing):

(a) no prepayment shall have been made under such Lease, and no Lease payment obligation shall have been accelerated other than in connection with a “Lessee Event of Default” or similar event; provided that, it is understood that a scheduled rental payment that is paid at the beginning of a rental period in accordance with the applicable Lease terms is not deemed to be a prepayment;

(b) the Administrative Agent shall have received a Notice and Acknowledgment executed by the Lessee with respect to such Lease;

(c) rent or lease payments under such Lease are payable no less frequently than semiannually;

(d) all monetary obligations of the Lessee pursuant to such Lease are payable solely in Dollars or Euros (and with respect to Leases payable in Euros, subject to the restrictions of Section 10.32(c)), and, in the case of such obligations payable in Euros, a currency hedge agreement in conformance with the Hedging Policy set forth in Exhibit O attached hereto is in effect with respect to payments to be made under such Leases;

(e) the Lessee has delivered to the Lessor formal notice of such Lessee’s acceptance of the relevant Aircraft executed at the time the term of such Lease commenced;

(f) with respect to any Security Deposit or Maintenance Reserve required of the Lessee under the Lease, if the Lease provides for the Lessee to procure a letter of credit in lieu of cash funding of such amounts, any such letter of credit that the Lessee has procured names the Borrower, the applicable Aircraft Owning Entity or the Collateral Agent as beneficiary;

(g) the insurance required to be maintained by the Lessee under the terms of such Lease together with the insurance maintained under the Contingent Policy and any other insurance maintained by a Borrower Group Member shall provide coverages, limits and other terms with respect to the Aircraft that are in every material respect (including, without limitation, dollar amount minimums) the same as, or more favorable to the Administrative Agent and the Class A Lenders than, the applicable provisions of Annex 1 of the Servicing Agreement;

(h) such Lease contains:

(i) provisions requiring the Lessee not to create any Lien in respect of such Aircraft or any part thereof that is owned by the relevant Aircraft Owning Entity, except for Lease-Specific Permitted Liens consistent with Leasing Company Practice;

(ii) provisions prohibiting the Lessee from flying or locating such Aircraft in any country in violation of applicable Requirements of Law or any insurance coverage required to be maintained by the Lessee;

(iii) representations and warranties as to, without limitation, the due execution of such Lease by the Lessee and the validity of the Lessee’s obligations thereunder, due authorization of such Lease and procurement of relevant licenses and permits in connection therewith (or a legal opinion confirming such matters has been delivered to the relevant Lessor on behalf of the Lessee);

(iv) provisions stipulating that the leasing of the Aircraft under such Lease will terminate (or such Lease is capable of being terminated) upon the occurrence of an Event of Loss with respect to such Aircraft (other than with respect to an engine) and the satisfaction of the Lessee’s obligations thereunder, including, without limitation, payment to the Lessor of the Agreed Value of such Aircraft (as such Agreed Value is defined in the applicable Lease);

(v) provisions setting forth the conditions under which the Lessor may terminate the leasing of the Aircraft under such Lease and repossess the relevant Aircraft, at any time after a “Lessee Event of Default” or similar event, and after the expiration of any agreed grace period or remedy period, in each case consistent with Leasing Company Practice;

(vi) provisions prohibiting the assignment by the Lessee of any benefits or obligations under the Lease to any Person, except (A) in the case of a merger, consolidation or transfer of all or substantially all assets by the Lessee; provided that, the successor assumes all of the Lessee’s obligations under the Lease, or (B) otherwise consistent with Leasing Company Practice (provided that, in respect of any assignment under this clause (B) exception that involves an assumption of the existing Lessee’s obligations and a corresponding release of the Lessee therefrom, the assuming lessee must be an Eligible Carrier);

(vii) provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant Aircraft, it takes delivery of such Aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the Lessor in respect of such Aircraft, except as to matters expressly set forth in such Lease;

(viii) provisions stating that payments are to be made by the Lessee without set-off, counterclaim, withholding or any similar reduction, subject to any exceptions that are consistent with Leasing Company Practice;

(ix) provisions requiring the Lessee to maintain the relevant Aircraft in accordance with and pursuant to applicable governmental and regulatory requirements, and consistent with Leasing Company Practice;

(x) provisions permitting the Lessee to sublease such Aircraft either only with the Lessor’s consent or subject to conditions; provided that, in either case, on a subleasing, the following conditions shall be met:

(i) (X) the sublease shall provide that the sublessee may not enter into a further sublease of the Aircraft to a sub-sublessee and (Y) all payment and other obligations of the Lessee under such Lease remain full recourse obligations of the Lessee during the term of such sublease,

(ii) the sublessee must at the inception of such sublease comply with the requirements of the definition of Eligible Carrier,

(iii) the sublessee shall agree that the sublease and the rights of the sublessee thereunder are expressly subject and subordinate to the rights of the Lessor (and the Collateral Agent as security assignee) under the Lease to exercise all rights thereunder of the Lessor including the right to repossess the Aircraft and terminate the sublease in the case of an event of default under the Lease and this provision may not be amended without the written consent of the Lessor and the Collateral Agent),

(iv) the sublease shall not contain terms that are inconsistent with the Lease but may impose additional or more stringent obligations on the sublessee,

(v) the term of the sublease shall not extend beyond the scheduled expiration date of the Lease,

(vi) the Aircraft may be reregistered in the home country of the sublessee only if prior to such reregistration the Lessor shall provide the Collateral Agent and the Class A Lenders a written opinion of counsel in such country with respect to the laws of such country in form and substance satisfactory to each of the Class A Lenders and the Collateral Agent, acting reasonably, subject to customary qualifications and assumptions,

(vii) [Reserved],

(viii) if the aircraft is reregistered in the sublessee’s home country, the Lessor shall comply with the provisions of Section 10.38 hereof in relation to the supply of deregistration documents (provided that, each use of the term “Lessee” in Section 10.38 hereof shall be interpreted to mean “sublessee” for purposes of this subclause),

(ix) prior to the commencement of the term of the sublease the Collateral Agent and Administrative Agent shall have been furnished the documents specified in, or otherwise received evidence of compliance with the provisions of Sections 7.2A(e)(ix), (xii), and (xiii) and Sections 7.2A(f)(v) and (viii) hereof with respect to such sublease,

(x) the Borrower will otherwise comply with the provisions of Section 10.2 with respect to the Aircraft, and

(xi) as soon as reasonably practicable after the same is available and in any event prior to the commencement of the term of such sublease, the Collateral Agent and Administrative Agent shall have received a true and correct copy of such sublease together with evidence of compliance with the terms of this clause (xi) in connection therewith (other than any filings, registrations or other actions that may only be completed after delivery, as to which Section 9.31(b) of this Agreement shall apply);

(xi) provisions prohibiting the Lessee from selling the Aircraft (other than to the extent that the Lessee has acquired title to the Aircraft or any related engine or part pursuant to the terms of the related Lease);

(xii) provisions making the Lessee’s obligation to make rental payments absolute and unconditional under any and all circumstances and regardless of the occurrence of any events, subject to any exceptions that are consistent with Leasing Company Practice;

(xiii) provisions requiring the Lessee to bear the cost of complying with all Lease covenants including those pertaining to operation, insurance, maintenance and return, except that the Lessor may agree in the Lease to a formula for sharing the cost of compliance with airworthiness directives and manufacturer service bulletins, and to other concessions in respect of such costs, in each case consistent with Leasing Company Practice;

(xiv) provisions requiring the Lessee to maintain insurance with respect to the Aircraft, in compliance with the requirements of the Servicing Agreement;

(xv) provisions requiring the Lessee to redeliver the Aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the Lease, specifying the required return condition and any obligation of the Lessee to remedy or compensate the Aircraft Owning Entity that is the Lessor thereunder, directly or indirectly, for any deviations from such return condition, in each case considering the other terms of the relevant Lease and to the extent consistent with Leasing Company Practice; and

(xvi) provisions in accordance with Leasing Company Practice by which the Lessee and each other Obligor under the relevant Lease waives any right of immunity (including sovereign immunity) from legal proceedings to which it or its assets may be entitled;

provided that, “Eligible Lease” also means, individually and collectively, (x) a fully-executed lease by an Aircraft Owning Entity (as Lessor) to an Applicable Intermediary (as Lessee) of an Aircraft, which Lease satisfies each of the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above except that the Lessee is not an Eligible Carrier; (y) a fully-executed sublease by such Applicable Intermediary (as sublessor) to an Eligible Carrier (as sublessee) of such Aircraft, and which sublease satisfies all the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above, except that the sublessor is such Applicable Intermediary and the Eligible Carrier is a sublessee; and (z) a lease between an Aircraft Owning Entity and American Airlines, which is in substantially the same form as (1) the pro forma lease in respect of the Funded Aircraft with Manufacturer’s Serial Number 31161, a copy of which has been received by the Class A Lenders prior to the date of this Agreement; or (2) with respect to A319s and A321s, the pro forma lease agreed between Airbus and American Airlines in respect of certain A319 and A321 aircraft (any such lease referred to in this sub-clause (z)(2), a “A319/A321 Lease”), a copy of which has been received by the Class A Lenders prior to the date of this Agreement; provided that, (i) Avolon agrees to use commercially reasonable efforts to seek consent from American Airlines to address any deviations from the requirements for an “Eligible Lease” set forth in clauses (a) through (h) above that would apply with respect to a lease referred to in this sub-clause (z) if Avolon considers that (A) there is an appropriate opportunity to raise any such points with American Airlines and (B) it is commercially reasonable to do so given the facts and circumstances then applicable (including, without limitation, the likelihood of American Airlines accepting any such changes), (ii) no more than two (2) Funded Aircraft shall be on lease pursuant to a A319/A321 Lease as of any date of determination, and (iii) with respect to a lease referred to in this sub-clause (z), Avolon shall have delivered to the Class A Lenders prior to each related Additional Class A Advance a

“Lessee Consent” either (A) substantially in the form of the pro forma Lessee Consent in connection with the Funded Aircraft with Manufacturer’s Serial Number 31161 (a copy of which has been received by the Class A Lenders prior to the date of this Agreement) or (B) otherwise in form and substance reasonably satisfactory to the Administrative Agent and each of the Class A Lenders.

In addition, if any Lessee of an Aircraft otherwise constituting an Eligible Lease under this definition shall be a Person described in Section 9.21, or to the knowledge of the Servicer or any Borrower Group Member, in violation of any Anti-Terrorism Laws, including the Executive Order and the Patriot Act, such Lease shall cease to be an Eligible Lease due to such status of the Lessee until such violation is cured or the relevant Lease is otherwise terminated.

“Eligible Servicer” means any Person which, at the time of its appointment as Servicer, (i) is servicing a portfolio of aircraft leases, (ii) is legally qualified and has the capacity to service the Aircraft and the Leases, (iii) has demonstrated the ability professionally and competently to service a portfolio of aircraft leases similar to the Leases with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement and the Servicing Agreement or otherwise has available software which is adequate in the judgment of the Administrative Agent and each of the Class A Lenders to perform its duties and responsibilities under this Agreement and the Servicing Agreement and (v) is otherwise satisfactory to the Administrative Agent and each of the Class A Lenders.

“Employee Benefit Plan” means, with respect to any Person, any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of a Person or any of its ERISA Affiliates or is assumed by such Person or any of its ERISA Affiliates in connection with any acquisition or (ii) has at any time been maintained for the employees of such Person or any current or former ERISA Affiliate.

“Embargoed Person” has the meaning set forth in Section 10.36.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“Equity Interest” means, with respect to any Person, all of the issued and outstanding shares, interests or other equivalents of capital stock of such Person, whether voting or non-voting and whether common or preferred, all partnership, joint venture, limited liability company, beneficial interests in a trust (statutory or common law) or other equity interests in or other indicia of ownership of such Person, all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all rights to receive interest, income, dividends, distributions, returns of capital and other amounts of such Person (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property of such Person, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, including all rights to receive amounts due and to become due under or in respect of any Investment Agreement or upon the termination thereof, all rights of access to the books and records of any such Person, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including the right to vote and to manage and administer the business of any such Person pursuant to any applicable Investment Agreement, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”, as applied to any Person, means any other Person or trade or business which is a member of a group which is under common control with such Person, who together with such Person, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, with respect to any Class A Advance made by a Class A Lender or any assignee thereof, a rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered LIBOR rates for deposits in Dollars in a principal amount of not less than $1,000,000 with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided that (i) if no comparable term for an Interest Period is available, the Eurodollar Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “Eurodollar Rate” shall mean, with respect to each day during each Interest Period pertaining to any Class A Advance, the arithmetic mean of the rates per annum (rounded upward to four decimal places), if any, at which the Reference Banks (each acting in its individual capacity) are offered deposits in Dollars in a principal amount of not less than $1,000,000 at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein, as reported by each Reference Bank to the Administrative Agent. “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits in a principal amount of not less than $1,000,000 are offered by leading banks in the London interbank deposit market).

“Eurodollar Rate Advances” has the meaning set forth in Section 6.1.

“Eurodollar Rate Reserve Percentage” of any Class A Lender for any Interest Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Class A Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the yield rate on Eurocurrency Liabilities is determined) having a term equal to such Interest Period.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examination, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of all or substantially all of the debts of such Person, the appointment of a trustee, receiver, examiner, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, examiner, conservator, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or other entity, its Board of Directors shall vote to implement any of the foregoing.

“Event of Default” has the meaning set forth in Section 13.1.

“Event of Loss” means with respect to any Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease; provided that, any of the events described in the following clause (b) shall constitute such a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition of title of such Aircraft, or its confiscation, forfeiture or any compulsory acquisition by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) (A) its hijacking, theft, disappearance or restraint resulting in loss of possession by the owner or operator thereof for a period of 90 (or longer period as each of the Class A Lenders may agree in writing) consecutive days or longer or (B) any requisition for hire by or under the order of any government (whether civil, military or de facto) resulting in loss of possession by the owner or operator thereof for a period of 120 (or longer period as each of the Class A Lenders may agree in writing) consecutive days or longer. An Event of Loss with respect to any Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of an event described in clause (iii), the date on which the same occurs; or (D) in the case of an event described in clause (iv) above, the final day of the period of 30 consecutive days referred to in such clause.

“Excluded Payments” has the meaning assigned to such term in the Security Trust Agreement.

“Executive Order” has the meaning set forth in Section 9.21.

“Exempted Applicable Intermediary” has the meaning set forth in Section 10.31.

“Expenses Apportionment Agreement” means the Loan, Expense Apportionment and Guarantee Agreement, dated September 23, 2010, substantially in the form of Exhibit N hereto, by and among the borrowers named therein, and the Borrower, as the same may be amended, restated, supplemented and/or otherwise modified from time to time pursuant to the terms thereof.

“FAA” means the United States Federal Aviation Administration.

“FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

“FAA Counsel” means a law firm having nationally recognized expertise in FAA matters that is reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, it being understood that as of the Restatement Date, the firms of Debee, Gilchrist & Lidia or McAfee & Taft are each satisfactory to the Administrative Agent and each of the Class A Lenders.

“Facility Limit” means the greater of (x) $472,500,000 and (y) such other amount increased in accordance with Sections 15.1 or 17.2 up to $550,000,000.

“Facility Termination Date” means the earliest to occur of (i) the Stated Maturity Date and (ii) the date of the declaration, or automatic occurrence, of the Facility Termination Date pursuant to Section 13.2.

“FATCA” means:

(a) sections 1471 to 1474 of the Code, and any associated regulations or other official guidance related thereto;

(b) any treaty, law, regulation or other official guidance enacted in any non-United States jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above and which is not materially more onerous to comply with than are the requirements set forth in sections 1471 to 1474 of the Code; or

(c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction and which is not materially more onerous to comply with than are the requirements set forth in sections 1471 to 1474 of the Code.

“FATCA Deduction” means a deduction or withholding in accordance with FATCA from a payment under this Agreement or any other Credit Document made by the Borrower to a party hereto or thereto that is not compliant with FATCA and thereby has caused there to be such deduction or withholding.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Funding Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 3.4.

“Fees” means all fees and other amounts payable by the Borrower to the Administrative Agent under the Fee Letter.

“Final Date” has the meaning set forth in Section 10.1A.

“First Amended and Restated Credit Agreement” has the meaning set forth in the Preamble.

“Fiscal Year” means a fiscal year for financial accounting purposes commencing on January 1 and ending on December 31.

“Flow of Funds” means the cash flow allocation and distribution provisions set forth at Section 8.1(e) of this Agreement.

“Fourth Amendment and Restatement Documents” has the meaning set forth in Section 7.1A(c)(i).

“Funded Aircraft” means any Aircraft with respect to which Class A Advances have been made hereunder (unless such Class A Advances are no longer outstanding and such Aircraft is released from the liens contemplated under the Security Trust Agreement and any related Mortgage).

“Funding Agent” means the Primary Funding Agent or an Other Funding Agent and any reference to a Funding Group’s Funding Agent shall mean, with respect to the Primary Funding Group, the Primary Funding Agent, and with respect to an Other Funding Group, the related Other Funding Agent.

“Funding Date” has the meaning set forth in Section 2.3(a).

“Funding Group” means the Primary Funding Group or an Other Funding Group.

“Funding Group Limit” means the Primary Funding Group Limit, or an Other Funding Group Limit.

“Funding Group Requisite Lenders” means, with respect to a particular Funding Group at any time, the Class A Lenders in such Funding Group which have advanced more than 66 2⁄3% of the aggregate amount of all Class A Advances which have been advanced by all Class A Lenders in such Funding Group and remain outstanding at such time.

“Future Lease” means, with respect to each Aircraft, any Eligible Lease as may be in effect at any time after the date on which the Initial Class A Advance with respect to such Aircraft was made hereunder between a Borrower Group Member (as Lessor) and an Eligible Carrier (as Lessee), in each case other than any Additional Lease.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“German Class A Lender” has the meaning set forth in Section 10.47.

“Government Entity” means: (a) any national government, political sub-division thereof, or local jurisdiction therein; (b) any instrumentality, board, commission, department, division, organ, court, exchange control authority, or agency of any thereof, however constituted; or (c) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Guarantor Indebtedness Event” means the occurrence or existence of an event of default or other similar condition or event (however described) in respect of Avolon (after giving effect to any applicable notice requirement or grace period) under one or more agreements or instruments relating to the Indebtedness of Avolon (disregarding any Indebtedness pursuant to any intercompany loans) where the aggregate principal amount of such Indebtedness is equal to or greater than $25,000,000, in respect of which the relevant creditor has recourse to the assets of Avolon generally (and disregarding any recourse which is limited to particular assets, the purchase of which was financed or re-financed by such Indebtedness), and which has resulted in such Indebtedness becoming due or payable under such agreements or instruments before it would otherwise have been due and payable.

“Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

“Hedge Agreement” means one of the hedge agreements entered into by the Borrower pursuant to the terms of Section 10.32 hereof.

“Hedging Policy” has the meaning set forth in Section 10.32(a).

“Holdco” means Avolon Aerospace Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Holding Period” has the meaning set forth in Section 2.3(c)(i).

“Holding Period Release Request” has the meaning set forth in Section 2.3(c)(iii).

“IDERA” means an irrevocable deregistration and export request authorization suitable for filing with the Applicable Foreign Government Entity, substantially in the form referred to in the Cape Town Convention or otherwise in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders.

“IFRS” means International Financial Reporting Standards as in effect in Ireland from time to time.

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all obligations of such Person as lessee under leases that have been or should be, in accordance with IFRS, recorded as capitalized lease liabilities;

(d) all obligations of such Person to pay the deferred purchase price of property;

(e) all obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and

(f) all Contingent Liabilities of such Person in respect of any of the foregoing.

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Party” has the meaning set forth in Section 16.1.

“Initial Advance Date” means the date on which an Initial Class A Advance is made.

“Initial Base Value Appraisal” means with respect to any individual Aircraft, the appraisal of the Base Value (adjusted for actual maintenance status, not a half-life appraisal; provided that (a) such Initial Base Value Appraisal shall include a half-life appraisal, solely for informational purposes and not to be used in any calculation hereunder) of such Aircraft from an Approved Appraiser delivered and dated (and containing an appraisal as of a date) not earlier than 30 days prior to the date of the initial Class A Advance against such Aircraft; and (b) such Initial Base Value Appraisal shall be delivered and dated (and contain an appraisal as of a date) in the same calendar year as the initial Class A Advance against such Aircraft.

“Initial Class A Advance Request” has the meaning set forth in Section 2.2(a).

“Initial Class A Advances” has the meaning set forth in Section 2.1(a).

“Initial Control Group” means the Cinven Investor, the CVC Investor and the Oak Hill Investors.

“Initial Current Market Value Appraisal” means with respect to any individual Aircraft, the appraisal of the Current Market Value (adjusted for actual maintenance status, not a half-life appraisal; provided that (a) such Initial Current Market Value Appraisal shall include a half-life appraisal, solely for informational purposes and not to be used in any calculation hereunder) of such Aircraft from an Approved Appraiser delivered and dated (and containing an appraisal as of a date) not earlier than 30 days prior to the date of the initial Class A Advance against such Aircraft and (b) such Initial Current Market Value Appraisal shall be delivered and dated (and contain an appraisal as of a date) in the same calendar year as the initial Class A Advance against such Aircraft.

“Initial Servicer” means Avolon.

“Interest Period” means, as to any Class A Advance (or portion thereof), the period commencing on and including the funding date of such Class A Advance, and concluding on but excluding the next succeeding Payment Date, and each period thereafter commencing on and including a Payment Date and concluding on but excluding the next succeeding Payment Date; provided that:

(i) if any Interest Period for any Class A Advance commencing before the Facility Termination Date would otherwise end on a date after the Facility Termination Date, such Interest Period shall be deemed to and shall end on the Facility Termination Date; and

(ii) the duration of each such Interest Period that commences on or after the Facility Termination Date, if any, shall be of such duration as shall be selected by the applicable Funding Agent.

“International Interest” has the meaning ascribed to such term in the Cape Town Convention.

“International Registry” means the international registry established pursuant to the Cape Town Convention.

“International Registry Procedures” means the official English language text of the Procedures for the International Registry issued by the supervisory authority thereof pursuant to the Cape Town Convention.

“Investment Agreement” means, with respect to any Person, any Operating Document or Organizational Document, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which such Person is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time pursuant to the terms thereof.

“Ireland” means the Republic of Ireland.

“Irish Bank” means any bank organized under the laws of Ireland.

“Irish Charge” means each Share Charge granted or to be granted by the applicable Borrower Group Member in favor of the Collateral Agent relating to each of its Irish incorporated Subsidiaries, each in the form attached hereto as Exhibit P-2.

“Irish Company Examiner Event” means, that any member of the Topco Group and/or the Avolon Group which is a company that has its centre of main interests in Ireland for purposes of Regulation No 1346/2000 has had an examiner appointed to it and such appointment has neither been discharged nor an order terminating the protection of the court as prescribed by section 5 of the Irish Companies (Amendment) Act, 1990 pursuant to the provisions of section 26(1)(b) thereof has been obtained within seven (7) Business Days of the date of appointment of the examiner.

“Irish VAT Refund Account” means an account in the name of the Borrower and maintained with an Irish Bank.

“Irish VAT Refund Account Pledge” means a Deed of Charge over Bank Account with respect to the Irish VAT Refund Account in the form attached hereto as Exhibit Q, as amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Lease” means a lease agreement, which is listed on Schedule III hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, between (i) an Aircraft Owning Entity, as lessor, and an Applicable Intermediary, as lessee, or (ii) an Aircraft Owning Entity or an Applicable Intermediary, as lessor of an Aircraft, and an Eligible Carrier, as lessee of such Aircraft, in each case together with all schedules, supplements and amendments thereto, and each other document, agreement and instrument related thereto.

“Lease-Specific Permitted Liens” means:

(i) any Lien for Taxes if (a) such Taxes shall not be due and payable, or (b) the obligation to pay such Taxes is being contested in good faith by appropriate proceedings and as to which reserves have been established; provided that, any proceedings related thereto, or the continued existence of such Lien, does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset or of criminal liability on the part of the relevant Lessor;

(ii) in respect of any Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar Lien if such Liens (a) relate to payment obligations that have not been due and payable for more than sixty (60) days, or (b) relate to payment obligations that have been due and payable for more than sixty (60) days, but are being contested in good faith and as to which reserves have been established; provided that, any proceedings related thereto, or the continued existence of the Lien, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of the relevant Lessor;

(iii) any Lien for any air navigation authority, airport tending, gate or handling (or similar) charges or levies arising in the ordinary course of business unless such Lien gives rise to a reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of the relevant Lessor and save where such Lien is being contested in good faith and adequate reserves relating thereto have been established;

(iv) any Lien created by a Lessee, a sublessee of a Lessee or any Person claiming by or through a Lessee or such a sublessee; provided that, the Dollar equivalent amount of claims, charges or obligations asserted to be secured by such Lien does not exceed 10% of the Class A Borrowing Base of the Aircraft as to which such Lien purports to attach, unless such Lien is discharged within 10 Business Days of the Borrower having knowledge of its creation or is Effectively Bonded;

(v) any Lien created in favor of the Collateral Agent, the Administrative Agent, the Funding Agents and/or the Class A Lenders pursuant to the Transaction Documents;

(vi) any permitted lien or encumbrance, as defined under the applicable Lease, on the related Aircraft or the engines or parts thereof (other than liens or encumbrances created by the relevant lessor or any other “Lessor Lien” (or similar term) as defined in such lease) to the extent consistent with Leasing Company Practice;

(vii) the respective rights of the Aircraft Owning Entity, any Applicable Intermediary and the lessee under the applicable Lease (and the rights of any sublessee under any permitted sublease relating to such Lease) and the documents related thereto;

(viii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with the Transaction Documents; and

(ix) any Lien arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings with respect to which a stay of execution is in effect, and such stay is Effectively Bonded.

“Leasing Company Practice” means the reasonable commercial practices of leading international aircraft operating lessors.

“Lender Rate” means, with respect to any Class A Advance made by a Class A Lender in any Class A Funding Group, and the Interest Period related thereto, an interest rate per annum equal to the Eurodollar Rate applicable to such Interest Period plus the Applicable Class A Margin; provided, however, that if the related Funding Agent determines that (x) funding such Class A Advance at a Eurodollar Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or (z) Class A Lenders whose participations in the Class A Advances in aggregate exceed 35% advises the Funding Agent that the Eurodollar Rate as determined hereunder will not adequately and fairly reflect the cost to such Class A Lenders of maintaining or funding its Class A Advance for such period, then, in any such case, such Funding Agent shall suspend the availability of such Eurodollar Rate for such Class A Lender in the Class A Funding Group and such Class A Advance for such Class A Lender shall accrue Yield during such Interest Period at the Alternate Base Rate.

“Lessee” means the lessee under the applicable Lease.

“Lessee Country/Continent” means the country (within the designated country categories set forth in the table on Appendix 1 hereto) or continent, as applicable, in which the applicable Lessee (other than an Applicable Intermediary) is domiciled.

“Lessee Region” means the region (within the designated regional categories set forth in the table on Appendix 1 hereto) in which the applicable Lessee (other than an Applicable Intermediary) is domiciled.

“Lessor” means the lessor under the applicable Lease.

“Lien” means any security interest, lien, mortgage, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens, conditional sale and any liens that attach by operation of law.

“Liquidity Reserve Account” means the account listed as the liquidity reserve account on Schedule VI to this Agreement.

“Local Aircraft Counsel” means any law firm having expertise in Applicable Foreign Aviation Law matters that is reasonably satisfactory to the Administrative Agent and each of the Class A Lenders.

“Maintenance Reserves Account” means an account (with an account number to be specified in Schedule VI hereto) in the name of the Borrower and maintained with the Account Bank.

“Maintenance Reserves” means, with respect to any Lease, maintenance reserves or other supplemental rent payments based on usage of the related Aircraft payable by the Lessee under such Lease for purposes of reserving for the payments with respect to the future maintenance and repair of the related Aircraft.

“Material Adverse Effect” means, with respect to the Borrower (other than where the same has arisen solely as a result of any action or omission on the part of a Borrower Group Member taken or made with the express prior written consent of the Class A Requisite Lenders), (a) a material adverse effect on the business, results of operations, prospects or condition, financial or otherwise, or material agreements of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower to fully and timely perform any of its obligations under any Credit Document, (c) a material impairment of the rights of or benefits or remedies available to the Class A Lenders, the Administrative Agent or the Collateral Agent under any Credit Document or (d) a material adverse effect on the Liens in favor of the Collateral Agent on the Collateral, or the priority of such Liens.

“Maximum Class A Principal Amount” means, as of any date of determination, the lesser of (a) the Class A Borrowing Base and (b) the Class A Advances Limit.

“Maximum Units” means the maximum number of units of Permitted Aircraft Types as set forth in the table on Appendix 2 hereto.

“Minimum Tangible Net Worth” means (i) $500,000,000 during the period from and including January 1, 2013 until and including December 31, 2013, (ii) $550,000,000 during the period from and including January 1, 2014 until and not including the Restatement Date, and (iii) $650,000,000 during the period from and including the Restatement Date and at all times thereafter.

“Moody’s” means Moody’s Investors Service, Inc., together with any successor thereto.

“Monthly Report” has the meaning set forth in Section 10.19(a)(i).

“Mortgage” means, with respect to each Funded Aircraft, an Aircraft Mortgage and Security Trust Agreement, governed by New York law and substantially in the form of Exhibit E hereto, or otherwise in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders, in each case granted by the Aircraft Owning Entity with respect to such Aircraft in favor of the Collateral Agent, as each such agreement may be amended, modified and/or restated from time to time pursuant to the terms thereof.

“Multiemployer Plan” means, as to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

“MR/SD Trigger Event” means, as of any date of determination, the aggregate amount of Indebtedness of the Avolon Group is more than 4.25 times its Tangible Net Worth and/or Avolon shall fail to maintain unrestricted cash plus amounts available under all bank lines of credit and/or a credit line from the Initial Control Group (or any member thereof) acceptable to the Administrative Agent and each of the Class A Lenders in their sole discretion (without, in each case, having to pledge additional collateral), computed in accordance with IFRS and available for general corporate purposes, in an amount equal to at least $22,000,000.

“MR/SD Withdrawal Request” has the meaning set forth in Section 8.1(j).

“Narrowbody Aircraft” means an aircraft of the following type or model: A319-100, A320-200, B737-700/800, A321 or E190.

“New Rules” has the meaning set forth in Section 6.2(b).

“Ninety Percent Lenders” means, at any time, Class A Lenders which have advanced more than 90% of the Outstanding Class A Principal Amount (or, if no Class A Advances are outstanding at such time, have commitments hereunder to make Class A Advances representing by principal amount at least 90% of all commitments hereunder to make Class A Advances).

“Non-Conduit Lender” means any Class A Lender other than a Conduit Lender.

“Non-Conduit Lender Commitment” of any Non-Conduit Lender means (a) with respect to each Non-Conduit Lender and Class A Advances, the amount set forth under such Non-Conduit Lender’s name on the signature pages hereto as such Non-Conduit Lender’s “Class A Non-Conduit Lender Commitment”, or such amount as reduced or increased by any Assignment and Assumption entered into by such Non-Conduit Lender in compliance with Section 15.1, and (b) with respect to a Non-Conduit Lender (other than a Non-Conduit Lender described in clause (a) above) that has either entered into an Assignment and Assumption in compliance with Section 15.1 or has become a Non-Conduit Lender pursuant to an amendment and/or agreement in compliance with Section 17.2, the amount set forth therein as such Non-Conduit Lender’s “Class A Non-Conduit Lender Commitment,” in each case as such amount may be reduced or increased by an Assignment and Assumption entered into by such Non-Conduit Lender in compliance with Section 15.1.

“Non-Excluded Taxes” has the meaning set forth in Section 6.3(a).

“Non-Note Register” has the meaning set forth in Section 15.5(a).

“Non-Note Registrar” has the meaning set forth in Section 15.5(a).

“Note” means any promissory grid note, in the form of Exhibit B, made payable to the order of a Funding Agent at the request of such Funding Agent for the benefit of a Funding Group or any replacement of such Note.

“Note Register” has the meaning set forth in Section 15.5(b).

“Note Registrar” has the meaning set forth in Section 15.5(b).

“Notice and Acknowledgment” means a Notice and Acknowledgment in form and substance reasonably acceptable to the Administrative Agent and each of the Class A Lenders; provided that, a notice and acknowledgment substantially in the form attached as Exhibit D to the Security Trust Agreement (but with such changes from such form, that do not add the Administrative Agent or any Class A Lender as a party (unless otherwise agreed by such person(s) acting reasonably) or purport to increase their obligations, as determined by the Servicer in its reasonable discretion to address the comments or requests made by, and negotiations of the Servicer with, the Lessee; provided that, in any event:

(a) the Lessee shall be required to (i) acknowledge the assignment pursuant to the Security Trust Agreement, (ii) in relation to the Notice and Acknowledgment, give the representation in paragraph 8(a) of such Exhibit D, (iii) agree to make payments into the relevant accounts specified therein, and (iv) include the contracts and contract parties listed in Schedule 3 to such Exhibit D on the relevant insurance certificates), (v) act on the instructions of Collateral Agent to the exclusion of Avolon after Collateral Agent gives enforcement notice; and (vi) add financing parties as indemnitees under the general operational indemnity and use reasonable efforts to add financing parties as indemnitees under the tax indemnity in the lease (either through the relevant provisions of the lease or by way of confirmation in the Notice and Acknowledgment); and

(b) the Servicer will address the matters referred to in paragraphs 8(b) and (c), either in the Notice and Acknowledgment or through a representation from the Lessee or the seller of any aircraft, or from the Servicer, which representation may be contained within the underlying lease, lease novation/assignment documents, purchase agreement or document provided by the Servicer to the Collateral Agent and which may be qualified in a manner approved by the Servicer (using its reasonable discretion). The Servicer will use reasonable efforts to have the matters referred to in paragraph (d) and (e) addressed by the relevant Lessee.

“Oak Hill Investors” has the meaning set forth in Schedule X attached hereto.

“Obligations” means all obligations of the Borrower, Avolon, the Servicer and each Borrower Subsidiary to the Class A Lenders, the Administrative Agent, the Account Bank, the Collateral Agent and/or the Funding Agents arising under or in connection with this Agreement, the Notes, if any, and each other Transaction Document to which the Borrower, Avolon, the Servicer, or any Borrower Subsidiary is a party.

“Obligor” means a Person obligated to make payments with respect to a Lease, as the Lessee thereunder or the guarantor thereof.

“OFAC” has the meaning set forth in Section 9.21.

“Off-Lease” means, subject to the Event of Bankruptcy Rules, an Aircraft that, as of any date of determination, has not been subject to an existing Lease for a continuous period of 60 days or more; provided that, an Aircraft that is subject to a fully-binding, non-terminated and effective Lease shall not be considered to be “Off-Lease”, notwithstanding that the delivery date of the applicable Aircraft under such Lease shall not yet have occurred.

For the purposes of this definition, the “Event of Bankruptcy Rules” are as follows:

Rule 1: If (a) an Event of Bankruptcy occurs with respect to a Lessee and (b) the Servicer or the Lessor, if it is permitted to do so under applicable law, takes steps in accordance with Leasing Company Practice to terminate the leasing of the Aircraft and to obtain physical repossession of the Aircraft, then such Aircraft shall be considered to be “Off-Lease” if the Aircraft has not within 60 days after the earlier of:

(i) the date that it has been repossessed by the Servicer; and

(ii) 15 Business Days after the commencement of any case or proceeding described in the definition of “Event of Bankruptcy”

become subject to a fully-binding, non-terminated and effective Lease.

Rule 2: If an Event of Bankruptcy occurs with respect to a Lessee and the related Lessor is stayed under applicable law from taking the steps referred to in Rule 1 then such Aircraft shall be considered to be “Off-Lease” if such stay continues for 60 days (the “waiting period”) or the related Lease has been rejected by such Lessee or the trustee in bankruptcy or equivalent party, or otherwise rejected (a “rejection”), and, following the expiration of such waiting period or, if earlier, such rejection, the Aircraft has not within 60 days thereafter been repossessed by the Lessor and become subject to a fully-binding, non-terminated and effective Lease, unless by the end of the waiting period (and prior to any rejection) the Lessee or trustee in bankruptcy or equivalent party agrees to cure all defaults and to perform all obligations under the Lease.

“Off-Lease Aircraft” has a correlative meaning.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.

“Operating Expenses” means amounts due by any Borrower Group Member with respect to (i) owner trustee fees and expenses, (ii) Taxes (other than Borrower Income Tax Expenses), and (iii) all other operating and administrative expenses payable or reimbursable by the Borrower.

“Opinion of Counsel” means a written opinion of independent counsel acceptable to the Administrative Agent and each of the Class A Lenders, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Administrative Agent, any Funding Agent and/or the Class A Lenders, is acceptable in form and substance to the Administrative Agent and each of the Class A Lenders.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the memorandum and articles of incorporation, bye-laws, certificate of incorporation, articles of organization, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.

“Original Administrative Agent” means UBS AG, Stamford Branch.

“Original Agreement” has the meaning set forth in the Preamble.

“Original Closing Date” means May 19, 2010.

“Original Funding Agent” means UBS AG, Stamford Branch.

“Original Funding Agent Liability” has the meaning set forth in Section 14A.5(k).

“Original Lender” means a Class A Lender that was a Class A Lender on the Closing Date.

“Other Conduit” means a commercial paper conduit administered by an Other Non-Conduit Lender which commercial paper conduit, under an Assignment and Assumption, an amendment to, or an amendment and restatement of this Agreement, as applicable, hereafter agrees to become a party hereto as a Conduit Lender hereunder.

“Other Funding Agent” means an Other Non-Conduit Lender in its capacity as funding agent for an Other Funding Group.

“Other Funding Group” means, collectively, an Other Conduit and each related Other Non-Conduit Lender.

“Other Funding Group Limit” means the maximum outstanding principal amount of Class A Advances that may be extended by an Other Funding Group. As of the date of this Agreement, each Other Funding Group Limit is $0.

“Other Non-Conduit Lender” means a bank or other financial institution which, under an Assignment and Assumption, an amendment to, or an amendment and restatement of this Agreement, as applicable, hereafter agrees to become a party hereto as a Non-Conduit Lender hereunder and/or any of its successors and assigns thereof permitted under the terms hereof.

“Other Non-Conduit Lender Percentage” of any Other Non-Conduit Lender means, (i) with respect to an Other Non-Conduit Lender, the percentage set forth on the signature page to an amendment to or an amendment and restatement of this Agreement, as such amount is reduced or increased by any Assignment and Assumption entered into with an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, any other Person or (ii) with respect to an Other Non-Conduit Lender that has entered into an Assignment and Assumption, the amount set forth therein as such Non-Conduit Lender’s “Other Non-Conduit Lender Percentage,” as such amount is reduced or increased by an Assignment and Assumption entered into between such Other Non-Conduit Lender and an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, any other Person.

“Outstanding Class A Principal Amount” means, as of any date of determination, the sum of all outstanding Class A Advances.

“Overconcentration Amount” means, as of any date of determination, without duplication, the sum of the amount by which the aggregate of the Class A Borrowing Base of all Eligible Aircraft in any particular category of Lessee Region set forth in the table on Appendix 1 attached hereto on such date exceeds the product of (x) the Class A Advances Limit on such date and (y) the Region Concentration Limit Percentage for such Lessee Region; provided that, it is hereby agreed that the Lessee Region of any Eligible Aircraft shall be determined with reference to the domicile of the applicable Lessee (other than an Applicable Intermediary), and not any sublessee of such Lessee.

“Own” means, with respect to an Aircraft, to hold legal, direct and sole ownership of such Aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.

“Owner Participant” means a Borrower Subsidiary which is the sole beneficial owner of one or more Aircraft by means of owning, pursuant to an Owner Trust Agreement, all of the beneficial interest in the Owner Trust which Owns such Aircraft.

“Owner Trust” means an owner trust, reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, (i) that is the legal owner of an Aircraft and (ii) all of the beneficial interest in which is owned by an Owner Participant pursuant to an Owner Trust Agreement.

“Owner Trust Agreement” means a trust agreement, reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, between an Owner Participant and an Owner Trustee.

“Owner Trustee” means a Person, not in its individual capacity, but solely in its capacity as the owner trustee of an Owner Trust under an Owner Trust Agreement, which such Person shall be (i) a bank or trust company having a combined capital and surplus of at least One

Hundred Million Dollars ($100,000,000) and that is reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, or (ii) any other Person that is reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, it being understood that as of the Restatement Date any of Wells Fargo Bank, National Association, Wells Fargo Bank Northwest, National Association, Wilmington Trust Company, or U.S. Bank, National Association are satisfactory to the Administrative Agent and each of the Class A Lenders.

“Parent Guarantee” means the Guarantee dated as of May 6, 2013 provided by Avolon in favor of the Administrative Agent and the Class A Lenders.

“Participant” means the party to a Participation Agreement identified as the “Participant” thereunder, which party if becoming a Participant prior to the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, (A) shall not be an entity which, at the time of becoming a Participant, is listed on Schedule V hereto as a competitor of Avolon unless the Borrower has otherwise consented to such specific competitor entity becoming a Participant, and (B) if becoming a Participant prior to the Amortization Period, either (1) is a Pre-Approved Assignee, (2) has a short term debt rating of at least “A-1” from Standard & Poor’s and/or “P-1” from Moody’s or a long term equivalent of such rating, in each case, as of the date such party becomes a Participant, or (3) has otherwise been consented to by the Borrower (with such consent not to be unreasonably withheld or delayed, and may only be withheld on grounds of creditworthiness).

“Participation Agreement” means a written agreement between a Class A Lender and the applicable Participant, substantially in the form attached hereto as Exhibit J, with such amendments as are acceptable to the Administrative Agent and each of the Class A Lenders, acting reasonably.

“Patriot Act” has the meaning set forth in Section 9.21.

“Payment Date” means the 15th day of each calendar month commencing with the 15th day of June, 2010, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Pension Plan” means, with respect to any Person, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of such Person or any of its ERISA Affiliates or is assumed by such Person or any of its ERISA Affiliates in connection with any acquisition or (ii) has at any time been maintained for the employees of such Person or any current or former ERISA Affiliate.

“Permitted Aircraft Type” means one of the types of Aircraft set forth in the table on Appendix 2 hereto; provided that, a B787-10 and an A350 shall only be a Permitted Aircraft Type if it has a manufacturer line number of at least one hundred (100).

“Permitted Lien” means:

(i) any Lien for Taxes if (a) such Taxes shall not be due and payable, or (b) the obligation to pay such Taxes is being contested in good faith by appropriate proceedings and as to which reserves have been established and, in accordance with

GAAP or IFRS, as applicable, are reflected in the relevant financial statements; provided that, any proceedings related thereto, or the continued existence of such Lien, does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset or of criminal liability on the part of any Borrower Group Member;

(ii) in respect of any Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar Lien if such Liens (a) relate to payment obligations that have not been due and payable for more than sixty (60) days, or (b) relate to payment obligations that have been due and payable for more than sixty (60) days, but are being contested in good faith and as to which reserves, reasonably satisfactory to the Administrative Agent, acting at the direction or with the consent of the Class A Requisite Lenders, have been established and in accordance with GAAP or IFRS, as applicable, are reflected in the relevant financial statements; provided that, any proceedings related thereto, or the continued existence of the Lien, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member;

(iii) any Lien for any air navigation authority, airport tending, gate or handling (or similar) charges or levies arising in the ordinary course of business unless such Lien gives rise to a reasonable likelihood of the sale, forfeiture or other loss of the affected assets or of criminal liability on the part of any Borrower Group Member;

(iv) any Lien created by a Lessee, a sublessee of a Lessee or any Person claiming by or through a Lessee or such a sublessee; provided that, the Dollar equivalent amount of claims, charges or obligations asserted to be secured by such Lien, does not exceed 10% of the Class A Borrowing Base of the Aircraft as to which such Lien purports to attach, unless such Lien is discharged within 10 Business Days of the Borrower having knowledge of its creation or is Effectively Bonded;

(v) any Lien created in favor of the Collateral Agent, the Administrative Agent, the Funding Agents and/or the Class A Lenders pursuant to the Transaction Documents;

(vi) any permitted lien or encumbrance, as defined under any Eligible Lease, on any Aircraft or the engines or parts thereof (other than liens or encumbrances created by the relevant lessor or any other “Lessor Lien” (or similar term) as defined in such lease);

(vii) the respective rights of the Aircraft Owning Entity, any Applicable Intermediary and the lessee under any applicable Eligible Lease (and the rights of any sublessee under any permitted sublease relating to such Lease) and the documents related thereto;

(viii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with the Transaction Documents; and

(ix) solely with respect to any Aircraft which is not Off-Lease, any Lien arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings with respect to which a stay of execution is in effect, and such stay is Effectively Bonded.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Platform” has the meaning set forth in Section 17.3(c).

“Pledge of Borrower Equity” means a Cayman Islands Share Charge, to be entered into by Avolon, encumbering in favor of the Collateral Agent the entire Equity Interest in the Borrower.

“Pop-Up Aircraft” means a newly manufactured Off-Lease Aircraft purchased directly from the manufacturer by Avolon or an Aircraft Owning Entity for a cash purchase price not exceeding 85% of the Applicable Initial Appraised Base Value of such Aircraft; provided that, any Pop-Up Aircraft which becomes subject to an Eligible Lease after it is a Funded Aircraft shall cease to be a Pop-Up Aircraft.

“Pre-Approved Assignee” means a “Pre-Approved Assignee” set forth on Schedule V attached hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of Section 17.2 hereof); provided that, such Pre-Approved Assignee shall have a long-term credit rating of at least “BBB” from Standard & Poor’s and/or at least Baa3 from Moody’s.

“Pre-Approved Carrier” means (i) an air carrier set forth on Schedule IX attached hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of Section 17.2 hereof), (ii) Air India so long as, in the determination of the Class A Lenders, acting reasonably, Air India is at the time of the relevant Class A Advance receiving sufficient support from the government of India (and such support may include a guarantee of the government of India of some, but not necessarily all, of Air India’s lease obligations) and (iii) an Eligible Carrier whose Eligible Lease obligations are guaranteed by a Pre-Approved Carrier pursuant to an Eligible Carrier Guaranty; provided that, as of any date of determination, no more than two (2) Funded Aircraft shall be on lease to a single air carrier that is a beneficiary of an Eligible Carrier Guaranty and no more than five (5) Funded Aircraft shall be on lease to air carriers that are beneficiaries of an Eligible Carrier Guaranty.

“Primary Funding Agent” has the meaning set forth in the Preamble.

“Primary Funding Group” means, collectively, each Primary Non-Conduit Lender.

“Primary Funding Group Limit” means the maximum outstanding principal amount of Class A Advances that may be extended by the Primary Funding Group. As of the date of this Agreement, the Primary Funding Group Limit is $472,500,000.

“Primary Non-Conduit Lender” means each financial institution identified as a Primary Non-Conduit Lender on the signature pages hereof, and/or any of their respective successors and assigns permitted under the terms hereof.

“Primary Non-Conduit Lender Percentage” of any Primary Non-Conduit Lender means, (i) with respect to (a) BNP Paribas SA, 16.93121693%, (b) Credit Agricole Corporate and Investment Bank, 21.16402116%, (c) Deutsche Bank AG, London Branch, 17.46031746%, (d) KfW IPEX-Bank GmbH, 27.51322751% and (e) DBS Bank Ltd, 16.93121693%, in each case, as such percentage is reduced or increased by any Assignment and Assumption entered into with an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, any other Person or (ii) with respect to another Primary Non-Conduit Lender that has entered into an Assignment and Assumption, the amount set forth therein as such Primary Non-Conduit Lender’s “Primary Non-Conduit Lender Percentage,” as such amount is reduced or increased by any Assignment and Assumption entered into between such Primary Non-Conduit Lender and an Eligible Assignee (or other assignee consented to by the Borrower) or, after the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, any other Person.

“Priority Permitted Lien” means a Permitted Lien described in any of clauses (i), (ii), (iii), (v) or (viii) of the definition of “Permitted Lien”.

“Prohibited Countries” means those countries as to which (i)(a) the registration of Aircraft in such country, (b) the operation of Aircraft by airlines domiciled in or organized under the laws of such country, or (c) the basing of Aircraft in such country, would violate U.S. law or any other law that is applicable to any relevant Aircraft Owning Entity and/or Applicable Intermediary, the Aircraft, the Administrative Agent, the Collateral Agent, any Funding Agent, any Class A Lender, and/or the Servicer, or (ii) such registration, operation or basing would not be permitted by the Aircraft owner under prudent industry practice unless political-risk insurance were obtained.

“Prior Restatement Date” means May 15, 2013.

“Purchase Price Certification” means a certificate (in form and substance satisfactory to the Administrative Agent and the Class A Lenders) from Avolon to the Administrative Agent and the Class A Lenders certifying that the requested Additional Class A Advance in respect of an Aircraft is no greater than an amount equal to 80% of the Applicable Initial Book Value of such Aircraft.

“Qualifying Lender” means a Class A Lender beneficially entitled to the interest payable to such Class A Lender under this Agreement and is:

(a) where the interest is paid in Ireland, licensed, pursuant to Section 9 of the Irish Central Bank Act, 1971, to carry on banking business in Ireland; its facility office is located in Ireland and it carries on a bona fide banking business in Ireland for the purposes of Section 246(3) of the Irish Taxes Consolidation Act, 1997 (for the purposes of this definition of “Qualifying Lender”, the “TCA”);

(b) where the interest is paid in Ireland, an authorized credit institution under the terms of the European Union Consolidation Directive (formerly the First European Union Banking Co-Ordination Directive and the Second European Union Banking Co-Ordination Directive) and it has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland, and it is recognized by the Irish Revenue Commissioners as carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the TCA and its facility office is located in Ireland;

(c) a company (within the meaning of Section 4 of the TCA): (i) which, by virtue of the law of a “relevant territory” (as defined in section 246 of the TCA) is resident for corporate income tax purposes in that relevant territory, and that relevant territory imposes a tax which generally applies to interest receivable in that territory from sources outside that territory; or (ii) where the interest receivable by the company under this Agreement (a) is exempted from the charge to income tax under arrangements made with a government of a territory outside Ireland having the force of law under the procedures set out in section 826(1) of the TCA, or (b) would be exempted from the charge to income tax if arrangements made, on or before the date of payment of the interest, with the government of a territory outside Ireland, which do not have the force of law under the procedures set out in section 826(1) of the TCA, had the force of law when the interest was paid; except, in the case of both (i) and (ii), where such interest is paid to that company in connection with a trade or business which is carried on by it through a branch or agency in Ireland;

(d) a corporate body which advances money in the ordinary course of a trade which includes the lending of money, and (i) the interest payable hereunder is paid in Ireland; (ii) the interest payable hereunder is taken into account in computing its trading income; and (iii) it has complied with the notification requirements under section 246(5) of the TCA;

(e) a company in respect of which an authorization granted by the Revenue Commissioners of Ireland is subsisting on each interest payment date entitling the Borrower to pay interest hereunder without deduction of income tax;

(f) an investment undertaking within the meaning of section 739B of the TCA and the interest is paid in Ireland;

(g) a qualifying company within the meaning of section 110 of the TCA and the interest is paid in Ireland;

(h) a company which is incorporated in the United States and is taxed in the United States on its worldwide income and this Agreement was not entered into by it in connection with a trade or business carried on by it through a branch or agency in Ireland; or

(i) a company that is a United States limited liability company and (i) the ultimate recipients of the interest under this Agreement would themselves qualify for exemption from tax under exemption (c) above; (ii) the Agreement was entered into through the United States limited liability company for market reasons and not for tax avoidance reasons and (iii) this Agreement was not entered into by it in connection with a trade or business carried on by it through a branch or agency in Ireland.

“Reappraisal Date” means each anniversary of the Original Closing Date.

“Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property and rights) directly related to the Leases and the other Aircraft Assets related to the Aircraft, and the servicing thereof, whether maintained by the Servicer or any other Person, and including without limitation with respect to each Lease: records including the lease number; Obligor name; Obligor address; Obligor business phone number; original term; rent; stated termination date; origination date; date of most recent payment; days (if any) currently delinquent; number of contract extensions (months) to date; expiration date of any current insurance policies; and past due late charges (if any).

“Reference Banks” means BNP Paribas SA, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, HSBC Bank PLC.

“Region Concentration Limit Percentage” means, for Aircraft within the Borrower’s Portfolio which are subject to a Lease, the percentage assigned for each particular category of Lessee Region as set forth in the table on Appendix 1 hereto.

“Related Expenses” means amounts due by any Borrower Group Member to an Obligor under a Lease or related document that are not funded out of the Maintenance Reserves Account or the Security Deposit Account.

“Related Security” means with respect to any Lease:

(a) any and all security interests or Liens and property subject thereto from time to time purporting to secure payment of such Lease;

(b) all guarantees, indemnities, warranties, letters of credit, escrow accounts, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Lease whether pursuant to such Lease or otherwise;

(c) the Records relating to such Lease; and

(d) all proceeds of the foregoing.

“Relevant Law” has the meaning ascribed to such term in Section 17.16 hereof.

“Requirement of Law” means, as to any Person, any law, treaty, rule, order or regulation or determination of a regulatory authority or arbitrator or a court or other Government Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Foreign Aviation Law applicable to such Person or the Aircraft Owned or operated by it or as to which it has a contractual responsibility.

“Restatement Date” means the date hereof.

“Second Amended and Restated Credit Agreement” has the meaning set forth in the Preamble.

“Section 6.3 Indemnitee” has the meaning set forth in Section 6.3(a).

“Security Deposit” means any security deposits, commitment fees, consultant fees and any other supplemental rent payments payable by any Lessee under a Lease.

“Security Deposit Account” means an account (with an account number to be specified in Schedule VI hereto) in the name of the Borrower and maintained with the Account Bank.

“Security Trust Agreement” means the Amended and Restated Security Trust Agreement, dated as of May 6, 2013, and substantially in the form of Exhibit I hereto, among the Collateral Agent, the Account Bank, the Administrative Agent, the Borrower and each of the Borrower Subsidiaries from time to time, as such agreement may be amended, restated, supplemented or otherwise modified from time to time pursuant to its terms.

“Seller” means any seller or transferor of an Aircraft or Aircraft Owning Entity under a related Aircraft Acquisition Document.

“Servicer” means the Initial Servicer, or any successor servicer appointed pursuant to Section 12.3 or Section 13.2 hereof.

“Servicer Advance” has the meaning assigned such term in Section 8.1(g).

“Servicer Advance Reimbursement” means the amount of a Servicer Advance to which the Servicer shall be entitled to reimbursement under the Flow of Funds.

“Servicer Standard of Performance” means, collectively, the Standard of Care and the Conflicts Standard, in each case as such terms are defined in the Servicing Agreement.

“Servicer Termination Event” has the meaning set forth in Section 12.1.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of May 6, 2013, among the Servicer, the Borrower, the Aircraft Owning Entities, the Owner Participants, the Applicable Intermediaries and the Administrative Agent, substantially in the form of Exhibit G hereto, as the same may be amended, restated, supplemented and/or otherwise modified from time to time pursuant to the terms thereof.

“Servicing Fees” means, with respect to any Payment Date, a monthly fee for the services of the Servicer under the Servicing Agreement payable in arrears on such Payment Date, equal to 3.00% of the total amount of lease rental payments (excluding (i) any Maintenance Reserves or Security Deposits, in each case unless and until applied to Lease rental obligations, and/or

(ii) any payments reimbursable to any Obligor) paid by Obligors and deposited into the Collection Account during the monthly period commencing with and including the Determination Date prior to the Determination Date related to such Payment Date through and including the day preceding the Determination Date related to such Payment Date.

“Settlement Date” means, with respect to any Class A Advance, (x) each Payment Date, or (y) the date on which the Borrower shall repay or prepay Class A Advances pursuant to Section 4.1 or Section 4.2.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Liabilities;

(ii) it is then able and expects to be able to pay its debts as they mature;

(iii) with respect to any Person formed, organized or incorporated under the laws of Ireland, it is neither unable nor admits it is unable to pay its debts within the meaning of Section 214 of the Companies Act, 1963 (as amended) or Section 2(3) of the Companies (Amendment) Act 1990;

(iv) with respect to any Person formed, organized or incorporated under the laws of the Cayman Islands, it is able to pay its debts as they fall due and not deemed unable to pay its debts within the meaning of Section 93 of the Companies Law (2009 Revision); and

(v) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., together with any successor thereto.

“State” means a State in the United States of America.

“Stated Maturity Date” means July 31, 2018.

“Structuring Fee Letter” has the meaning set forth in Section 3.4.

“Subsidiary” means, with respect to any Person (for purposes of this definition only, the “Parent”) at any date, (i) any person the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date, (ii) any other corporation, limited liability company, association, trust or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the Parent and/or one or more other Subsidiaries of the Parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the Parent and/or one or more other Subsidiaries of the Parent or (b) the only general partners of which are the Parent and/or one or more other Subsidiaries of the Parent and (iv) any other person that is otherwise Controlled by the Parent and/or one or more Subsidiaries of the Parent.

“Syndication Fee Letter” has the meaning set forth in Section 3.4.

“Tangible Net Worth” means, with respect to any Person, the amount calculated as:

(i) the consolidated net worth (i.e., assets minus liabilities) of such Person and its consolidated subsidiaries, plus

(ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated debt of such Person and its consolidated subsidiaries; provided that, any such subordinated debt is on terms that require that:

(1) sums owing in respect of such debt are only payable to the extent that such Person has cash available to make the payment at the relevant time and the making of such payment will not result in such Person becoming insolvent or unable to pay its debts as they fall due and the creditor in respect of any such subordinated debt (the “sub-debt creditor”) agrees with such Person that it will not, if such conditions are not met, (A) be entitled to demand payment or commence proceedings or exercise any other remedies in relation to the debt or (B) take any step or action with a view to the commencement of any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) with respect to such Person;

(2) the sub-debt creditor will not institute against such Person, or join any other Person in instituting against such Person, any insolvency proceeding or other proceedings in relation to the debt, demand payment or exercise any other remedies with respect to the debt so long as any Class A Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Class A Advances or other amounts shall be outstanding;

(3) the sub-debt creditor agrees with such Person that its claim against such Person will rank behind the claims of all other creditors of such Person (the “senior creditors”); and

(4) no senior creditor shall be required to provide the sub-debt creditor with any notice, buy-out rights, the benefit of any waiting period, or take or omit to take any other actions pursuant to the terms of such unsecured subordinated debt in order for such senior creditor to demand payment or commence proceedings or exercise any other remedies in relation to the applicable senior debt or take any step or action with a view to the commencement of any insolvency proceeding, minus

(iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangibles in accordance with IFRS;

provided that, for purposes of this definition, the effect of any gains or losses resulting from any hedging or swap transactions entered into by the relevant Person or any of its Subsidiaries attributable to movements in the mark-to-market valuation of such transactions, shall be excluded.

“Taxes” means all taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Government Entity.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Amended and Restated Credit Agreement” has the meaning set forth in the Preamble.

“Third Party Counterparty” has the meaning set forth in Section 10.32(b).

“Third Party Event” has the meaning set forth in Section 10.14.

“Topco” means Avolon Investments S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg or, following any Topco Change of Control, such other entity notified by Avolon to the Administrative Agent as being the entity that is the ultimate holding company of Avolon.

“Topco Change of Control” means that at any time (a) the Initial Control Group shall cease to collectively own, or to have power to vote or direct the voting of, more than 50% of all Voting Shares of Topco; (b) Holdco shall own less than 100% of all classes of equity of Avolon; or (c) Topco shall own less than 100% of all classes of equity of Holdco and, in each case, immediately after giving effect to such change of control, Avolon shall have a Tangible Net Worth of less than $750,000,000.

“Topco Majority Shareholder” has the meaning set forth in Section 10.1A.

“Topco Group” means Topco and its consolidated Subsidiaries.

“Transaction Documents” means the Credit Documents, any Aircraft Acquisition Document, and any other documents executed or to be executed and delivered by the Borrower, Avolon, the Servicer or any Borrower Subsidiary in connection therewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Voting Shares of Topco” means the shares of capital stock of Topco which provide the holders thereof with the power to vote for the directors of, or otherwise control, Topco.

“Weighted Average Remaining Term” means, at any time of determination, a period equal to the weighted average (weighted solely based on the Class A Borrowing Base of the Aircraft in the Borrower’s Portfolio at such time and assigning a lease term of zero months to any Off-Lease Aircraft) of the remaining lease terms related to the Aircraft in the Borrower’s Portfolio.

“Widebody Aircraft” means an aircraft of the following type or model: B777-300ER, B787-8, B787-9, B787-10, A330-200/300 and/or A350.

“Widebody Notional Principal Amount” means, as of any date of determination, the Class A Borrowing Base of all Widebody Aircraft which remain in the Borrower’s Portfolio as of such date of determination; provided that, solely for purposes of determining compliance with Sections 7.2A and 10.39, this amount shall be decreased by the amount of all voluntary prepayments (or portion(s) thereof) made pursuant to Section 4.2(a) that the Borrower designates as relating to such Widebody Aircraft.

“Yield” means, with respect to any period and any Class A Advance, the sum of the daily interest accrued on such Class A Advances on each day during such period equal, for any such day, to the product of (x) the outstanding principal amount of such Class A Advances on such day, (y) the applicable Lender Rate and (z) the applicable computation period determined in accordance with Section 3.5 of this Agreement; provided that (1) after the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, Yield shall accrue at the applicable Default Rate with respect to all outstanding Class A Advances and (2) after the date any principal amount of any Class A Advance is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of the Borrower arising under this Agreement shall become due and payable, and, in each case, when the same remain unpaid, the Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing Yield) Yield (after as well as before judgment) on such amounts at a rate per annum equal to (A) with respect to Class A Advances, the greater of (i) the applicable Yield on such Class A Advance as in effect on the date that such Class A Advance became due and payable, and (ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum, and (B) with respect to other Obligations, the Federal Funds Rate most recently determined by the Administrative Agent plus 0.50% per annum.

SECTION 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, any Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) All accounting terms not specifically defined herein shall be construed in accordance with IFRS unless the accounts of the relevant Person are prepared in accordance with GAAP in which event, with prior notice to the Administrative Agent, all references to IFRS in this Agreement and any other Transaction Document with respect to such Person shall be construed so as to mean GAAP rather than IFRS. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9 or any other article of the UCC in effect in the State of New York.

(e) Any reference to an agreement shall be a reference to such agreement as amended, modified or otherwise supplemented from time to time.

(f) References to the Borrower’s acquisition, directly or indirectly, of one or more anticipated Funded Aircraft shall be deemed to refer to the Borrower’s indirect acquisition, through the acquisition of one or more Aircraft Owning Entities, of such Aircraft, and references to the sale and/or disposition of an Aircraft shall include the sale and/or disposition of the Equity Interests in the related Aircraft Owning Entity.

ARTICLE II

THE FACILITY, CLASS A ADVANCE PROCEDURES AND NOTES

SECTION 2.1 Facility.

(a) Initial Class A Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class A Funding Group may, on the Initial Advance Date, in its sole discretion, and if and to the extent that the Conduit Lenders in such Class A Funding Group do not (or, if there are no Conduit Lenders in such Class A Funding Group), each Non-Conduit Lender in such Class A Funding Group shall, ratably, make an initial advance to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Initial Class A Advances”). Notwithstanding the foregoing, if a Class A Lender has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment with respect to Initial Class A Advances, it shall not be obligated to the Borrower to fund against such related amount of its commitment under this subsection if it does not receive funding in respect of such related amount from the applicable Participant (except to the extent it deducts the amount of any such funding from payments to be made by it under the applicable Participation Agreement). For purposes of clarification, the parties hereto confirm that the Initial Class A Advances were made and the Initial Advance Date took place prior to the date hereof.

(b) [Intentionally Omitted.]

(c) [Intentionally Omitted.]

(d) Additional Class A Advances. Subject to the terms and conditions of this Agreement, each of the Conduit Lenders, if any, in each Class A Funding Group may, in its sole discretion, and if and to the extent that the Conduit Lenders in such Class A Funding Group do not (or, if there are no Conduit Lenders in such Class A Funding Group), each Non-Conduit Lender in such Class A Funding Group shall, during the Commitment Period, ratably make Class A Advances to the Borrower in such amounts as may be requested by the Borrower pursuant to Section 2.2 (the “Additional Class A Advances”, and, together with the Initial Class A Advances, the “Class A Advances”). Notwithstanding the foregoing, if a Class A Lender has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment with respect to Additional Class A Advances, it shall not be obligated to the Borrower to fund against such related amount of its commitment under this subsection if it does not receive funding in respect of such related amount from the Participant (except to the extent it deducts the amount of any such funding from payments to be made by it under the applicable Participation Agreement).

(e) [Intentionally Omitted.]

(f) [Intentionally Omitted.]

(g) Class A Advances Limits, etc. Class A Advances pursuant to clauses (a) and (d) above are subject to the following requirements:

(i) [Reserved.];

(ii) Additional Class A Advances relating to the same Aircraft shall be made on the same date (in each case, an “Additional Class A Advance Date”);

(iii) After giving effect to such Class A Advances, (x) the Outstanding Class A Principal Amount outstanding hereunder shall not exceed the Maximum Class A Principal Amount and (y) the Outstanding Class A Principal Amount advanced by any Non-Conduit Lender shall not exceed the Non-Conduit Lender Commitment of such Non-Conduit Lender;

(iv) the Outstanding Class A Principal Amount outstanding hereunder shall not exceed the Facility Limit; and

(v) the aggregate outstanding principal amount of all Class A Advances made by any Class A Funding Group shall not exceed the related Funding Group Limit.

Each Class A Advance by a Class A Funding Group shall be made on a pro rata basis based on the Class A Funding Group Limit of such Class A Funding Group as a percentage of the aggregate Class A Funding Group Limits of all Class A Funding Groups and each Class A Advance by a Non-Conduit Lender in a Class A Funding Group shall be made on a pro rata basis based on the Non-Conduit Lender Commitment of such Non-Conduit Lender as a percentage of the aggregate Non-Conduit Lender Commitments of all Non-Conduit Lenders in such Class A

Funding Group (except as otherwise provided in the proviso to the last sentence of this Section 2.1(g)). Payments or prepayments of the Class A Advances may be reborrowed from time to time prior to the Class A Commitment Termination Date as Additional Class A Advances, but only to finance a portion of the acquisition cost for acquiring an Additionally Funded Aircraft into the Borrower’s Portfolio, subject to the terms and conditions applicable to such Class A Advances herein.

The obligations of the Class A Funding Groups to fund Class A Advances hereunder are several and not joint; provided that, if a Class A Funding Group shall fail to fund a Class A Advance pursuant to the terms hereof, any other Class A Funding Group may, in its sole discretion, fund all or any portion of such Class A Advance without regard to the pro rata provisions of this Agreement and without regard to the Class A Funding Group Limit of such Class A Funding Group or the Non-Conduit Lender Commitment of any Non-Conduit Lender included in such Class A Funding Group which shall be deemed adjusted to reflect any such funding without any other act by any Person being necessary.

The obligations of the Non-Conduit Lenders included in a Class A Funding Group to fund Class A Advances hereunder are several and not joint; provided that, if a Non-Conduit Lender included in a Class A Funding Group shall fail to fund a Class A Advance pursuant to the terms hereof, any other Non-Conduit Lender included in such Class A Funding Group may, in its sole discretion, fund all or any portion of such Class A Advance without regard to the pro rata provisions of this Agreement or the Non-Conduit Lender Commitment of such Non-Conduit Lender which shall be deemed adjusted to reflect any such funding without any other act by any Person being necessary.

(h) [Intentionally Omitted.]

(i) Agreements re: Participant Rights. With respect to the references to a Class A Lender’s funding obligations in the relevant provisions in Section 2.1 above, in the event of a failure of a Participant to honor its funding agreement to such Class A Lender under a Participation Agreement, such Class A Lender agrees with the Borrower that such Class A Lender will, upon the Borrower’s written request, promptly assign to the Borrower all of such Class A Lender’s rights to enforce against the applicable Participant such dishonored funding obligation (and will execute any necessary powers of attorney, and give other commercially reasonable further assurances to or cooperation with the assignee, in order for the assignee to receive the full benefit of the assignment of such rights against the Participant under the Participation Agreement).

SECTION 2.2 Class A Advance Procedures.

(a) Initial Class A Advances. By 8:00 a.m., New York time, three Business Days prior to the Initial Advance Date (or at such later time, on or prior to the Initial Advance Date, as the Borrower and the Administrative Agent, acting on the instructions of the Class A Lenders, acting unanimously, may agree), the Borrower may request Initial Class A Advances hereunder, by giving notice (herein called an “Initial Class A Advance Request”) to the Administrative Agent and each Funding Agent. The Initial Class A Advance Request shall be substantially in the form of Exhibit A-1, to the First Amended and Restated Credit Agreement and shall include the date and amount of the Initial Class A Advances, and a borrowing base certification satisfactory to the Funding Agents, setting forth the information required therein.

The Borrower’s Initial Class A Advance Request shall be irrevocable unless and to the extent otherwise agreed among the parties in connection with closing the Initial Class A Advances.

For purposes of clarification, the parties hereto confirm that the Initial Class A Advances were made and the Initial Advance Date took place prior to the date hereof.

(b) Additional Class A Advances. During the Commitment Period, the Borrower may request Additional Class A Advances from time to time hereunder, by giving notice (herein called an “Additional Class A Advance Request”) to the Administrative Agent and the Collateral Agent and Account Bank (with a copy to be sent or delivered separately to each Funding Agent) of the proposed Additional Class A Advances not later than 8:00 a.m., New York time, five Business Days prior to the proposed date of such Additional Class A Advances (which shall be a Business Day). The Additional Class A Advance Request shall be substantially in the form of Exhibit A-2 and shall include (i) the proposed date and amount of such Additional Class A Advances, and (ii) a borrowing base certification satisfactory to the Administrative Agent and each of the Class A Lenders, setting forth the information required therein. Each Additional Class A Advance Request (i) shall be for an aggregate principal amount of at least $5,000,000 (except that the final Additional Class A Advance Request preceding the Class A Commitment Termination Date may be for a lesser amount) and (ii) shall be allocated pro rata among the Class A Funding Groups based on their respective Class A Funding Group Limits.

(c) Funding Group Procedures; Monthly Eurodollar Rate Determination.

(i) The Primary Funding Agent shall promptly and, at the latest, four Business Days prior to the Advance Date send notice of each proposed Class A Advance (and the Primary Funding Group’s ratable share thereof) to all of the Primary Non-Conduit Lenders concurrently by electronic mail, specifying the date of such Class A Advance, the Primary Non-Conduit Lender Percentage of each Primary Non-Conduit Lender multiplied by the aggregate amount of the Primary Funding Group’s ratable share of the Class A Advance being requested, the Interest Period, the Funding Date and whether the Yield for the Interest Period for such Class A Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.

(ii) Each Other Funding Agent shall promptly send notice of each proposed Class A Advance (and the Other Funding Group’s ratable share thereof) to all of the Other Non-Conduit Lenders concurrently by electronic mail, specifying the date of such Class A Advance, the Other Non-Conduit Lender Percentage of each Other Non-Conduit Lender multiplied by the aggregate amount of the Other Funding Group’s ratable share of the Class A Advance being requested and whether the Yield for the Interest Period for such Class A Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.

(iii) If a Conduit Lender in an Other Funding Group, if ever any, has determined not to make its ratable share of a proposed Class A Advance (or if there is no Conduit Lender in such Other Funding Group), the related Other Funding Agent shall promptly send notice of the proposed Class A Advance (and such Conduit Lender’s ratable share thereof, if applicable) to all of the related Non-Conduit Lenders in such Other Funding Group concurrently by electronic mail specifying the date of such Class A Advance, the Other Non-Conduit Lender Percentage of each Other Non-Conduit Lender multiplied by the aggregate amount of the applicable Other Funding Group’s ratable share of the Class A Advance being requested, and whether the Yield for the Interest Period for such Class A Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate.

(iv) The Administrative Agent shall, two (2) Business Days before the first day of each full monthly Interest Period during which the Class A Advances will continue to bear interest based upon the Eurodollar Rate, determine the rate of interest for the upcoming one month Interest Period for each Funding Group’s ratable share of the outstanding Class A Advances, as contemplated in the definition of Eurodollar Rate. The Administrative Agent shall thereupon promptly notify the Borrower and each Funding Agent of the Eurodollar Rate it so determines, which will then constitute the Eurodollar Rate applicable to each Funding Group’s ratable share of the Class A Advances for the upcoming monthly Interest Period.

SECTION 2.3 Funding.

(a) Subject to the satisfaction of the conditions precedent set forth in Sections 7.1A, 7.1B and 7.3, the conditions precedent in Section 7.2A with respect to each Additional Class A Advance, and the limitations set forth in Section 2.1 and Section 2.2, each Funding Agent, to the extent of the respective fundings made by the applicable Conduit Lender[s] (if any) and/or Non-Conduit Lenders in its Funding Group, shall, by wire transfer, transfer the proceeds of such requested Class A Advance to the Borrower Funding Account in same day funds no later than 11:00 a.m., New York time, on the Business Day immediately preceding the proposed date of the Class A Advance (the “Funding Date”) and such Funding Date shall be specified by the relevant Funding Agent in its notification delivered pursuant to Section 2.2(c)(i) together with a request that the Class A Lenders wire their respective portions of such requested Class A Advance to the Funding Agent prior to 9:00 a.m., New York time, on the Funding Date. The Account Bank shall (i) not release any funds in the Borrower Funding Account to, or at the direction of, the Borrower unless the Account Bank shall have received written instructions (which written instructions may be provided by e-mail) to do so from the Administrative Agent, and also shall have received written directions (which written directions may be provided by e-mail) from the Borrower of the amounts to disburse and payment instructions, and (ii) if a Class A Advance is not to be made on the proposed date for such Class A Advance because any condition precedent with respect to such Class A Advance has not been satisfied, return to the applicable Funding Agent, the funds made available in the Borrower Funding Account by such Person upon receipt of a written request of such Person, and the applicable Funding Agent shall promptly returns such funds to such Person. Notwithstanding the foregoing, the funding and release procedures applicable to Additional Class A Advances requested to finance the acquisition of one or more anticipated Additionally Funded Aircraft, as described on the related Additional Class A Advance Request, shall be as set forth in subsection (c) of this Section below (including the provisions in such subsection relevant to satisfaction of the conditions in Section 7.2A and Section 7.3 with respect to any such Additional Class A Advance).

(b) Notwithstanding anything herein to the contrary, (x) a Non-Conduit Lender shall not be obligated to make a Class A Advance under this Section 2.3 at any time in an amount which would exceed such Non-Conduit Lender’s Non-Conduit Lender Commitment, less the amount of any prior Class A Advances still outstanding made by such Non-Conduit Lender, and (y) if a Non-Conduit Lender has entered into a Participation Agreement relating to all or any portion of its Non-Conduit Lender Commitment, it shall not be obligated to the Borrower to fund against such related amount of its commitment if it does not receive funding in respect of such related amount from the Participant (except to the extent it deducts the amount of any such funding from payments to be made by it under the applicable Participation Agreement). In the event of a failure of a Participant to honor its funding obligation to such Non-Conduit Lender under a Participation Agreement, such Non-Conduit Lender agrees with the Borrower that it will, upon the Borrower’s written request, promptly assign to the Borrower all of its rights to enforce against the applicable Participant such dishonored funding obligation (and will execute any necessary powers of attorney, and give other commercially reasonable further assurances to or cooperation with the assignee, in order for the assignee to receive the full benefit of the assignment of such rights against the Participant under the Participation Agreement). Each Non-Conduit Lender’s obligation shall be several, such that the failure of any Non-Conduit Lender to make available to the applicable Funding Agent any funds in connection with any Class A Advance shall not relieve any other Non-Conduit Lender of its obligation, if any, hereunder to make funds available on the date of such Class A Advance, but no Non-Conduit Lender shall be responsible for the failure of any other Non-Conduit Lender to make funds available in connection with any Class A Advance.

(c) Notwithstanding the provisions of subsection (a) of this Section 2.3 above, the following funding and funds release procedures shall apply to Additional Class A Advances requested to finance the Borrower’s acquisition, directly or indirectly, of one or more anticipated Additionally Funded Aircraft, as described on the related Additional Class A Advance Request.

(i) The Borrower’s Additional Class A Advance Request, in addition to containing the other information required for Additional Class A Advance Requests described in Section 2.2(b), shall identify, with the greatest specificity feasible, the date or dates (any of which shall be a Business Day), not less than five, and not more than ten, Business Days from the date that the Borrower delivers such Additional Class A Advance Request (such period, the “Holding Period”), that the Borrower anticipates that the conditions precedent to funding against each proposed Additionally Funded Aircraft set forth in Sections 7.2A and 7.3 shall be satisfied as to each such requested Aircraft.

(ii) Based upon such Additional Class A Advance Request containing the information set forth in clause (i) of this subsection (c) (and the borrowing base certification referred to in Section 2.2(b) above), and subject to the limitations set forth in Section 2.1 and Section 2.2, each Funding Agent, based on the respective fundings made by the applicable Conduit Lender[s] (if any) and/or Non-Conduit Lenders in its Funding

Group, shall, by wire transfer, transfer the proceeds of such requested Class A Advance to the Borrower Funding Account in same day funds no later than 11:00 a.m., New York time, on the Business Day immediately preceding the proposed date of the Class A Advance. The Funding Agent (through the receipt of funds from the Class A Lenders) is to make such proceeds available in the Borrower Funding Account notwithstanding that the funding conditions set forth in Section 7.2A and 7.3 for acquisition of an Additionally Funded Aircraft shall not yet have been satisfied in respect of all or any portion of the anticipated Additionally Funded Aircraft. The respective amounts so advanced by the Class A Lenders through the related Funding Agent shall be based on the Class A Borrowing Base certified by the Borrower as part of the related Additional Class A Advance Request (and assuming that all proposed Aircraft become Funded Aircraft by the end of the Holding Period), such that immediately after giving effect to such advances no Class A Borrowing Base Deficiency shall exist. Such Class A Advances by the Class A Lenders shall constitute Class A Advances for all purposes hereunder on and as of the date made, notwithstanding that any one or more of the proposed Aircraft may not become Additionally Funded Aircraft during the Holding Period.

(iii) On any Business Day during the Holding Period, and while funds from the above-described Class A Advances remain within the Borrower Funding Account, the Borrower may request a release of funds from such account to it or at its direction, for the purpose of financing a portion of the acquisition cost of one or more of the Aircraft described in the Additional Class A Advance Request. The Borrower shall make such request by giving notice (herein called a “Holding Period Release Request”) to the Administrative Agent, with a copy to the Account Bank, for the requested release of funds not later than 10:00 a.m., New York time, on the Business Day prior to the requested date of funding, which requested date of funding (A) shall be a Business Day, and (B) shall be a day within the Holding Period. The Holding Period Release Request shall be substantially in the form of Exhibit A-4, and (1) shall include the date and amount of such desired release of funds, (2) shall specify the applicable account or accounts from which such release shall occur, (3) shall specify wire transfer instructions for the delivery of released funds to their intended recipient, (4) shall specify a time for such release to occur (or otherwise indicate a manner for communicating such time of release mutually acceptable to the Borrower and the Administrative Agent), subject to the limitations of clause (v) immediately below, (5) shall indicate that such release is for the purpose of funding a direct acquisition of one or more of the Additionally Funded Aircraft identified in the related Additional Class A Advance Request (and specifically identify the Aircraft to be funded with each requested release), and (6) shall contain a borrowing base certification satisfactory to the Administrative Agent and each of the Class A Lenders, setting forth the information required therein. Each Holding Period Release Request shall be for an aggregate amount of at least $1,000,000, but not exceeding the proceeds of the related Class A Advances held on deposit in the applicable account.

(iv) Assuming compliance with the foregoing notice procedures and the satisfaction of each of the conditions precedent to an Additional Class A Advance for the purpose of acquiring an Additionally Funded Aircraft under Section 7.2A and the conditions set forth in Section 7.3, the Administrative Agent shall instruct the Account

Bank no later than 4 p.m., New York time, on the requested date to transfer the requested funds to the specified recipient account, at the time the Borrower has requested that such transfer be made pursuant to the Holding Period Release Request (but in no event later than 4 p.m., New York time, on the requested date), and the Account Bank hereby agrees to comply with such instruction; provided that, each of the parties hereto understands and agrees that (x) in the event that the Administrative Agent does not provide such instruction to the Account Bank by 2 p.m., New York time, the Account Bank shall only be required to use commercially reasonable efforts to effect such transfer on such date, but shall in any event complete such transfer promptly, and in any event shall complete such transfer by 10 a.m., New York time, on the next succeeding Business Day, and (y) in the event that the Administrative Agent does not provide written notification to the Collateral Agent and Account Bank by 2 p.m., New York time, stating that no such transfer instructions shall be delivered on that date, any funds in the Borrower Funding Account may remain uninvested until the next succeeding Business Day.

(v) The Borrower may at any time and, if the Borrower fails to do so after the Holding Period ends, the Administrative Agent shall, direct the Account Bank to transfer (following receipt of the funds transfers referred to above into the Borrower Funding Account, if applicable) all funds remaining in the Borrower Funding Account on the first Business Day after the Holding Period ends to the applicable Funding Agent for the account of each Class A Lender in repayment of the related Class A Advances not invested in an Aircraft acquisition, pro rata based on the respective proportionate amount of such Class A Advances initially funded. Any outstanding Yield on such repaid Class A Advances, together with breakage amounts, if any, that may be owing in respect of such repayment pursuant to Section 6.4, will be payable by the Borrower on the next Payment Date following the calendar month in which such repayment occurs, pursuant to the Flow of Funds, and need not be paid by the Borrower concurrently with such repayments.

(d) Notwithstanding anything to the contrary herein, Section 7.1B(e) of the First Amended and Restated Credit Agreement shall not be a condition precedent with respect to the making of any Additional Class A Advance.

SECTION 2.4 Representation and Warranty. Each request for a Class A Advance pursuant to Section 2.2 or delivery of a Holding Period Release Request shall automatically constitute a representation and warranty by the Borrower to the Administrative Agent, the Funding Agents and the Class A Lenders that, on the date of such Class A Advance or the date of release of funds contemplated in the Holding Period Release Request, and immediately after giving effect to such Class A Advance or release and the consummation of the transactions contemplated in the making of such Class A Advance or release, (a) the representations and warranties contained in Article IX will be true and correct as of the date of such Class A Advance and such release, as applicable, as though made on such date (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates or times, shall be made only at or as of such specified dates or times and are not so automatically repeated), (b) no Default, Event of Default or Early Amortization Event has occurred and is continuing or will immediately result from the making of such Class A Advance and such release, as applicable, and (c) after giving effect to such requested Class A Advance and such release, as applicable:

(i) the Outstanding Class A Principal Amount hereunder shall not exceed the Maximum Class A Principal Amount; and

(ii) the Outstanding Class A Principal Amount hereunder shall not exceed the Facility Limit.

SECTION 2.5 Notes. (a) The Borrower shall, on the Initial Advance Date, execute and deliver a Note to each Funding Agent if and to the extent requested to do so by such Funding Agent. The Borrower shall promptly execute and deliver a Note to each new Funding Agent that requests a Note after the Initial Advance Date.

(b) The Class A Advances and Yield thereon related to a Funding Group shall at all times (including after assignment pursuant to Section 15.1), to the extent a Note has been requested by a Funding Agent, be represented by such Note and/or a replacement Note therefor, payable to the order of the applicable requesting Funding Agent, for the benefit of the Class A Lenders in such Funding Agent’s Funding Group. The Borrower hereby irrevocably authorizes each Funding Agent holding a Note to make (or cause to be made) appropriate notations on the grid attached to its Note (or on any continuation of such grid, or at any Class A Lender’s option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the Lender Rate and Interest Period applicable to, the Class A Advances evidenced thereby. Such notations shall be conclusive and binding for all purposes absent manifest error; provided that, the failure to make any such notations shall not limit or otherwise affect any Obligations of the Borrower. Each Class A Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such bank resulting from each Class A Advance of such Class A Lender from time to time, including the amounts of principal and interest payable and paid to such Class A Lender from time to time under this Agreement.

(c) With respect to each Funding Agent that shall not have requested a Note, the Funding Agent shall maintain a Non-Note Register pursuant to Section 15.5(a) and a subaccount therein for each Class A Lender in its related Funding Group, in which shall be recorded (i) the amount of each Class A Advance made by such Class A Lenders hereunder, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to such Class A Lender hereunder and (iii) both the amount of any sum received by the Funding Agent hereunder from the Borrower and each such Class A Lender’s share thereof.

(d) The entries made in such Non-Note Register and the accounts of each such Class A Lender maintained pursuant to subsection (c) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that, the failure of any such Class A Lender or its Funding Agent to maintain the Non-Note Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Class A Advances actually made to the Borrower by such Class A Lender in accordance with the terms of this Agreement.

SECTION 2.6 [Reserved].

ARTICLE III

YIELD, FEES, ETC.

SECTION 3.1 Yield.

(a) Payment. The Borrower hereby promises to pay Yield on the unpaid principal amount of each Class A Advance (or each portion thereof) for the period commencing on and including the date on which the funds for such Class A Advance are transferred to the Borrower Funding Account pursuant to Section 2.3(a) hereof until but excluding the date such Class A Advance is paid in full; provided that, the Borrower shall be entitled to receive the amount of interest, if any, earned on such funds in the Borrower Funding Account prior to (but not including) the date of such Class A Advance.

(b) Maximum Yield. No provision of this Agreement or any Note shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.

SECTION 3.2 Yield Payment Dates. Yield accrued on (i) each Class A Advance shall be payable on each Payment Date and (ii) the amount of Class A Advances being repaid or prepaid on any other Settlement Date shall be paid on such Settlement Date.

SECTION 3.3 Underwriting Fees. In consideration of the Borrower allowing Avolon to arrange and underwrite the acquisition of Funded Aircraft (for its own account and on behalf of the Borrower Subsidiaries) to be funded pursuant to this Agreement, Avolon and the Borrower may from time to time agree that underwriting fees are payable (whether by way of netting or setoff or otherwise) by Avolon to the Borrower, in such amounts, manner and on such dates as Avolon and the Borrower may from time to time agree. Any such fees shall be exclusively for the Borrower’s benefit and shall be paid, applied and/or settled (whether by way of netting or setoff or otherwise) in such manner as Avolon and the Borrower may from time to time agree. Such fees are not “Collections” and there is no requirement to pay them to the Collections Account or for them to be applied pursuant to Section 8.1 of this Agreement or otherwise under any Credit Document. It is acknowledged that such fees have been agreed with respect to the period from execution of the Original Agreement up to date.

SECTION 3.4 Fees. The Borrower agrees to pay to (i) the Administrative Agent the Administrative Agent Fee in the amounts and on the dates set forth in the Administrative Agent Fee Letter, (ii) the Administrative Agent and the Class A Lenders the other Fees in the amounts and on the dates set forth in the third amended and restated letter agreement between the Administrative Agent and the Borrower regarding such Fees and dated the date hereof (as the same may be amended, restated, supplemented or otherwise modified pursuant to its terms, the

“Fee Letter”), (iii) each Class A Lender the fee in the amount set forth in the letter agreement between the Borrower and such Class A Lender dated the Original Closing Date (each such letter, as the same may be amended, restated, supplemented or otherwise modified pursuant to its terms, a “Syndication Fee Letter”) and (iv) UBS AG, Stamford Branch, the fee in the amount set forth in the letter agreement between the Borrower and UBS AG, Stamford Branch, dated the Original Closing Date (as the same may be amended, restated, supplemented or otherwise modified pursuant to its terms, a “Structuring Fee Letter”).

SECTION 3.5 Computation of Yield. All Yield hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Yield with respect to each Funding Group shall be determined by the Funding Agent for such Funding Group in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

ARTICLE IV

REPAYMENTS, PREPAYMENTS AND PAYMENTS

SECTION 4.1 Required Principal Repayments.

(a) Payment Dates. On each Payment Date, the Borrower shall be required to make the principal payments required under the Flow of Funds (including as a result of the allocation and application of Collections derived from the sale or other disposition, voluntary or involuntary, of an Aircraft or Aircraft Owning Entity) in reduction of the aggregate Outstanding Class A Principal Amount to the extent of funds available to make such payments pursuant to the Flow of Funds.

(b) Facility Termination Date. The aggregate Outstanding Class A Principal Amount shall be due and payable in full on the Facility Termination Date.

SECTION 4.2 Prepayments.

(a) Voluntary Prepayment. The Borrower may voluntarily prepay the outstanding principal amount of the Class A Advances, in whole, or in part; provided that:

(i) all such voluntary prepayments shall require at least three (3) Business Days’ prior written notice to the Administrative Agent and each Funding Agent; and

(ii) all such voluntary prepayments shall be paid into the Collection Account and applied in accordance with the terms of the Flow of Funds on the date of such prepayment.

(b) Mandatory Prepayments. Upon the sale, transfer or other disposition of any Aircraft, or any Equity Interest in any Aircraft Owning Entity or Owner Participant to a Person that is not a Borrower Group Member, by the Borrower or any Borrower Subsidiary (including, without limitation, in connection with the consummation of any ABS Transaction or any other refinancing by the Borrower), the Borrower shall forthwith deposit (or, in the case of the

Maintenance Reserves, direct the Collateral Agent to deposit) into the Collection Account an amount equal to the net proceeds of such sale or disposition (together with all amounts maintained in the Maintenance Reserves Account and the Security Deposit Account attributable to such Aircraft or Equity Interest, that are not payable to the applicable Lessee or seller of such Aircraft or Equity Interest), which amounts shall be applied in accordance with the Flow of Funds pursuant to Section 10.8 hereof. Upon the occurrence of an Event of Loss with respect to any Aircraft, the Borrower shall, within one Business Day of receipt of any insurance, condemnation or other proceeds in respect of such Event of Loss, pay such insurance, condemnation or other proceeds (including any Lessee or other third party payments and all amounts maintained in the Maintenance Reserves Account and the Security Deposit Account attributable to such Aircraft that are not required to be returned to the Lessee in accordance with the terms of the Lease) to the Class A Lenders as a prepayment of principal to the extent necessary to cure any Class A Borrowing Base Deficiency caused by such Event of Loss (to the extent that such Class A Borrowing Base Deficiency was not previously cured) and the balance of such proceeds shall be applied in accordance with the Flow of Funds on the next Payment Date after the receipt of proceeds of such sale, transfer or other disposition.

(c) Prepayments Relating to Ineligible Aircraft.

(i) The Borrower may make a prepayment of the Class A Advances with respect to a Funded Aircraft that has ceased to be an Eligible Aircraft, and secure the release of such Aircraft from the Liens granted pursuant to the Credit Documents, so long as the following conditions are satisfied:

(A) the Borrower shall have deposited into the Collection Account (x) prior to the Amortization Period, an amount equal to, or in excess of, the Allocable Advance Amount with respect to the related Aircraft as of the date of such prepayment, or (y) during the Amortization Period, an amount equal, or in excess of, to 110% of the Allocable Advance Amount with respect to the related Aircraft as of the date of such prepayment;

(B) such prepayment and release does not have as its immediate effect causing the Weighted Average Remaining Term to end less than (1) prior to the Amortization Period, one year after the Class A Commitment Termination Date and (2) during the Amortization Period, one year after the Stated Maturity Date; provided that, the Borrower may exercise its rights of prepayment and release even if the foregoing condition is not met, so long as the Borrower shall have deposited into the Collection Account an amount equal to, or in excess of, 125% of the Allocable Advance Amount with respect to the related Aircraft as of the date of such prepayment;

(C) no Event of Default or Early Amortization Event that has not been waived in writing in compliance with the terms of Section 17.2 hereof shall have occurred at or prior to the time of, and no Event of Default or Early Amortization Event shall occur as a result of, such sale, transfer or other disposition; and

(D) immediately after giving effect to such prepayment and related release, and if the date of prepayment and release is a Payment Date, immediately after giving effect to the distribution of funds under the Flow of Funds on such Payment Date (provided that, the portion of such amount in excess of 100% of the Allocable Advance Amount with respect to the related Aircraft shall be paid ratably to each Class A Funding Agent (based on the outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such principal received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders and allocated on a pro rata basis based upon the remaining Funded Aircraft)), or if the date of prepayment and release is not a Payment Date, then immediately after giving effect to the distribution of funds under the Flow of Funds on the next Payment Date (provided that, the portion of such amount in excess of 100% of the Allocable Advance Amount with respect to the related Aircraft shall be paid ratably to each Class A Funding Agent (based on the outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such principal received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders and allocated on a pro rata basis based upon the remaining Funded Aircraft)), no Class A Borrowing Base Deficiency will exist.

(ii) The Borrower shall deposit, and shall cause the Borrower Subsidiaries to immediately deposit, in each case with written notice to the Collateral Agent, the amount required to secure the release of the applicable Funded Aircraft pursuant to this Section 4.2(c) into the Collection Account for application thereof on either (x) the next succeeding Payment Date in accordance with the Flow of Funds (provided that, the portion of such amount in excess of 100% of the Allocable Advance Amount with respect to the related Aircraft shall be paid ratably to each Class A Funding Agent (based on the outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such principal received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders)) prior to such application or (y) at the written request of the Borrower, the date of the applicable prepayment and release, in accordance with the Flow of Funds (provided that, the portion of such amount in excess of 100% of the Allocable Advance Amount with respect to the related Aircraft shall be paid ratably to each Class A Funding Agent (based on the outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such principal received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders)), subject to such holdbacks with respect to applications of funds (other than applications to the repayment of Class A Advances) as the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, deems reasonably necessary. On the date of any such prepayment and release, the Borrower shall deliver to the Administrative Agent, amended and restated copies of Schedule I, Schedule II, and Schedule III hereto containing information that is correct after giving effect to such prepayment and release.

(iii) Upon prepayment of the Class A Advances relating to a Funded Aircraft in compliance with terms of this Section 4.2(c), the Administrative Agent will cooperate with the Borrower to release and return, and will instruct the Collateral Agent to release and return, to the Borrower or other applicable Borrower Group Member all right, title and interest of the Borrower and the other Borrower Group Members in and to (i) the Lease Collateral (to the extent related to the relevant Aircraft), (ii) the Assigned Agreement Collateral (to the extent related to the relevant Aircraft), (iii) to the extent applicable, the Security Collateral, Beneficial Interest Collateral and Membership Interest Collateral relating to the applicable Borrower Group Members, (iv) in the case of the Borrower, any other Collateral granted by the Borrower under the Security Trust Agreement (to the extent related to the relevant Aircraft or the applicable Borrower Group Members, and (v) in the case of the other applicable Borrower Group Members, all Collateral granted by such Borrower Group Members under the Security Trust Agreement relating to the relevant Aircraft.

(iv) Capitalized terms used but not otherwise defined in this Section 4.2(c) shall have the meanings set forth in the Security Trust Agreement.

(d) Prepayment Fee; Breakage. Each prepayment under this Section 4.2 shall be subject to the payment of any breakage cost amounts required by Section 6.4 resulting from such prepayment; provided that, there shall be no breakage costs for prepayments occurring on any Payment Date.

(e) Prepayment relating to Topco Change of Control. Upon the occurrence of a Topco Change of Control, all outstanding Class A Advances under this Agreement, together with accrued Yield, and all other Obligations under this Agreement shall become immediately due and payable, without presentment, demand, protest, or notice of any kind, and the Borrower shall immediately pay such amounts to the account or accounts designated by the Class A Requisite Lenders.

(f) Prepayment relating to an Irish Company Examiner Event. Upon the occurrence of an Irish Company Examiner Event, all outstanding Class A Advances under this Agreement, together with accrued Yield, and all other Obligations under this Agreement shall become immediately due and payable, without presentment, demand, protest, or notice of any kind, and the Borrower shall immediately pay such amounts to the account or accounts designated by the Class A Requisite Lenders.

(g) Prepayment relating to a Guarantor Indebtedness Event. At any time when a Guarantor Indebtedness Event has occurred and is continuing, the Class A Requisite Lenders shall have the right to demand (and the Administrative Agent shall notify the Borrower in writing of any such demand) that all outstanding Class A Advances under this Agreement, together with accrued Yield, and all other Obligations under this Agreement shall become due and payable, and the Borrower shall pay such amounts to the account or accounts designated by the Class A Requisite Lenders, within thirty (30) days of the Borrower’s receipt of such demand.

SECTION 4.3 Payments Generally. Subject to, and in accordance with, the provisions of this Agreement, all payments of principal of, or Yield on, the Class A Advances shall be made (whether pursuant to the Flow of Funds or otherwise) no later than 2:00 p.m., New York time, on the day when due in Dollars in same day funds to the applicable Funding Agent, to one or more accounts designated by the Primary Funding Agent, in the case of the Primary Funding Group, or to one or more accounts designated by an Other Funding Agent, in the case of an Other Funding Group, or such other account as the applicable Funding Agent shall designate in writing to the Borrower and the Administrative Agent not fewer than three (3) Business Days prior to the intended effective date of any such designation. Funds received by the applicable Funding Agent after 2:00 p.m., New York time, on the date when due, will be deemed to have been received by the applicable Funding Agent on its next following Business Day. It is understood that payments made by the Borrower to a Funding Agent or the Administrative Agent in accordance with this Agreement constitute, when made and received, a discharge and satisfaction of the Borrower’s corresponding obligation to the applicable Class A Lender hereunder.

SECTION 4.4 Sharing of Set-Off. If any Class A Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain, at any time, payment in respect of any principal of, or Yield on, any of its Class A Advances or other Obligations resulting in such Class A Lender receiving payment of a proportion of the aggregate amount of its Class A Advances and accrued Yield thereon or other Obligations greater than it would have been entitled to receive as provided herein, then such Class A Lender shall (a) notify the Administrative Agent and each Funding Agent of such fact, and (b) purchase (for cash at face value) participations in the Class A Advances, and such other Obligations of the other Class A Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by such Class A Lenders, respectively, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class A Advances and other amounts owing them as provided herein; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Class A Lender as consideration for the assignment of or sale of a participation in any of its Class A Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under any applicable Requirement of Law, that any Class A Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Class A Lender were a direct creditor of the Borrower in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Class A Lender receives a secured claim in lieu of a setoff or counterclaim to which this paragraph applies, such Class A Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Class A Lender is entitled under this paragraph to share in the benefits of the recovery of such secured claim. To the extent that any principal of, or Yield on, any Class A Advance or any other Obligation is set off by any Class A Lender, the amount so set off shall be deemed to have been discharged promptly and in all respects for all purposes of this Agreement.

ARTICLE V

[RESERVED]

ARTICLE VI

INCREASED COSTS, ETC.

SECTION 6.1 Illegality.

(a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Class A Lender to make or maintain Class A Advances as contemplated by this Agreement based upon the Eurodollar Rate (“Eurodollar Rate Advances”), such Class A Lender shall give notice thereof to the Administrative Agent, the applicable Funding Agent and the Borrower describing the relevant provisions of such Requirement of Law, following which (i) the Commitment of a Non-Conduit Lender hereunder to make Eurodollar Rate Advances, and the agreement of such affected Class A Lender to continue Eurodollar Rate Advances as such, as applicable, shall forthwith be cancelled and (ii) notwithstanding anything herein to the contrary, such Class A Lender’s Class A Advances then outstanding as Eurodollar Rate Advances, if any, shall accrue Yield at the Alternate Base Rate (x) from the next succeeding Payment Date or (y) on any earlier date as required by law. If any such conversion of any Eurodollar Rate Advance occurs on a day that is not a Payment Date, the Borrower shall pay to such Class A Lender such amounts, if any, as may be required pursuant to Section 6.4.

(b) If it becomes unlawful in any applicable jurisdiction for a Class A Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain any Class A Advance:

(i) that Class A Lender shall promptly notify the Administrative Agent and the Funding Agent for that Class A Lender upon becoming aware of that event;

(ii) upon the Administrative Agent notifying the Borrower and the other Class A Lenders, the Non-Conduit Lender Commitments of that Class A Lender will be immediately cancelled; and

(iii) the Borrower shall repay that Class A Lender’s Class A Advances on the next Payment Date occurring after the Administrative Agent has notified the Borrower.

(c) The Borrower may, by giving prior notice to the Administrative Agent by no later than the date falling five Business Days after the effective date of a cancellation of the Non-Conduit Lender Commitments of a Class A Lender in accordance with Section 6.1(b) hereof, request that the Non-Conduit Lender Commitments of the other Non-Conduit Lenders be increased in an aggregate amount up to the amount of the Non-Conduit Lender Commitments so cancelled as follows:

(i) the increased Non-Conduit Lender Commitments will be assumed by one or more Class A Lenders or Eligible Assignees (each an “Increase Lender”) selected by the Borrower (each of which shall by acceptable to the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders) and each of which confirms its willingness (in each case, in its sole discretion) to assume and does assume all the obligations of a Class A Lender corresponding to that part of the increased Non-Conduit Lender Commitments which it is to assume, as if it was an original party to this Agreement;

(ii) each Increase Lender shall become a party to this Agreement as a “Class A Lender”, and each of the parties hereto and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as such Person and the Increase Lender would have assumed and/or acquired had the Increase Lender been an original party to this Agreement;

(iii) the Non-Conduit Lender Commitments of the other Class A Lenders shall continue in full force and effect; and

(iv) any increase in the aggregate Non-Conduit Lender Commitments shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in clause (d) below are satisfied.

(d) Any increase in the aggregate Non-Conduit Lender Commitments pursuant to the foregoing clause (c) will only be effective if the relevant Increase Lender executes a joinder to this Agreement, in form and substance satisfactory to, and confirmed by, the Administrative Agent and the applicable Funding Agent.

(f) Each Class A Lender shall take reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, Section 6.1(b) above, including (but not limited to) transferring its rights and obligations under this Agreement and the other Transaction Documents to an Affiliate of, or another office of, such Class A Lender; provided that, this Section 6.1(f) does not in any way limit the obligations of the Class A Lender or any member of the Avolon Group under any Credit Document.

SECTION 6.2 Increased Costs.

(a) If (i) there shall be any increase in the cost to any Class A Lender or any of its Affiliates, permitted assignees or participants (and any further permitted assignees or participants thereof) or any Person providing such Class A Lender, if such Class A Lender is a Conduit Lender, with a liquidity or credit enhancement arrangement (each of the foregoing an “Affected Party”) of agreeing to make or making, funding or maintaining any Class A Advance hereunder or (ii) any reduction in any amount receivable in respect thereof or otherwise under this Agreement, and such increased cost or reduced amount receivable is due to either:

(x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law, regulation or accounting principle after the Original Closing Date (other than in respect of Taxes and other amounts addressed by Section 6.3); or

(y) the compliance with any guideline or request from any central bank or other Government Entity (whether or not having the force of law) introduced or made after the date of this Agreement,

then the Borrower shall from time to time, on the first Payment Date occurring at least five (5) Business Days after the Borrower’s receipt of written demand by such Affected Party, pay such Affected Party additional amounts sufficient to compensate such Affected Party for such increased cost or reduced amount receivable.

(b) If any Affected Party shall have reasonably determined that (i) the adoption of any law, rule, regulation or guideline after the Original Closing Date regarding capital adequacy, measurement or standard, or the initial implementation after the Original Closing Date of any such law, rule, regulation or guideline adopted but not initially implemented prior to the Original Closing Date, and in either case affecting such Affected Party (including, but not limited to, any rule to be so adopted or so implemented with respect to recourse, residuals, liquidity commitments or direct credit substitutes, referred to hereinafter as the “New Rules”), or (ii) any change arising after the dates of this Agreement in the foregoing or in the interpretation or administration of any of the foregoing by any Government Entity, central bank or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by such Affected Party (or any lending office of such Affected Party), or any holding company for such Affected Party which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date of this Agreement regarding capital adequacy (whether or not having the force of law) of any such Government Entity, central bank or comparable agency has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of any such holding company as a direct consequence of such Affected Party’s obligations hereunder or arising in connection herewith to a level below that which such Affected Party or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Affected Party’s policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time such Affected Party may request the Borrower to pay to such Affected Party such additional amounts as will compensate such Affected Party or any such holding company for any such reduction suffered.

(c) If as a result of any event or circumstance similar to those described in Section 6.2(a) or Section 6.2(b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party (whether directly or through a participation) with respect to amounts similar to those described in Section 6.2(a) or Section 6.2(b) in connection with this Agreement or the funding or maintenance of Class A Advances hereunder, then within ten Business Days after written demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

(d) Any failure or delay on the part of any Affected Party to demand compensation pursuant to clause (a), (b) or (c) of this Section 6.2 shall not constitute a waiver of such Affected Party’s right to demand such compensation.

(e) The Borrower shall pay to any Class A Lender, so long as such Class A Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the outstanding Eurodollar Rate Advances of such Class A Lender during each Interest Period, for such Interest Period, at a rate per annum equal, at all times during such Interest Period, to the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Class A Lender for such Interest Period, payable on each date on which Yield is payable on such Class A Advances. Such additional Yield shall be determined by such Class A Lender and shall, in the absence of manifest error, be conclusive and binding for all purposes.

SECTION 6.3 Taxes.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed, levied, collected, withheld or assessed by any Government Entity, excluding income, gross receipts, franchise, net worth, doing business and similar Taxes imposed on, respectively, the Administrative Agent, the Collateral Agent, any Funding Agent or any Class A Lender as a result of a present or former connection between, respectively, the Administrative Agent, the Collateral Agent, such Funding Agent or such Class A Lender and the jurisdiction of the Government Entity imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the respective Administrative Agent, Collateral Agent, Funding Agent or Class A Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded Taxes (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent, the Collateral Agent, any Funding Agent or any Class A Lender hereunder, respectively (each a “Section 6.3 Indemnitee”), the amounts so payable to such Section 6.3 Indemnitee shall be increased to the extent necessary to yield to such respective Section 6.3 Indemnitee (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided that, the Borrower shall not be required to increase any such amounts payable to any Section 6.3 Indemnitee to the extent imposed as a result of the failure of any such Section 6.3 Indemnitee, or in the case of any amounts payable by any Funding Agent, any related Class A Lender, to comply with the requirements of paragraph (b) of this Section 6.3 or as a result of such Class A Lender’s representation in such paragraph (b) that it was a Qualifying Lender as of the Original Closing Date or other date as of which it becomes a Class A Lender hereunder not having been true at such time. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, the Collateral Agent and each applicable Funding Agent for their respective accounts or for the account of the applicable Class A Lender, as the case may be, a certified copy of an original official receipt (or other evidence reasonably satisfactory to such Person) received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, the Collateral Agent or the applicable Funding Agent, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Collateral Agent and the Class A Lenders for any incremental Taxes, interest or penalties (and related costs) that may become payable, respectively, by the Administrative Agent, the Collateral Agent or any Class A Lender as a result of any such failure. The agreements in this Section 6.3 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b) Each Section 6.3 Indemnitee shall, to the extent it may lawfully do so, deliver to the Borrower, or to the Funding Agent for each Funding Group in the case of any Class A Lender (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Person becomes a Class A Lender, Administrative Agent, Collateral Agent or Funding Agent under this Agreement (and from time to time thereafter upon the request of Borrower and each such Funding Agent), but only if such Person is legally entitled to do so, any form or information prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in withholding tax duly completed together with such supplementary documentation as may be prescribed by any applicable Requirement of Law to permit the Borrower or any applicable Funding Agent to determine the withholding or deduction required to be made. Each Section 6.3 Indemnitee agrees to take such actions as the Borrower shall reasonably request and as are consistent with applicable Requirements of Law to claim any available reductions or exemptions from Non-Excluded Taxes and to otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 6.3; provided that, any costs incurred in taking such actions (including attorneys’ fees) shall be for the account of the Borrower. Each Class A Lender represents that it is a Qualifying Lender as of the Original Closing Date or other date as of which it becomes a Class A Lender hereunder, and agrees to advise the Borrower reasonably promptly following its becoming aware that it is no longer a Qualifying Lender.

Without limiting the foregoing, each Person that is an assignee pursuant to Article XV shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements to the extent required pursuant to this Section 6.3.

(c) The Borrower agrees to pay any present or future stamp, sales, documentary, filing, registration, excise or property Taxes or any other Taxes, fees, charges or other levies payable, or determined to be payable, in connection with the execution, delivery, filing recording or registration of this Agreement and any other Transaction Documents and agrees to indemnify any Section 6.3 Indemnitee against any liabilities (including related costs) with respect to or resulting from any delay in paying or the omission to pay such Taxes.

(d) The Borrower shall indemnify any Section 6.3 Indemnitee, within ten (10) Business Days after written demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by any such Section 6.3 Indemnitee, and any penalties, interest and reasonable expenses (including costs of contesting such Non-Excluded Taxes) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Government Entity. A certificate as to the amount of such payment or liability delivered to the Borrower by any Class A Lender (with a copy to the Administrative Agent), by the Collateral Agent or by the Administrative Agent on its own behalf or on behalf of any Class A Lender, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(e) If any Section 6.3 Indemnitee determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 6.3, such Section 6.3 Indemnitee shall pay over such refund (net of all out-of-pocket expenses of such Section 6.3 Indemnitee and without interest, other than any interest paid to it with respect to such refund) to the Borrower (but only to the extent of the amounts paid by the Borrower under this Section 6.3 with respect to the Taxes giving rise to such refund); provided that, the Borrower, upon the request of any such Section 6.3 Indemnitee, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed) to the Section 6.3 Indemnitee in the event such Section 6.3 Indemnitee is required to repay such refund to any Government Entity. This subsection (e) shall not be construed to require any Section 6.3 Indemnitee to make available its Tax Returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(f) (i) The parties hereto hereby agree that Topco or Avolon and any direct or indirect Irish resident Subsidiary of Topco or Avolon may together apply to be treated as a single taxable person in accordance with the provisions of section 15 of the VAT Consolidation Act 2010, and

(ii) the Servicer and the Borrower Group Members covenant and undertake that none of Topco, Avolon and any direct or indirect Irish tax resident Subsidiary which makes an application as referred to in the immediately preceding clause (i) shall undertake any activity or activities which gives rise to an Irish VAT liability in respect of which any of these entities is the accountable person within the meaning of section 2 of the VAT Consolidation Act 2010, except that the restriction set out in this sub-clause (ii) shall not apply to or prohibit Topco’s, Avolon’s or any direct or indirect Irish tax resident Subsidiary’s ability to (a) self-account for any Irish VAT in connection with the payment for services received from non-Irish service providers or (b) engage in any transaction that is not in contravention with the terms of the Credit Documents and which forms part of Topco’s, Avolon’s or any direct or indirect Irish tax resident Subsidiary’s activities as holding company, an aircraft lessor, servicer or financier (as the case may be).

SECTION 6.4 Indemnity Regarding Breakage Costs. The Borrower hereby agrees to indemnify each Class A Lender and to hold each Class A Lender harmless from any loss (other than loss of Applicable Class A Margin) or reasonable expense which such Class A Lender may sustain or incur as a consequence of (a) default or rescission, as applicable, by the Borrower in making a borrowing of, conversion into or continuation of any Class A Advance hereunder on the date requested after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment on the date requested after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Class A Advances on a day which is not either the last day of an Interest Period with respect thereto or a Payment Date. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Class A Advances provided for herein (minus the Applicable Class A Margin) over (ii) the amount of interest (as determined by such Class A Lender) which would have accrued to such Class A Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

SECTION 6.5 Notice of Amounts Payable. In the event that any Class A Lender becomes aware that any amounts are or will be owed to it pursuant to Section 6.1, 6.2 or 6.3(a), then it shall promptly notify the Borrower thereof; provided that any failure to provide such notice shall not affect the Borrower’s obligations hereunder or under the other Transaction Documents or result in any liability of or on the part of such Class A Lender. The amounts set forth in such notice shall be conclusive and binding for all purposes absent manifest error.

SECTION 6.6 Mitigation Obligations. If any Class A Lender or any of its Affiliates requests compensation under Section 6.2, or requires the Borrower to pay any additional amount to such Class A Lender, any of its Affiliates or any Government Entity for the account of such Class A Lender or any of its Affiliates pursuant to Section 6.3, then such Class A Lender (an “Affected Lender”) shall use reasonable efforts to designate a different lending office for funding or booking its Class A Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Affected Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.2 or 6.3, as the case may be, in the future and (ii) would not subject such Affected Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Affected Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Affected Lender to the Borrower shall be conclusive absent manifest error.

SECTION 6.7 FATCA. Notwithstanding any other provision in this Agreement (including, without limitation, Section 6.2 and Section 6.3) or any other Credit Document, if the Borrower is obliged to make a FATCA Deduction in accordance with FATCA, it shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA, and shall not be required to pay any increased amounts to, or indemnify, any party hereto for such FATCA Deduction.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1A Conditions to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

(a) Payment in full of the Amendment and Restatement Fee under, and as defined in, the Fee Letter, in accordance with the terms thereof.

(b) Certain Deliveries. The Administrative Agent and each of the Class A Lenders shall have received all of the following, each duly executed and otherwise satisfactory to the Administrative Agent and each of the Class A Lenders:

(i) Credit Documents. Fully executed copies of this Agreement, together with all schedules and exhibits thereto, the Fee Letter, a confirmation dated the date hereof of the Parent Guarantee, the amendment dated the date hereof to the Avolon-Borrower Purchase Agreement, the amended and restated Expenses Apportionment Agreement dated the date hereof, and a confirmation dated the date hereof of a certain Securities Account Pledge Agreement dated May 6, 2014 with respect to a Funded Aircraft bearing manufacturer’s serial number 39815 (collectively, the “Fourth Amendment and Restatement Documents”);

(ii) Resolutions. Certified resolutions of the Boards of Directors of the Borrower and the Servicer, approving and adopting the Fourth Amendment and Restatement Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(iii) Incumbency/Directors Certificates. Certified specimen signatures of officers of the Borrower and the Servicer;

(iv) Opinions. Favorable opinions of (A) New York and Cayman counsel to the Borrower and the Servicer, in each case substantially in the forms of the opinions set forth at Exhibit K hereto, and (B) Maples and Calder, special Irish counsel to the Borrower, the Servicer and the Borrower Subsidiaries with respect to the bankruptcy remoteness of the Avolon Group entities in form and substance satisfactory to the Administrative Agent and the Class A Lenders; and

(v) Financials. A copy of the audited consolidated financial statements of the Topco Group and Avolon Group, prepared in accordance with IFRS, for the Fiscal Year ending December 31, 2013, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent and the Class A Requisite Lenders, accompanied by a certificate of the Chief Financial Officer of Avolon, confirming that the relevant member of the Avolon Group is in compliance with the minimum liquidity, Minimum Tangible Net Worth, and debt-to-equity requirements set forth in Section 12.1(f), Section 13.1(m) and Section 13.1(o) and hereof, respectively.

(c) Representations and Warranties. As of the Original Closing Date and the Restatement Date, and immediately after giving effect to this Agreement, the representations and warranties of the Borrower contained in Article IX and of the Servicer contained in Section 8.3(b) are true and correct, other than any representations and warranties that by their terms do not apply on or as of the Original Closing Date or Restatement Date, as applicable.

(d) No Event of Default. No Default, Event of Default or Early Amortization Event has occurred and is continuing under the Original Agreement, the First Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement or the Third Amended and Restated Credit Agreement, or will result from the effectiveness of this Agreement.

SECTION 7.1B Conditions to Release of Initial Class A Advances. The Initial Class A Advance Date occurred prior to the date hereof. The availability of the Initial Class A Advances hereunder on the Initial Advance Date was subject to the fulfillment of the conditions precedent set forth in Section 7.1B of the First Amended and Restated Credit Agreement.

SECTION 7.2A Additional Class A Advances. The release of funds to the Borrower from the making of any Additional Class A Advance under this Agreement is, in addition to the conditions precedent specified in Section 7.1B and Section 7.3, and subject to the funding and release procedures described in Section 2.3(c), subject to the fulfillment of the following conditions precedent:

(a) No Class A Borrowing Base Deficiency; Widebody Limitation; and A321 Limitation. (i) Immediately after giving effect to the Additional Class A Advance and to the related release of funds (and for the avoidance of doubt, determining each Class A Borrowing Base for this purpose giving effect to the inclusion of the incipient Additionally Funded Aircraft within the Borrower’s Portfolio), (x) no Class A Borrowing Base Deficiency will exist (and the Administrative Agent shall have received an Additional Class A Advance Request and a Holding Period Release Request, as applicable, containing a borrowing base certification demonstrating the foregoing), and (y) the amount being funded with respect to such Additional Class A Advance shall not be an amount in excess of the Class A Borrowing Base with respect to the relevant Aircraft;

(ii) With respect to the funding of a Widebody Aircraft, immediately after giving effect to the Additional Class A Advance for such Aircraft and to the related release of funds (and for the avoidance of doubt, after giving effect to the inclusion of the incipient Additionally Funded Aircraft within the Borrower’s Portfolio), the Widebody Notional Principal Amount shall not exceed 35% of the Class A Advances Limit (after giving effect to the Borrower’s use of a portion of such Additional Class A Advance to make, immediately upon receipt of such Additional Class A Advance, a voluntary prepayment of the type contemplated in the definition of Widebody

Notional Principal Amount if the Borrower elects to make such a prepayment), and for each Funded Aircraft that is an A350, there are at least three (3) Funded Aircraft that are Narrowbody Aircraft (that are not E190s); and

(iv) With respect to the funding of an A321, immediately after giving effect to the Additional Class A Advance for such Aircraft and to the related release of funds (and for the avoidance of doubt, after giving effect to the inclusion of the incipient Additionally Funded Aircraft within the Borrower’s Portfolio), the A321 Notional Principal Amount shall not exceed 35% of the Class A Advances Limit (after giving effect to the Borrower’s use of a portion of such Additional Class A Advance to make, immediately upon receipt of such Additional Class A Advance, a voluntary prepayment of the type contemplated in the definition of A321 Notional Principal Amount if the Borrower elects to make such a prepayment)

(b) Weighted Average Remaining Term. The Weighted Average Remaining Term of the Leases, as determined immediately after such inclusion, shall not end less than (1) prior to the Amortization Period, one year after the Class A Commitment Termination Date and (2) during the Amortization Period, one year after the Stated Maturity Date.

(c) Aircraft Age. Each Additionally Funded Aircraft has a manufacture completion date that is not more than four (4) years prior to the date on which such Aircraft becomes a Funded Aircraft.

(d) Off-Lease Aircraft. No such Additionally Funded Aircraft to be acquired will be Off-Lease; provided that, the Additionally Funded Aircraft may include Pop-Up Aircraft, so long as, immediately after giving effect to such Class A Advance or release and the consummation of the transactions contemplated in the making of such Additional Class A Advance, (i) at least ten other Funded Aircraft shall not be Pop-Up Aircraft, (ii) no more than two Funded Aircraft shall be Pop-Up Aircraft, and (iii) no more than three of the Funded Aircraft shall be Off-Lease.

(e) Certain Deliveries. The Administrative Agent and each of the Class A Lenders shall have received all of the following, each duly executed and dated the related Additional Class A Advance Date or, if later, the date of release of related funds to the Borrower (or such earlier date as shall be satisfactory to the Administrative Agent and each of the Class A Lenders), and otherwise as indicated below:

(i) Incumbency/Directors Certificate. Certified specimen signatures of officers of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance;

(ii) Resolutions. Certified resolutions of the Boards of Directors of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance, approving and adopting the Transaction Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(iii) Opinions. Favorable opinions (in form and substance satisfactory to the Administrative Agent and the Class A Lenders) of (A) special New York, Cayman and Irish counsel to the Borrower, the Servicer and the Borrower Subsidiaries and (B) special Irish counsel to the Class A Lenders, and (C) special Connecticut counsel to any Aircraft Owning Entity that is a Connecticut statutory trust;

(iv) Aircraft Acquisition Documents. Copies of the Aircraft Acquisition Documents (if applicable) in respect of the Additionally Funded Aircraft (which shall have been delivered in final, if available, or in draft form to the Administrative Agent and each of the Class A Lenders at least five (5) Business Days prior to the applicable Additional Class A Advance Date, except that delivery of a related Lessee insurance certificate shall be governed by the covenant of the Borrower at Section 10.34 hereof;

(v) Purchase Price Certification. The Purchase Price Certification in respect of the Additionally Funded Aircraft has been delivered to the Administrative Agent and each of the Class A Lenders.

(vi) Organizational Documents. The Organizational Documents of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance, certified as of a recent date, and which shall, if permitted under applicable law, contain limitations on purpose and other bankruptcy remoteness provisions satisfactory to the Administrative Agent and each of the Class A Lenders;

(vii) Operating Documents. Operating Documents of each Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance, certified as of the related Additional Class A Advance Date as true and correct, and which shall contain limitations on purpose and other bankruptcy remoteness provisions reasonably satisfactory to the Administrative Agent and each of the Class A Lenders;

(viii) FAA Counsel Opinions. With respect to each Additionally Funded Aircraft registered or to be registered in the United States, if any, the Administrative Agent, the Collateral Agent and each of the Class A Lenders shall have received the favorable written opinion of FAA Counsel as to the perfection and first priority, subject only to Priority Permitted Liens, of the security interest granted under the Mortgage and the matters described in clauses (A), (B), (D) and (E) of Section 7.2A(e)(viii) (in form and substance satisfactory to the Administrative Agent and the Class A Lenders);

(ix) Local Counsel Opinions. With respect to each Additionally Funded Aircraft that is registered in, or which is under Lease to a Lessee organized under the laws of or domiciled in, a country other than the United States, the Administrative Agent, the Collateral Agent and each of the Class A Lenders shall have received a favorable opinion (in form and substance satisfactory to the Administrative Agent and the Class A Lenders) from Local Aircraft Counsel with respect to each Applicable Foreign Aviation Law applicable to such Additionally Funded Aircraft as to (A) the due registration of such Aircraft in the name of the Lessee (if applicable under Applicable Foreign Aviation Law) or the Aircraft Owning Entity, or that application has been duly made for such registration and that such registration is expected to be completed by the applicable aircraft registry in due course, (B) the absence of Liens other than Permitted Liens on the Aircraft or any part thereof to the extent that Liens may be recorded under applicable aviation law, (C) the due authorization, execution, and delivery by and enforceability against Lessee of, the applicable Lease, (D) the perfection of the rights of the Aircraft Owning Entity in and to the Aircraft and Lease, including without limitation as to the due recordation (or due filing for recordation) of the Borrower Acquisition Documents (or an opinion that such perfection does not require such recordation), (E) each deregistration and export power of attorney required to be delivered with respect to each Additionally Funded Aircraft pursuant to Section 10.38 has been duly authorized, executed and delivered, and is suitable in form and substance for the purpose of permitting the Collateral Agent to deregister and export the Aircraft upon presentation of the same to the applicable aircraft registry, without the need to obtain the consent of, or take any other action with respect to, the Lessee or any court or governmental authority other than such presentation and (F) such other matters as the Administrative Agent and the Class A Lenders may reasonably request (which request may include, with respect to jurisdictions of concern to the Class A Lenders advising as to creditor’s rights, including rights of recovery and repossession of aircraft);

(x) Cape Town Opinion. The Administrative Agent, the Collateral Agent and each of the Class A Lenders shall have received a favorable legal opinion (in form and substance satisfactory to the Administrative Agent and the Class A Lenders) from counsel satisfactory to the Administrative Agent, the Collateral Agent and each of the Class A Lenders (which shall be FAA Counsel in the case of an Aircraft registered or being registered in the United States and shall otherwise be Local Aircraft Counsel or other counsel satisfactory to the Administrative Agent and each of the Class A Lenders) addressing (A) the effectiveness and effect of the registrations described in clause (f)(v) below, (B) the perfection and first priority, subject only to Priority Permitted Liens, of the security interest granted under the applicable Mortgage, (C) as to the absence of other then-effective Liens (other than the lien of the Lease) recorded at the International Registry and (D) that each IDERA required to be delivered pursuant to Section 10.38 with respect to the applicable Additionally Funded Aircraft has been duly authorized, executed and delivered, and is suitable in form and substance for the purpose of permitting the Collateral Agent to deregister and export the Aircraft upon presentation of the same at the International Registry, without the need to obtain the consent of, or take any other action with respect to, the related Aircraft Owning Entity, any Applicable Intermediary, the Lessee, or any court or governmental authority other than such presentation, together with a favorable legal opinion of special Cayman counsels to the effect each Borrower Group Member related to the Additionally Funded Aircraft organized or incorporated under the laws of the Cayman Islands has made a valid election under the Cape Town Law that the Cape Town Law shall have general application to it.

(xi) Security Interest Granted by Non-Irish, Non-Cayman Islands or Non-U.S. Lessor. Subject to the provisions of Section 9.31, the Administrative Agent, the Collateral Agent and each of the Class A Lenders shall have received, with respect to each Additionally Funded Aircraft the Lessor of which is domiciled or otherwise connected with a jurisdiction other than the United States (or any state thereof), Ireland or the Cayman Islands, such that the laws of such other jurisdiction would or could, in the reasonable judgment of the Administrative Agent and each of the Class A Lenders, govern or establish the perfection and effect of perfection and/or priority of the Collateral Agent’s security interest in the Additionally Funded Aircraft, the Lease relating to such Aircraft, or any of the other Collateral granted or required to be granted by the Lessor under the Security Trust Agreement, a favorable legal opinion issued by counsel satisfactory to the Administrative Agent and each of the Class A Lenders, addressing and confirming the execution of such documents and instruments, the making of such filings or registrations, and the taking of such other actions, in or otherwise pursuant to the applicable law of such jurisdiction, as may be necessary or desirable to establish or perfect a security interest, subject in priority to no Liens other than Priority Permitted Liens, in such Collateral in favor of the Collateral Agent to secure the obligations secured by the Security Trust Agreement. Subject to the provisions of Section 9.31, if such actions cannot be taken under applicable law prior to the release of funds associated with the related Additional Class A Advance to the Borrower, the Borrower shall have confirmed or established, in a manner satisfactory to the Administrative Agent and each of the Class A Lenders (acting reasonably), that the taking of such actions or making of such filings as are specified in the legal opinion shall have occurred or will occur, and the applicable legal opinion shall confirm that the taking of such actions shall establish a perfected security interest, subject in priority to no Liens other than Priority Permitted Liens, under the applicable law of such jurisdiction in favor of the Collateral Agent;

(xii) Notice and Acknowledgment. A Notice and Acknowledgment, executed by the applicable Borrower Subsidiary for each Additionally Funded Aircraft and the applicable Lessee, with respect to each of the related Additional Leases;

(xiii) Aircraft Insurance. (A) With respect to each of the Additionally Funded Aircraft, certificates of insurance from qualified brokers of aircraft insurance or other evidence reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, evidencing all insurance required to be maintained by the applicable Obligor under the Lease and/or the applicable Notice and Acknowledgment, which shall meet the requirements of this Agreement and of the Servicing Agreement, in each case, together with all endorsements required under the Transaction Documents and/or the applicable Notice and Acknowledgment, and (B) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent and each of the Class A Lenders with respect to the Contingent Policy, together with all endorsements required under the Transaction Documents;

(xiv) Searches. The Administrative Agent shall have received the results of a search in any applicable Uniform Commercial Code filing office, at the International Registry, and any applicable aircraft registry, and at any other applicable registry, showing that the applicable Additionally Funded Aircraft and any other related Collateral are free and clear of Liens that may be recorded at such office or registry other than the applicable Eligible Lease and the Mortgage, and, in the case of the International Registry, no prior registration of an international interest or sale or prospective international interest or prospective sale with respect to such Aircraft other than the sale of the applicable Aircraft to Avolon or the applicable Aircraft Owning Entity (or a sale of the applicable Aircraft to the Person selling such Aircraft to Avolon or the applicable Aircraft Owning Entity or to such Person or to a prior owner of such Aircraft);

(xv) Appraisals. Initial Current Market Value Appraisals from each of the Approved Appraisers and Initial Base Value Appraisals from each of the Approved Appraisers in respect of each Additionally Funded Aircraft;

(xvi) NY Counsel Opinion. With respect to each Borrower Group Member entering into or becoming party to a Credit Document in respect of or relating to an Additionally Funded Aircraft, a legal opinion of special New York counsel to such Borrower Group Member, addressing substantially the same matters, as to the relevant additional Borrower Group Member(s), as were addressed in respect of Borrower Group Members in the opinion of special New York counsel delivered on the Initial Advance Date; and

(xvii) Process Agent Letters. Executed copies of appointment and acceptance letters appointing Avolon Aerospace (New York) Inc., with an office on the date hereof at One Stamford Plaza, 263 Tresser Boulevard, 9th Floor, Suite 905, Stamford, CT 06901, USA, as the designee, appointee and agent of each of the Borrower Subsidiaries that is becoming a Borrower Group Member in connection with such Additional Class A Advance to receive, accept and acknowledge for and on its behalf service of legal process.

(f) Financing Statements, Other Registrations, etc.

(i) Subject to Section 14.6, the Administrative Agent shall have received Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Collateral Agent for the benefit of the Class A Lenders, subject in priority to no Liens other than Priority Permitted Liens, under the Transaction Documents as to the interests in any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance, in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions or registrations as may be necessary under applicable law (including, Cayman Islands law, Irish law and, as provided in clause (v) below, the Cape Town Convention) to perfect (to the extent such concept is recognized under applicable law), within the period provided for in the Security Trust Agreement, or otherwise ensure the effectiveness of the related Liens of the Collateral Agent for the benefit of the Class A Lenders, subject in priority to no Liens other than Priority Permitted Liens, under the Transaction Documents (and, in the case of (x) the pledge of equity interests in Borrower Group Members that are organized under the laws of Ireland, the entry into an Irish Charge with respect to such interests, (y) the pledge of Equity Interests in Borrower Group Members that are organized or incorporated under the laws of the Cayman Islands and that are in registered form or evidenced by certificated instruments or securities, the entry into an Cayman Islands Share Charge with respect to such interests, and (z) the pledge of Equity Interests in Borrower Group Members that are organized or incorporated under laws other than the laws of Ireland or the laws of the Cayman Island and that are evidenced by certificated instruments or securities, the entry into a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and the Class A Lenders with respect to such interests);

(ii) The Borrower shall have delivered to the Collateral Agent all share certificates and other certificates, if any, evidencing ownership of any Equity Interests in any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto, in each case if customary under the law of the jurisdiction governing the pledges;

(iii) Where required by applicable law, the Borrower shall have delivered to the Collateral Agent fully executed “control agreements” that have been executed by the respective issuers (and consented to by the Borrower) with respect to any uncertificated Equity Interests of any Borrower Subsidiary that is becoming a Borrower Group Member in connection with such Additional Class A Advance;

(iv) Where required by applicable law, each of the Aircraft Owning Entities and Owner Participants shall have delivered to the Collateral Agent fully executed “control agreements” with respect to any uncertificated Equity Interests in any Owner Trust, Applicable Intermediary or other Subsidiary, that is becoming a Borrower Group Member in connection with such Additional Class A Advance;

(v) The Administrative Agent shall have received evidence satisfactory to the Administrative Agent of the taking of such actions (including without limitation becoming a “transacting user entity” with the International Registry) and the making of such registrations (including prospective registrations) in the International Registry pursuant to the Cape Town Convention and the International Registry Procedures to obtain the benefits and protections of the Cape Town Convention as may be applicable and available to the transactions contemplated by the Credit Documents as the same relate to the Borrower Acquisition Documents that are the subject of a Class A Advance, including as to any Mortgages, Leases and any contracts of sale, international interests, agreements, assignments, or other interests relating to the Additionally Funded Aircraft that may be registered in the International Registry, and each Aircraft Owning Entity has elected, pursuant to the provisions of the Cape Town Law, that such law shall have general application to it, and has noted such election in its Register of Mortgages and Charges;

(vi) The Borrower shall have delivered to the Collateral Agent a Chattel Paper Original of the applicable Lease (together with any related lease amendment, supplement or novation), in each case signed by the Lessee (and complied with the other requirements set forth in the definition of Chattel Paper Original herein);

(vii) Each Borrower Subsidiary having an interest in, or to have an interest in, the related Funded Aircraft shall have duly authorized, executed and delivered a “Grantor Supplement” as defined in and as contemplated under the Security Trust Agreement, and the Borrower shall have duly authorized, executed and delivered a related “Collateral Supplement” as defined in and contemplated under the Security Trust Agreement, and, in the case of a Borrower Subsidiary incorporated in the Cayman Islands, such Collateral Supplement shall have been registered in the “Register of Mortgages and Charges” maintained by such Borrower Subsidiary (with a search of such Register of Mortgages and Charges revealing no prior registration with respect to the Collateral that is the subject matter of such Collateral Supplement); and

(viii) Subject to, and in accordance with the requirements of, Section 9.31, the applicable Aircraft Owning Entity owning or to become the owner of the related Funded Aircraft shall have (x) duly authorized, executed and delivered the Mortgage with respect to such Funded Aircraft, (y) filed the Mortgage, the Leases and any lease assignments with respect to such Aircraft for recordation (A) with the FAA Aircraft Registry if the Funded Aircraft is registered at the FAA Register and (B) at the International Registry and caused the Lien created by such Mortgage to constitute a perfected security interest, subject in priority to no Liens other than Priority Permitted Liens, in such Aircraft, and (z) duly registered such Aircraft in the name of such Aircraft Owning Entity (or the applicable Lessee if required under Applicable Foreign Aviation Law) to the extent permitted by applicable laws, free and clear of Liens other than Permitted Liens and paid or procured the payment of all necessary fees and taxes relating thereto.

(g) No Proceedings. There exist no proceedings or investigations pending or, to the Borrower’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties (A) asserting the invalidity of this Agreement or any of the other Credit Documents, as the same relate to the relevant Additionally Funded Aircraft and the Aircraft Acquisition Documents associated with the relevant Additionally Funded Aircraft, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the other Credit Documents, as the same specifically relate to the rights of the Collateral Agent in the relevant Additionally Funded Aircraft and the Aircraft Acquisition Documents associated with the relevant Additionally Funded Aircraft, or (C) seeking any determination or ruling that could reasonably be expected to adversely affect the performance by the Borrower or any Borrower Subsidiaries of its obligations under any of the Credit Documents, as the same specifically relate to the rights of the Collateral Agent in the relevant Additionally Funded Aircraft and the Aircraft Acquisition Documents associated with the relevant Additionally Funded Aircraft.

(h) Waivers and Consents. All necessary waivers, consents, approvals and authorizations required in connection with the Transaction Documents dated as of the Additional Class A Advance Date and the transactions contemplated therein shall have been delivered.

(i) [Reserved.]

(j) Certain Events. None of the following events has occurred: (i) any written information submitted to the Administrative Agent or any Class A Lender by or on behalf of the Borrower, any Borrower Subsidiary, Avolon or the Servicer proves to have been inaccurate or incomplete in any material respect; (ii) any event having a Material Adverse Effect with respect to the Borrower, or the Borrower shall otherwise be subject to a Material Adverse Effect; (iii) the Administrative Agent or any of the Class A Lenders is not satisfied that the transactions, arrangements, or dispositions of assets contemplated by, or incidental to, the Borrower Acquisitions in respect of the Additionally Funded Aircraft have been consummated in accordance with the provisions of Borrower Acquisition Documents relating to the proposed Additionally Funded Aircraft; or (iv) there shall be any pending or threatened litigation or other proceeding (private or governmental) with respect to such Borrower Acquisition Documents, the Transaction Documents or any of the transactions contemplated thereby.

(k) Description of Additionally Funded Aircraft, etc. The Administrative Agent shall have received amended and restated copies of Schedule I, Schedule II, Schedule III and Schedule VIII incorporating all information required thereunder regarding (i) the Additionally Funded Aircraft or interests therein acquired with such Additional Class A Advances, (ii) each Aircraft Owning Entity and, if applicable, Owner Participant and Owner Trustee related to any such Additionally Funded Aircraft, and (iii) the Lease with respect to each Additionally Funded Aircraft.

(l) No Event of Loss. No Event of Loss has occurred with respect to any such Additionally Funded Aircraft as of the Additional Class A Advance Date.

(m) Security Deposits. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower is complying with the covenants applicable to funding of amounts in respect of Security Deposits set forth at Section 8.1(c)(i), to the extent applicable.

(n) No Violation of Law. The consummation of the transactions contemplated by this Agreement and the other Credit Documents and the Borrower Acquisition Documents, as the same relate to the relevant Additionally Funded Aircraft, do not (A) violate in any respect any law (including, without limitation, any Environmental Law), rule or regulation applicable to the Borrower or any Borrower Subsidiaries or to such Borrower Acquisition Documents or relevant Additionally Funded Aircraft, or (B) violate any writ, order, judgment or decree binding on or affecting the Borrower or any Borrower Subsidiaries of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries and relating to such Borrower Acquisition Documents or relevant Additionally Funded Aircraft.

(o) Hedging Policy. The Borrower shall be in compliance with the Hedging Policy.

(p) Insurance Opinion. Each of the Class A Lenders shall have received from the Borrower an insurance opinion that (i) is from an insurance advisor that is satisfactory to each of the Class A Lenders, acting reasonably and (ii) shall address the relevant Additionally Funded Aircraft and otherwise be in form and substance satisfactory to each of the Class A Lenders, acting reasonably.

SECTION 7.2B [Intentionally Omitted.]

SECTION 7.3 All Class A Advances. The making of the Initial Class A Advance and any Additional Class A Advance under this Agreement is, in addition to the conditions precedent specified in Section 7.1B and Section 7.2A (in each case as applicable), subject to the conditions precedent that:

(a) No Event of Default, etc. No Default, Event of Default or Early Amortization Event has occurred and is continuing or will result from the effectiveness of this Agreement or the making of the applicable Class A Advance; and

(b) Representations and Warranties. As of the date of such Class A Advance, and immediately after giving effect to such Class A Advance and the consummation of the transactions contemplated in the making of such Class A Advance, the representations and warranties of the Borrower contained in Article IX and of the Servicer contained in Section 8.3 are true and correct as of the date of such requested Class A Advance, with the same effect as though made on the date of such Class A Advance (except, that any such representations or warranties expressly stated by their terms to be made only at or as of one or more particular dates or times, shall be made only at or as of such specified dates or times and are not so deemed to be a condition to such Class A Advance).

ARTICLE VIII

ADMINISTRATION AND SERVICING OF AIRCRAFT AND LEASES

SECTION 8.1 Collection Procedures.

(a) Administration.

(i) Except as otherwise provided herein or in any other Transaction Documents, the Collections shall be administered by the Servicer, in accordance with the terms of this Agreement and the terms of the Servicing Agreement. The Borrower shall provide to the Servicer on a timely basis all information needed for such administration. The Borrower hereby appoints the Servicer (to the extent so appointed under the Servicing Agreement) as its agent to administer the Aircraft, the Leases and the Related Security and collect the Collections in accordance with this Agreement and the Servicing Agreement.

(ii) Avolon hereby covenants and agrees to act as Servicer under this Agreement and the Servicing Agreement for a term, commencing on the Original Closing Date and ending on the date of receipt by the Servicer of a notice of termination from the Administrative Agent in accordance with Section 13.2. Avolon hereby agrees that, as of the Restatement Date, it shall become bound to continue as the Servicer subject to and in accordance with the other provisions of this Agreement and the Servicing Agreement.

(iii) The Servicer agrees that its servicing of the Aircraft Assets shall be conducted in conformance with the applicable Servicer Standard of Performance and otherwise in accordance with this Agreement and the Servicing Agreement. The Servicer’s duties shall be set forth in the Servicing Agreement.

(b) Change in Payment Instructions to Obligors. Neither the Servicer nor the Borrower will add or terminate any bank or bank account as an Account Bank, Collection

Account, Security Deposit Account, Maintenance Reserves Account, or the Irish VAT Refund Account or otherwise change them from those listed in Schedule VI to this Agreement, or make any change in its instructions to Obligors regarding payments to be made under any Lease related to any Aircraft to the Collection Account or the Maintenance Reserves Account, unless (i) except in the case of the addition of the Irish VAT Refund Account, the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, shall have consented thereto in writing and (ii) the Administrative Agent and the Collateral Agent shall have received notice of such addition, termination or change (including an updated Schedule VI) and a fully executed account control agreement with respect to such bank and/or bank account, in each case, in form and substance satisfactory to the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders.

(c) Deposits to Accounts. The Borrower will, or will cause the Servicer to, (x) direct all Obligors related to Leases of Funded Aircraft to remit all Collections and all payments in respect of Security Deposits with respect to such Aircraft (but not payments in respect of Maintenance Reserves with respect to any Aircraft) to the Collection Account. Further, and without limiting the immediately preceding sentence, the Borrower will, or will cause the Servicer to:

(i) on or prior to each related Advance Date with respect to each Aircraft, transfer or otherwise deposit into the Security Deposit Account an amount equal to the outstanding balance of the amount of Security Deposit then required under the Lease applicable to such Aircraft;

(ii) at any time after the Advance Date on which a Class A Advance is made with respect to an Aircraft, promptly, and in any event on the Business Day of receipt of any Security Deposit with respect to such Aircraft (x) directly from any Obligor or (y) in the Collection Account, deposit all such Security Deposits to the Security Deposit Account;

(iii) direct all Obligors related to other Leases of Aircraft with respect to which a Class A Advance has occurred hereunder to remit any payments in respect of Maintenance Reserves with respect to such Aircraft to the Maintenance Reserves Account; and

(iv) at any time after the Advance Date on which a Class A Advance is made with respect to an Aircraft, promptly, and in any event on the Business Day of the receipt of any Maintenance Reserves with respect to such Aircraft (x) directly from any Obligor or (y) in the Collection Account (and the Borrower’s or the Servicer’s determination that such funds constitute Maintenance Reserves), deposit all such Maintenance Reserves to the Maintenance Reserves Account.

If the Borrower or the Servicer shall receive any funds constituting Collections (other than Security Deposits and Maintenance Reserves) directly, it shall promptly (and, in any event, on the Business Day of the Borrower’s or the Servicer’s receipt of such funds) deposit the same to the Collection Account.

Neither the Borrower nor the Servicer will deposit or otherwise credit, or cause to be so deposited or credited:

(A) to the Collection Account, cash or cash proceeds other than Collections and Security Deposits relating to the Aircraft;

(B) to the Security Deposit Account, cash or cash proceeds other than Security Deposits relating to the Aircraft; and

(C) to the Maintenance Reserves Account, cash or cash proceeds other than Maintenance Reserves.

The Borrower and the Servicer will use commercially reasonable efforts to direct the Collateral Agent to withdraw and transfer to an appropriate account any cash or cash proceeds deposited or otherwise credited:

(W) to the Collection Account, other than Collections and Security Deposits relating to the Aircraft;

(X) to the Security Deposit Account, other than Security Deposits relating to the Aircraft; and

(Y) to the Maintenance Reserves Account, other than Maintenance Reserves.

(d) Letters of Credit. In the event a Lessee in accordance with its applicable Lease has procured a letter of credit in lieu of cash funding of its obligations regarding Maintenance Reserves or Security Deposits, (i) the Borrower and the Servicer will maintain access to such letter of credit and (ii) the Borrower and the Servicer will each use reasonable commercial efforts to cause the issuer of such letter of credit to provide its written consent to an assignment of the proceeds of such letter of credit to the Collateral Agent and/or completed such other steps (if any) as may be necessary under applicable law to provide the Collateral Agent with a perfected security interest in the right to payment and performance by the issuer under such letter of credit (it being understood and agreed that, where the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, is satisfied that no such consent or step are required under applicable law in order to achieve such perfection, no action on the part of the Borrower shall be required pursuant to this provision). The Administrative Agent, each of the Class A Lenders and the Collateral Agent hereby agree that, prior to the earlier of the occurrence or declaration of the Facility Termination Date and the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, the Collateral Agent shall exercise its rights with respect to any letter of credit only at the written direction of the applicable Lessor and the Collateral Agent is fully protected in relying upon such instruction of such Lessor. Upon the earlier of the occurrence or declaration of the Facility Termination Date and the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, the Collateral Agent may, and shall, at the written direction of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, exercise its rights with respect to any letter of credit without any requirement for direction from the applicable Lessor, the Borrower, the Servicer or any other

Borrower Group Member, subject and without prejudice to any obligations which the Collateral Agent may have under applicable law with respect to any action taken in connection with the foreclosure upon such letter of credit. Notwithstanding any provision to the contrary in any Transaction Document, if, despite using reasonable commercial efforts, the Borrower or the Servicer are unable to obtain the consent or to complete the other steps referred to in sub-clause (ii) in the first sentence of this Section 8.1(d), then any representations and warranties of the Servicer, the Borrower or any Borrower Group Member in any Transaction Documents relating to the creation and perfection of security interests in respect of any letters of credit shall be qualified accordingly.

(e) Payment Date Distributions. On each Payment Date, all Available Collections will be applied by the Collateral Agent (x) in the case of clause (i) below, in accordance with instructions and directions to the Collateral Agent set forth on the Monthly Report to be delivered to the Collateral Agent on the related Determination Date (or, if the Collateral Agent fails to do so, by the Administrative Agent), and (y) in the case of clause (ii) below, in accordance with a written direction received by the Collateral Agent from the Administrative Agent, and in each case as follows (and in the order of priority listed):

(i) so long as no Event of Default or Early Amortization Event has occurred (unless such Event of Default or Early Amortization Event shall have been waived in writing in compliance with the terms of Section 17.2 hereof) and, in any case, prior to the declaration, or automatic occurrence, of the Facility Termination Date:

(A) pro rata, to the Collateral Agent and the Account Bank in payment in full of all accrued and unpaid Account Bank and Collateral Agent Fees and Expenses;

(B) pro rata, to the applicable payees, for payment or reimbursement of Borrower Expenses and, during the Amortization Period, for Borrower Income Tax Expenses;

(C) [intentionally omitted];

(D) [intentionally omitted];

(E) at any time prior to the occurrence of a Servicer Termination Event, to the Servicer, in payment in full of its Servicing Fees with respect to such Payment Date;

(F) to the Administrative Agent, for its own account, in payment in full of the portion of the Administrative Agent Fee payable on such Payment Date;

(G) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), the Class A Commitment Fee;

(H) pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due thereunder (other than termination payments in connection with which the counterparty on the related Hedge Agreement is the “Defaulting Party” or sole “Affected Party”), if any, and (2) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), any Yield due under this Agreement in respect of outstanding Class A Advances (it being agreed that each Class A Funding Agent shall distribute any such Yield received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders);

(I) ratably to the Administrative Agent, the Class A Funding Agents and the Class A Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to the Administrative Agent, a Class A Funding Agent or a Class A Lender pursuant to the terms of any of the Transaction Documents;

(J) [intentionally omitted];

(K) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), in the amount of the Class A Borrowing Base Deficiency, if any, on such Payment Date (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders);

(L) [intentionally omitted];

(M) [intentionally omitted];

(N) [intentionally omitted];

(O) to the Servicer, for Servicer Advance Reimbursements (together with accrued and unpaid interest thereon calculated in accordance with Section 8.1(g));

(P) during the Amortization Period, ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, in reduction of the Outstanding Class A Principal Amount, the amount required to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders);

(Q) [intentionally omitted];

(R) [intentionally omitted];

(S) to the Servicer in payment in full of any accrued and unpaid expenses and/or indemnification payments payable thereto under the Servicing Agreement as of the last day of the prior calendar month;

(T) prior to the Amortization Period, to or at the direction of the Borrower, for Borrower Income Tax Expenses; and

(U) to or at the direction of the Borrower (including to make payments of interest, principal and premium, if any, on one or more Avolon Sub Loans in accordance with the terms thereof and/or, subject to Section 10.24, to pay cash or other dividends on its Equity Interests and/or return capital to its equity holders), the remaining portion of such funds; provided that, the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account; and

(ii) if an Event of Default or Early Amortization Event has occurred and has not been waived in writing in compliance with the terms of Section 17.2 hereof, or, in any case, after the declaration, or automatic occurrence, of the Facility Termination Date:

(A) pro rata, to the Collateral Agent and the Account Bank in payment in full of all accrued and unpaid Account Bank and Collateral Agent Fees and Expenses

(B) [intentionally omitted];

(C) [intentionally omitted];

(D) to the Administrative Agent, for its own account, in payment in full of its Administrative Agent Fee with respect to such Payment Date;

(E) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), the fees remaining payable pursuant to the Fee Letter in respect of the Class A Commitment Fee;

(F) pro rata, to the applicable payee, for payment or reimbursement of Borrower Expenses and Borrower Income Tax Expenses;

(G) to Avolon or any other member of the Avolon Group or any Affiliate of the Borrower, in its capacity as Servicer, in an amount equal to the Servicing Fees which are accrued and unpaid as of the immediately preceding Determination Date;

(H) pro rata (1) to the counterparties on any Hedge Agreements for the hedge payments due thereunder (other than termination payments in connection with which the counterparty on the related Hedge Agreement is the “Defaulting Party” or sole “Affected Party”), if any, and (2) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), any Yield due under this Agreement in respect of outstanding Class A Advances, including Yield payable at the Default Rate (it being agreed that each Class A Funding Agent shall distribute any such Yield received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Class A Lenders);

(I) ratably to the Administrative Agent, the Class A Funding Agents and the Class A Lenders for all costs and expenses and other similar amounts (including, without limitation, any amounts payable under Sections 6.1 through 6.4 hereof and under Section 17.4 hereof) payable to the Administrative Agent, a Class A Funding Agent or a Class A Lender pursuant to the terms of any of the Transaction Documents;

(J) [intentionally omitted];

(K) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), in the amount of the Class A Borrowing Base Deficiency, if any, on such Payment Date (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders);

(L) [intentionally omitted];

(M) [intentionally omitted];

(N) ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, in reduction of the Outstanding Class A Principal Amount, the amount required to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders);

(O) [intentionally omitted];

(P) [intentionally omitted];

(Q) to the Servicer, for Servicer Advance Reimbursements (together with accrued and unpaid interest thereon as calculated pursuant to Section 8.1(g));

(R) to the Servicer in payment in full of any accrued and unpaid expenses and/or indemnification payments payable thereto under the Servicing Agreement as of the last day of the prior calendar month; and

(S) to or at the direction of the Borrower (including to make payments of interest, principal and premium, if any, on one or more Avolon Sub Loans in accordance with terms thereof and/or, subject to Section 10.24, to pay cash or other dividends on its Equity Interests and/or return capital to its equity holders), the remaining portion of such funds; provided that, the Borrower may elect, in its sole discretion, to retain all or a portion of such funds in the Collection Account.

(f) Returned Collections. For the purposes of this Section 8.1, if and to the extent the Administrative Agent, any Funding Agent, the Collateral Agent or any Class A Lender shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Funding Agent, the Collateral Agent, the Account Bank or such Class A Lender, as the case may be, shall have a claim against the Borrower for such amount, payable pursuant to the Flow of Funds above.

(g) Servicer Advances.

(i) The Servicer shall be entitled, but is not obliged, to make one or more advances (any of which, a “Servicer Advance”); provided that, the Servicer may not make Servicer Advances during the period between the Original Closing Date and the Facility Termination Date in a cumulative aggregate amount exceeding $25,000,000 (with such calculation of cumulative aggregate amount made without regard to whether any such Servicer Advances are or have been repaid). The proceeds of Servicer Advances will be applied as if they were Available Collections for the Payment Date relating to the monthly collection period in respect of which made. The Servicer shall be entitled to reimbursement for such Servicer Advances, payable under the Flow of Funds as a Servicer Advance Reimbursement (together with interest accrued thereon as provided in clause (ii) of this subsection (g) below).

(ii) The outstanding unpaid principal balance of Servicer Advances shall bear interest, at a rate per annum equal to the Eurodollar Rate (determined as set forth in clause (i) of the definition of Eurodollar Rate), payable monthly on each Payment Date (to the extent of Available Collections) pursuant to an allocation thereto in the Flow of Funds.

(h) Lessee Payments.

(1) The Borrower, Borrower Subsidiaries and the Servicer (on behalf of the Borrower Subsidiaries), at all times shall be entitled to (and the Borrower (on behalf of itself and the

Borrower Subsidiaries) and the Servicer agree that, subject to the express provisions of this Agreement or any other Credit Document, they shall only (except as expressly permitted in (j) below)) withdraw funds from the Maintenance Reserves Account and the Security Deposit Account to the extent such parties are required to pay amounts in respect of Maintenance Reserves or Security Deposits to Lessees or other third parties pursuant to the terms of any applicable Lease or the Servicing Agreement; provided that, if an Event of Default has occurred and has not been waived in writing in compliance with the terms of Section 17.2 hereof, then the entitlement of the Borrower, any Borrower Subsidiaries and the Servicer to make withdrawals under this clause (h) shall be subject to the Borrower or the Servicer demonstrating, to the reasonable satisfaction of the Class A Lenders, that the related payment is required to be made under the related Lease.

(2) [Intentionally Omitted].

(3) In relation to the maintenance reserve payments required to be made to other Lessees from the Maintenance Reserves Account (as permitted under Section 8.1(h)(1) above, the Account Bank is irrevocably directed by the Borrower, the Servicer, the Class A Lenders and the Administrative Agent to, and hereby agrees to, release funds from the Maintenance Reserves Account solely to an account of the relevant Lessee (such account and related transfer instructions to be provided by such Lessee to the Servicer and thereafter forwarded by the Servicer to the Account Bank (and the Account Bank may conclusively rely thereon)) unless otherwise directed by the Class A Lenders.

(i) Maintenance Reserve Payments. Following the termination of a Lease, the Borrower, Borrower Subsidiaries and the Servicer shall be entitled to withdraw from the Maintenance Reserves Account any balances contained therein attributable to the related Aircraft for the payment of any expenses incurred in maintaining, repairing, remarketing, storing, insuring or getting the applicable Off-Lease Aircraft generally in a condition for Lease, to another Eligible Carrier.

(j) Maintenance Reserve and Security Deposit Withdrawal. Notwithstanding any terms to the contrary herein or in any other Credit Document, the Borrower may withdraw proceeds held in the Maintenance Reserve Account and Security Deposit Account for its use as it deems fit with prior notice to the Account Bank substantially in the form attached hereto as Exhibit A-3 (the “MR/SD Withdrawal Request”); provided that, no Event of Default or MR/SD Trigger Event has occurred and is continuing. Upon the occurrence of an Event of Default or MR/SD Trigger Event which is continuing, the Borrower shall be obliged to promptly pay into the Maintenance Reserve Account and Security Deposit Account, as the case may be, the aggregate of any and all amounts which were withdrawn from such account pursuant to this clause (j) less any amounts applied to meet the Lease obligations described in clause (h) above.

(k) Irish VAT Refund Account. All payments of refunds with respect to Irish value-added tax and any other amounts related to Irish tax payments payable to any Borrower Group Member shall be, when received, deposited in the Irish VAT Refund Account. Funds held in the Irish VAT Refund Account shall be converted into Dollars with a recognized foreign exchange dealer or foreign commercial bank (which may be the bank where the Irish VAT Refund Account is located or the Account Bank or an Affiliate). Upon conversion and receipt of

Dollars, the Collateral Agent shall cause such amounts to be deposited from the Irish VAT Refund Account to the Collection Account as soon as administratively practicable. The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Borrower, the Collateral Agent or any of their respective Affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

All amounts held in the Irish VAT Refund Account from time to time shall remain uninvested pending conversion to Dollars and transfer to the Collection Account.

The Servicer shall promptly notify the Collateral Agent in writing of the expected payment of any such refund and the anticipated amount thereof.

(l) Avolon Sub Loans Advance. If on any Advance Date there are Class A Lenders who do not make available to the applicable Funding Agent their ratable share of the Class A Advance to be made on such Advance Date and no other Class A Lenders (or the Administrative Agent) have made available to the Administrative Agent such shortfall in accordance with Section 2.3(b) of this Agreement, then the holders of the Avolon Sub Loans may advance, and/or Avolon may contribute in the form of a capital contribution, an aggregate amount equal to any such shortfall to the Borrower on such Advance Date so that the Borrower has sufficient funds available to purchase the subject Aircraft Owning Entity on such Advance Date and to satisfy its obligations under the Avolon-Borrower Purchase Agreement. In the event that the holders of the Avolon Sub Loans elect to advance the Borrower, and/or Avolon elects to contribute to the Borrower, an aggregate amount equal to such shortfall, then any amounts recovered from the failing Class A Lenders shall be paid directly to the holders of the Avolon Sub Loans, pro rata based on the respective advances and/or contributions, as applicable, made in respect of such shortfall, until such advances are paid in full and then, if applicable, directly to Avolon until such capital contribution is repaid in full, and such funds shall not constitute Collections to be applied under Section 8.1(e).

SECTION 8.2 Investments. All funds on deposit in the Collection Account, the Maintenance Reserves Account and the Security Deposit Account (each of which shall be deemed to constitute a securities account for purposes of the UCC) shall be invested only in Eligible Investments as specified by the Borrower in writing to the Account Bank from time to time; provided that, if the Borrower shall fail to specify such Eligible Investments in a timely manner, the Collateral Agent, at the direction of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, may specify such Eligible Investments. All investments of funds on deposit in the Collection Account, the Maintenance Reserves Account and the Security Deposit Account shall mature, or may be sold or withdrawn without loss, not later than the Business Day preceding the next Payment Date. Income earned on funds deposited to the Collection Account, the Maintenance Reserves Account and the Security Deposit Account shall be transferred by the Account Bank to the Collection Account on the Business Day prior to each Payment Date for distribution pursuant to the Flow of Funds; provided that, the Servicer shall notify the Account Bank of any income earned on funds deposited to the Maintenance Reserves Account or the Security Deposit Account which must be retained in such accounts pursuant to the terms of any applicable Leases (and such income shall not be so transferred).

SECTION 8.3 Covenants, Representations and Warranties of Servicer. In addition to the covenants of the Servicer set forth in the applicable Servicing Agreement, Servicer hereby makes the following applicable representations, warranties and covenants to the other parties hereto on which the Class A Lenders shall rely in making the Class A Advances (provided that, if a successor Servicer that is not an Affiliate of Avolon is the Servicer hereunder it shall not be required to make the covenants in clauses (a)(xv) or (xvi) or the representations and warranties set forth in clauses (b)(ii)):

(a) Covenants. The Servicer covenants to the Borrower, the Administrative Agent, each Funding Agent and the Class A Lenders as follows:

(i) The Servicer shall not do anything to impair the rights of the Borrower, the Administrative Agent or the Class A Lenders in the Aircraft Assets, including, without limitation, in the Related Security.

(ii) The Servicer shall at all times maintain its principal executive office within Ireland.

(iii) The Servicer shall, with effect from the Initial Advance Date, maintain customary amounts of insurance coverage with respect to the Servicer under the Servicing Agreement, including, without limitation, coverage for errors and omissions (but not employee fidelity bond), fire, theft, workers compensation and servicer liability arising from the collection or remarketing, as applicable, of the Leases; provided that, the coverage for errors and omissions applicable to the Servicer shall in all cases be maintained at a level of coverage at least equal to $10,000,000 (subject to customary deductibles and co-payments, if applicable).

(iv) The Servicer shall, on every Determination Date occurring following the Original Closing Date, prepare and forward a Monthly Report to the Borrower, the Administrative Agent and each Class A Lender.

(v) The Servicer shall, consistent with the scope and area of its duties and responsibilities set forth in the Servicing Agreement to which it is a party, provide services to the Borrower and the Borrower Subsidiaries so as to enable them to comply with their respective obligations under this Agreement, including without limitation in respect of their covenant obligations set forth in Article X. The Servicer further agrees to refrain from taking actions that are inconsistent with such obligations of the Borrower and Borrower Subsidiaries.

(vi) The Servicer shall maintain (a) its legal existence and, if applicable, good standing in the Cayman Islands and (b) its qualification and, if applicable, good standing in all other jurisdictions where such qualification is necessary or customary in order for the Servicer to effectively discharge its obligations under the Servicing Agreement.

(vii) The Servicer shall furnish to the Collateral Agent, the Administrative Agent and each Class A Lender from time to time such statements and schedules further identifying and describing the Collateral as the Collateral Agent, the Administrative Agent or any Class A Lender may reasonably request, all in reasonable detail.

(viii) The Servicer will not maintain, nor permit a Lessor to maintain, for any purposes related to perfection or the effect of perfection in the applicable jurisdiction, the possession of any executed original counterparts of the Leases that would be deemed a Chattel Paper Original, in a jurisdiction other than Ireland, unless such Lease is a Chattel Paper Original deposited with the Collateral Agent.

(ix) The Servicer shall maintain its computer systems so that, from and after the time of the Initial Class A Advances under this Agreement its Records indicate clearly that the Collateral is directly or indirectly owned by the Borrower or another Borrower Group Member.

(x) The Servicer on behalf of the Borrower shall maintain Records of the Aircraft and the Leases, consistent with those of a prudent international operating lessor.

(xi) With respect to technical and maintenance Records relating to a Funded Aircraft, the Servicer agrees on behalf of the Borrower to provide the Collateral Agent and the Administrative Agent, promptly upon request, access to (A) while the Aircraft is under Lease, such Records of the Lessee that the Lessor is entitled itself to access under, and subject to the restrictions of, the related Lease and the cooperation of the Lessee (which cooperation the Servicer will pursue consistent with the Servicer Standard of Performance), and (B) in any case, such Records that the Borrower or the Lessor maintains on its own account through the Servicer. The Servicer agrees to maintain and update such Records consistent with the Servicer Standard of Performance.

(xii) The Servicer shall advise the Class A Lenders, the Collateral Agent, the Administrative Agent and each Funding Agent promptly, in reasonable detail, (A) of any Adverse Claim known to it made or asserted against any of the Collateral (other than Permitted Liens), (B) of the occurrence of any event (other than a change in general market conditions) of which it is aware and which would have an adverse effect on the assignments and security interests granted by the Borrower or Avolon under any Credit Document, and (C) as soon as the Servicer becomes aware, of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $1,000,000.

(xiii) The Servicer shall not, directly or indirectly, (A) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 9.21 in violation of any Requirement of Law, (B) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, to the extent applicable to the Servicer or the Administrative Agent, or (C) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Servicer shall deliver to the Class A Lenders any certification or other evidence requested from time to time (but, absent an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, not more than once in any calendar quarter) by any Class A Lender in its reasonable discretion, confirming the Servicer’s compliance with this Section 8.3(a)(xiii)). The Servicer shall not knowingly cause or permit any of the funds that are used to repay the Class A Advances to be derived from any unlawful activity with the result that the making of the Class A Advances would be in violation of any Requirement of Law.

(xiv) Subject to the availability to the Servicer of adequate funding to comply with its obligations under this section and the Servicing Agreement to which it is a party, the Servicer shall keep the Borrower in compliance with its obligations and covenants herein and under any other Transaction Documents provided to the Servicer by the Borrower, to the extent that such obligations and covenants specifically relate to the “Services” as defined in the Servicing Agreement. Nothing in this section or in the Servicing Agreement shall be deemed to constitute or be construed as (A) a delegation or other transfer to, or an assumption by, the Servicer or any of its Affiliates of any obligations of any Person within the Borrower Group to make any payment to any Lessee, any Class A Lender (without limiting any express obligation of the Servicer under the Servicing Agreement) or other Person, or to comply with any other monetary obligation, under any Lease or any other Transaction Document, or (B) a transfer to the Servicer or any of its Affiliates of any right, title or interest in any Lease or related agreement or any Aircraft Asset covered thereby.

(xv) The Servicer agrees to procure and deliver to the Borrower, so as to allow the Borrower to comply with its corresponding reporting obligation under Section 10.19(a), as soon as available and in any event within 150 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with IFRS, for such year of the Topco Group and the Avolon Group, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent and the Class A Requisite Lenders, accompanied by a certificate of the Chief Financial Officer of Avolon, confirming that Avolon is in compliance with the minimum liquidity, Minimum Tangible Net Worth, and debt-to-equity requirements set forth in Section 12.1(f), Section 13.1(m) and Section 13.1(o) hereof, respectively.

(xvi) The Servicer agrees to procure and deliver to the Borrower, so as to allow the Borrower to comply with its corresponding reporting obligation under Section 10.19(a), as soon as available and in any event within 45 days after the end of each quarter of each Fiscal Year, with respect to the Topco Group, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with IFRS, certified by the officer in charge of financial matters of the Topco Group, identifying such balance sheets or statements as being the balance sheets or statements of such Person described in this paragraph (xvi) and stating that the information set forth therein fairly presents the financial condition of the Topco Group as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and omissions of footnotes and subject to the auditors’ year end report.

(xvii) The Servicer agrees to procure and deliver to the Borrower on each Reappraisal Date, so as to allow the Borrower to comply with its corresponding obligation under Section 10.33, with respect to each Funded Aircraft, Base Value Reappraisals and Current Market Value Reappraisals (dated, and containing appraisals as of, such Reappraisal Date in each case).

(xviii) The Servicer shall promptly, and in any event within five (5) Business Days of the Servicer obtaining knowledge thereof, provide to the Administrative Agent and each Funding Agent (in multiple copies, if requested by the Administrative Agent or any Funding Agent), written notice of any proposed or pending tax assessments, deficiencies or audits by the tax authorities, describing such matter(s) in reasonable detail.

(b) Representations and Warranties. The Servicer represents and warrants to the Borrower, the Administrative Agent, each Funding Agent and the Class A Lenders, as of (unless otherwise explicitly set forth below) the Original Closing Date, the Restatement Date, the Initial Advance Date, the date of each Additional Class A Advance and each Payment Date, as to itself, that:

(i) The Servicer has been duly incorporated and is validly existing as an exempted company incorporated under the laws of the Cayman Islands with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

(ii) There is no existing default under any Operating or Organizational Document of the Servicer or any event which, with the giving of notice or the passage of time or both, would have a material adverse effect on its business or assets or on its ability to perform the services provided for in the Servicing Agreement or any other Credit Document;

(iii) The Servicer is duly qualified to do business as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business (including, as applicable, the servicing of the Aircraft, the Leases and the Related Security as required by this Agreement) requires such qualification;

(iv) The Servicer has the power and authority to execute and deliver this Agreement and the other Credit Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

(v) This Agreement and the other Credit Documents to which the Servicer is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, examinership, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vi) The consummation of the transactions contemplated by this Agreement and the other Credit Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, any Operating Document or Organizational Document of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust on other instrument, other than this Agreement, or violate any law (including, without limitation, any Environmental Laws), order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(vii) There are no proceedings or investigations pending against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Credit Documents, (B) seeking to prevent the consummation or performance by the Servicer of any of the transactions contemplated by this Agreement or any of the Credit Documents to which the Servicer is a party, or (C) seeking any determination or ruling that could reasonably be expected to adversely affect the validity or enforceability of, this Agreement or any of the Credit Documents to which the Servicer is a party;

(viii) All approvals, authorizations, consents, licenses, registrations, declarations, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Servicer of this Agreement and the other Credit Documents to which it is a party and the consummation of the transactions contemplated thereby have been or will be taken, made or obtained on or prior to respective dates of execution and delivery of this Agreement and such other Credit Documents;

(ix) The Servicer has complied in all respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders, as any of the same relate to performance by it of its services under the Servicing Agreement;

(x) (A) The Servicer has filed on a timely basis all Tax Returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, (B) the Servicer has paid, or made adequate provisions for the payment in accordance with IFRS of, all Taxes, assessments and other governmental charges due from the Servicer, other than where such Taxes are being contested in good faith and the Servicer has adequate reserves for the payment thereof, (C) all such Tax Returns are true and correct in all respects, (D) no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge, and (E) any Taxes, fees and other governmental charges payable by the Servicer in connection with the execution and delivery of this Agreement and the other Credit Documents and the transactions contemplated hereby or thereby, have been paid or will be paid when due.

(xi) All written information furnished by or on behalf of the Servicer to any Class A Lender, the Collateral Agent, the Administrative Agent or any Funding Agent in connection with this Agreement or any transaction contemplated hereby is true and complete in all material respects on and as of the date of delivery of such written information, and does not omit to state a material fact necessary to make the statements contained therein not misleading on and as of such date of delivery;

(xii) (A) The Servicer is in compliance in material respects with all, and has no liability under any, applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals required to be maintained by it under applicable Environmental Laws, and (B) the Servicer has not been notified of any pending action, suit, proceeding or investigation, and is not aware of any fact, in each case which the Servicer has not provided written notice to Administrative Agent, which (1) calls into question, or could reasonably be expected to call into question, compliance by it with any Environmental Laws, (2) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of its business, assets or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (3) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any of its property to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

(xiii) The Servicer is not engaged in nor has it engaged in any course of conduct that could subject any of its properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic;

(xiv) The Servicer is not in violation of any Anti-Terrorism Laws applicable to the Servicer, including, as applicable, the Executive Order, and the Patriot Act.

None of the Servicer or, to the knowledge of the Servicer, its officers, trustees or directors, or any broker or other agent appointed by it acting or benefiting in any capacity in connection with the Class A Advances is any of the following:

(A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(B) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(C) a Person with which any Class A Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(E) a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

None of the Servicer or, to the knowledge of the Servicer, any of its officers, trustees or directors, or any broker or other agent appointed by it acting in any capacity in connection with the Class A Advances (but excluding any of the other parties to the Transaction Documents or any Affiliate of them other than any Borrower Group Member) (i) knowingly conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the preceding paragraph in violation of any Requirement of Law, (ii) conducts any business in violation of any Requirement of Law in relation to anti-bribery, anti-corruption or anti-money laundering, (iii) knowingly deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law to the extent applicable to the Servicer or the Administrative Agent, or (iv) knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law;

(xv) Each of the representations and warranties of the Servicer set forth in the Servicing Agreement to which it is a party, each of which is hereby incorporated herein by reference, is true and correct (it being understood that a representation or warranty that by its express terms is expressed to be made as of, and only as of, a particular date or time, is only represented to be true and correct at and as of such time), and the Administrative Agent, the Funding Agents and the Class A Lenders shall be entitled to rely on each of them as if they were fully set forth herein;

(xvi) On and as of each Advance Date (and after giving effect to the transactions contemplated to occur on such Advance Date), there does not exist any Servicer Termination Event or event that would constitute a Servicer Termination Event but for the passage of time or the giving of notice or both; and

(xvii) The Servicer represents and warrants that each Monthly Report delivered hereunder is accurate in all material respects as of the date thereof.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Class A Lenders, to make Class A Advances hereunder, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent, each Funding Agent and the Class A Lenders, as of (unless otherwise explicitly set forth below) the Original Closing Date, the Restatement Date, the Initial Advance Date, the date of each Additional Class A Advance and each Payment Date, as follows:

SECTION 9.1 Subsidiaries. The Borrower has no Subsidiaries other than the Aircraft Owning Entities, Applicable Intermediaries and Owner Participants and any Persons owning beneficial interests therein.

SECTION 9.2 Organization and Good Standing.

(a) Borrower. The Borrower has been duly organized and is validly existing as an exempted company under the laws of the Cayman Islands, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power and authority and legal right to acquire and own the Aircraft, Leases and Related Security, the other Aircraft Assets and the Equity Interests of the Borrower Subsidiaries and to grant to the Collateral Agent, for the benefit of the Class A Lenders, a security interest in all of the Borrower’s right, title and interest in, to and under the Collateral, subject in priority to no Liens other than Priority Permitted Liens, and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

(b) Subsidiaries and Affiliates. Each of the Borrower Subsidiaries has been duly formed, incorporated or organized and is validly existing as a corporation, limited liability company, partnership, limited partnership, business or statutory trust, owner trust or other business entity in good standing under the laws of the jurisdiction of its formation (to the extent such concept is recognized in such jurisdiction), incorporation or organization as set forth in Schedule VIII, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power and authority and legal right to acquire and own Aircraft, Leases, Related Security, other Aircraft Assets and, if applicable, Equity Interests of other Borrower Subsidiaries and perform its obligations under each of the Transaction Documents to which it is a party. Each Aircraft Owning Entity, and (if any) each Owner Participant, is incorporated as an exempted company under the laws of the Cayman Islands, Ireland or another jurisdiction satisfactory to the Administrative Agent and the Class A Lenders, with a center of administration and principal place of business in Ireland.

(c) Constitutive Documents. There is no existing default under any Operating Document or Organizational Document of the Borrower or any Borrower Subsidiaries or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

SECTION 9.3 Due Qualification. The Borrower and each of the Borrower Subsidiaries is duly qualified to do business as a foreign entity in good standing (to the extent such concept is applicable), and has obtained all necessary licenses and approvals, in all jurisdictions.

SECTION 9.4 Enforceability. This Agreement and the other Transaction Documents to which the Borrower or any of the Borrower Subsidiaries are a party constitute legal, valid and binding obligations of the Borrower and such Borrower Subsidiaries, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, examination, reorganization or other similar law, and (ii) general principles of equity.

SECTION 9.5 Security Interest.

(a) The Security Trust Agreement creates or shall create upon registration where registration is required to secure priority, a valid security interest in the Collateral in favor of the Collateral Agent, subject only to Permitted Liens, and subject in priority to no Liens other than Priority Permitted Liens, enforceable against the Borrower and the Borrower Subsidiary grantors thereunder, and creditors of and purchasers from such grantors. Each Mortgage, creates or shall create upon registration where registration is required to secure priority, a valid security interest in the related Aircraft in favor of the Collateral Agent, subject only to Permitted Liens, and subject in priority to no Liens other than Priority Permitted Liens, enforceable against the Borrower Subsidiary grantors thereunder, and creditors of and purchasers from such grantors; provided that, the Borrower does not make or give any representation or warranty that the Mortgage with respect to each Funded Aircraft is valid, recognized as effective or is capable of being enforced or is, or is capable of, being perfected in any jurisdiction referred to in the definition of Applicable Foreign Aviation Law.

(b) None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of Avolon-Borrower Purchase Agreement or any applicable Borrower Acquisition Document or the terms hereof or of the Security Trust Agreement and any other applicable Credit Document, and except for Permitted Liens, and no Collateral is described in (i) any UCC financing statements filed against Avolon, any Seller or the Borrower other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with the Security Trust Agreement, each of which name the Collateral Agent as secured party or the Avolon-Borrower Purchase Agreement, which names the Borrower as purchaser/secured party, or (ii) any other registries or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations made in connection with the Security Trust Agreement or any other security document in favor of the Collateral Agent.

SECTION 9.6 No Violation. The consummation of the transactions contemplated by this Agreement and the other Credit Documents to which the Borrower or any Borrower

Subsidiaries are a party, and the fulfillment of the terms of this Agreement and the other Credit Documents to which the Borrower or any Borrower Subsidiaries are a party, shall not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Operating Documents or Organizational Documents of the Borrower or any Borrower Subsidiaries, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower or any Borrower Subsidiary is a party or by which it is bound or any of its properties are subject, or (B) result in the creation or imposition of any Adverse Claim upon any of the properties of the Borrower or any Borrower Subsidiaries pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Security Trust Agreement, and/or Avolon-Borrower Purchase Agreement, or (C) violate in any respect any law (including, without limitation, any Environmental Law), rule or regulation applicable to the Borrower or any Borrower Subsidiaries or with respect to any Collateral, or (D) violate any writ, order, judgment or decree binding on or affecting the Borrower or any Borrower Subsidiaries of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties.

SECTION 9.7 No Proceedings. There are no proceedings or investigations pending against the Borrower or any Borrower Subsidiaries, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Borrower or any Borrower Subsidiaries or any of their respective properties (A) asserting the invalidity or unenforceability of this Agreement or any of the other Credit Documents, (B) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement or any of the other Credit Documents, (C) seeking any determination or ruling that could reasonably be expected to adversely affect the performance by the Borrower or any Borrower Subsidiaries of its obligations under any of the Credit Documents or (D) that could reasonably be expected to have an adverse effect on the Borrower or any Borrower Subsidiaries, the Aircraft, the Leases, or any other Collateral. The representations set forth in sub-clauses (C) and (D) above are given solely as of the Original Closing Date, the Restatement Date and each Advance Date.

SECTION 9.8 Approvals. All approvals, authorizations, consents, licenses, registrations, declarations, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Borrower or any Borrower Subsidiaries of any such Transaction Document to which it is a party and the consummation of the transactions contemplated thereby have been or will be taken or obtained on or prior to the respective dates of execution and delivery of such Transaction Documents.

SECTION 9.9 Subsidiaries. Schedule VIII sets forth (a) a correct and complete list of the relationship of the Borrower and the Borrower Subsidiaries and all of their respective Subsidiaries, (b) the location of the chief executive office of each of them, (c) the jurisdiction of formation, incorporation or organization of each of them, (d) a true and complete listing of each class of the Equity Interests of each of them, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified in Schedule VIII, (e) the type of entity of each of them, and (f) if applicable, the employer or taxpayer identification number of each of them and the organizational identification number issued by each of their respective jurisdictions of formation, incorporation, or organization. Each of the Borrower and each Borrower Subsidiary has only one jurisdiction of formation, incorporation, or organization, except that each of Avolon, the Borrower, each of the Aircraft Owning Entities and each Applicable Intermediary (other than an Exempted Applicable Intermediary) is a resident of Ireland for tax purposes.

SECTION 9.10 Solvency. Each of the Borrower and each of the Borrower Subsidiaries is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. None of the Borrower or any Borrower Subsidiaries has any Indebtedness to any Person other than as permitted pursuant to Section 10.27 hereof.

SECTION 9.11 Compliance with Laws. The Borrower and each Borrower Subsidiary, (a) as of each Advance Date, has complied in all respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders with respect to, as of any Advance Date, the Aircraft, Leases and other Aircraft Assets that are the subject of funding on such Advance Date, and (b) as of each Advance Date and each Payment Date, has complied in all respects with all applicable laws (including, without limitation, any Environmental Law), rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person), agreements, decrees and orders binding on it and issued by any Government Entity that has jurisdiction, (unless the same has been properly appealed and such appeal is being diligently prosecuted by such Person), with respect to its Aircraft, Leases and other Aircraft Assets generally.

SECTION 9.12 Taxes. The Borrower and each Borrower Subsidiary has filed on a timely basis all Tax Returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, and has paid, or in accordance with IFRS made adequate provisions for the payment of, all Taxes due from the Borrower and each of the Borrower Subsidiaries, as applicable. All such Tax Returns are true and correct in all respects. To the Borrower’s knowledge, no tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Taxes that has not been notified to the Administrative Agent in writing. Any Taxes, fees and other governmental charges payable by the Borrower or any Borrower Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of the Aircraft and the Leases and Related Security, if any, and the transfer of the Equity Interests of the Borrower Subsidiaries to the Borrower have been paid or will be paid when due. The Borrower is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in an adverse change in the business, operations, property, prospects or financial or other condition of the Borrower or any of the Borrower Subsidiaries.

SECTION 9.13 Monthly Report. Each Monthly Report is accurate in all respects as of the date thereof.

SECTION 9.14 No Liens, Etc.

(a) The Collateral and each part thereof is owned by the Borrower or the applicable Borrower Group Member free and clear of any Adverse Claim, and the Borrower or the applicable Borrower Group Member has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of the Initial Class A Advances, the Collateral Agent, for the benefit of the Administrative Agent, each Funding Agent and the Class A Lenders, will have, upon registration if required, acquired a perfected (to the extent such concept is recognized under applicable law) and valid security interest, subject in priority to no Liens other than Priority Permitted Liens, in such Collateral, free and clear of any Adverse Claim. No effective control agreement, mortgage, financing statement or other instrument similar in effect covering all or any part of the Collateral has been executed or is on file in any recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Administrative Agent, the Funding Agents and the Class A Lenders pursuant to Article VII of this Agreement or, with respect to the Leases, in favor of the Borrower pursuant to the Avolon-Borrower Purchase Agreement. The use by the Borrower of the Collateral and all rights with respect thereto do not infringe on the rights of any Person.

(b) The rights and obligations of the Borrower Group Members as Lessors under the Leases with respect to the Aircraft, and any Equity Interests in any other Person held by such Borrower Group Members, are, in each case, held free and clear of any Adverse Claim, or prohibition with respect to transferability and each such Borrower Group Member has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of the Initial Class A Advances or Additional Class A Advance relating thereto, the Collateral Agent, for the benefit of the Administrative Agent, each Funding Agent and the Class A Lenders, will have, upon registration if required, acquired a perfected (to the extent such concept is recognized under applicable law), and valid security interest, subject in priority to no Liens other than Priority Permitted Liens, in such rights, obligations and Equity Interests, free and clear of any Adverse Claim.

SECTION 9.15 Purchase and Sale. The Equity Interests of each Borrower Subsidiary, were purchased by the Borrower on the Initial Advance Date or on the date of an Additional Class A Advance; provided that, for the Initial Advance Date or Additional Class A Advance Dates involving the financing of the acquisition of an Aircraft not effected by the acquisition of such Equity Interests, the Borrower or an existing Borrower Subsidiary purchases such assets directly.

SECTION 9.16 Securities Act of 1933. Each of the sales and purchases under the Borrower Acquisition Documents and the purchase of the Equity Interests under the Avolon-Borrower Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.

SECTION 9.17 Information True and Correct. All written information furnished by or on behalf of the Borrower or any Borrower Subsidiaries to any Class A Lender, the Collateral Agent, the Administrative Agent or any Funding Agent in connection with this Agreement or any transaction contemplated hereby (including, without limitation, all information in any Credit Document), when delivered (and when taken in connection with previous information so furnished for the purpose of completeness) is true and complete in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

SECTION 9.18 Environmental Laws. The Borrower and each Borrower Subsidiary is in compliance in all material respects with all applicable Environmental Laws and has been issued and currently maintains all required foreign, federal, state and local permits, licenses, certificates and approvals that are required to be held by it under Environmental Laws. None of the Borrower or any Borrower Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation, and none of the Borrower or any Borrower Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Borrower Subsidiaries with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any the Borrower’s or any Borrower Subsidiaries’ business, assets or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Borrower Subsidiaries to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

SECTION 9.19 Employment Matters. None of the Borrower or any Borrower Subsidiary has or has ever had (i) any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan or (ii) any employee other than officers thereof.

SECTION 9.20 RICO. None of the Borrower or any Borrower Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Adverse Claim, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws, whether foreign or domestic.

SECTION 9.21 Anti-Terrorism Law. None of the Borrower, any Borrower Subsidiary or, to the knowledge of the Borrower as of the Advance Date relating to a Lessee, any such Lessee, is in violation of any Requirement of Law relating to terrorism (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

None of the Borrower, any Borrower Subsidiaries or, to the knowledge of the Borrower or any Borrower Subsidiary, any of their respective officers, trustee or directors or any broker or other agent appointed by the Borrower or any Borrower Subsidiary acting or benefiting in any capacity in connection with the Class A Advances is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Class A Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

None of the Borrower, any Borrower Subsidiaries or, to the knowledge of the Borrower or any Borrower Subsidiary, any of their respective officers, trustees or directors or any broker or other agent appointed by any of them acting in any capacity in connection with the Class A Advances (but excluding any of the other parties to the Transaction Documents or any Affiliate of them other than any Borrower Group Member) (i) knowingly conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the preceding paragraph in violation of any Requirement of Law, (ii) conducts any business in violation of any Requirement of Law in relation to anti-bribery, anti-corruption or anti-money laundering, (iii) knowingly deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, to the extent applicable to the Borrower or such Borrower Subsidiary or the Administrative Agent, or (iv) knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 9.22 Depositary Banks. The names and addresses of the Account Bank and the Irish Bank, together with the account numbers of the Borrower Funding Account, the Collection Account, the Security Deposit Account, the Maintenance Reserves Account, and the Irish VAT Refund Account are as specified in Schedule VI hereto, as such Schedule VI may be updated from time to time pursuant to Section 8.1(b). The Collection Account, Security Deposit Account, the Irish VAT Refund Account, the Maintenance Reserves Account and each AOE/AI Account are the only accounts into which Collections are deposited or remitted. There are no lock-boxes or lockbox accounts associated with any of the Collection Account, the Security Deposit Account, the Maintenance Reserves Account, or the Irish VAT Refund Account.

SECTION 9.23 [Intentionally Omitted.]

SECTION 9.24 Investment Company Status. None of the Borrower or any Borrower Subsidiary is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Class A Advances by the Class A Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Borrower or any Borrower Subsidiary is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

SECTION 9.25 [Intentionally Omitted.]

SECTION 9.26 Representations and Warranties True and Accurate. Each of the representations and warranties of the Borrower and each Borrower Subsidiary contained in this Agreement and the other Credit Documents was true and accurate as and when deemed made.

SECTION 9.27 No Event of Loss. No Event of Loss has occurred with respect to any Additionally Funded Aircraft as of the related Additional Class A Advance Date.

SECTION 9.28 Description of Aircraft and Leases.

(a) Schedule I attached hereto, as supplemented from time to time pursuant to Section 7.2A(k), or Section 10.8 hereof is a true and correct list of all Aircraft acquired under the Avolon-Borrower Purchase Agreement from time to time.

(b) Schedule II attached hereto, as supplemented from time to time pursuant to Section 7.2A(k), or Section 10.8 hereof, is a true and correct list of all Borrower Group Members and the Aircraft Owned thereby from time to time.

(c) Schedule III attached hereto, as supplemented from time to time pursuant to Section 7.2A(k), Section 10.8 or Section 10.9 hereof, is a true and correct list of all Leases (including, without limitation, any head leases and sub-leases) in effect with respect to the Aircraft Owned by Borrower Group Members.

SECTION 9.29 No Default, Etc. There does not exist (as of the Original Closing Date, the Restatement Date, the Initial Advance Date and any Additional Class A Advance Date), any Default, Event of Default or Early Amortization Event.

SECTION 9.30 Subsidiary Constituent Documents. There is in full force and effect with respect to each Borrower Subsidiary, as applicable, a limited liability company agreement, trust agreement or other corporate constituent document, in each case, in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders in their sole discretion.

SECTION 9.31 Mortgages. Subject to the provisions of this Section 9.31 and Section 9.5 hereof, the Borrower represents that each Mortgage creates a perfected (upon the completion of any filings made in connection with such Mortgage as required by this Agreement on or after the related Advance Date) security interest and Lien (subject only to Permitted Liens, and subject in priority to no Liens other than Priority Permitted Liens) in and on the related Aircraft enforceable against the applicable Borrower Subsidiary and all third parties and secures the payment of all Obligations of the Borrower to the Class A Lenders, the Administrative Agent, the Funding Agents and the Indemnified Parties under the Transaction Documents. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by the Mortgage related to any Class A Advance hereunder, other than such as have been obtained and which remain in full force and effect.

The parties agree that, notwithstanding any other provision in this Agreement or in any other Transaction Document to the contrary, the extent of the Borrower’s obligations in relation to the creation and perfection of a Mortgage with respect to each Funded Aircraft shall be as follows:

(a) as a condition precedent to the Class A Advance relating to such Aircraft, the Borrower shall supply to the Administrative Agent a fully executed copy of a Mortgage and the Borrower will ensure that:

(i) the related Aircraft Owning Entity, and, where applicable, any other related Borrower Group Member, organized or incorporated under the laws of the Cayman Islands has made the appropriate entries in the Register of Mortgages and Charges of the relevant company in accordance with section 54 of the Companies Law of the Cayman Islands;

(ii) if such Aircraft is registered at the FAA register, such Mortgage will be registered at the FAA; and

(iii) the International Interest constituted by such Mortgage will be registered at the International Registry;

(b) any registrations, filings or authorizations that are required in connection with any Mortgage with respect to a Funded Aircraft but which, as a practical or legal matter, can only be completed following the delivery of the Aircraft to the relevant Lessee (or sub-lessee as applicable), shall be completed as soon as reasonably practicable and, in any case, within the time periods advised to the Borrower, the Collateral Agent, the Administrative Agent and the Class A Lenders by legal counsel (including FAA Counsel) who is advising with respect to such Aircraft (and any representations and warranties of the Servicer, the Borrower or any Borrower Group Member in any Transaction Documents relating to the creation and perfection of any Mortgage shall be deemed qualified accordingly).

SECTION 9.32 Accounting; Irish Tax Residency; Management. The Borrower is, and has caused each Borrower Subsidiary to be, in compliance with Section 10.31 hereof.

ARTICLE X

COVENANTS

From the Original Closing Date until the later of the Facility Termination Date or the day thereafter on which all Class A Advances and other Obligations shall have been indefeasibly and fully paid and performed and the commitments of all Non-Conduit Lenders to make Class A Advances shall have terminated, the Borrower hereby covenants and agrees as follows:

SECTION 10.1 Legal Existence and Good Standing. The Borrower shall, and the Borrower shall cause each of the Borrower Subsidiaries to, maintain (a) its legal existence and, if applicable, good standing in the jurisdiction of its formation, incorporation, or organization and (b) its qualification and, if applicable, good standing in all other jurisdictions.

SECTION 10.2 Protection of Security Interest of the Class A Lenders.

(a) (i) From time to time, on or after the Initial Advance Date, the Borrower shall execute and file (or cause to be executed and filed) such financing statements and cause to be executed and filed such continuation statements, and shall make such registrations of international interests and assignments thereof existing or arising under the Cape Town Convention, including without limitation any prospective filings or other filings necessary or advisable under the Cape Town Convention, and shall make such other filings and registrations and take such other actions in any applicable jurisdiction, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the perfected (to the extent such concept is recognized under applicable law) security interests, subject in priority to no Liens other than Priority Permitted Liens, of the Administrative Agent, the Collateral Agent, the Funding Agent and the Class A Lenders under the Security Trust Agreement and the other Transaction Documents pursuant to which a security interest is granted to the Administrative Agent, the Collateral Agent, the Funding Agent and/or the Class A Lenders, in the Collateral, and in the proceeds thereof, subject in each case to the exceptions contemplated by Section 9.31 hereof. The Borrower shall in any case deliver (or cause to be delivered) to the Administrative Agent file-stamped copies of, or filing receipts for, any document filed or registration effected as provided above or under the terms of Sections 7.1B and 7.2A, as soon as available following such filing or registration. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent and the Administrative Agent may (and upon the direction of any Funding Agent shall) do so at the expense of the Borrower, to the extent that they are legally entitled to do so.

(ii) From time to time after the Initial Advance Date, the Borrower shall cause each Aircraft Owning Entity, as applicable, to execute and file (or cause to be executed and filed) such agreements, filings, registrations and/other documents, including without limitation any replacement IDERA and/or deregistration and export power of attorney, and take such other actions in any applicable jurisdiction, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the rights and remedies contemplated by each IDERA and/or deregistration and export power of attorney to be delivered pursuant to Section 10.38 hereof, and deliver any related favorable opinion of Local Aircraft Counsel that may be reasonably requested by the Administrative Agent or any Class A Lender. In the event that the Borrower fails to perform its obligations, or fails to cause any Aircraft Owning Entity to perform its obligations, under this subsection, the Collateral Agent and the Administrative Agent may (and upon the direction of any Funding Agent shall) do so at the expense of the Borrower, to the extent that they are legally entitled to do so.

(iii) The Borrower shall, with respect to each Borrower Group Member that is a grantor of a Mortgage with respect to any Funded Aircraft, as soon as possible and in any event within 60 days after the Advance Date with respect to such Aircraft, cause the Lessee to affix in the cockpit of such Aircraft and on each Engine with respect to such Aircraft a nameplate or stencil or other appropriate marking bearing an inscription to the effect that such Aircraft and the related Aircraft Assets is subject to a mortgage in favor of the Collateral Agent, as mortgagee.

(iv) Notwithstanding anything herein or in any other Credit Document to the contrary, the Collateral Agent shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve, perfect or maintain the security interests granted hereunder or thereunder, such obligations being solely the obligations of the Borrower (or, as applicable, the Servicer).

(b) The Borrower shall not, and shall not permit any other Borrower Group Member that is a grantor of a security interest under the Security Trust Agreement to, change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading under the standard set forth in § 9-506 of the UCC, unless the Borrower shall have given the Administrative Agent and each Funding Agent at least thirty (30) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(c) The Borrower shall give the Administrative Agent at least sixty (60) days’ prior written notice of any change of the Borrower’s, or any other Borrower Group Member’s, jurisdiction of formation or organization. The Borrower shall at all times maintain its registered office within the Cayman Islands; provided that (i) the Borrower shall be an Irish tax resident; and (ii) the Borrower shall not permit any other Borrower Group Member that is a party to any Credit Document as of the Restatement Date, to change its jurisdiction of formation and become a company formed, organized or incorporated in Ireland.

(d) The Borrower shall furnish to the Collateral Agent, the Administrative Agent and each Funding Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent, the Administrative Agent or any Class A Lender may reasonably request, all in reasonable detail.

(e) The Borrower will not maintain, nor permit a Lessor to maintain, for purposes of determining perfection by possession under applicable law, possession of any executed original counterparts of the Leases that would be deemed the Chattel Paper Original in a jurisdiction other than Ireland, unless such Lease is an executed original or Chattel Paper Original deposited with the Collateral Agent.

(f) The Borrower shall, and shall cause each of the Borrower Subsidiaries formed under the law of the Cayman Island to, elect, pursuant to Cape Town Law, that such law shall have general application to it, and note such election in its Register of Mortgages and Charges.

SECTION 10.3 Records.

(a) The Borrower shall maintain its computer systems so that, from and after the time of the Initial Class A Advances under this Agreement, its Records indicate clearly that the Collateral is directly or indirectly owned by Borrower or another Borrower Group Member.

(b) The Borrower shall, at its own cost and expense, maintain complete records of the Aircraft, the Leases and the other Aircraft Assets, consistent with those of a prudent international operating lessor. Upon request of the Collateral Agent, the Borrower shall, and shall cause the Borrower Subsidiaries to, deliver and turn over to the Collateral Agent or to its representatives, or upon the request of the Administrative Agent, shall provide the Administrative Agent or its representatives with access to, during ordinary business hours, upon reasonable notice by the Administrative Agent, which shall in no event be less than three (3) Business Days (except if an Event of Default shall have occurred), all of the Borrower’s and the Borrower Subsidiaries’ facilities, appropriate supervisory personnel and Records pertaining to the Aircraft and Aircraft Assets. Promptly upon request therefor, the Borrower shall, and shall cause the Borrower Subsidiaries to, provide access to the Administrative Agent to Records reflecting activity relating to the Aircraft and Aircraft Assets through the close of business on the immediately preceding Business Day.

(c) With respect to technical and maintenance Records relating to a Funded Aircraft, the Borrower agrees (and agree to cause the applicable Lessor) to provide the Collateral Agent and the Administrative Agent, promptly upon request, access to (i) while the Aircraft is under Lease, such Records of the Lessee that the Lessor is entitled itself to access under, and subject to the restrictions of, the related Lease, and (ii) in any case, such Records that the Borrower or the Lessor maintains on its own account. The Borrower agrees to maintain and update such Records consistent with the Servicer Standard of Performance.

SECTION 10.4 Other Liens or Interests.

(a) Except for the security interests granted under the Security Trust Agreement and the other Transaction Documents pursuant to which a security interest is granted, and as otherwise permitted under the Transaction Documents, the Borrower will not sell, assign or transfer (other than as permitted hereunder) or pledge to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any of the Borrower’s assets, including without limitation, any Aircraft or other Aircraft Assets, the Collateral or any interest therein, and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Administrative Agent, the Funding Agents and the Class A Lenders) in and to the Collateral against all claims of third parties claiming through or under the Borrower.

(b) Except for the security interests granted under the Security Trust Agreement and the other Transaction Documents pursuant to which a security interest is granted, and as otherwise permitted under the Transaction Documents, the Borrower shall cause each Borrower Subsidiary not to sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any of their assets, including any Aircraft or other Aircraft Assets, or any Lease, Related Security or other Collateral owned by, entered into by or related to such Borrower Subsidiary, or any interest therein. Without limiting the foregoing, the Borrower will not, and will not cause or permit any Borrower Subsidiary to, do anything to impair the rights of the Administrative Agent or the Class A Lenders in any Aircraft or other Aircraft Assets, or any Leases, Related Security or other Collateral owned by, entered into by or related to such Borrower Subsidiary, or any interest therein other than to the extent expressly permitted under the Transaction Documents.

SECTION 10.5 Negative Pledge Clause. The Borrower shall not, and the Borrower shall not cause or permit any Borrower Subsidiary to enter into or cause, suffer or permit to exist, any agreement with any Person other than the Collateral Agent, Administrative Agent, the Funding Agent and the Class A Lenders pursuant to this Agreement or any other Transaction Documents which prohibits or limits the ability of the Borrower or any Borrower Subsidiary to create, incur, assume or suffer to exist any Adverse Claim upon any of its property, assets or revenues, whether now owned or hereafter acquired.

SECTION 10.6 Maintain Properties. The Borrower shall (i) with respect to each Aircraft that is subject to a Lease, but in any case subject to all applicable legal and contractual restraints on performing such obligation including such Lease (and subject to the cooperation of the applicable Lessee, which the Borrower agrees to direct the Servicer to pursue, consistent with the Servicer Standard of Performance), cause, directly or indirectly, through any Borrower Subsidiary, such Aircraft to be maintained in a state of repair and condition consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under any Lease, and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Borrower Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with Leasing Company Practice with respect to aircraft not under lease. The Borrower shall, and shall cause each Borrower Subsidiary to, maintain all other properties (i.e., other than Funded Aircraft) necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Adverse Claims all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

SECTION 10.7 Ownership, Operation and Leasing of Funded Aircraft. The Borrower shall not, and shall not permit any Borrower Subsidiary to:

(a) Other than in connection with a sale, transfer or other disposition permitted under Section 10.8, permit any Person other than the applicable Aircraft Owning Entity (or an Owner Participant as the Owner of all of the beneficial interest in an Owner Trust) to own beneficially or of record any Funded Aircraft (except to the extent required by applicable law);

(b) Enforce any Lease with respect to any Aircraft in a manner other than the manner in which the Servicer is required to enforce such Lease under the Servicing Agreement; and

(c) Enter into a Future Lease with a Lessee that is domiciled in or organized under the laws of a country that is not, at the time of entry into such Future Lease, an Approved Country, or enter into a Future Lease unless it has first delivered to the Administrative Agent and each of the Class A Lenders an additional legal opinion of the type required under Section 7.2A(e)(viii) hereof, satisfactory to the Administrative Agent and each of the Class A Lenders, if an Aircraft leased to such Lessee were to be the subject of an Additional Class A Advance Request as a proposed Additionally Funded Aircraft hereunder.

SECTION 10.8 Limitation on Disposition of Aircraft. Without the prior written consent of the Administrative Agent, which such consent shall be granted or withheld in the sole and absolute discretion of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, the Borrower shall not sell, transfer or otherwise dispose of any Funded Aircraft or any Equity Interest in any Borrower Subsidiary that owns a Funded Aircraft, including, without limitation, in connection with an ABS Transaction, or allow any Borrower Subsidiary to sell, transfer or otherwise dispose of any Funded Aircraft or any Equity Interest in any Borrower Subsidiary that owns a Funded Aircraft, including, without limitation, in connection with an ABS Transaction, except (x) in connection with transfers wholly among the Borrower Group Members or (y) pursuant to any such other sale, transfer or other disposition in which the following conditions are satisfied:

(a) such sale, transfer or other disposition is not structured as a sale and leaseback transaction;

(b) the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition), equals or exceeds (i) prior to the Amortization Period, an amount equal to, or in excess of, the Allocable Advance Amount with respect to the related Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date), or (ii) during the Amortization Period, an amount equal to, or in excess of, 110% of the Allocable Advance Amount with respect to the related Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date);

(c) such sale, transfer or other disposition does not have as its immediate effect causing the Weighted Average Remaining Term to end less than (1) prior to the Amortization Period, one year after the Class A Commitment Termination Date and (2) during the Amortization Period, one year after the Stated Maturity Date; provided that:

(i) such sale, transfer or other disposition may occur even if the foregoing condition is not met, so long as the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition) is sufficient to pay down, and is used to pay down, the Obligations in their entirety;

(ii) during the Amortization Period, such sale, transfer or other disposition may occur even if the foregoing condition is not met, so long as the price for such sale, transfer or other disposition (net of closing costs, broker fees and other related expenses, and net of Tax liabilities payable by the Borrower or any Borrower Subsidiary attributable to such sale, transfer or disposition) equals or exceeds an amount equal to, at least 125% of the Allocable Advance Amount with respect to the affected Aircraft as of the date of such sale, transfer or other disposition (if the date of such sale, transfer or other disposition is a Payment Date) or as of the immediately preceding Payment Date (if the date of such sale, transfer or other disposition is not a Payment Date);

(d) no Event of Default or Early Amortization Event that has not been waived in writing in compliance with the terms of Section 17.2 hereof shall have occurred at or prior to the time of, and no Event of Default or Early Amortization Event shall occur as a result of, such sale, transfer or other disposition;

(e) immediately after giving effect to such sale, transfer or other disposition, proceeds thereof will be distributed in accordance with the Flow of Funds and, immediately after giving effect to such distribution of the proceeds, no Class A Borrowing Base Deficiency will exist;

(f) the Board of Directors of the Borrower shall have authorized the sale, transfer or other disposition;

(g) the Widebody Notional Principal Amount shall not exceed 35% of the Class A Advances Limit (after giving effect to such sale, transfer or other disposition) and, for each Funded Aircraft that is an A350, there are at least three (3) Funded Aircraft that are Narrowbody Aircraft (that are not E190s); and

(h) the A321 Notional Principal Amount shall not exceed 35% of the Class A Advances Limit (after giving effect to such sale, transfer or other disposition).

The Borrower shall deposit, and shall cause the Borrower Subsidiaries to immediately deposit, in each case with written notice to the Administrative Agent and the Collateral Agent, the proceeds of any such sale, transfer or other disposition, including, without limitation any such sale, transfer or other disposition of any Aircraft or any Equity Interests in any Borrower Subsidiary in connection with any ABS Transaction, into the Collection Account for application thereof (i) on the date of such deposit (in the case of the proceeds of an ABS Transaction or any significant sale, transfer or other disposition designated as such by the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders) in the order of priority set forth in the Flow of Funds (provided that, the portion of such amount in excess of 100% of the Allocable Advance Amount with respect to the related Aircraft shall be paid directly and ratably to each Class A Funding Agent (based on the outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders) with such holdbacks with respect to applications of funds (other than applications to the repayment of Class A Advances) as the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, deems desirable and (ii) on the next succeeding Payment Date (in any case other than the case of the proceeds of an ABS Transaction or any significant sale, transfer or other disposition designated as such by the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders) in accordance with the Flow of Funds (provided that, the portion of such amount in excess of 100% of the Allocable Advance Amount with respect to the related Aircraft shall be paid directly and ratably to each Class A Funding Agent (based on the outstanding Class A

Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, to reduce the Outstanding Class A Principal Amount to zero (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Class A Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Class A Advances funded by such Class A Lenders). On the date of any such sale, transfer or other disposition, the Borrower shall deliver to the Administrative Agent, amended and restated copies of Schedule I, Schedule II, and Schedule III hereto containing information that is correct after giving effect to such sale, transfer or other disposition and the release of the applicable Funded Aircraft and/or Equity Interests in any applicable Borrower Subsidiary.

In addition, and notwithstanding any provision of the Servicing Agreement, the Borrower agrees that it shall (1) cause each Borrower Subsidiary to only sell, transfer or otherwise dispose of, directly or indirectly, (a) any engine or part relating to an Aircraft (i) on the date that such Aircraft is sold, transferred or otherwise disposed of, or (ii) in connection with the replacement of such engine or part, and (b) an Aircraft to the extent permitted under the related Lease or any other Transaction Document, and (2) provide prior written notification of the sale, transfer or disposition of any Aircraft to the Administrative Agent.

Notwithstanding the foregoing, an Aircraft that has suffered an Event of Loss may be disposed of at the direction of an insurer that provided insurance covering such Event of Loss and has paid into the Collection Account all insurance proceeds to which the Collateral Agent, the Borrower and/or the applicable Borrower Subsidiary are entitled to receive in connection with such Event of Loss.

The provisions of this Section 10.8 shall not apply to or prohibit any repurchase or purchase in accordance with the remedial provisions of the Avolon-Borrower Purchase Agreement.

Upon the satisfaction of all of the conditions set forth in this Section 10.8 with respect to the disposal of any Funded Aircraft or any Equity Interest in any Borrower Subsidiary that owns a Funded Aircraft, the Administrative Agent and the Collateral Agent will cooperate with the Borrower to release and return to the Borrower or other applicable Borrower Group Member all right, title and interest of the Borrower and the other Borrower Group Members in and to (i) the Lease Collateral (to the extent related to the relevant Aircraft), (ii) the Assigned Agreement Collateral (to the extent related to the relevant Aircraft), (iii) to the extent applicable, the Security Collateral, Beneficial Interest Collateral and Membership Interest Collateral relating to the applicable Borrower Group Members, (iv) in the case of the Borrower, any other Collateral granted by the Borrower under the Security Trust Agreement (to the extent related to the relevant Aircraft or the applicable Borrower Group Members), and (v) in the case of the other applicable Borrower Group Members, all Collateral granted by such Borrower Group Members under the Security Trust Agreement relating to the relevant Aircraft.

Capitalized terms used but not otherwise defined in this Section 10.8 shall have the meanings set forth in the Security Trust Agreement.

SECTION 10.9 Extension, Amendment or Replacement of Leases.

(a) The Borrower shall not allow any Borrower Subsidiary to transfer, assign, extend, amend, replace, or waive any term of, or otherwise modify any Lease, in any way that (i) would cause such Lease to no longer constitute an Eligible Lease, (ii) would have an adverse effect on the validity, perfection or priority of the security interest of the Collateral Agent therein, or (iii) would create an Overconcentration Amount or cause an increase in the Overconcentration Amount.

(b) Upon the termination of any Lease with respect to any Aircraft, the Borrower shall cause the applicable Borrower Subsidiary to use its reasonable commercial efforts to renew such Lease or lease such Aircraft to another Eligible Carrier pursuant to an Eligible Lease and otherwise in compliance with the terms of the Servicing Agreement.

(c) Upon execution of any renewal or replacement Lease, the Borrower or the applicable Borrower Subsidiary shall deliver:

(i) to the Collateral Agent, and only if the Lease is with a Lessor organized under the laws of a State (or the District of Columbia) within the United States within the meaning of Article 9 of the UCC, the Chattel Paper Original of such renewal or replacement Lease;

(ii) to the Collateral Agent, with a copy to the Administrative Agent and each of the Class A Lenders, a Notice and Acknowledgment with respect to such Lease;

(iii) to the Collateral Agent, the Administrative Agent and each of the Class A Lenders, certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Administrative Agent and each of the Class A Lenders, evidencing all insurance required to be maintained by the applicable Obligor together with endorsements naming (A) the Collateral Agent, for the benefit of itself, the Administrative Agent and the Class A Lenders, as a “contract party” and listing the relevant Transaction Documents as “contracts” for purposes of certificates incorporating Lloyd’s AVN67B or AVN67C endorsements or similar language or as “loss payee” or as an “additional insured”, if applicable and (B) each of the Borrower, the Borrower Subsidiary that is the owner, or lessor, of such Aircraft, the Collateral Agent and the Administrative Agent, on behalf of the Class A Lenders, as an additional insured;

(iv) to the Administrative Agent, with a copy to the Collateral Agent, promptly and in any case within 15 days, a copy of such Lease, and an amended and restated Schedule III hereto incorporating all information required under such schedule with respect to such renewed or replacement Lease; and

(v) to the Collateral Agent and the Administrative Agent, with respect to any renewal or replacement Lease, copies of legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions, in each case, in form and substance satisfactory to the Class A Lenders.

(d) The Borrower shall, and shall cause each applicable Borrower Subsidiary to, in each case, whether directly or through the Servicer, commence the negotiation of any commitment for an Eligible Lease or Leases in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and in accordance with the terms of the Servicing Agreement.

SECTION 10.10 Acquisitions of Aircraft. The Borrower shall not acquire, and shall not cause or permit any Borrower Subsidiary to acquire any aircraft other than (i) an Aircraft, or (ii) from another Borrower Subsidiary in connection with an ABS Transaction.

SECTION 10.11 Servicing Agreement.

(a) No Modifications. The Borrower shall not amend, terminate, restate, supplement or otherwise modify the Servicing Agreement in any respect without the consent of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders; provided that, with respect to any amendment, supplement or modification to be entered into for the purposes of adding additional terms and conditions to the Servicing Agreement or in order to comply with applicable law, such consent may not be unreasonably withheld or delayed.

(b) Servicing Agreement. The Borrower shall take all actions as are necessary to be in compliance with the Servicing Agreement and to cause the Servicer to be in compliance with the Servicing Agreement to which it is party.

(c) Fees. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, pay any management or other fee to Avolon or any Affiliate, officer, trustee or director thereof other than payment of Servicing Fees to the extent contemplated by this Agreement and the Servicing Agreement.

(d) Breaches. The Borrower shall not commit or permit any breach of the Servicer Agreement.

SECTION 10.12 Representations Regarding Operation. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to represent or hold out, or permit any Applicable Carrier or Owner Trustee to represent or hold out, the Collateral Agent, the Administrative Agent, any Funding Agent or any Class A Lender as (i) the owner or lessor of any Aircraft, (ii) carrying goods or passengers on any Aircraft, or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any Aircraft.

SECTION 10.13 Costs and Expenses. The Borrower shall pay all of its and its Subsidiaries’ reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

SECTION 10.14 Compliance with Laws, Etc. The Borrower will, and the Borrower will cause each Borrower Subsidiary to, comply in all respects with all Requirements of Law (including, without limitation, any Environmental Law), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges.

Without limiting the foregoing, the Borrower shall, and shall cause the Aircraft Owning Entities and Owner Participants to, obtain all governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft Owned by it, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that (A) no certificate of airworthiness will be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, or (y) following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Borrower and any applicable Borrower Subsidiary will comply, and cause each of its Subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension), or (z) with respect to a Lessee in any individual case, so long as the Servicer is enforcing, in accordance with the Servicer Standard of Performance, the applicable provisions of the Lease requiring the Lessee to cure such lapse and obtain a reinstatement of the applicable lapsed certificate of airworthiness, (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations will be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Requirements of Law.

Notwithstanding the foregoing, no breach of this Section 10.14 shall be deemed to have occurred by virtue of any act or omission of a lessee or sub-lessee, or of any Person which has possession of the Aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Borrower or a Borrower Subsidiary of this Section 10.14) (each, a “Third Party Event”); provided that (i) neither the Borrower nor any Borrower Subsidiary consents or has consented to such Third Party Event; and (ii) the Borrower or Borrower Subsidiary which is the lessor or owner (or beneficial owner) of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel any applicable Obligor or any other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or engine.

SECTION 10.15 Environmental Compliance. If the Borrower or any of the Borrower Subsidiaries shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower, the Servicer or any of the Borrower Subsidiaries has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, and shall cause any such Borrower Subsidiary to, within the period permitted and to the extent required by the applicable Environmental Law or the Government Entity responsible for enforcing such Environmental Law, remove or remedy such violation or release or satisfy such liability.

SECTION 10.16 Employee Benefit Plans; Employees. None of the Borrower or any Borrower Subsidiary shall have (i) any Employee Benefit Plan, any Multiemployer Plan or any

Pension Plan, or any obligation to fund any such plan, or (ii) any employees other than as required by any provisions of local law; provided that, trustees and directors shall not be deemed to be employees for purposes of this covenant.

SECTION 10.17 Change in Business. The Borrower will not, nor will it permit or cause any of the Borrower Subsidiaries to, alter its policies and procedures relating to the operation of its aircraft leasing business in a manner which would adversely affect (i) the collectibility of any of the Leases, (ii) the ability of the Borrower to perform its obligations under this Agreement or any Transaction Document, (iii) the rights of or benefits or remedies available to the Class A Lenders, the Administrative Agent or the Collateral Agent under any Credit Document or (iv) the Liens in favor of the Collateral Agent on the Collateral, or the priority of such Liens, in each case without the prior written consent of the Administrative Agent, acting at the instruction of the Class A Lenders, acting unanimously.

SECTION 10.18 Notice of Adverse Claim or Loss. The Borrower shall notify the Class A Lenders, the Collateral Agent, the Administrative Agent and each Funding Agent promptly, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Collateral (other than Permitted Liens), (ii) of the occurrence of any event (other than a change in general market conditions) which could have an adverse effect on the assignments and security interests granted by the Borrower or Avolon under any Transaction Document, and (iii) as soon as the Borrower or any Borrower Subsidiary becomes aware, of any loss, theft, damage, or destruction to any Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $1,000,000.

SECTION 10.19 Reporting Requirements.

(a) The Borrower (through itself or the Servicer) shall furnish, or cause to be furnished, to the Administrative Agent and each of the Class A Lenders, and, in the case of clauses (i) and (vi) below, to the Collateral Agent:

(i) on each Determination Date, a certificate in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders in their sole discretion (the “Monthly Report”);

(ii) as soon as available and in any event within 150 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with IFRS, for such year of each of Topco, Holdco, Avolon and the Borrower and their respective consolidated Subsidiaries, certified by any firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, accompanied by a certificate of the officer in charge of financial matters of the Avolon Group, confirming that Avolon is in compliance with the minimum liquidity, Minimum Tangible Net Worth, and debt-to-equity requirements set forth in Section 12.1(f), Section 13.1(m) and Section 13.1(o) hereof, respectively;

(iii) as soon as available and in any event within 45 days after the end of each quarter of each Fiscal Year, with respect to (w) Topco, (x) Holdco, (y) Avolon and (z) the Borrower and their respective consolidated Subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with IFRS, certified by the officer in charge of financial matters of the Topco Group, Avolon Group or the Borrower, as applicable, identifying such balance sheets or statements as being the balance sheets or statements of such Person described in this paragraph (iii) and stating that the information set forth therein fairly presents the financial condition of the Topco Group, Avolon Group or the Borrower, as applicable, and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and omissions of footnotes and subject to the auditors’ year end report;

(iv) promptly after receipt thereof, a copy of any “management letter” received by the Borrower from its certified public accountants and the management’s response thereto;

(v) concurrent with the delivery of audited consolidated financial statements pursuant to clause (iii) above, and promptly upon (and in any event within ten (10) Business Days of) the request of the Administrative Agent, any Funding Agent or any of the Class A Lenders, a certificate of the officer in charge of financial matters of Avolon Group or Topco Group, as applicable, setting forth the holders of all classes of equity of the Borrower, Servicer, Holdco and Topco, and their respective percentage holdings in each class of equity of each such holder;

(vi) as soon as possible and in any event within five (5) days after the Borrower or the Servicer first has Actual Knowledge of the occurrence of a Default, an Event of Default, a Servicer Termination Event, an Early Amortization Event, an event that would constitute a Servicer Termination Event but for the passage of time or the giving of notice or both, a written statement of an officer in charge of financial matters of the Borrower setting forth complete details of such Default, Event of Default, Servicer Termination Event, Early Amortization Event or any such other event, and the action, if any, which the Borrower has taken, is taking and proposes to take with respect thereto;

(vii) promptly after the Borrower obtains knowledge thereof, notice of any default under the Avolon-Borrower Purchase Agreement or any Borrower Acquisition Document;

(viii) promptly after receipt thereof, copies of all formal notices (other than an inconsequential notices) received by the Borrower or the Servicer from the seller under the Avolon-Borrower Purchase Agreement;

(ix) promptly, from time to time, such other information, documents, Records or reports respecting the Aircraft, the Leases, the Equity Interests of the Borrower Subsidiaries, the Related Security or the condition or operations, financial or otherwise, of the Borrower, the Borrower Subsidiaries or any of their respective Subsidiaries which the Collateral Agent, the Administrative Agent or any Funding Agent may, from time to time, reasonably request;

(x) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Class A Advances hereunder, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Transaction Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which it has knowledge.

(b) The Borrower shall provide the Servicer with any and all information reasonably necessary or appropriate for the Servicer in connection with its duties hereunder and under the Servicing Agreement.

(c) The Administrative Agent, the Funding Agents and the Class A Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Class A Lenders (or any affiliate of any Class A Lender) or to the Administrative Agent or any Funding Agent, to any Government Entity having jurisdiction over any such Person pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by any Class A Lender or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement; provided that, such Person agrees in writing to the confidentiality provisions set forth in Section 17.15.

SECTION 10.20 Corporate Separateness.

(a) The Borrower shall maintain a separate Board of Directors from the Boards of Directors of the other members of the Avolon Group, and the directors of Borrower shall not accept or act in accordance with directions or instructions received from any other members of the Avolon Group or any other Person; provided that, an individual who is a director of the Borrower may also be a director of another member of the Avolon Group.

(b) The Borrower shall not direct or participate in the management of any other Person’s operations other than in its capacity as owner of Equity Interests in the Borrower Subsidiaries, and (except to the extent permitted under the Servicing Agreement) no other Person, other than the officers, trustees and owner of the Borrower, shall be permitted to direct or participate in the management of the Borrower. The Borrower shall cause each Borrower Subsidiary to (i) not direct or participate in the management of any other Person’s operations other than in its capacity as owner of Equity Interests in any other Borrower Subsidiaries and (ii) (except to the extent permitted under the Servicing Agreement) prevent any other Person, other than the officers, trustees and owners of such Borrower Subsidiary, from directing or participating in the management of such Borrower.

(c) [Reserved.]

(d) The Borrower shall limit its business and activities to (i) the acquisition and ownership of the Borrower Subsidiaries and/or interests in Aircraft, (ii) the sale, transfer or other disposition of the Borrower Subsidiaries and/or interests in Aircraft as and when permitted hereunder, (iii) the leasing, overhaul, refurbishment and management of the Aircraft, (iv) entering into, performing its obligations under and exercising its rights under the Transaction Documents, (v) entering into, performing its obligations under and exercising its rights under the documents relating to, and taking other actions related to, any ABS Transaction or Lease or any of the foregoing activities, (vi) lending to Aircraft Owning Entities pursuant to, and in compliance with, the terms of this Agreement and the other Credit Documents, and (vii) business incidental to such activities. The Borrower will be permitted to guarantee the obligations under Leases of the Aircraft Owning Entities and the Applicable Intermediaries. The Borrower shall cause each Borrower Subsidiary to limit its business and activities to (i) the acquisition and ownership (or beneficial ownership) and lease of the Aircraft and/or the ownership of other Borrower Subsidiaries; provided that, the Borrower shall further limit each Aircraft Owning Entity, Owner Participant and Owner Trust to the acquisition and/or ownership of no more than one Aircraft, (ii) the sale, transfer or other disposition of the Aircraft as and when permitted hereunder, (iii) entering into, performing its obligations under and exercising its rights under the Transaction Documents, (iv) entering into, performing its obligations under and exercising its rights under the documents relating to, and taking other actions related to, any ABS Transaction or Lease or any of the foregoing activities, and (v) business incidental to such activities.

(e) The Borrower shall have stationery and other business forms separate from that of any other Person. The Borrower shall cause each Borrower Subsidiary to have stationery and other business forms separate from that of any other Person.

(f) The Borrower shall ensure that, to the extent that it, or any Borrower Subsidiary, jointly contracts with any of its equity holders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities and that each such entity shall bear its fair share of such costs and shall ensure that, to the extent that the Borrower, or any Borrower Subsidiary, contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided and that each such entity shall bear its fair share of such costs.

(g) The Borrower shall at all times provide for its own operating expenses and liabilities from its own funds, shall not allow its funds to be diverted to any other Person or for any use other than the use of the Borrower and any Borrower Subsidiary, and shall not, except as may be expressly permitted by the Transaction Documents, allow its funds to be commingled with those of any other Person other than any Borrower Subsidiary. The Borrower shall cause each Borrower Subsidiary to at all times provide for its own operating expenses and liabilities from its own funds, not allow its funds to be diverted to any other Person or for other than the corporate use of such Borrower Subsidiary, and shall not, except as may be expressly permitted by the Transaction Documents, allow its funds to be commingled with those of any other Person, other than with the Borrower and any other Borrower Subsidiary.

(h) The Borrower shall maintain its assets and transactions separately from those of any other Person, and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person. The Borrower shall cause each Borrower Subsidiary to maintain its assets and transactions separately from those of any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other Person.

(i) The Borrower shall ensure that all transactions between the Borrower and any of its Affiliates, officers, trustees or directors shall be only on an arm’s-length basis. The Borrower shall cause each Borrower Subsidiary to ensure that all transactions between such Borrower Subsidiary and any of its Affiliates, officers, trustees or directors shall be only on an arm’s-length basis.

(j) The Borrower shall hold itself out to the public under its own name as a legal entity separate and distinct from any other Person, shall act solely in its own name and through its own authorized officers and agents, and no Affiliate of the Borrower shall be appointed to act as agent by the Borrower, except as may be expressly permitted by any agreements of the Borrower.

(k) The Borrower shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person other than it may guaranty the obligations of a Borrower Subsidiary. The Borrower shall cause each Borrower Subsidiary to not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person, except as contemplated by the Transaction Documents.

(l) Except as provided by the Transaction Documents, the Borrower shall not maintain, or allow any Borrower Subsidiary to maintain, any joint account with any other Person.

(m) The Borrower shall not make any payment or distribution of assets with respect to any obligation of any other Person, except the Borrower Subsidiaries, or grant any Lien on any of its assets to secure any obligation of any other Person. The Borrower shall not allow any Borrower Subsidiary to make any payment or distribution of assets with respect to any obligation of any other Person or grant any Lien on any of its assets to secure any obligation of any other Person other than the Obligations of the Borrower.

(n) The Borrower shall not make loans, advances or otherwise extend credit to any other Person (provided that, the Borrower may guaranty obligations of its Subsidiaries), except on terms reflecting an arm’s-length arrangement, and shall not permit any Affiliate, officer, trustee or director of the Borrower to advance funds to the Borrower or otherwise supply funds to, or guaranty debts of, the Borrower (except Servicer Advances, under the Parent Guarantee, advances under the Avolon Sub Loans and in compliance with the terms thereof and, if applicable, capital contributions made by Avolon to the Borrower). The Borrower shall not allow any Borrower Subsidiary to make loans, advances or otherwise extend credit to any other Person, except on an arm’s-length basis, and shall not permit any Affiliate, officer, trustee or director of such Borrower Subsidiary, other than the Borrower, to advance funds to such Borrower Subsidiary or otherwise supply funds to, or guaranty debts of, such Borrower Subsidiary.

(o) The Borrower shall hold regular duly noticed meetings of the holders of its Equity Interests, no less than once annually, and make and retain minutes of such meetings. The Borrower shall cause each Borrower Subsidiary to hold regular duly noticed meetings of the holders of its Equity Interests, no less than once annually, and make and retain minutes of such meetings.

(p) The Borrower shall file its own tax returns or, if it is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of the Borrower shall comply with IFRS and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates. The Borrower shall cause each Borrower Subsidiary to file its own tax returns or, if such Borrower Subsidiary is a member of a consolidated group, will join in the consolidated return of such group as a separate member thereof and shall ensure that any financial reports required of such Borrower Subsidiary shall comply with IFRS and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

(q) The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person. The Borrower shall cause each Borrower Subsidiary to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(r) The Borrower shall comply with and exercise its rights under all provisions of the Operating Documents and Organizational Documents. The Borrower shall cause each Borrower Subsidiary to comply with all provisions of its Operating Documents and Organizational Documents. Avolon shall not amend the Operating Documents or Organizational Documents of the Borrower without the consent of the Class A Lenders. The Borrower shall not amend the Operating Documents or Organizational Documents of any Borrower Subsidiary without the consent of the Class A Lenders.

(s) The Borrower shall cause each Aircraft Owning Entity to own no more than one Aircraft at any time.

SECTION 10.21 Purchase Agreement. The Borrower will not amend, waive or modify any provision of the Avolon-Borrower Purchase Agreement (other than any such amendment, waiver or modification which shall not affect, directly or indirectly, the rights, benefits and privileges of the Borrower or any Class A Lender thereunder or the obligations and duties of Avolon thereunder) or waive the occurrence of any default under the Avolon-Borrower Purchase Agreement, without in each case the prior written consent of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders. The Borrower will perform all of its obligations under the Avolon-Borrower Purchase Agreement in all respects and will enforce all of its rights under the Avolon-Borrower Purchase Agreement (including without limitation, its rights to require a repurchase thereunder pursuant to Article 4.5 thereof), in accordance with its terms in all respects.

SECTION 10.22 Limitation on Certain Restrictions on Borrower Subsidiaries. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Borrower Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Borrower or any other Borrower Subsidiary or pay any Indebtedness owed to the Borrower or any other Borrower Subsidiary, (ii) make loans or advances to the Borrower or any other Borrower Subsidiary or (iii) transfer any of its properties to the Borrower or any other Borrower Subsidiary, except for such encumbrances or restrictions existing under or by reason of (x) a Requirement of Law, (y) this Agreement or any other Transaction Documents or (z) any Lease or any agreement regarding the sale or other disposition of an Aircraft or a Borrower Subsidiary to be made in compliance with Section 10.8 hereof.

SECTION 10.23 Mergers, Etc.

Other than to the extent permitted by Section 10.8 hereof, the Borrower will not, and shall not cause or permit any Borrower Subsidiary to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

SECTION 10.24 Distributions, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Equity Interests of the Borrower, and or return any capital to its equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any of the Equity Interests of the Borrower or any warrants, rights or options to acquire any such Equity Interests, now or hereafter outstanding; provided that, the Borrower may declare and pay cash or other dividends on its Equity Interests and/or return capital to its equity holders from funds distributed to the Borrower pursuant to the Flow of Funds so long as (a) no Event of Default shall then exist or would immediately occur as a result thereof, (b) such dividends and/or return of capital to its equity holders are in compliance with all applicable law, and (c) such dividends and/or return of capital to its equity holders have been approved by all necessary and appropriate entity action of the Borrower.

SECTION 10.25 Subsidiaries; Investments. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, own, create or permit to exist any Subsidiary (except for Borrower Subsidiaries in existence as of the Initial Advance Date or Aircraft Owning Entities or Applicable Intermediaries created after the Initial Advance Date; provided that (i) such Applicable Intermediaries and Aircraft Owning Entities comply with all representations, warranties and covenants hereunder regarding Borrower Subsidiaries and (ii) the beneficial interests in such Applicable Intermediaries and Aircraft Owning Entities have been pledged under the Security Trust Agreement), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person (other than Eligible Investments), other than loans to the Borrower or any Borrower Subsidiary or capital contributions to the Borrower by Avolon or to any Borrower Subsidiary by the Borrower, which in each case may take the form of a purchase of, or be evidenced by the issuance of, capital stock of the Borrower or such Borrower Subsidiary, respectively. Notwithstanding anything to the contrary herein or in any other Credit Document, the Borrower shall be permitted to issue to Avolon, and any Borrower Subsidiary shall be permitted to issue to the Borrower, capital stock in connection with a capital contribution by Avolon to the Borrower or by the Borrower to such Borrower Subsidiary, respectively.

SECTION 10.26 Guarantees. The Borrower shall not, and shall cause each Borrower Subsidiary not to, make, issue, or become liable on any Contingent Liabilities, except (a) pursuant to the Security Trust Agreement and the other Transaction Documents, (b) guarantees of the Indebtedness allowed under Section 10.27, (c) endorsement in the ordinary course of business of negotiable instruments for deposit or collection and (d) in the case of the Borrower, guarantees of the obligations of Aircraft Owning Entities and Applicable Intermediaries.

SECTION 10.27 Indebtedness. The Borrower shall not, and shall cause each Borrower Subsidiary not to, incur or maintain any Indebtedness, other than the (a) the Obligations, (b) Indebtedness permitted under Section 10.25 or Section 10.26, (c) Indebtedness among Borrower Group Members, (d) accounts payable in the ordinary course of business so long as the payment therefor is due within one year, and (e) Indebtedness to any member of the Avolon Group or any other Affiliate of Avolon for the purpose of funding the acquisition of Aircraft or Aircraft Owning Entities or for other purposes approved by the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders; provided that, such Indebtedness is an Avolon Sub Loan.

SECTION 10.28 Organizational Documents. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary to, modify, amend, or alter any of its Organizational Documents or its Operating Documents without the prior written consent of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders.

SECTION 10.29 Audits; Inspections. Until the date on which all Obligations are paid in full, and in any case not more frequently than four (4) times per calendar year (unless an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof shall have occurred), the Borrower will, and will cause the Borrower Subsidiaries to, at their respective expense from time to time during regular business hours as requested by the Administrative Agent, permit such Person or its agents or representatives (including independent public accountants, which may be the independent public accountants of the Borrower or any of the Borrower Subsidiaries), (i) subject to any limitations in a Lease, to conduct periodic audits and inspections of the Aircraft, the Leases, the Related Security, the other Aircraft Assets and the related books and records and collections systems of the Borrower and any Borrower Subsidiary, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower and any Borrower Subsidiary, as the case may be, relating to the Aircraft, the Leases, the Related Security and the other Aircraft Assets, and (iii) to visit the offices and properties of the Borrower and any Borrower Subsidiary, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Aircraft, the Leases, the Related Security, the other Aircraft Assets or the Borrower’s or any Borrower Subsidiary’s performance under the Transaction Documents or under the Leases with any of the officers or employees of the Borrower or any Borrower Subsidiary, as the case may be, having knowledge of such matters. In addition, upon the request of the Administrative Agent, no more than once per year (with such limitation applicable only prior to the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof), the Borrower will, at its expense, appoint independent public accountants, or utilize the representatives or auditors of the Administrative Agent, to prepare and deliver to the Administrative Agent, a written report with respect to the Aircraft and the Leases (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Administrative Agent.

SECTION 10.30 Use of Proceeds; Margin Regulations.

(a) Use of Proceeds. The proceeds of the Class A Advances are to be used solely to finance the purchase by the Borrower from Avolon, on a “true sale” basis, of Equity Interests in Aircraft Owning Entities and Owner Participants, pursuant to the Avolon-Borrower Purchase Agreement, which interests Avolon has acquired from the applicable Sellers pursuant to the related Aircraft Acquisition Documents (collectively, the “Borrower Acquisition”).

(b) Margin Regulations. The Borrower shall not permit the proceeds of any Class A Advance to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

SECTION 10.31 Accounting; Irish Tax Residency; Management. The Borrower shall not, and shall not cause or permit any Borrower Subsidiary, to (i) change its Fiscal Year, or have any fiscal year other than the Fiscal Year or (ii) make or permit any change in accounting policies or reporting practices, without the consent of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, except changes that are required by or in accordance with IFRS and provided always that the accounts of any such Person may be prepared in accordance with GAAP instead of IFRS. In addition, the Borrower shall not take any affirmative action which would cause it, or any Borrower Subsidiary (other than an Applicable Intermediary that must be a tax resident in a country other than Ireland for purposes of eliminating or minimizing withholding or similar taxes with respect to lease payments to be paid by a Lessee (an “Exempted Applicable Intermediary”)) to no longer be a tax resident in Ireland. The Borrower shall take all affirmative action which are needed to cause it, or any Borrower Subsidiary (other than an Exempted Applicable Intermediary) to be tax resident in Ireland. Without limiting the foregoing:

(i) The Borrower shall cause the majority of its Board of Directors, and of the Boards of Directors of each of the Borrower Subsidiaries (other than an Exempted Applicable Intermediary), to be composed of Irish residents;

(ii) The Borrower shall hold all meetings of its Board of Directors in Ireland, and make and retain minutes of such meetings;

(iii) The Borrower shall cause each of the Borrower Subsidiaries (other than an Exempted Applicable Intermediary) to hold all meetings of their respective boards of directors in Ireland, and make and retain minutes of such meetings;

(iv) The Borrower shall maintain its center of administration in Ireland, such that its center of administration and principal place of business is deemed to be situated in Ireland for the purposes of the Cape Town Convention and for all tax purposes; and

(v) The Borrower shall cause each of the Borrower Subsidiaries (other than an Exempted Applicable Intermediary) to maintain its center of administration in, Ireland, such that its center of administration and principal place of business is deemed to be situated in Ireland for the purposes of the Cape Town Convention and for all tax purposes.

SECTION 10.32 Hedging Policy; Currency Risks.

(a) The Borrower shall maintain, as of and after the Original Closing Date, a hedging policy (“Hedging Policy”) consistent with the criteria and provisions set forth on Exhibit O hereto, and with any changes in such Hedging Policy to be made subject to the provisions set forth on Exhibit O.

(b) The Borrower further covenants and agrees to implement and comply with its Hedging Policy as in effect from time to time, by entering into Eligible Hedge Agreements with Eligible Counterparties as necessary to so comply. The Borrower further covenants and agrees that any time it intends to enter into a Eligible Hedge Agreement, it shall solicit bids for such Eligible Hedge Agreement from the Original Lenders and, at the Borrower’s option, one other Eligible Counterparty (a “Third Party Counterparty”). If an Original Lender offers to provide an Eligible Hedge Agreement with the lowest cost, each Original Lender (but no Third Party Counterparty) shall have an opportunity to provide such Eligible Hedge Agreement at the same cost (on a pro rata basis based upon the number of Original Lenders that wish to provide such Eligible Hedge Agreement at the same cost). If a Third Party Counterparty offers to provide an Eligible Hedge Agreement with the lowest cost, each Original Lender shall have an opportunity to provide such Eligible Hedge Agreement at the same cost (on a pro rata basis based upon the number of Original Lenders (together with the Third Party Counterparty) that wish to provide such Eligible Hedge Agreement at the same cost).

(c) The Borrower agrees that it will not maintain more than two Leases payable in Euros at any one time, unless agreed to in writing by the Class A Requisite Lenders.

SECTION 10.33 Reappraisals. The Borrower (through itself or Servicer) shall make available, or cause to be made available, to the Administrative Agent and each Funding Agent (in multiple copies, if requested by the Administrative Agent or any Funding Agent) on or before each Reappraisal Date, with respect to each Funded Aircraft which became a Funded Aircraft at least 30 days prior to such Reappraisal Date, Base Value Reappraisals from each of the Approved Appraisers and Current Market Value Reappraisals from each of the Approved Appraisers (each dated, and containing appraisals as of, such Reappraisal Date).

SECTION 10.34 Insurance.

(a) The Borrower shall maintain in full force and effect the Contingent Policy and shall maintain, and shall cause the Servicer and each Borrower Subsidiary to, maintain or cause to be maintained with respect to each Aircraft and all other Collateral all other insurance required pursuant to the Servicing Agreement.

(b) The Contingent Policy shall not be amended in any way that relates to the Funded Aircraft without the prior written consent of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Lenders, acting unanimously, which consent with respect to any amendment that does not adversely affect the coverages or other terms or protections provided by the Contingent Policy will not be unreasonably withheld or delayed.

SECTION 10.35 Anti-Terrorism Law; Anti-Bribery; Anti-Corruption; Anti-Money Laundering. The Borrower shall not, nor shall it permit or cause any Borrower Subsidiary to:

(a) Anti-Terrorism Law. Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 9.21 in violation of any Requirement of Law, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law to the extent applicable to the Borrower or such Borrower Subsidiary or the Administrative Agent, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower, the Aircraft Owning Entities and the Owner Participants shall, and shall cause any Borrower Subsidiary to, deliver to the Class A Lenders any certification or other evidence requested from time to time (but, absent an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, not more than once in any calendar quarter) by any Class A Lender in its reasonable discretion, confirming their compliance with this Section 10.35).

(b) Unlawful Source of Funds. Knowingly cause or permit any of the funds of any of them that are used to repay the Class A Advances to be derived from any unlawful activity with the result that the making of the Class A Advances would be in violation of any Requirement of Law.

(c) Anti-Bribery; Anti-Corruption; Anti-Money Laundering. Conduct any business in violation of any Requirement of Law in relation to anti-bribery, anti-corruption and anti-money laundering.

SECTION 10.36 Embargoed Person. The Borrower shall not, nor shall it permit or cause any Borrower Subsidiary to, cause or permit (a) any of the funds or properties of any of them that are used to repay the Class A Advances to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic

Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that such repayment is prohibited by a Requirement of Law, or the Class A Advances made by the Class A Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (each person identified in the foregoing clause (1) or this clause (2) being referred to herein as an “Embargoed Person”) or (b) any Embargoed Person to have any direct or indirect interest of any nature whatsoever in any of the Borrower or any Borrower Subsidiary, with the result that any repayment of the Class A Advances is prohibited by a Requirement of Law or the Class A Advances are in violation of a Requirement of Law.

SECTION 10.37 ABS Asset Purchase Agreement. The Servicer shall take all actions necessary under any ABS Asset Purchase Agreement in order to cause each related ABS Subject Aircraft to be transferred to the related ABS Issuer as promptly as possible on or after the closing date with respect to such ABS Asset Purchase Agreement.

SECTION 10.38 Deregistration Documents. The Borrower shall, and shall cause each applicable Aircraft Owning Entity that owns or will become the owner of a Funded Aircraft, to (x) use commercially reasonable efforts, based upon market practice, to cause the applicable Lessee or Lessor with respect to such Funded Aircraft to execute and deliver to the Collateral Agent, with a copy to the Administrative Agent and each of the Class A Lenders (or such Aircraft Owning Entity itself shall have so executed and delivered, in the case of any Funded Aircraft subject to an owner-based registry system), an IDERA, if applicable, or a deregistration and export power of attorney, with respect to the IDERA, in the form proscribed by the Cape Town Convention, and in each case, otherwise in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders, in favor of the Collateral Agent, the applicable Aircraft Owning Entity, or both of them, with respect to such Funded Aircraft, (y) to the extent that the Borrower obtains an IDERA or deregistration and export power of attorney in accordance with Section 10.38(x) above, and if any such IDERA or deregistration and export power of attorney is in favor of such Aircraft Owning Entity, and not the Collateral Agent, use commercially reasonable efforts, based upon market practice, to obtain and provide the Collateral Agent, with a copy to the Administrative Agent and each of the Class A Lenders, substitution documentation, in form and substance reasonably satisfactory to the Administrative Agent and each of the Class A Lenders, appointing the Collateral Agent as the authorized party, or attorney, as applicable, thereunder, and (z) file (A) each IDERA delivered pursuant to this Section 10.38 with the Applicable Foreign Government Entity, and (B) each deregistration and export power of attorney delivered pursuant to this Section 10.38 for recordation with the Applicable Foreign Government Entity, unless the Administrative Agent and each of the Class A Lenders shall have received an opinion, in form and substance satisfactory to the Administrative Agent and each of the Class A Lenders, from Local Aircraft Counsel with respect to each Applicable Foreign Aviation Law applicable to such Aircraft that the filing of such deregistration and export power of attorney is not possible, necessary or advisable under such Applicable Foreign Aviation Law in order to provide the Collateral Agent with the rights provided for therein. The Administrative Agent, the Collateral Agent and each of the Class A Lenders hereby agree that, prior to the earlier of the occurrence or declaration of the Facility Termination Date and the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, the Collateral Agent shall act as the authorized party, or attorney, as applicable, under each IDERA and deregistration and export power of attorney hereunder, only at the written direction of the applicable Aircraft Owning Entity. Upon the earlier of the occurrence or declaration of the Facility Termination Date and the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, the Collateral Agent may exercise its rights with respect to any IDERA and deregistration and export power of attorney without any requirement for direction from the applicable Aircraft Owning Entity, the Borrower, the Servicer or any other Borrower Group Member.

SECTION 10.39 35% Widebody Aircraft Limitation. The Borrower shall ensure that (i) the Widebody Notional Principal Amount shall not at any time exceed 35% of the Class A Advances Limit and (ii) as of any date of determination, for each Funded Aircraft that is an A350, there are at least three (3) Funded Aircraft that are Narrowbody Aircraft (that are not E190s).

SECTION 10.40 [Reserved].

SECTION 10.41 Security Assignment of Avolon Sub Loans. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, Avolon shall be entitled to grant a security interest in the Avolon Sub Loans to third parties if, after giving effect to such grant, no more than fifty percent (50%) of the aggregate amount of all Avolon Sub Loans shall be subject to any security assignment.

SECTION 10.42 Proceeds of the Liquidity Reserve Account. On the Prior Restatement Date, the Collateral Agent (at the direction of the Administrative Agent) shall remit all funds on deposit in the Liquidity Reserve Account as of the Prior Restatement Date (in the amount of $4,781,653.33) to the Primary Funding Agent.

SECTION 10.43 Parent Guarantee. Avolon agrees to, on and after the Prior Restatement Date and pursuant to the terms of the Parent Guarantee, guarantee all the obligations of the Borrower under this Agreement and the other Credit Documents to which the Borrower is a party.

SECTION 10.44 [Reserved].

SECTION 10.45 35% A321 Aircraft Limitation. The Borrower shall ensure that the A321 Notional Principal Amount shall not at any time exceed 35% of the Class A Advances Limit.

SECTION 10.46 Class A Borrowing Base. Notwithstanding anything to the contrary herein, with respect to (i) any Aircraft that is an Additionally Funded Aircraft as of the Restatement Date, the Class A Borrowing Base for such Additionally Funded Aircraft shall be calculated in accordance with the definition of Class A Borrowing Base (and the definitions of other relevant defined terms) in the Third Amended and Restated Credit Agreement and (ii) any Aircraft that is an Additionally Funded Aircraft with respect to which an Additional Class A Advance is made subsequent to the Restatement Date, the Class A Borrowing Base for such Additionally Funded Aircraft shall be calculated in accordance with the definition of Class A Borrowing Base herein.

SECTION 10.47 German Law Compliance. In respect of each Class A Lender that is resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz, “AWG”) (and therefore subject to Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung, “AWV”) (each a “German Class A Lender”), the terms of the last paragraph of the definition of “Eligible Lease” in Section 1.1, Section 8.3(b)(xiii), Section 8.3(b)(xiv), Section 9.21, Section 10.35, and Section 10.36 shall only apply for the benefit of a German Class A Lender to the extent that such terms do not result in any violation of or conflict with EU Regulation (EC) 2271/96 or Section 7 of the AWV or such other similar anti-boycott statute applicable to such German Class A Lender. In the event of or on the basis of any breach of any terms which do not apply to a German Class A Lender by virtue of the foregoing sentence, the Parties hereto agree that no German Class A Lender will be entitled to:

(a) vote for:

(i)	giving a default notice and declaring the Facility Termination Date to have occurred in accordance with Section 13.2(a); and

(ii)	exercising the remedies in Section 13.3(a); or

(b) assert any other right, remedy or privilege on the basis of such breach.

SECTION 10.48 Permitted Aircraft Type Limitation. The Borrower shall ensure that as of any date of determination, the Funded Aircraft in the Borrower’s Portfolio shall not exceed the Maximum Units applicable to any Permitted Aircraft Type.

SECTION 10.49 Advances and Repayments to Address Changes in Primary Non-Conduit Lender Percentages. The Borrower shall, on the second Business Day following the date hereof (the “Advance Adjustment Date”), borrow from BNP Paribas SA and DBS Bank Ltd and repay to Credit Agricole Corporate and Investment Bank, KfW IPEX-Bank GmbH and Deutsche Bank AG, London Branch, principal amounts of Advances in such amounts as shall be necessary so that the outstanding principal amounts of Advances funded by each Class A Lender is equal to its Primary Non-Conduit Lender Percentage of the Outstanding Class A Principal Amount of Class A Advances funded by all Class A Lenders. The parties hereto agree that:

(i) such borrowings and repayments shall be permitted notwithstanding any provisions hereof to the contrary;

(ii) the Borrower shall deliver to BNP Paribas SA and DBS Bank Ltd a written notice from the Borrower substantially in the form attached hereto as Exhibit A-5 (the “Advance Adjustment Date Advance Request”) by 4:00 p.m. (New York time) on the date hereof requesting to borrow the Advance Adjustment Date Borrowing Amounts from BNP Paribas and DBS Bank Ltd;

(iii) the amount to be borrowed from BNP Paribas SA shall be $3,303,948.30 and the amount to be borrowed from DBS Bank Ltd shall be $11,374,335.74 (the “Advance Adjustment Date Borrowing Amounts”) and such Advance Adjustment Date Borrowing

Amounts shall be deposited by BNP Paribas SA and DBS Bank Ltd directly into the Borrower Funding Account by 10:00 a.m. (New York time) on the Advance Adjustment Date; and

(iv) the Account Bank shall apply the Advance Adjustment Date Borrowing Amounts on deposit in the Borrower Funding Account to pay by 4:00 p.m. (New York time) on the Advance Adjustment Date, in each case in repayment of outstanding Class A Advances, to (A) Credit Agricole Corporate and Investment Bank, $4,697,050.89, (B) KfW IPEX-Bank GmbH, $6,106,166.16 and (C) Deutsche Bank AG, London Branch, $3,875,066.99.

ARTICLE XA

AVOLON

SECTION 10.1A Avolon Shareholder Criteria.

(a) Avolon agrees that any shareholder (other than a member of the Initial Control Group) of Topco that owns or has the power to vote or direct the vote of, more than 50% of all Voting Shares of Topco (such shareholder, a “Topco Majority Shareholder”) shall satisfy each of the following requirements:

(i)	such Topco Majority Shareholder shall be one of the following: (A) a pension fund, bank, private equity firm (or fund managed by a private equity firm), sovereign wealth fund or other comparable financial institution or Affiliate thereof; (B) an entity with a Tangible Net Worth of $1,000,000,000 or more; or (C) a company of good standing;

(ii)	such Topco Majority Shareholder shall not be an Embargoed Person that would cause the Class A Advance made by a Class A Lender to be in violation of a Requirement of Law; and

(iii)	such Topco Majority Shareholder shall comply with all reasonable “know your customer” rules, guidelines, practices or policies observed by a Class A Lender,

(sub-clauses (i), (ii) and (iii), collectively, the “Criteria”).

(b) If at any time the Administrative Agent or any of the Class A Lenders (acting reasonably) determines that any Topco Majority Shareholder shall have failed to comply with the Criteria:

(i)	the Administrative Agent (acting on the instructions of the Class A Lenders, acting unanimously) shall give written notice of such non-compliance to Avolon, specifying in reasonable detail the nature of such non-compliance and, if requested by Avolon, provide Avolon with such other information about such non-compliance as Avolon may reasonably require; and

(ii)	the Administrative Agent (acting on the instructions of the Class A Lenders, acting unanimously):

(A)	shall, if required by Avolon, enter into consultation with Avolon for a period of thirty (30) calendar days (or such longer period as Avolon and the Administrative Agent may agree (each acting reasonably)) from the date of receipt by Avolon of such notice of non-compliance (such period, the “Consultation Period”); and

(B)	shall not, prior to the end of the Consultation Period, take any action (including, without limitation, any enforcement action) which will result in the acceleration of any Class A Loan and/or otherwise commence exercising any remedies under this Agreement, in each case, by reason of such non-compliance.

(c) During the Consultation Period, Avolon and the Administrative Agent (acting on the instructions of the Class A Lenders, acting unanimously) shall consult each other with a view to resolving such non-compliance, and shall take such steps as are reasonable and as may be open to them to cure such non-compliance, including, without limitation, requesting the relevant Topco Majority Shareholder to provide such documentation and other evidence of its compliance with the Criteria.

(d) If, at the end of the Consultation Period (or such later date as Avolon and the Administrative Agent (acting on the instructions of the Class A Lenders, acting unanimously) may agree (each acting reasonably), the “Final Date”), Avolon and the Administrative Agent do not reach agreement on actions regarding such non-compliance and such non-compliance has not been cured to the reasonable satisfaction of the Administrative Agent, then Avolon shall (or it will procure that the Borrower shall) on the first Payment Date occurring after the Final Date, prepay in full all outstanding Class A Advances in accordance with Section 4.2(a) (Voluntary Prepayment) of this Agreement.

(e) All determinations made by the Administrative Agent with respect to the foregoing shall be made in good faith and in a commercially reasonable manner and the Administrative Agent shall in all cases act reasonably.

ARTICLE XI

THE SERVICER

SECTION 11.1 Servicer’s Jurisdiction of Formation. Avolon shall continue to be a resident of Ireland for tax purposes and maintain its jurisdiction of formation and organization in the Cayman Islands and shall not cause any non-Irish incorporated member of the Avolon Group that is in existence as of the Restatement Date to become a company incorporated or organized in Ireland.

SECTION 11.2 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties imposed on it by this Agreement or the Servicing Agreement to which it is a party, except upon a determination that, by reason of a change in legal requirements, the performance of its duties under this Agreement or the Servicing Agreement, as the case may be, would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on its business or assets or on its ability to perform the services provided for in the Servicing Agreement or any other Credit Document, and the Administrative Agent does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Administrative Agent, acting at the direction of, or with the consent of, each of the Class A Lenders. No resignation of the Servicer shall become effective until an entity acceptable to the Administrative Agent and each of the Class A Lenders shall have assumed the responsibilities and obligations of the Servicer.

ARTICLE XII

SERVICER TERMINATION EVENTS

SECTION 12.1 Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) (i) Any failure by the Servicer to make any deposit of funds to the Security Deposit Account, the Maintenance Reserves Account, or the Collection Account required to be made by the Servicer by the later of (A) five Business Days after such deposit is required under this Agreement or any other Credit Document; or (B) if such funds were not identifiable, when received, as being a payment related to an Aircraft Owned by a Borrower Group Member, five Business Days after the Servicer has determined that such funds were a payment related to an Aircraft Owned by a Borrower Group Member or (ii) any failure by the Servicer to deliver a Monthly Report on the due date thereof;

(b) Failure on the part of (i) the Servicer to maintain the insurance required by Section 10.34 hereof or (ii) the Servicer, to duly to observe or perform any covenants or agreements of the Servicer set forth in this Agreement or the Servicing Agreement (other than those described in clause (a) above), or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) the receipt by the Servicer of notice of such failure from the Administrative Agent, and (ii) the Servicer acquiring Actual Knowledge of such breach;

(c) Any representation, warranty or statement of the Servicer made in this Agreement or the Servicing Agreement, or any certificate, report or other writing delivered or prepared by the Servicer pursuant hereto or thereto shall prove to be untrue or incorrect in any respect as of the time when the same shall have been made, and, within thirty (30) days, the circumstances or condition in respect of which such representation, warranty or statement was untrue or incorrect (if capable of elimination or otherwise curable) shall not have been eliminated or otherwise cured;

(d) The Servicer shall cease to be otherwise engaged (i.e., not solely due to the transactions financed hereby) in the aircraft leasing business;

(e) An Event of Bankruptcy shall have occurred with respect to the Servicer;

(f) If Avolon or any other member of the Avolon Group or any Affiliate of the Borrower is then serving as the Servicer, Avolon shall fail to maintain at any time on or after the Initial Advance Date unrestricted cash plus amounts available under all bank lines of credit and/or a credit line from the Initial Control Group (or any member thereof) acceptable to the Administrative Agent and each of the Class A Lenders in their sole discretion (without, in each case, having to pledge additional collateral), computed in accordance with IFRS and available for general corporate purposes, in an amount equal to at least $10,000,000;

(g) [Reserved];

(h) The Servicer shall have been terminated for failing to make any required payment or use reasonable care and diligence at all times, or otherwise failing to maintain the applicable standard of care, in the performance of its servicing obligations (whether automatically or by the actions of any Person with the right to cause such termination) in its capacity as a manager, servicer, administrative agent, insurance servicer, cash manager (or any similar capacity) with respect to any transaction involving both (X) a portfolio of aircraft and/or aircraft leases and (Y) Indebtedness secured by such portfolio in an amount which shall then exceed $50,000,000;

(i) Any failure by the Servicer to deliver any Base Value Reappraisal or Current Market Value Reappraisal pursuant to Section 8.3(a)(xvii) on the due date thereof, and such failure is not cured within fifteen (15) days, and in any event, at least three Business Days prior to the next occurring Determination Date;

(j) At any time when Avolon or any other member of the Avolon Group or any Affiliate of the Borrower is serving as the Servicer, a Change of Control has occurred;

(k) One or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Servicer, any of its consolidated Subsidiaries, Avolon, or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any of the Servicer or its consolidated Subsidiaries to enforce any such judgment; or

(l) If the Servicer has given notice to the Borrower and/or the Administrative Agent that directions given by any Person to the Servicer in accordance with the Servicing Agreement or the Services (as such term is defined in the Servicing Agreement) required to be performed under the Servicing Agreement would, in either case, if carried out, place the Servicer in a conflict of interest with respect to which, in the Servicer’s good faith opinion, the Servicer cannot continue to perform its obligations under the Servicing Agreement within the requirements set forth in Section 3.02 of the Servicing Agreement with respect to all or a substantial or material portion of the Aircraft Assets.

SECTION 12.2 Termination of Servicer’s Rights and Obligations. If a Servicer Termination Event shall occur (and has not been waived in writing in compliance with the terms of Section 17.2 hereof ), the Administrative Agent, with the written consent of the Class A Requisite Lenders, and by written notice given to the Servicer, may terminate all of the rights and obligations of the Servicer under this Agreement and the Servicing Agreement with respect to all Aircraft or such Aircraft as shall be specified in such notice. On such date as is indicated in such written notice, or in a subsequent written notice given by the Administrative Agent (acting at the direction of, or with the consent of, the Class A Requisite Lenders) to the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement and the Servicing Agreement with respect to such Aircraft, automatically shall terminate and shall pass to, be vested in and become obligations and responsibilities of a successor Servicer selected in accordance with Section 12.3; provided that, the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The prior Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement and the Servicing Agreement, including, without limitation and at the prior Servicer’s expense, to transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer in trust for the Borrower, or have been deposited by any prior Servicer, in the Security Deposit Account, the Maintenance Reserves Account, and/or the Collection Account or thereafter received with respect to any Collections and the delivery to the successor Servicer of all Records and computer data in readable form containing all information necessary to enable the successor Servicer to perform its services under the Servicing Agreement, including to service the Leases and the Aircraft and manage the interests of the Borrower, the Aircraft Owning Entities and the Owner Participants and otherwise assume the rights and obligations of the prior Servicer under this Agreement and the Servicing Agreement; provided that (a) the prior Servicer may retain copies of any items so delivered; and (b) the prior Servicer shall not be liable for any acts, omissions or obligations of any successor Servicer. If requested by the Administrative Agent (acting at the direction of, or with the consent of, the Class A Requisite Lenders), in the event the Servicer is replaced it shall, and if the prior Servicer fails to, the successor Servicer or the Collateral Agent may, notify the Obligors and direct them to make all payments under the Leases directly to (x) the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 8.1), or (y) to a lockbox established by the successor Servicer at the direction of the Administrative Agent (acting at the direction of, or with the consent of, the Class A Requisite Lenders), at the prior Servicer’s expense. The terminated Servicer shall grant the Collateral Agent, the Administrative Agent, each Funding Agent and the successor Servicer reasonable access within one (1) Business Day’s notice to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 12.3 Appointment of Successor Servicer; New Servicing Agreement.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 12.2 or Section 13.2(c), the Administrative Agent (acting at the direction of, or with the consent of, the Class A Requisite Lenders) shall appoint an Eligible Servicer as a successor Servicer for such services, with respect to all Aircraft or such Aircraft as shall be specified in such notice, and shall have no liability to the Funding Agents, the Class A Lenders, the Borrower, the Aircraft Owning Entities, the Owner Participants or Avolon in doing so, to be the successor in all respects to the terminated Servicer in its capacity as service provider under this Agreement and the Servicing Agreement with respect to all Aircraft or the specified Aircraft, as applicable and the transactions set forth or provided for in this Agreement and the Servicing Agreement, and such successor Servicer shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the prior Servicer by the terms and provisions of this Agreement and the Servicing Agreement with respect to all Aircraft or the specified Aircraft, as applicable; provided that, such successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by such prior Servicer of any of its representations and warranties contained in this Agreement or the Servicing Agreement or in any related document or agreement. Such successor Servicer shall take such action, consistent with this Agreement, and the Servicing Agreement, as shall be necessary to effectuate any such succession. Furthermore, If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 12.2 or Section 13.2(c) hereof.

(b) If any successor Servicer appointed by the Administrative Agent shall be legally unable to act as the Servicer and the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, shall not have appointed a successor Servicer that is legally able and willing to act as Servicer, such successor Servicer may petition a court of competent jurisdiction to appoint any Eligible Servicer as its successor. Pending such appointment, the outgoing Servicer shall continue to act as Servicer under the Servicing Agreement until a successor has been appointed and accepted such appointment.

ARTICLE XIII

EVENTS OF DEFAULT

SECTION 13.1 Events of Default. Each of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

(a) (i) Default by the Borrower in the payment within five Business Days of the due date of any principal of any Class A Advance on the Stated Maturity Date; (ii) default by the Borrower in the payment within five Business Days after the due date of any Yield on any Class A Advance or any Class A Commitment Fees payable to a Class A Lender or Funding Agent (including in each case, without limitation, due to the unavailability of funds to be distributed for such purpose on any Payment Date pursuant to the Flow of Funds); (iii) default by the Borrower in the payment within five Business Days after the due date of any Account Bank and Collateral Agent Fees and Expenses (including, without limitation, due to the unavailability of funds to be distributed for such purpose on any Payment Date pursuant to the Flow of Funds);

(iv) default by the Borrower in the payment within five Business Days of written demand therefor of any Obligations pursuant to Section 16.1 hereof, (v) any failure by the Borrower to, or to cause the Servicer to, make any deposit of funds to the Security Deposit Account, the Maintenance Reserves Account, or the Collection Account within five Business Days after receipt of notice thereof; (vi)(x) any Class A Borrowing Base Deficiency exists as of any Determination Date solely as a result of a reduction in the Class A Borrowing Base arising from the delivery of any Base Value Reappraisal or Current Market Value Reappraisal pursuant to Section 10.33, and is not cured by a payment by the Borrower within six (6) months of the occurrence of such Class A Borrowing Base Deficiency; (y) any Class A Borrowing Base Deficiency exists as of any Determination Date solely as a result of an Aircraft ceasing to be an Eligible Aircraft due to an Event of Loss; or (z) any other Class A Borrowing Base Deficiency exists as of any Determination Date for any other reason, and, in the case of (y) and (z) above, is not cured by a payment by the Borrower by the later of (A) twenty (20) Business Days after the occurrence of such Class A Borrowing Base Deficiency and (B) the next Determination Date following the occurrence of such Class A Borrowing Base Deficiency; (vii) failure of the Borrower to make available, or cause to be made available, to the Administrative Agent and each Funding Agent any Base Value Reappraisal or Current Market Value Reappraisal pursuant to Section 10.33 hereof, and such failure is not cured within fifteen (15) days, and in any event, on or prior to the next occurring Determination Date, (viii) failure by the Borrower to comply with the requirements of Section 10.20(s), (ix) default by Borrower in the payment within thirty (30) days of the due date of any amount payable pursuant to Section 4.2(e) hereof, (x) default by Borrower in the payment within fifteen (15) days of the due date of any amount payable pursuant to Section 4.2(f) hereof, or (xi) default by Borrower in the payment on the due date of any amount payable pursuant to Section 4.2(g) hereof.

(b) The Borrower, Avolon (other than in its capacity as the Servicer under this Agreement or the Servicing Agreement), or any Borrower Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those described in clause (a) above), or any other Credit Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) the receipt by the Borrower of notice of such failure from the Administrative Agent, and (ii) the Borrower or Avolon acquiring Actual Knowledge of such breach;

(c) Any representation or warranty of the Borrower, Avolon (other than in its capacity as the Servicer under this Agreement or the Servicing Agreement), or any Borrower Subsidiary (other than any representation or warranty of Avolon under the Avolon-Borrower Purchase Agreement the breach of which can be, and has been, cured by an indemnification payment under the Avolon-Borrower Purchase Agreement) made or deemed to have been made hereunder or in any other Credit Document or any written information or certificate furnished by or on behalf of the Borrower, Avolon, or any Borrower Subsidiary (other than any written information or certificate of Avolon furnished pursuant to the Avolon-Borrower Purchase Agreement the incorrectness of which can be, and has been, cured by an indemnification payment under the Avolon-Borrower Purchase Agreement) to the Collateral Agent, the Administrative Agent, any Class A Lender or any Funding Agent for purposes of or in connection with this Agreement or any other Credit Document (including, without limitation, any certificates delivered pursuant to Article VII and any Monthly Report) shall prove to have been incorrect or untrue in any respect when made, and, within thirty (30) days, the circumstances or condition in respect of which such representation, warranty or statement was untrue or incorrect (if capable of elimination or otherwise curable) shall not have been eliminated or otherwise cured;

(d) An Event of Bankruptcy shall have occurred and remained continuing with respect to the Borrower, any Borrower Subsidiary or Avolon;

(e) One or more judgments, orders or decrees by a court having competent jurisdiction for the payment of money shall be rendered against the Borrower or any Borrower Subsidiary (i) in the case of the Borrower, in an aggregate amount in excess of $100,000 and (ii) in the case of the Borrower Subsidiaries, collectively, in an aggregate amount in excess of $500,000 and the same shall remain undischarged, unvacated or not Effectively Bonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, unless such judgment, order or decree is being appealed by the Borrower or Borrower Subsidiary by way of appropriate court proceedings and enforcement thereof is stayed pending such appeal, or any action shall be legally taken by a judgment creditor to levy upon properties of the Borrower or any Borrower Subsidiary to enforce any such judgment;

(f) The Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within thirty (30) days;

(g) (i) Any Credit Document shall (except in accordance with its terms, including under any termination rights), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Borrower Subsidiary or Avolon, as applicable; (ii) the Borrower, any Borrower Subsidiary or Avolon shall, directly or indirectly, contest in writing the effectiveness, validity, binding nature or enforceability of any Credit Document; or (iii) any assignment or security interest granted by the Borrower or any Borrower Subsidiary under or in connection with any Credit Document or any of the transactions contemplated thereby shall, in whole or in part, cease to be a perfected assignment or security interest, as the case may be (subject in priority to no Liens other than Priority Permitted Liens), against the Borrower or such Borrower Subsidiary or the Collateral Agent (subject to Section 9.31 hereof) shall otherwise fail to have a perfected security interest, subject in priority to no Liens other than Priority Permitted Liens, in any Collateral and the Borrower shall fail to have, within five (5) Business Days, (A) cured such failure to the satisfaction of the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, or (B) provided perfected security interests, subject in priority to no Liens other than Priority Permitted Liens, in alternative Collateral acceptable to the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, together with such opinions, filings and related documentation as the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, may require;

(h) Any Hedge Agreement is terminated by the counterparty thereunder on account of a default thereunder by the Borrower;

(i) Failure of the Borrower (or any Borrower Subsidiary, so long as it is an owner of Funded Aircraft) to maintain its legal existence;

(j) The Borrower is required to register as an investment company under the Investment Company Act of 1940, as amended;

(k) The occurrence of a Servicer Termination Event; provided that (i) (x) six months shall have passed since the occurrence of such Servicer Termination Event, and (y) the Obligations have not been paid or performed in full; and (ii) the condition to an Event of Default set forth in the immediately foregoing clause (x) need not have been met if the existing Servicer has failed, as determined by the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, to reasonably cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the existing Servicer and enabling the successor Servicer to perform its services under the Servicing Agreement, including, without limitation, as required by Article XII hereof;

(l) A Change of Control has occurred;

(m) The Tangible Net Worth of Avolon is less than the Minimum Tangible Net Worth at any time on or after the Initial Advance Date, and such deficiency, if capable of being cured, is not cured within thirty (30) days of the occurrence of such deficiency;

(n) Any enforcement by a secured party of its rights with respect to any Avolon Sub Loans; and

(o) The aggregate amount of Indebtedness of the Avolon Group is more than 5.5 times its Tangible Net Worth, and such excess, if capable of being cured, is not cured within thirty (30) days of the occurrence thereof.

SECTION 13.2 Effect of Event of Default.

(a) Optional Termination. Upon the occurrence (and, unless the Administrative Agent, the Collateral Agent and/or the Class A Lenders have already declared the Facility Termination Date to have occurred, accelerated the Class A Advances, taken any enforcement action and/or otherwise commenced exercising their remedies, the continuation) of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof (other than an Event of Default described in Section 13.1(d)), the Administrative Agent shall, upon the direction of the Class A Requisite Lenders, give a default notice and declare the Facility Termination Date to have occurred.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically.

(c) Servicer Termination. Upon the occurrence of an Event of Default and so long as such Event of Default continues unremedied, if any member of the Avolon Group or any Affiliate of the Borrower is then serving as the Servicer, the Administrative Agent may, acting at the direction of, or with the consent of, the Class A Requisite Lenders, by written notice to the Servicer, (i) terminate all of the Servicer’s rights and obligations as Servicer under the Servicing Agreement, or (ii) from time to time terminate the Servicer’s rights and obligations as Servicer under the Servicing Agreement as to any Aircraft specified by the Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, in such notice, and the

Administrative Agent, acting at the direction of, or with the consent of, the Class A Requisite Lenders, may appoint a successor Servicer (as to all Aircraft or the Aircraft specified in such notice) in accordance with Section 12.3 (such termination to be effective as specified in this Agreement).

SECTION 13.3 Rights Upon the Facility Termination Date.

(a) Remedies. On the Facility Termination Date, all outstanding Class A Advances under this Agreement, together with accrued Yield, and all other Obligations under this Agreement shall become immediately due and payable, without presentment, demand, protest, or notice of any kind. If the Borrower fails to pay in full all such accrued Yield, and all other Obligations on the Facility Termination Date, the Administrative Agent, shall, upon the direction of the Class A Requisite Lenders (and subject to Section 13.3(c)), exercise any of the following remedies (or direct the Collateral Agent in writing so to exercise):

(i) [Reserved].

(ii) Subject to any Obligors’ rights under the Leases, immediately sell or otherwise dispose of the Collateral in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent, in consultation with the Class A Funding Agents, may reasonably deem satisfactory and apply the proceeds thereof to the Obligations in the order of priority set forth in the Flow of Funds hereof.

(iii) The parties recognize that it may not be possible to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market therefor may not be liquid. Accordingly, the Administrative Agent, in consultation with the Class A Funding Agents, may elect, in its sole discretion or at the discretion of any Funding Agent, the time and manner of liquidating any item of Collateral and nothing contained herein shall (A) obligate the Collateral Agent to liquidate any Collateral on the occurrence of the Facility Termination Date or to liquidate all of the Collateral in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of the Class A Lenders.

(iv) The Administrative Agent, the Funding Agents, the Collateral Agent and the Class A Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable state, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Class A Lenders in law, in equity, or under any other agreement between the Class A Lenders and the Borrower.

(b) Excess Proceeds. Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 13.3 in excess of the Obligations will be returned to the Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

(c) Avolon Sub Loan Buyout. Prior to any sale or liquidation or other exercise of remedies against or in respect of the Collateral pursuant to this Section 13.3, the holder(s) of any Avolon Sub Loan may elect to purchase all, but not less than all, of the entire outstanding principal balance of the Class A Advances, at a purchase price equal to the unpaid principal balance of such Class A Advances, plus accrued interest thereon, together with any fees, indemnity amounts or other amounts owed the Class A Lenders hereunder (and not including any amount in respect of expected but lost future benefit or profit). Such right shall be exercised by such holder(s) giving the Administrative Agent written notice of the intent to purchase such Class A Advances within twenty (20) Business Days of the date that the Facility Termination Date has occurred or been declared, and the date on which such purchase is to be consummated, which shall be not more than ten (10) Business Days after delivery of such written notice. None of the Collateral Agent, the Administrative Agent nor any Class A Lender may sell, liquidate or otherwise exercise remedies against or in respect of the Collateral prior to the end of such twenty and (if applicable) ten Business Day period.

The Administrative Agent shall promptly deliver a copy of each such purchase option notice that is timely given, to the Class A Lenders and each Funding Agent. On the date specified in the purchase option notice, the Class A Lenders shall transfer, by an instrument of assignment suitable for such purpose, all of their right, title and interest in and to such Class A Advances and any related Note, upon the tender to them of the purchase price specified above. If the applicable holder(s) of the Avolon Sub Loan(s) fail to consummate the purchase of such Class A Advances after giving a notice of intent, or fails to timely give a notice of intent, such holder(s) shall be deemed to have irrevocably waived the right to purchase such Class A Advances.

(d) [Intentionally Omitted.]

ARTICLE XIV

THE ADMINISTRATIVE AGENT

SECTION 14.1 Authorization and Action. Each of the Class A Lenders and the Funding Agents hereby appoints DBTCA as Administrative Agent for purposes of the Transaction Documents and authorizes DBTCA, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

SECTION 14.2 Exculpation. Neither the Administrative Agent (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to any Class A Lender or Funding Agent for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Borrower and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Class A Lender or Funding Agent, and shall not be responsible to any Class A Lender or Funding Agent, for any statements, warranties or representations made by the Borrower or Servicer, in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Avolon, the Borrower, the Servicer or any of their respective Affiliates or to inspect the property (including the books and records) of Avolon, the Borrower, the Servicer or any of their respective Affiliates; (d) shall not be responsible to any Class A Lender or Funding Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties and (f) shall in no event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 14.3 Administrative Agent and Affiliates. The Administrative Agent, including, but not limited to, DBTCA and any of its Affiliates may generally engage in any kind of business with Avolon, the Borrower, the Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Avolon, the Borrower, the Servicer, any Obligor or any of their respective Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any Class A Lender or Funding Agent.

SECTION 14.4 Class A Lender’s Credit Decision. Each Class A Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Class A Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Class A Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Class A Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 14.5 Certain Matters Affecting the Administrative Agent.

(a) The Administrative Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Administrative Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Administrative Agent under this Agreement in good faith and in accordance with such Opinion of Counsel.

(c) Notwithstanding anything to the contrary, the Administrative Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any Funding Agent or Class A Lender pursuant to the provisions of this Agreement unless such Funding Agent or Class A Lender shall have furnished to the Administrative Agent security or indemnity satisfactory to the Administrative Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(d) The Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Class A Requisite Lenders; provided that, if the payment within a reasonable time to the Administrative Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Administrative Agent, not reasonably assured to the Administrative Agent by the security afforded to it by the terms of this Agreement, the Administrative Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Administrative Agent, shall be reimbursed by the Person making such request upon demand.

(e) The Administrative Agent may execute any of the trusts or powers under this Agreement or any other Transaction Document or perform any duties under this Agreement or any other Transaction Document either directly or by or through agents or attorneys or custodians. The Administrative Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Administrative Agent. The Administrative Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer.

(f) The Administrative Agent may rely, as to factual matters relating to the Servicer, on an officer’s certificate of the Servicer.

(g) The Administrative Agent shall not be required to take any action or refrain from taking any action under this Agreement, or any Transaction Document referred to herein, nor shall any provision of this Agreement or any such Transaction Document be deemed to impose a duty on the Administrative Agent to take action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of this Agreement or any Transaction Document or is contrary to law.

(h) The Borrower and the Servicer hereby (i) acknowledge that the Funding Agents and Class A Lenders have the right, in certain instances, to require the Administrative Agent to take or refrain from taking certain actions under the terms of this Agreement and the other Transaction Documents and (ii) agree that the Administrative Agent has no liability to the Borrower, or the Servicer, with respect to taking or refraining from taking any such actions at the request of any Funding Agent or Class A Lender.

(i) When this Agreement or any other Credit Document provides that a right, consent, approval or duty is expressly stated to be exercisable or performable by the Administrative Agent, the parties hereto understand and agree that the Administrative Agent is entitled to exercise its rights under such provision without the consent of the Class A Lenders.

(j) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary and for the avoidance of doubt, the Administrative Agent may request in, a written notice delivered to the Class A Lenders, a written direction from the Class A Requisite Lenders with respect to any matter requiring the consent, approval, acceptance, or satisfaction of or judgment of adequacy by the Administrative Agent or consultation with the Administrative Agent pursuant to this Agreement or any other Transaction Document, and it is expressly understood and agreed that the Administrative Agent shall be under no obligation to confirm its consent, approval, satisfaction or judgment or so consult without the delivery of such written direction with respect thereto, if requested by the Administrative Agent in such a written notice delivered to the Class A Lenders, and shall have no liability in connection therewith unless and until such requested written direction is received.

(k) The Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and any other Transaction Documents to which it is party. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and any other Transaction Documents to which it is party. No implied covenant or obligations shall be read into this Agreement, or any other Transaction Documents to which it is party, against the Administrative Agent.

(l) Notwithstanding anything contained in this Agreement or any Transaction Document or any related agreement or document to the contrary, the Administrative Agent shall have no liability or responsibility under this Agreement, the Second Amended and Restated Credit Agreement, the Third Amended and Restated Credit Agreement, any Transaction Document or any related agreement or document, in respect of the period prior to the effectiveness of the Second Amended and Restated Credit Agreement, or in connection with the First Amended and Restated Credit Agreement, any Transaction Document thereto or any related agreement or document thereto, or for any act or omission of the Original Administrative Agent or any of its agents under or in connection with the First Amended and Restated Credit Agreement, any Transaction Document thereto or any related agreement or document thereto (each, an “Original Administrative Agent Liability”). In no event shall this Agreement be construed as a waiver, or an assumption by the Administrative Agent, of any Original Administrative Agent Liability.

SECTION 14.6 Administrative Agent Not Liable. The Administrative Agent makes no representations as to the validity or sufficiency of this Agreement, any Note or any other Transaction Document. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to Class A Lenders under this Agreement, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Lease; the compliance by the Borrower, Avolon, the Servicer, or the Collateral Agent with any covenant or the breach by the Borrower, Avolon, the Servicer or the Collateral Agent, of any warranty or representation made under this Agreement or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to the Administrative Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Borrower or the Servicer, or any loss resulting therefrom (it being understood, however, that the Administrative Agent shall remain otherwise responsible for any Collateral that it may hold directly); the acts or omissions of the Borrower, the Servicer, the Collateral Agent, Avolon or any Obligor, any action of the Servicer taken in the name of Avolon, the Borrower or the Administrative Agent, Funding Agents and/or Class A Lenders which are authorized to provide such instruction in accordance with this Agreement or any of the other Transaction Documents; provided that, the foregoing shall not relieve the Administrative Agent of its obligations to perform its duties under this Agreement. The Administrative Agent shall not be accountable for the use or application by the Borrower of any proceeds of the Class A Advances, or for the use or application of any funds paid to the Servicer in respect of the Leases or any other Aircraft Assets related to the Aircraft.

SECTION 14.7 Agent May Own Notes. The Administrative Agent in its individual or any other capacity may become the owner or pledgee of Notes or any rights evidenced by Section 15.5(a) with the same rights as it would have if it were not the Administrative Agent and may deal with the Servicer in banking transactions with the same rights as it would have if it were not the Administrative Agent.

SECTION 14.8 Resignation or Removal of Agent.

(a) Subject to the provisions of subsection (c) of this Section 14.8, any Person acting as Administrative Agent may at any time resign as Administrative Agent under this Agreement and the other Transaction Documents by giving thirty (30) days’ written notice thereof to the Servicer, the Borrower and each of the Funding Agents. Upon receiving such notice of resignation, the Class A Requisite Lenders (with approval of the Borrower and the Servicer, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and the other copy of which instrument shall be delivered to the successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. The Borrower shall reimburse the resigning Administrative Agent pursuant to the Flow of Funds for all expenses that shall have been incurred by such resigning Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of resignation of such resigning Administrative Agent.

(b) If at any time the Administrative Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of the Administrative Agent or of its property shall be appointed or any public officer shall take charge or control of the Administrative Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Funding Agents shall remove the Administrative Agent. If at any time the Administrative Agent shall have breached or failed to perform its obligations hereunder, then the Class A Requisite Lenders (calculated without reference to the Class A Advances, if any, of the Administrative Agent and its Affiliates) shall have the right to remove the Administrative Agent. If the Administrative Agent shall have been removed under the authority of either of the two immediately preceding sentences, the Class A Requisite Lenders (calculated including the Class A Advances, if any, of the Administrative Agent and its Affiliates and with the approval of the Borrower and the Servicer, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Administrative Agent so removed and the other copy of which instrument shall be delivered to the successor Administrative Agent; provided that, the successor Administrative Agent shall not be an entity which, at the time of becoming Administrative Agent hereunder, is listed on Schedule V hereto as a competitor of Avolon unless the Borrower has otherwise consented to such specific competitor entity becoming the successor Administrative Agent. The Borrower shall reimburse the removed Administrative Agent pursuant to the Flow of Funds for all expenses which shall have been incurred by such removed Administrative Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of removal of such removed Administrative Agent.

(c) Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the provisions of this Section 14.8 shall not become effective until acceptance of appointment by the successor agent as provided in Section 14.9.

SECTION 14.9 Successor Administrative Agent. Any successor Administrative Agent appointed as provided in this Article XIV shall execute, acknowledge and deliver to the Borrower, the Servicer, each Funding Agent and to its predecessor Administrative Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, power, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Administrative Agent; but, on request of the Borrower or the Servicer, or the successor Administrative Agent, such predecessor Administrative Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Administrative Agent all of the rights, powers and trusts of the Administrative Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Administrative Agent all property and money held by such Administrative Agent so ceasing to act hereunder. Upon request of any such successor Administrative Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Administrative Agent all such rights, powers and trusts. The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Agreement or any Transaction Document; and the predecessor Administrative Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Administrative Agent the successor to the predecessor Administrative Agent thereunder; and the Servicer and the predecessor

Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations. No successor Administrative Agent shall accept its appointment as provided in this Section 14.9 unless at the time of such acceptance such successor Administrative Agent shall be eligible under the provisions of Section 14.10. Upon acceptance of appointment by a successor Administrative Agent as provided in this Section 14.9, the Borrower shall mail notice by first-class mail of the appointment of the successor of such Administrative Agent and the address of the successor Administrative Agent’s corporate trust office under this Agreement to all Class A Lenders at their addresses as shown in the Note Register or if no Note Register is required to be maintained with respect to any Class A Lender pursuant to Section 15.5(b), such other address or such other address as shall be maintained for such Class A Lender by the applicable Funding Agent. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor Administrative Agent, the successor Administrative Agent shall cause such notice to be mailed at the expense of the Borrower.

SECTION 14.10 Eligibility Requirements for Successor Agent. Any successor Administrative Agent under this Agreement shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 14.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time any successor Administrative Agent shall cease to be eligible in accordance with the provisions of this Section 14.10, such successor Administrative Agent shall resign immediately in the manner and with the effect specified in Section 14.8.

SECTION 14.11 Merger or Consolidation of Agent. Any corporation into which the Administrative Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the corporate trust business of the Administrative Agent, shall be the successor of the Administrative Agent under this Agreement, provided such corporation shall be eligible under the provisions of Section 14.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

SECTION 14.12 Administrative Agent May Enforce Claims Without Possession of Notes. Whether or not any applicable Funding Agent has requested a Note pursuant to Section 2.5, all rights of action and claims under this Agreement and/or the Notes may be prosecuted and enforced by the Administrative Agent, any Funding Agent or any Class A Lender without the possession of any Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Administrative Agent shall be brought in its own name as agent.

SECTION 14.13 Suit for Enforcement. If a Servicer Termination Event shall occur and be continuing, the Administrative Agent, in its discretion may (but shall have no duty or obligation so to proceed) proceed to protect and enforce its rights and the rights of the Class A Lenders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Administrative Agent, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Administrative Agent or the Class A Lenders.

SECTION 14.14 Indemnification of Agent. Each Funding Group agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the amount of the Funding Group Limit of such Funding Group as a percentage of the aggregate Funding Group Limits of all Funding Groups, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way directly or indirectly relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that, no Funding Group shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The indemnification provided for in this Section 14.14 shall survive the termination of this Agreement or the earlier resignation or removal of the Administrative Agent.

ARTICLE XIVA

FUNDING AGENTS

SECTION 14A.1 Authorization and Action. Each of the Funding Groups hereby appoints its respective Funding Agent as agent for purposes of the Transaction Documents and authorizes such Funding Agent, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to such Funding Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. For the avoidance of doubt, the Primary Funding Group hereby appoints DBTCA as its Funding Agent for purposes of the Transaction Documents and authorizes such Funding Agent, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers, hereunder and thereunder as are delegated to such Funding Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

SECTION 14A.2 Exculpation. Neither the respective Funding Agent of each Funding Group (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to any Class A Lender in its Funding Group for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. Without limiting the generality of the foregoing, such Funding Agent: (a) may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Class A Lender in its Funding Group, and shall not be responsible to any such Class A Lender, for any statements, warranties or representations made by the Borrower, the Servicer or the Administrative Agent, in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Avolon, the Borrower, the Servicer, the Administrative Agent or any of their respective Affiliates or to inspect the property (including the books and records) of Avolon, the Borrower, the Servicer, the Administrative Agent or any of their respective Affiliates; (d) shall not be responsible to any Class A Lender in its Funding Group for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties and (f) shall in no event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Funding Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 14A.3 Funding Agent and Affiliates. The respective Funding Agent of each Funding Group may generally engage in any kind of business with Avolon, the Borrower, the Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Avolon, the Borrower, the Servicer, any Obligor or any of their respective Affiliates, all as if such Funding Agent were not a Funding Agent hereunder and without any duty to account therefor to any Class A Lender in its respective Funding Group.

SECTION 14A.4 Class A Lender’s Credit Decision. Each Class A Lender in a Funding Group acknowledges that it has, independently and without reliance upon its respective Funding Agent, any of its Affiliates or any other Class A Lender and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each such Class A Lender also acknowledges that it will, independently and without reliance upon such Funding Agent, any of its Affiliates or any other Class A Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 14A.5 Certain Matters Affecting the Funding Agent.

(a) The respective Funding Agent of each Funding Group may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Such Funding Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by such Funding Agent under this Agreement in good faith and in accordance with such Opinion of Counsel.

(c) Such Funding Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any Class A Lender in its respective Funding Group pursuant to the provisions of this Agreement unless such Class A Lender shall have furnished to such Funding Agent security or indemnity satisfactory to such Funding Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(d) Such Funding Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by its respective Funding Group Requisite Lenders; provided that, if the payment within a reasonable time to such Funding Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Funding Agent, not reasonably assured to such Funding Agent by the security afforded to it by the terms of this Agreement, such Funding Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by such Funding Agent, shall be reimbursed by the Person making such request upon demand.

(e) Such Funding Agent may execute any of the trusts or powers under this Agreement or any other Transaction Document or perform any duties under this Agreement or any other Transaction Document either directly or by or through agents or attorneys or custodians. Such Funding Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by such Funding Agent. Such Funding Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer or the Administrative Agent.

(f) Such Funding Agent may rely, as to factual matters relating to the Servicer, on an officer’s certificate of the Servicer.

(g) Such Funding Agent shall not be required to take any action or refrain from taking any action under this Agreement, or any Transaction Document referred to herein, nor shall any provision of this Agreement or any such Transaction Document be deemed to impose a duty on such Funding Agent to take action, if such Funding Agent shall have been advised by counsel that such action is contrary to the terms of this Agreement or any Transaction Document or is contrary to law.

(h) The Borrower and the Servicer hereby (i) acknowledge that the Administrative Agent and Class A Lenders have the right, in certain instances, to require such Funding Agent to take or refrain from taking certain actions under the terms of this Agreement and the other Transaction Documents and (ii) agree that such Funding Agent has no liability to the Borrower or the Servicer with respect to taking or refraining from taking any such actions at the request of the Administrative Agent or Class A Lender.

(i) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary and for the avoidance of doubt, the Funding Agent may request in, a written notice delivered to the Class A Lenders, a written direction from the Class A Requisite Lenders with respect to any matter requiring the consent, approval, acceptance, or satisfaction of or judgment of adequacy by the Funding Agent or consultation with the Funding Agent pursuant to this Agreement or any other Transaction Document, and it is expressly understood and agreed that the Funding Agent shall be under no obligation to confirm its consent, approval, satisfaction or judgment or so consult without the delivery of such written direction with respect thereto, if requested by the Funding Agent in such a written notice delivered to the Class A Lenders, and shall have no liability in connection therewith unless and until such requested written direction is received.

(j) The Funding Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement any other Transaction Documents to which it is party. The Funding Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement any other Transaction Documents to which it is party. No implied covenant or obligations shall be read into this Agreement, or any other Transaction Documents to which it is party, against the Funding Agent.

(k) Notwithstanding anything contained in this Agreement or any Transaction Document or any related agreement or document to the contrary, the Funding Agent shall have no liability or responsibility under this Agreement, the Second Amended and Restated Credit Agreement, the Third Amended and Restated Credit Agreement, any Transaction Document or any related agreement or document, in respect of the period prior to the effectiveness of the Second Amended and Restated Credit Agreement, or in connection with the First Amended and Restated Credit Agreement, any Transaction Document thereto or any related agreement or document thereto, or for any act or omission of the Original Funding Agent or any of its agents under or in connection with the First Amended and Restated Credit Agreement, any Transaction Document thereto or any related agreement or document thereto (each, an “Original Funding Agent Liability”). In no event shall this Agreement be construed as a waiver, or an assumption by the Funding Agent, of any Original Funding Agent Liability.

SECTION 14A.6 Funding Agent Not Liable. The respective Funding Agent of each Funding Group makes no representations as to the validity or sufficiency of this Agreement, the Notes or any other Transaction Document. Such Funding Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to Class A Lenders under this Agreement, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Lease; the compliance by the Borrower, Avolon, the Servicer, or the Collateral Agent with any covenant or the breach by the Borrower, Avolon, the Servicer or the Collateral Agent, of any warranty or representation made under this Agreement or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to such

Funding Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Borrower or the Servicer or any loss resulting therefrom; the acts or omissions of the Borrower, the Servicer, the Collateral Agent, Avolon or any Obligor; any action of the Servicer taken in the name of such Funding Agent; or any action by such Funding Agent taken at the instruction of Avolon, the Borrower or the Administrative Agent and/or Class A Lenders which are authorized to provide such instruction in accordance with this Agreement or any of the other Transaction Documents; provided that, the foregoing shall not relieve such Funding Agent of its obligations to perform its duties under this Agreement. Such Funding Agent shall not be accountable for the use or application by the Borrower of any proceeds of the Class A Advances, or for the use or application of any funds paid to the Servicer in respect of the Leases or any other Aircraft Assets related to the Aircraft.

SECTION 14A.7 Agent May Own Notes. The respective Funding Agent of each Funding Group in its individual or any other capacity may become the owner or pledgee of Notes or any rights evidenced by Section 15.5(a) with the same rights as it would have if it were not such Funding Agent and may deal with the Servicer in banking transactions with the same rights as it would have if it were not such Funding Agent.

SECTION 14A.8 Resignation or Removal of Agent.

(a) Subject to the provisions of subsection (c) of this Section 14A.8, any Person acting as a Funding Agent of a Funding Group may at any time resign as such Funding Agent under this Agreement and the other Transaction Documents by giving thirty (30) days’ written notice thereof to the Borrower, the Servicer and the Administrative Agent. Upon receiving such notice of resignation, the Funding Group Requisite Lenders of such Funding Group (with approval of the Borrower, the Servicer and Administrative Agent, in each case not to be unreasonably withheld or delayed) shall promptly appoint a successor Funding Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Funding Agent and the other copy of which instrument shall be delivered to the successor Funding Agent. If no successor Funding Agent shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Funding Agent may petition any court of competent jurisdiction for the appointment of a successor Funding Agent. The Borrower shall reimburse the resigning Funding Agent, pursuant to the Flow of Funds hereof, for all expenses which shall have been incurred by such resigning Funding Agent in accordance with this Agreement and the other Transaction Documents prior to the effective date of resignation of such resigning Funding Agent.

(b) If at any time such Funding Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent or a receiver of such Funding Agent or of its property shall be appointed or any public officer shall take charge or control of such Funding Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the related Funding Group Requisite Lenders shall remove such Funding Agent. If at any time such Funding Agent shall have repeatedly, and on a continuing basis, breached or failed to perform its obligations hereunder, then the Class A Lenders which have advanced more than 66 2⁄3% of the portion of the Outstanding Class A Principal Amount advanced by such Funding Group (calculated without reference to the Class A Advances, if any, of such Funding Agent and its

Affiliates) shall have the right to remove such Funding Agent. If such Funding Agent shall have been removed under the authority of either of the two immediately preceding sentences, such Funding Group Requisite Lenders (calculated including the Class A Advances, if any, of such Funding Agent and its Affiliates and with approval of the Borrower, the Servicer and Administrative Agent, such approval not to be unreasonably withheld or delayed) shall promptly appoint a successor Funding Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Funding Agent so removed and the other copy of which instrument shall be delivered to the successor Funding Agent; provided that, such successor Funding Agent shall not be an entity which, at the time of becoming a Funding Agent hereunder, is listed on Schedule V hereto as a competitor of Avolon unless the Borrower has otherwise consented to such specific competitor entity becoming a Funding Agent hereunder. The Borrower shall reimburse the removed Funding Agent pursuant to the Flow of Funds for all expenses which shall have been incurred by such removed Funding Agent in accordance with this Agreement and the Other Transaction Documents prior to the effective date of removal of such removed Funding Agent.

(c) Any resignation or removal of such Funding Agent and appointment of a successor Funding Agent pursuant to any of the provisions of this Section 14A.8 shall not become effective until acceptance of appointment by the successor Funding Agent as provided in Section 14A.9.

SECTION 14A.9 Successor Funding Agent. Any successor Funding Agent appointed as provided in this Article XIVA shall execute, acknowledge and deliver to the Borrower, the Servicer, the Administrative Agent and to its predecessor Funding Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Funding Agent shall become effective and such successor Funding Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, power, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Funding Agent; but, on request of the Borrower, the Servicer, the Administrative Agent, or the successor Funding Agent, such predecessor Funding Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Funding Agent all of the rights, powers and trusts of the Funding Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Funding Agent all property and money held by such Funding Agent so ceasing to act hereunder for the benefit of the Class A Lenders in its Funding Group. Upon request of any such successor Funding Agent, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Funding Agent all such rights, powers and trusts. The predecessor Funding Agent shall deliver to the successor Funding Agent all documents and statements held by it under this Agreement or any Transaction Document; and the predecessor Funding Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Funding Agent the successor to the predecessor Funding Agent thereunder; and the Borrower, the Servicer, the Administrative Agent and the predecessor Funding Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Funding Agent all such rights, powers, duties and obligations. No successor Funding Agent shall accept its appointment as provided in this Section 14A.9 unless at the time of such acceptance such successor Funding Agent shall be eligible under the provisions of Section 14A.10. Upon acceptance of appointment by a successor Funding Agent as provided in this Section 14A.9, the Borrower shall mail notice by first-class mail of the appointment of such successor Funding Agent and the address of the successor Funding Agent’s corporate trust office under this Agreement to all Class A Lenders at their addresses as shown in the Note Register or if no Note Register is required to be maintained with respect to any Class A Lender pursuant to Section 15.5(b), such other address or such other address as shall be maintained for such Class A Lender by the applicable Funding Agent. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor Funding Agent, the successor Funding Agent shall cause such notice to be mailed at the expense of the Borrower.

SECTION 14A.10 Eligibility Requirements for Successor Agent. Any successor Funding Agent under this Agreement shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 14A.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time any successor Funding Agent shall cease to be eligible in accordance with the provisions of this Section 14A.10, such successor Funding Agent shall resign immediately in the manner and with the effect specified in Section 14A.8.

SECTION 14A.11 Merger or Consolidation of Agent. Any corporation into which any Funding Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such Funding Agent shall be a party, or any corporation succeeding to the corporate trust business of such Funding Agent, shall be the successor of such Funding Agent under this Agreement, provided such corporation shall be eligible under the provisions of Section 14A.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

SECTION 14A.12 Funding Agent May Enforce Claims Without Possession of Notes. Whether or not any Funding Agent has requested a Note pursuant to Section 2.5, all rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by such Funding Agent without the possession of any Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Funding Agent shall be brought in its own name as agent for the applicable Funding Group.

SECTION 14A.13 Indemnification of Agent. Each Class A Lender in a particular Funding Group agrees to indemnify its Funding Agent (to the extent not reimbursed by the Borrower), ratably according to the amount of the outstanding Class A Advances of such Class A Lender as a percentage of the aggregate outstanding Class A Advances of all Class A Lenders in such Funding Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Funding Agent in any way directly or indirectly relating to or arising out of this Agreement or any other

Transaction Document or any action taken or omitted by such Funding Agent under this Agreement or any other Transaction Document; provided that, no such Class A Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Funding Agent’s gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The indemnification provided for in this Section 14A.13 shall survive the termination of this Agreement or the earlier resignation or removal of the Funding Agent.

SECTION 14A.14 Other Arrangements. No provision contained in this Article XIVA shall, in any way, limit or diminish any duty, obligation or responsibility which any Funding Agent may have to any Class A Lender in its Funding Group pursuant to any other provision of this Agreement or any separate agreement or arrangement between such Funding Agent and such Class A Lender.

ARTICLE XV

ASSIGNMENTS

SECTION 15.1 Assignments. The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, acting at the direction or with the consent of the Class A Requisite Lenders. The Class A Lenders shall have the right to assign and/or participate their respective Non-Conduit Lender Commitments and Class A Advances with prior notice to the Borrower, but without the consent of the Borrower; provided that, at any time prior to the occurrence of an Event of Default that has not been waived in writing in compliance with the terms of Section 17.2 hereof, (a) any Class A Lender shall provide the Administrative Agent, the Funding Agent for its Funding Group (provided that, for the sake of clarity, the parties hereto agree that in no event shall such Funding Agent’s consent be required for such assignment or participation), and the Borrower with five Business Days prior written notice of its intent to consummate such assignment or participation, (b) no Class A Lender may assign or participate its Non-Conduit Lender Commitments or Class A Advances to a party which, at the time of such assignment or participation, is listed on Schedule V hereto as a competitor of Avolon unless the Borrower has otherwise consented to such specific competitor entity becoming a Participant or Class A Lender, as applicable, (c) no Non-Conduit Lender may assign or participate its Non-Conduit Lender Commitments and/or Class A Advances if, as a result of such assignment or participation, such Non-Conduit Lender or the applicable assignee or participant shall hold Non-Conduit Lender Commitments and Class A Advances in a combined amount of less than $5,000,000, (d) the indemnities to which any such assignee or participant shall be entitled under Section 6.2 or 6.3 hereof or the other obligations of the Borrower under each such Section shall not be greater at and as of the time of assignment or participation than the indemnity to which the assignor or participant grantor would have been entitled under Section 6.2 or 6.3 hereof or such other obligation that the Borrower would have been under had such assignment or participation not occurred, (e) any assignee shall be a Qualifying Lender, (f) prior to the Amortization Period, any assignee, either (1) is a Pre-Approved Assignee, (2) has a short term debt rating of at least “A-1” from Standard & Poor’s and/or “P-1” from Moody’s or a long term equivalent of such rating, in each case, as of the date such party becomes an assignee, or (3) has otherwise been consented to by the Borrower (with such consent not to be unreasonably withheld or delayed, and may only be withheld on grounds of creditworthiness) and (g) any assignor shall only be released from its Non-Conduit Lender Commitments to the extent provided in the immediately succeeding sentence. Upon the issuance of a Non-Conduit Lender Commitment to provide a portion of the Class A Advances by any assignee of such Non-Conduit Lender Commitment of a Class A Lender, such Class A Lender shall be released from the portion of its Non-Conduit Lender Commitment in an aggregate amount equal to the Non-Conduit Lender Commitment of such assignee. Notwithstanding the foregoing, any Class A Lender shall have the right, at any time, to assign and/or participate its Non-Conduit Lender Commitments and Class A Advances with prior notice to the Borrower, but without the consent of the Borrower, to any Affiliate of such Class A Lender that is a Qualifying Lender at the time of such assignment or participation, and/or to any commercial paper conduit, that is a Qualifying Lender at the time of such assignment or participation, and is administered by any Affiliate thereof or administered by any other Person for the exclusive or non-exclusive benefit of any Affiliate of such Class A Lender, and such Class A Lender shall be released from the portion of its Non-Conduit Lender Commitment in an aggregate amount equal to the Non-Conduit Lender Commitment of the applicable assignee. In addition, any Class A Lender or any of its Affiliates may pledge or assign any of its rights under this Agreement and under the Transaction Documents to any Federal Reserve Bank within the United States, or if a Qualifying Lender at the time of such pledge or assignment, to any liquidity or credit support provider or any commercial paper conduit collateral trustee without notice to or consent of the Borrower or any Funding Agent. In the case of any Class A Lender that is a fund that invests in bank loans, such Class A Lender may, without the consent of Borrower or the Administrative Agent or any Funding Agent, collaterally assign or pledge all or any portion of its rights under this Agreement and under the Transaction Documents, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that, in each case, each such holder is a Qualifying Lender. The parties hereto each acknowledge and agree that a Participant is neither an assignee nor a participant for purposes of this Article XV.

SECTION 15.2 Documentation. The assignor and the assignee involved in an assignment referred to in Section 15.1 shall execute and deliver to the Administrative Agent an Assignment and Assumption, duly executed by each such party, and the assigning Class A Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in, and to enable the assignee to exercise or enforce any rights hereunder or under any applicable Note. The Administrative Agent shall promptly deliver to the Borrower a copy of each Assignment and Assumption that it receives pursuant to the terms of this Section 15.2.

SECTION 15.3 Rights of Assignee. The respective assignee receiving such assignment shall have all of the rights of such Class A Lender hereunder and all references to the Class A Lenders in Section 16.1 shall be deemed to apply to such assignee.

SECTION 15.4 Endorsement. Each Class A Lender authorizes the related Funding Agent to, and each Funding Agent agrees that it shall, endorse any applicable Note to reflect any assignments made pursuant to this Article XV or otherwise (but failure to endorse such Note shall not affect the right of any Class A Lender hereunder).

SECTION 15.5 Registration; Registration of Transfer and Exchange.

(a) Each Funding Agent shall maintain an account or accounts evidencing the indebtedness of the Borrower to each Class A Lender in such Funding Agent’s Funding Group resulting from each Class A Advance made by such Class A Lender hereunder, including the amounts of principal and Yield payable and paid to such Class A Lender from time to time hereunder. The entries made in such accounts shall be conclusive and binding for all purposes, absent manifest error. To the extent that any Funding Agent has not requested a Note pursuant to Section 2.5, such Funding Agent shall keep a register (the “Non-Note Register”) in which, subject to such reasonable regulations as it may prescribe, such Funding Agent shall provide for the registration of Class A Advances and Non-Conduit Lender Commitments held by any member of the Funding Group related to such Funding Agent and of any transfers of such Class A Advances and Non-Conduit Lender Commitments. Each Funding Agent is hereby appointed “Non-Note Registrar” for the purpose of registering any transfers of Class A Advances and Non-Conduit Lender Commitments held by any member of the Funding Group related to such Funding Agent as herein provided. The entries made in the Non-Note Register by the Non-Note Registrar shall be conclusive and binding for all purposes, absent manifest error.

(b) To the extent that any Funding Agent has requested a Note pursuant to Section 2.5, such Funding Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, such Funding Agent shall provide for the registration of Notes held by the Funding Group related to such Funding Agent and of transfer of such Notes. Each Funding Agent is hereby appointed “Note Registrar” for the purpose of registering any Notes and transfers of Notes held by the Funding Group related to such Funding Agent as herein provided. The entries made in the Note Register by the Note Registrar shall be conclusive and binding for all purposes, absent manifest error.

(c) With respect to any Class A Lender, the transfer of any commitment of any Class A Lender and the rights to principal of, and interest on, any such commitment shall not be effective until such transfer is recorded on the Note Register or Non-Note Register maintained by the applicable Funding Agent with respect to ownership of such commitments prior to such recordation all amounts owing to the transferor with respect to such commitments shall remain owing to the transferor.

(d) Each Person who has or who acquired a Note, any Class A Advances and/or any Non-Conduit Lender Commitment shall be deemed by the acceptance or acquisition thereof to have (i) agreed to be bound by the provisions of this Section 15.5 and (ii) represented to the Administrative Agent that the transfer of such Note, Class A Advance and/or Non-Conduit Lender Commitment to such Person is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that such transfer does not constitute a “prohibited transaction” under ERISA (and agreed to deliver to the Administrative Agent evidence of the foregoing upon request the Administrative Agent).

(e) At the option of the holder thereof, any Note may be exchanged for one or more new Notes of any authorized denominations and of a like Class and aggregate principal amount at an office or agency of the applicable Funding Agent. Whenever any Notes are so surrendered for exchange, the Borrower shall execute and the applicable Funding Agent shall authenticate and deliver the new Notes which the holder making the exchange is entitled to receive.

(f) Upon surrender for registration of transfer of any Note at an office or agency of the applicable Funding Agent, the Borrower shall, at the request of such Funding Agent, execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like Class and aggregate principal amount.

(g) All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

(h) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the applicable Funding Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing. Each such Note shall be accompanied by a statement providing the name of the transferee and indicating whether the transferee is subject to income tax backup withholding requirements and whether the transferee is the sole beneficial owner of such Notes.

(i) No service charge shall be made for any registration of transfer or exchange of Notes, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of Notes, other than exchanges pursuant to this Section 15.5.

(j) The holders of the Notes shall be bound by the terms and conditions of this Agreement.

SECTION 15.6 Mutilated, Destroyed, Lost and Stolen Notes.

(a) If any mutilated Note is surrendered to the applicable Funding Agent, the Borrower shall, at the request of such Funding Agent, execute and the applicable Funding Agent shall authenticate and deliver in exchange therefor a new Note of like Class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Borrower and the applicable Funding Agent prior to the payment of any Note (i) evidence to their satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the applicable Funding Agent that such Note has been acquired by a bona fide purchaser, the Borrower shall, at the request of such Funding Agent, execute and the applicable Funding Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the applicable Funding Agent) connected therewith.

(d) Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 15.7 Persons Deemed Owners. The Borrower, the Servicer, the applicable Funding Agent, the Administrative Agent, the Collateral Agent and any agent of the Borrower, the Servicer, the applicable Funding Agent, the Administrative Agent or the Collateral Agent may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of the Borrower, the Servicer, the applicable Funding Agent, the Administrative Agent, the Collateral Agent and any agent of the Borrower, the Servicer, the applicable Funding Agent, the Administrative Agent or the Collateral Agent shall be affected by notice to the contrary.

SECTION 15.8 Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be delivered to the applicable Funding Agent, and shall be promptly canceled by it and may be destroyed pursuant to the applicable Funding Agent’s securities retention policies. The Borrower shall promptly deliver to the applicable Funding Agent for cancellation any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the applicable Funding Agent. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

ARTICLE XVI

INDEMNIFICATION

SECTION 16.1 General Indemnity of the Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Agent, the Account Bank, each Funding Agent on behalf of the members in the related Funding Group, each Class A Lender, any successor Servicer (other than Avolon or any other member of the Avolon Group or any Affiliate of the Borrower) and each of their respective Affiliates and each of their respective successors, transferees, participants and assigns (and successors, transferees, participants and assigns thereof) and all trustees, officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), within five (5) Business Days of demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document (or the Original Agreement, the First Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement) or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including (without limitation) in respect of the funding of any Class A Advance or in respect of any Aircraft, excluding, however, (a) Indemnified Amounts to the extent determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its Affiliate, (b) any Taxes, loss of Tax benefits, or costs incurred in contesting any Taxes or loss of Tax benefits (to the extent that the related indemnities are set out in Section 6.3 of this Agreement), (c) any Indemnified Amounts the liabilities for which are explicitly set out in another provision of this Agreement or the Transaction Documents, including costs and expenses covered by Section 17.4 of this Agreement, and (d) any Indemnified Amounts that constitute a cost or expense to the extent that such cost or expense is required to be borne by any Indemnified Party pursuant to any other explicit provision of the Transaction Documents. Without limiting the foregoing, but subject to the exclusions described in clauses (a), (b), (c) and (d) above, the Borrower agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

(i) the grant of a security interest to the Collateral Agent (for the benefit of the Class A Lenders, the Administrative Agent, the Account Bank, the Collateral Agent and/or the Funding Agents);

(ii) the breach of any representation or warranty made by the Borrower, the Servicer, any Borrower Subsidiary (or any of their respective officers) under or in connection with this Agreement or the other Transaction Documents, any Monthly Report, officer’s certificate or any other information, report or certificate delivered by the Borrower or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;

(iii) the failure by the Borrower, the Servicer or any Borrower Subsidiary to comply with any applicable law, rule or regulation with respect to any Aircraft or Lease, or the nonconformity of any Aircraft or Lease with any such applicable law, rule or regulation;

(iv) the failure by the Borrower Group Members (including any such failure on the part of the Servicer) to vest and maintain vested in the Collateral Agent, for the benefit of the Class A Lenders, a security interest, subject in priority to no Liens other than Priority Permitted Liens, in all the Collateral, free and clear of any Adverse Claim, to the extent required by this Agreement, the Security Trust Agreement, or any other Credit Document;

(v) the failure to file, or any delay in filing, Mortgages, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, in each case to the extent required by this Agreement or any other Credit Document;

(vi) [Intentionally omitted];

(vii) the commingling of the proceeds of the Aircraft, the Leases or any other Collateral at any time with other funds;

(viii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Class A Advances or the Ownership of the Aircraft, the Leases or any other Collateral;

(ix) any failure of the Borrower, the Servicer, or any Borrower Subsidiary to comply with its covenants contained in this Agreement or any other Transaction Document; or

(xi) any claim brought by any Person other than an Indemnified Party arising from any activity by the Borrower, the Servicer, or any Borrower Subsidiary or any Affiliate of any of them in servicing, administering or collecting any Aircraft or Lease.

The indemnification provided for in this Section 16.1 shall survive the termination of this Agreement and/or the earlier resignation or removal of the Administrative Agent or Funding Agent.

SECTION 16.2 [Reserved]

SECTION 16.3 Waiver of Consequential Damages, Etc.

(a) To the fullest extent permitted by any applicable Requirement of Law, none of the Borrower, the Servicer, or any Borrower Subsidiary shall assert, and each of them hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Class A Advance or the use of the proceeds thereof.

(b) No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(c) To the fullest extent permitted by any applicable Requirement of Law, none of the Administrative Agent, the Collateral Agent, any Funding Agent or any Class A Lender shall assert, and each of them hereby waives, any claim against any of Avolon or any Borrower Group Member, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Class A Advance or any use of the proceeds thereof.

(d) To the fullest extent permitted by any applicable Requirement of Law, none of the Administrative Agent, any Funding Agent or any Class A Lender shall assert, and each of them hereby waives, any claim against the Collateral Agent or the Account Bank, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Class A Advance or any use of the proceeds thereof.

ARTICLE XVII

MISCELLANEOUS

SECTION 17.1 No Waiver; Remedies. Neither the execution and delivery of this Agreement nor any failure on the part of any Class A Lender, the Administrative Agent, the Collateral Agent, any Funding Agent, any Indemnified Party or any Affected Party to exercise, nor any delay by any such Person in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any such Person of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Class A Lender is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Class A Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower, now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or any Class A Lender or their respective successors and assigns.

SECTION 17.2 Amendments, Waivers. Neither this Agreement (including, without limitation, any Appendix, Exhibit or Schedule thereto) nor any other Transaction Document, nor any provision hereof or thereof, may be waived, amended, supplemented or modified except, in each case, with the written consent of the Borrower, the Class A Requisite Lenders and the Administrative Agent; provided that (a) the consent of the Borrower shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not an Affiliate of the Borrower; (b) no waiver, amendment, supplement or modification shall affect the rights or duties of the Servicer under this Agreement without the written consent of the Servicer, and (c) no waiver, amendment, supplement or modification shall be effective if the effect thereof would:

(i) waive, amend, supplement or modify any provision set forth in any of the following definitions without the written consent of each of the Class A Lenders: Commitment Period, Amortization Period, Class A Advances Limit, Class A Commitment Termination Date, Class A Borrowing Base, Class A Borrowing Base Deficiency, Eligible Aircraft, Facility Limit, Facility Termination Date, Stated Maturity Date, Initial Stated Maturity Date, and Maximum Class A Principal Amount;

(ii) reduce the principal amount of any Class A Advance or reduce the Yield payable in respect thereof, or reduce any fee payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Class A Lender affected thereby;

(iii) (A) change the Stated Maturity Date, (B) postpone the date for payment of any Obligation hereunder or (C) change the amount of, waive or excuse any such payment, without the written consent of each Class A Lender affected thereby;

(iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Class A Lender affected thereby;

(v) permit the assignment or delegation by Avolon, the Borrower or any of the Borrower Subsidiaries of any of its respective rights or obligations under any Transaction Document (except as delegated pursuant to the Servicing Agreement), without the written consent of each Class A Lender;

(vi) release any portion of the Collateral from the Lien of the Security Trust Agreement (other than in connection with a transfer, sale or other disposition permitted under Section 10.8 hereof or as otherwise provided in or contemplated by the Transaction Documents), or alter the relative priorities of the Obligations entitled to the Liens of the Security Trust Agreement, without the consent of each Class A Lender;

(vii) change the amount of, or order of priority in which, payments of funds on deposit in the Collection Account are to be applied in accordance with the terms hereof, without the written consent of each Class A Lender affected thereby;

(viii) change any provision in Section 4.4 or any other provision hereof in any manner which would alter the pro rata allocation among the Class A Lenders of Class A Advances to be made hereunder or repayments in respect thereof, in each case without the written consent of each Class A Lender affected thereby;

(ix) change any provision of this Section 17.2, without the written consent of each Class A Lender affected thereby;

(x) change the percentage set forth in the definition of Class A Requisite Lenders or Funding Group Requisite Lenders without the written consent of each Class A Lender affected thereby;

(xi) change or waive any provision of Article XIV as the same applies to any Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of any Administrative Agent, in each case without the written consent of such Administrative Agent;

(xii) change or waive any provision of Article XIVA as the same applies to any Funding Agent, or any other provision hereof as the same applies to the rights or obligations of any Funding Agent, in each case without the written consent of such Funding Agent;

(xiii) change or waive any provision hereof as the same applies to the rights or obligations of the Administrative Agent, the Collateral Agent or the Account Bank, in each case without the written consent of such Person;

(xiv) waive, amend, supplement or modify (A) any provision set forth in the definitions of Approved Country or Prohibited Countries, or (B) Schedule IV or Schedule VII without the written consent of the Class A Requisite Lenders;

(xv) waive, amend, supplement or modify any provision set forth in the definition of Pre-Approved Carrier or Schedule IX without the written consent of each of the Class A Lenders; or

(xv) waive, amend, supplement or modify any provision set forth in the definition of Hedging Policy, Section 10.32 or Exhibit O without the written consent of each of the Class A Lenders.

The Borrower and the Servicer agree to make such amendments to this Agreement from time to time as may be necessary to evidence the addition of a new Class A Lender in any Funding Group or the addition of an Other Funding Group hereunder.

Notwithstanding the foregoing, Avolon shall be entitled to increase the Class A Advances Limit and Facility Limit to a maximum amount of US$550,000,000 (including by the addition of new Class A Lenders); provided that (i) the number of Class A Lenders shall not exceed seven (7), (ii) the percentage threshold described in the definition of Class A Requisite Lenders shall remain at more than 70% of the Class A Lenders based on the aggregate Outstanding Class A Principal Amount or the aggregate Non-Conduit Lender Commitment, as the case may be, and (iii) the seventh (7th) Class A Lender shall be either Apple Bank for Savings or the Royal Bank of Scotland. The other parties to this Agreement will cooperate with Avolon in relation to any such upsizing including entering into any documents and/or amendments to this Agreement or any other Transaction Document that are needed to give effect to the same.

The parties hereto further acknowledge that certain waiver agreements were entered into in connection with the Third Amended and Restated Credit Agreement. The parties hereto agree that such waiver agreements shall continue to have effect and shall apply, mutatis mutandis, as amendments and waivers to this Agreement with respect to the Additionally Funded Aircraft and matters set out in such waiver agreements.

SECTION 17.3 Notices, Etc.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by facsimile or e-mail, to the intended party at the address, facsimile number or e-mail address of such party set forth under its name on the signature pages hereof or at such other address, facsimile number or e-mail as shall be designated by such party in a written notice to the other parties hereto. Notices and other communications sent by hand or overnight courier service shall be deemed to have been given when received; notices and other communications sent by facsimile or e-mail shall be deemed to have been given when sent, provided that notices and other communications to the Collateral Agent or the Account Bank shall not be deemed given until actually received by it (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Class A Lenders hereunder may (subject to Section 17.3(c)) be delivered or furnished by electronic communication (including e mail and Internet or intranet websites); provided that, the foregoing shall not apply to notices to any Class A Lender pursuant to Article II if such Class A Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent, the Account Bank, the Borrower or the Servicer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 17.3(a) and (c)); provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent or a Funding Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed given upon the receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

(c) Posting. Each of the Borrower and the Servicer hereby agrees that it will provide to the Administrative Agent and each Funding Agent all information, documents and other materials that it is obligated to furnish to such Person pursuant to this Agreement and any other Transaction Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a Class A Advance, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to such Person at the e-mail address of such party set forth under its name on the signature pages hereof or at such other e-mail address(es) provided to the Servicer or the Borrower from time to time or in such other form, including hard copy delivery thereof, as such Person shall require. In addition, each of the Borrower and the Servicer agrees to continue to provide the Communications to such Person in the manner specified in this Agreement or any other Transaction Document or in such other form, including hard copy delivery thereof, as such Person shall require. Nothing in this Section 17.3 shall prejudice the right of any party hereto to give any notice or other communication pursuant to this Agreement or any other Transaction Document in any other manner specified in this Agreement or any other Transaction Document or as any such party shall require. Also, nothing in this Section 17.3 shall be interpreted as requiring any Borrower Group Member or the Servicer to provide copies of Leases in a manner that would disclose Lease rentals thereon, although copies of Leases with rental redacted, and other portfolio information may be provided.

Each of the Borrower and the Servicer further agrees that the Administrative Agent and the Funding Agents may make the Communications available to the Class A Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” None of the Administrative Agent or the Funding Agents warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and they expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any of them in connection with the Communications or the Platform. In no event shall any of them have any liability to the Borrower, the Servicer, or any of their Affiliates, officers, trustees or directors, any Class A Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

SECTION 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay within five Business Days of demand therefor, at any time on or after the Original Closing Date, all costs and expenses (other than with respect to Taxes, the indemnities for which are set out solely in Section 6.3 of this Agreement) in connection with the preparation, execution, delivery and administration of this Agreement, the other Transaction Documents, and the other documents and agreements to be delivered hereunder, and any amendments, waivers or consents executed in connection with this Agreement and/or the other Transaction Documents, including, without limitation, (i) the reasonable legal fees and disbursements of Seward & Kissel LLP and Kaye Scholer LLP, counsel to the Administrative Agent and the Funding Agent hereunder (it being understood that such fees and expenses shall be at the rates actually charged by Seward & Kissel LLP and Kaye Scholer LLP to such parties), (ii) the other reasonable out-of-pocket costs and expenses of the Administrative Agent, the Funding Agents and the Class A Lenders (the “Credit Parties”), including, without limitation, due diligence expenses, and printing, reproduction, document delivery and communication costs, each as incurred in connection with the transactions contemplated hereunder, or the preparation, review, negotiation, execution and delivery and/or enforcement of the Transaction Documents (but excluding legal fees and disbursements for any counsel other than the counsel described in clause (i) above), (iii) any amendments, waivers and consents (but not any assignments or participation agreements) executed in connection with the Transaction Documents, (iv) all costs and expenses, if any (including counsel fees and expenses), of the Credit Parties, in connection with the enforcement of the Transaction Documents, and (v) all costs and expenses (including counsel fees and expenses) of the Collateral Agent and the Account Bank. The Borrower shall pay all amounts under this Section 17.4 from time to time upon demand pursuant to the Flow of Funds and after the Borrower and the Servicer have been furnished with reasonably detailed evidence thereof. The Borrower’s obligations under this paragraph shall survive any termination of this Agreement.

SECTION 17.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the provisions of Article VI and Article XVI shall inure to the benefit of the Indemnified Parties, respectively, and their respective successors and assigns; provided that, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, as all Class A Advances and other Obligations shall have been indefeasibly and fully paid and performed and the commitments of all Non-Conduit Lenders to make Class A Advances shall have terminated. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article VI and Article XVI and Section 17.4 shall be continuing and shall survive any termination of this Agreement and any termination of any member of the Avolon Group’s rights to act as the Servicer hereunder or under any other Transaction Document.

SECTION 17.6 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 17.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable (in whole or in part) for any reason (in any relevant jurisdiction), the remaining provisions of this Agreement, modified by the deletion of the invalid, illegal or unenforceable portion (in any relevant jurisdiction), will continue in full force and effect, and such invalidity, illegality or unenforceability will not otherwise affect the validity, legality or enforceability of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of any party hereto under this Agreement.

SECTION 17.8 Governing Law; Venue.

(a) THIS AGREEMENT SHALL IN ACCORDANCE WITH SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT FOR THE BENEFIT OF THE CLASS A LENDERS IN THE COLLATERAL, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF

NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY FUNDING AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST AVOLON, THE BORROWER OR ANY OTHER BORROWER GROUP MEMBER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS AGREEMENT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY FURTHER WAIVES ANY CLAIM THAT THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING.

(d) EACH OF THE BORROWER AND THE SERVICER, AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN THE CITY OF NEW YORK TO AVOLON AEROSPACE (NEW YORK) INC., WITH AN OFFICE ON THE DATE HEREOF AT ONE STAMFORD PLAZA, 263 TRESSER BOULEVARD, 9TH FLOOR, SUITE 905, STAMFORD, CT 06901, USA, AND EACH OF THEM HEREBY APPOINTS AVOLON AEROSPACE (NEW YORK) INC. AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF SUCH SERVICE OF LEGAL PROCESS, WHICH SHALL CONSTITUTE EFFECTIVE SERVICE AS IF PERSONALLY SERVED PURSUANT TO SECTION 311 OF THE NEW YORK CIVIL PRACTICE LAW AND RULES OR RULE 4 OF THE U.S. FEDERAL RULES OF CIVIL PROCEDURE, OR ANY SUCCESSOR SECTION THEREOF.

SECTION 17.9 Counterparts.

(a) Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of a counterpart of this Agreement by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE CLASS A LENDERS, THE ACCOUNT BANK, THE COLLATERAL AGENT OR ANY OTHER AFFECTED PERSON OR INDEMNIFIED PARTY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

SECTION 17.11 Third Party Beneficiary. Except as set forth in Section 17.5, this Agreement shall only inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and no third party is entitled to benefit from this Agreement or the terms hereof.

SECTION 17.12 No Proceedings. Each of the Servicer and the Collateral Agent agrees that it will not institute against the Borrower or any Borrower Subsidiary, or join any other Person in instituting against the Borrower or any Borrower Subsidiary, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as, any Class A Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Class A Advances or other amounts shall be outstanding. Each of the Servicer, the Collateral Agent, each Class A Lender, the Administrative Agent, each Funding

Agent and any assignee or other holder of a Note hereby agrees that it will not institute against any Other Conduit, or join any other Person in instituting against any Other Conduit, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any commercial paper or other senior indebtedness issued by such Other Conduit, as applicable, shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

SECTION 17.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR ANY OF THEIR AFFILIATES, OFFICERS, TRUSTEES OR DIRECTORS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 17.14 Resolution of Drafting Ambiguities. Each of the Borrower and the Servicer acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Transaction Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

SECTION 17.15 Confidentiality.

(a) Unless otherwise required by applicable law, the Borrower and the Servicer each agrees to maintain the confidentiality of the financial terms and conditions of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and the identity of the parties hereto, to the other Transaction Documents and otherwise participating in such transactions; provided that, this Agreement may be disclosed to (i) any member of the Avolon Group or any of their respective Subsidiaries, and to its, such member’s or any of their respective Subsidiaries’ respective partners, directors, officers, employees, agents, advisors (including their respective legal counsel and auditors) and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information that is disclosed and instructed to keep such information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (iii) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (vi) to any assignee or participant (and including a Participant), or any prospective assignee or participant (including a prospective Participant) of any Class A Lender, (vii) to any actual or prospective counterparty (or its advisors, including legal counsel and auditors) to any swap or derivative transaction relating to the Borrower and its obligations; (viii) to any rating agency; or (ix) to any actual or prospective purchaser of the Avolon Group’s business (or its advisors, including legal counsel and auditors).

(b) Each of the Administrative Agent, each Funding Agent, the Collateral Agent, the Account Bank (in each case, for itself and not on behalf of any Class A Lender or other party hereto) and each of the Class A Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and to its and its Affiliates’ auditors, (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including the Japanese central bank, in the case of a Class A Lender organized under the laws of Japan, or any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 17.15(b), to (x) any assignee of or participant in (and including a Participant), or any prospective assignee of or participant in (including a prospective Participant), any of its rights or obligations under this Agreement, (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (C) any rating agency for the purpose of obtaining a credit rating applicable to any Class A Lender, (vii) to the Borrower, any member of the Avolon Group or any of their respective Subsidiaries or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 17.15(b) or (y) becomes available to the Administrative Agent, any Funding Agent, the Collateral Agent, the Account Bank, any Class A Lender or any of their respective Affiliates on a non-confidential basis from a source other than a member of the Avolon Group, the Borrower, the Servicer or any of their respective Subsidiaries. For purposes of this Section, “Information” means all information received from Avolon or any member of the Avolon Group, the Borrower or any of their respective Subsidiaries relating to Avolon, the Avolon Group, the Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Funding Agent, the Collateral Agent, the Account Bank or any Class A Lender on a non-confidential basis prior to disclosure by Avolon, any member of the Avolon Group, the Borrower or any of their respective Affiliates; provided that, with respect to the Collateral Agent and the Account Bank, such Information shall be identified to the Collateral Agent and the Account Bank as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 17.15(b) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 17.16 Relevant Law. In order to comply with laws, rules, regulation and executive orders in effect from time to time including but not limited to those relating to the funding of terrorist activities and money laundering (“Relevant Law”), the Administrative Agent and the Funding Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Administrative Agent and the Funding Agent, respectively. Accordingly, each of the parties hereto agrees to provide the Administrative Agent and the Funding Agent upon such party’s reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Administrative Agent and the Funding Agent to comply with Relevant Law.

SECTION 17.17 [Reserved].

SECTION 17.18 Collateral Agent/Account Protections. The rights, protections and indemnities of the Collateral Agent as set forth in the Security Trust Agreement shall be incorporated herein for the benefit of the Collateral Agent and the Account Bank, as applicable, as though explicitly set forth herein.

SECTION 17.19 Limited Recourse. All amounts payable by the Borrower in respect of its obligations hereunder and the Obligations shall be recoverable only from and to the extent of the Collateral and any proceeds thereof and pursuant to the terms of the Parent Guarantee. No recourse under any obligation of the Borrower evidenced by this Agreement shall be had against any shareholder, officer, agent or director of the Borrower, by the enforcement of any assessment or by any proceeding by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement evidences a corporate obligation of the Borrower and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the Borrower as such, or any of them under or by reason of any of the obligations evidenced by this Agreement, and that any and all personal liability for breaches by the Borrower of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the other parties hereto. Nothing in this Section 17.19 shall limit any obligation or liability of the Servicer or any obligation under the Parent Guarantee.

SECTION 17.20 Other Provisions.

(a) Servicer. Notwithstanding any provision to the contrary in any Credit Document, including without limitation, the provisions of Section 5.01(o) of the Servicing Agreement, the Servicer shall be entitled to issue a guarantee to any Lessee in respect of the obligations of the related Lessor under the related Lease and any related documents.

(b) Other Structures. The parties acknowledge that for legal, tax, practical or other considerations it may be necessary or desirable for Funded Aircraft to be leased in structures not currently contemplated by the Credit Documents including:

(i) in certain jurisdictions it is necessary for legal title of an aircraft to be held by a person incorporated in the country of registration of the aircraft; for instance, in Japan it is necessary to establish a Japanese titleholder to hold legal title, with a conditional sale arrangement in place with the beneficial titleholder in order to protect the beneficial titleholder’s interests; and

(ii) if the Aircraft is to be leased through an Applicable Intermediary, the Aircraft Owning Entity may wish to enter into a short form, limited recourse head lease between the Aircraft Owning Entity and the Applicable Intermediary, which head lease may not meet all of the requirements needed to qualify as an Eligible Lease, and the parties agree that notwithstanding any provision to the contrary in any Credit Document, alternative leasing structures such as those above shall be permissible and a relevant Aircraft Owning Entity shall be entitled, subject to receiving the prior written consent of the Ninety Percent Lenders (such consent not to be unreasonably withheld or delayed) to enter into alternative lease structures, with such conforming changes and additions to the Transaction Documents as the Administrative Agent, the Class A Lenders, the Borrower and the Servicer may agree are necessary to protect the respective interests of the parties.

(c) Bank Accounts. If during negotiations between the Servicer and any Lessee, the Lessee does not agree to make rental and other payments directly into the Collection Account or, in the case of Maintenance Reserves, directly into the Maintenance Reserves Account (whether because of tax concerns or otherwise), notwithstanding any provision to the contrary in any Credit Document, the relevant Aircraft Owning Entity or Applicable Intermediary, as the case may be, shall be entitled to (i) establish an account in its own name (an “AOE/AI General Account”) and direct that all rental and other payments (other than Maintenance Reserve payments) are paid into such AOE/AI General Account and/or (ii) establish an account in its own name (an “AOE/AI Maintenance Account” and, together with any AOE/AI General Account, an “AOE/AI Account”) and direct that all Maintenance Reserve payments are paid into such AOE/AI Maintenance Account. Each AOE/AI Account shall, at the Servicer’s discretion, be either:

(i) an account with the Account Bank, in which case the provisions of Section 2.06 of the Security Trust Agreement shall apply to it (and any amendment to the Security Trust Agreement necessary so that Section 2.06 of the Security Trust Agreement does apply to it shall be consented to, and executed, by the Borrower and the other Borrower Group Members); or

(ii) an account with an Irish Bank or a bank acting through a branch in Ireland in which case the Aircraft Owning Entity shall grant a first priority perfected security interest by executing and delivering a Deed of Charge over the AOE/AI Account in substantially the same form as the Irish VAT Refund Account Pledge and deliver a legal opinion satisfactory to the Administrative Agent if requested by the Administrative Agent; or

(iii) an account with a bank in the jurisdiction of incorporation of the Aircraft Owning Entity or Applicable Intermediary, as the case may be, with security over it satisfactory to the Administrative Agent and the Class A Lenders, and the Aircraft Owning Entity or Applicable Intermediary, as the case may be, shall deliver a legal opinion satisfactory to the Administrative Agent if requested by the Administrative Agent, and which in each case shall form part of the Bank Account Collateral pursuant to the Security Trust Agreement and the Borrower shall ensure that a first priority perfected security interest is maintained therein. Any AOE/AI Account shall be subject to a “cash sweep” arrangement pursuant to documentation satisfactory to the Administrative Agent which provides for the transfer of all collected and available funds in such AOE/AI Account to the Collection Account or the Maintenance Reserves Account, as applicable, at intervals approved by each of the Class A Lenders acting reasonably. Notwithstanding the foregoing, the parties hereto agree that the Servicer shall be entitled to require that a certain amount of cash received on a monthly basis in any AOE/AI Account held in France or the United Kingdom shall not be subject to any “cash sweep” described above; provided that the amount of such retention is consistent with Leasing Company Practice and no more than three percent (3%) of the monthly receivables. Any amount so retained will be freely available for use by the relevant Aircraft Owning Entity or Applicable Intermediary, as the case may be.

Each bank in (ii) and (iii) above shall at the time of opening of the relevant account (a) have a long term unsecured debt rating of at least “A” from Standard & Poor’s or at least “A2” from Moody’s, or has a short-term unsecured debt rating of at least “A-1” from Standard & Poor’s or “P-1” from Moody’s, or (b) have otherwise been approved by the Borrower and the Class A Requisite Lenders.

(d) Appraisals. Notwithstanding anything to the contrary in this Agreement, the parties agree that, if an appraisal from Avitas is delivered by the Borrower with respect to an Aircraft in connection with this Agreement, such appraisal need not be a maintenance adjusted appraisal to the extent that Avitas does not provide maintenance adjusted appraisals for Aircraft that are as new as such Aircraft; provided that, such Avitas appraisal otherwise meets the requirements of this Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

AVOLON AEROSPACE (WAREHOUSE 1) LIMITED, as Borrower

By:	/s/ Deirdre Ni Chearbhail
	Name:	Deirdre Ni Chearbhail
	Title:	Authorised Signatory

Avolon Aerospace (Warehouse 1) Limited
Building 1, The Oval
Shelbourne Road
Ballsbridge
Dublin 4
Ireland
Attention: the Directors
Telephone: +353 1 231 5800
Facsimile: +353 1 485 3242
E-mail: notices@avolon.aero

Signature Page to Fourth Amended and Restated Credit Agreement

AVOLON AEROSPACE LEASING LIMITED, individually and as Servicer

By:	/s/ Deirdre Ni Chearbhail
	Name:	Deirdre Ni Chearbhail
	Title:	Authorised Signatory

Building 1, The Oval
Shelbourne Road
Ballsbridge
Dublin 4
Ireland
Attention: Chief Operating Officer
Telephone: +353 1 231 5800
Facsimile: +353 1 485 3242
E-mail: notices@avolon.aero

Signature Page to Fourth Amended and Restated Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Primary Funding Agent

By:	/s/ Nefertiti N. Vernon
	Name:	Nefertiti N. Vernon
	Title:	Assistant Vice President

By:	Youngmi Park
	Name:	Youngmi Park
	Title:	Vice President

Deutsche Bank Trust Company Americas
60 Wall Street
27th Floor, Mail Stop NYC 60-2720
New York, NY 10005
Attention: Nefertiti Rodney and Youngmi Park
Telephone: 212-250-2275
Facsimile No.: 212-553-2464
E-mail: nefertiti.rodney@db.com and
youngmi.park@db.com

Signature Page to Fourth Amended and Restated Credit Agreement

BNP PARIBAS SA, as a Primary Non-Conduit Lender and a Class A Lender

By:	/s/ Richard Demeaux
	Name:	Richard Demeaux
	Title:	/s/ Director, Aviation Finance Group

By:	/s/ Antoine Treguer
	Name:	Antoine Treguer
	Title:	Director, Aviation Finance Group

Class A Non-Conduit Lender Commitment:
$80,000,000

BNP Paribas SA
16 rue de hanovre
ACI: CAT 05B1
75078 PARIS CEDEX 02
France
Attention: MIDDLE OFFICE
Facsimile N°: + 33 1 43 16 82 52
E-mail: sylvie.potier@bnpparibas.com richard.demeaux@bnpparibas.com

Signature Page to Fourth Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Primary Non-Conduit Lender and a Class A Lender

By:	/s/ Julien Clamou
	Name:	Julien Clamou
	Title:	Director

By:	/s/ Olivia de Cabissole
	Name:	Olivia de Cabissole
	Title:	Vice President

Class A Non-Conduit Lender Commitment:
$100,000,000

Credit Agricole Corporate and Investment Bank
9 Quai du President Paul Doumer
92920 Paris La Defense Cedex
France Attention: Alfonso PEREDA / Aida NAVADEH
Facsimile No.: +33 1 41 89 0667 / +1 41 89 85 75
E-mail: alfonso.pereda-revuelta@ca-cib.com / aida.navadeh@ca-cib.com

Signature Page to Fourth Amended and Restated Credit Agreement

DEUTSCHE BANK AG, LONDON BRANCH, as a Primary Non-Conduit Lender and a Class A Lender

By:	/s/ Richard Moody
	Name:	Richard Moody
	Title:	Managing Director

By:	/s/ Zach Vettle
	Name:	Zach Vettle
	Title:	Director

Class A Non-Conduit Lender Commitment:
$82,500,000

Deutsche Bank AG, London Branch
Winchester House,
1 Great Winchester Street, London EC2N 2DB
Attention: James Mellor
Facsimile No.: +44 (0) 20 754 53766
E-mail: james.mellor@db.com

Signature Page to Fourth Amended and Restated Credit Agreement

DBS BANK LTD, as a Primary Non-Conduit Lender and a Class A Lender

By:	/s/ Rita So
	Name:	Rita So
	Title:	Attorney-in-fact

Class A Non-Conduit Lender Commitment:
$80,000,000

DBS Bank Ltd
12 Marina Boulevard
Marina Bay Financial Centre Tower 3
Attention: Rita So & Linda Chandra –
Shipping, Aviation & Transportation
Telephone: +65 6878-8655
Facsimile No.: +65 6227-9183
E-mail: ritaso@dbs.com and lindachandra@dbs.com

Signature Page to Fourth Amended and Restated Credit Agreement

KfW IPEX-BANK GmbH, as a Primary Non-Conduit Lender and a Class A Lender

By:	/s/ Norg Andreas Durr
	Name:	Norg Andreas Durr
	Title:	Director

By:	/s/ Patricia Immier
	Name:	Patricia Immier
	Title:	Vice President

Class A Non-Conduit Lender Commitment:
$130,000,000

KfW IPEX-BANK GmbH

Palmengartenstraße 5-9 60325 Frankfurt am Main
Germany
Attention: Aviation
Facsimile: +49 69 7431-3767

Signature Page to Fourth Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:	/s/ Latoya S. Elvin
	Name:	Latoya S. Elvin
	Title:	Vice President

The Bank of New York Mellon
101 Barclay Street, Floor 8W New York, NY 10286
Attention:	Corporate Trust Division –
Corporate Finance Unit
Facsimile No.: (212) 815-5708
E-Mail: james.briggs@bnymellon.com

THE BANK OF NEW YORK MELLON, as Account Bank

By:	/s/ Latoya S. Elvin
	Name:	Latoya S. Elvin
	Title:	Vice President

The Bank of New York Mellon
101 Barclay Street, Floor 8W New York, NY 10286

Attention:	Corporate Trust Division –
Corporate Finance Unit
Facsimile No.: (212) 815-5708
E-Mail: james.briggs@bnymellon.com

Signature Page to Fourth Amended and Restated Credit Agreement

APPENDIX 1

Country/Region Limits*

Country/Continent Aircraft Limits

Country/Continent	Maximum No. of Aircraft
United States	6
United Kingdom	5
Country rated at least BBB by Standard & Poor’s and at least Baa2 by Moody’s1	4
India	3[2], 4[3]
Other Country	3[4]
Africa	4

Region Concentration Limits

Region	Percentage
Any Developed Market Region	65.0%
Any Emerging Market Region other than Asia and Africa	42.3%
Emerging Market Asia	52.3%
Emerging Markets Asia plus Developed Markets Pacific in the aggregate	65.0%
Other (excluding Africa)	20.0%

[1]	Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a Lessee is domiciled at the time the relevant lease is executed.
[2]	If Aircraft are under lease to only one Lessee or any of its Affiliates (“Lessee Group”) domiciled in India.
[3]	If Aircraft are under lease to more than one Lessee Group domiciled in India.
[4]	If all of the Aircraft leased to air carriers domiciled in a single “Other Country” are leased to Ryanair, COPA Airlines, GOL Linhas Aereas, TAM Linhas Aereas or LAN Airlines (or to a combination of such air carriers where they are domiciled in the same country), then the Country/Continent Aircraft Limit for such “Other Country” shall be 4, not 3.

App. I-1

The designations of Emerging Markets and Developed Markets are as determined and published by Morgan Stanley Capital International (or such other information source as shall be acceptable to the Administrative Agent and each of the Class A Lenders) from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, applicable regulatory environment, exchange controls and perceived investment risk. The current designations are set out below:

Developed Markets

Region	Countries
Europe:	Austria, Belgium, Croatia, Cyprus, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, Switzerland, United Kingdom
North America:	Canada, USA
Pacific:	Australia, Hong Kong, Japan, New Zealand, People’s Republic of China, Singapore, South Korea, Taiwan

Emerging Markets

Region	Countries
Asia:	Brunei, India, Indonesia, Malaysia, Philippines, Thailand, Sri Lanka and Vietnam
Europe and Middle East:	Bahrain, Egypt, Israel, Jordan, Kuwait, Oman, Qatar, Russia, Turkey, UAE
Latin America:	Brazil, Chile, Colombia, El Salvador, Mexico, Panama, Peru
Africa:	Ethiopia, Kenya, Morocco, South Africa, Tunisia

Other

All countries other than those listed above.

App. I-2

APPENDIX 2

Permitted Aircraft Types and Maximum Units

Permitted Aircraft Type	Maximum Number of Funded Aircraft as of any Date of Determination
A319-100	3
A320-200	No Limit
B737-700	3
B737-800	No Limit
A321	A321 Limit
E190	3
B777-300ER	Widebody Limit
A330-200/300	Widebody Limit
B787-8	Widebody Limit
B787-9	Widebody Limit
B787-10	Widebody Limit
A350	Widebody Limit

App. II-1

APPENDIX 3

Applicable Base Value Percentage and Applicable Current Market Value Percentage

Permitted Aircraft Type	Applicable Base Value Percentage	Applicable Current Market Value Percentage
B737-700	65%	70%
B787-10	65%	70%
E190	65%	70%
A319	65%	70%
A350 (all variants)	65%	70%
All other Permitted Aircraft Types not specifically listed above	70%	72.5%

App. III-1

APPENDIX 4

Applicable Amortization Value

Aircraft Age[1]	Value A2	Value B3
Less than 1	213.05483	195.68345
1 up to but less than 2	200.00000	184.61538
2 up to but less than 3	187.01299	173.49398
3 up to but less than 4	174.09326	162.31884
4	161.2403	151.08959

[1]	The “Aircraft Age” is the number of years that have elapsed between the manufacturer completion date of an Aircraft and the date such Aircraft becomes a Funded Aircraft.
[2]	The Applicable Amortization Value applicable during the period prior to (and excluding) the Class A Commitment Termination Date.
[3]	The Applicable Amortization Value during the period beginning on (and including) the Class A Commitment Termination Date and ending on (but excluding) the Stated Maturity Date.

App. IV-1

EXHIBIT A-1

Form of Initial Class A Advance Request

[Reserved]

Exh. A-1-1

EXHIBIT A-2

Form of Additional Class A Advance Request

[See attached]

Exh. A-2-1

EXHIBIT A-3

Form of MR/SD Withdrawal Request

The Bank of New York Mellon, as Account Bank

Mr. James Briggs

Corporate Trust Administration

101 Barclay Street

Floor 7W

New York, NY 10286

USA

[            ] 20

Avolon Aerospace (Warehouse 1) Limited –Transfer Request

Dear

Pursuant to Section 8.1(j) of the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of June 30, 2014 among Avolon Aerospace (Warehouse 1) Limited (the “Borrower”), Avolon Aerospace Leasing Limited, the lender parties party thereto, Deutsche Bank Trust Company Americas, each Other Funding Agent and The Bank of New York Mellon, as Collateral Agent and Account Bank, the Borrower hereby requests that the transfer detailed below:

Transfer of [Maintenance Reserves]/[Security Deposit] from BNY Mellon to Avolon
Wire to
Wire from
Wire Amount
Beneficiary/ Account Name
Account No./IBAN
Account Bank
Swift Code
ABA/Fedwire
Reference

Exh. A-3-1

The Borrower hereby confirms that No Event of Default or MR/SD Trigger Event has occurred and is continuing. Unless otherwise specified therein, all terms defined in this Transfer Request have the meanings as so in the Credit Agreement.

Yours sincerely,

For and on behalf of Avolon Aerospace (Warehouse 1) Limited

Exh. A-3-2

EXHIBIT A-4

Form of Holding Period Release Request

[See attached]

Exh A-4-1

EXHIBIT A-5

FORM OF ADVANCE ADJUSTMENT DATE ADVANCE REQUEST

[            ], 20[    ]

Deutsche Bank Trust Company Americas,

as Administrative Agent for the Class A Lenders

under the Credit Agreement referred to below

60 Wall Street

27th Floor, Mail Stop NYC60-2720

New York, NY 10005

Attn: Nefertiti Rodney and Youngmi Park

email: Nefertiti.Rodney@db.com

Youngmi.Park@db.com

THE BANK OF NEW YORK MELLON,

as Collateral Agent and as Account Bank

under the Credit Agreement referred to below

101 Barclay Street, Floor 8W

New York, NY 10286

Attention: Corporate Trust Division - Corporate Finance Unit

e-mail: James.Briggs@bnymellon.com

Ladies and Gentlemen:

The undersigned, Avolon Aerospace (Warehouse 1) Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Borrower”) refers to that certain Fourth Amended and Restated Credit Agreement dated as of June 30, 2014 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Avolon Aerospace Leasing Limited, individually and as Initial Servicer, the Class A Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent and as a Primary Funding Agent, each Other Funding Agent party thereto from time to time, and The Bank of New York Mellon, as Collateral Agent and as Account Bank, and hereby gives you notice pursuant to Section 10.49(ii) of the Credit Agreement that the undersigned requests to borrow the Advance Adjustment Date Borrowing Amount described herein, and in that connection sets forth below the information contemplated by Section 10.49 of the Credit Agreement (capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement):

(i)	The Advance Adjustment Date is , 20 , which is two Business Days after the date of this advance request.

Exh. A-5 - 1

(ii)	The aggregate principal amount of the Advance Adjustment Date Borrowing Amount is $[ ].

(iii)	The allocation of the aggregate principal amount of the Additional Class A Advances among the applicable Class A Lenders is set forth on Annex I attached hereto.

(iv)	BNP Paribas SA and DBS Bank Ltd are to fund their portions of the Advance Adjustment Date Borrowing Amount to the Borrower Funding Account. The details of the Borrower Funding Account are as follows:

Bank Name: The Bank of New York Mellon

Location: New York, NY 10286

Account Name: Avolon Borrower Funding Account

Account #: GLA/111-565

ABA #: 021000018

Ref.: For further credit to TAS# 237127

(v)	Immediately after the Advance Adjustment Date Borrowing Amount becoming available in the Borrower Funding Account, the Account Bank shall wire portions of the Advance Adjustment Date Borrowing Amount, in each case in repayment of outstanding Class A Advances, to Credit Agricole Corporate and Investment Bank, KfW IPEX-Bank GmbH and Deutsche Bank AG, London Branch in the amounts set forth on Annex II attached hereto and to the accounts previously designated by such Class A Lenders.

Very truly yours,

AVOLON AEROSPACE (WAREHOUSE 1) LIMITED, as Borrower

By:
Name:
Title:

Exh. A-5 - 1

ANNEX I

Class A Lenders Advancing:

Class A Lender	Aggregate Principal Amount
BNP Paribas SA	$	[	]
DBS Bank Ltd	$	[	]
TOTAL	$	[	]

Exh. A-5 - Annex I - 1

ANNEX II

Class A Lenders Receiving:

Class A Lender	Aggregate Principal Amount
Credit Agricole Corporate and Investment Bank	$	[	]
KfW IPEX-Bank GmbH	$	[	]
Deutsche Bank AG London Branch	$	[	]
TOTAL	$	[	]

Exh. A-5 - Annex II - 1

EXHIBIT B

FORM OF NOTE

[See attached]

Exh. B-1

EXHIBIT C

Form of Assignment and Assumption

[See attached]

Exh. C-1

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

(Class A Advances)

This Assignment and Assumption (Class A Advances)(this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [                    ], in its capacity as a Class A Lender under the Fourth Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”) (such Class A Lender, the “Assignor”), and [                    ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of the Assignor’s rights and obligations in its capacity as a Class A Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amounts and percentage interests identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Class A Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case, solely to the extent related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty of any kind, whether express or implied, by the Assignor.

(a) Assignor:

(b) Assignee:

(c) Borrower:	Avolon Aerospace (Warehouse 1) Limited

(d) Administrative Agent:	Deutsche Bank Trust Company Americas, as the administrative agent under the Credit Agreement

Exh. C-2

(e) Funding Agent with respect to loans being assigned:	, as the funding agent for the [ ] Funding Group under the Credit Agreement

(f) Collateral Agent:	The Bank of New York Mellon

(g) Credit Agreement:	That certain Fourth Amended and Restated Credit Agreement dated June 30, 2014 by and among Avolon Aerospace (Warehouse 1) Limited, as Borrower, Avolon Aerospace Leasing Limited, individually and as Initial Servicer, the financial institutions named therein (or that become parties thereto), as Class A Lenders, Deutsche Bank Trust Company Americas, as the Administrative Agent and as Primary Funding Agent, the other funding agents named therein (or that become parties thereto), and The Bank of New York Mellon as Collateral Agent and as Account Bank, as amended, restated, supplemented or otherwise modified from time to time

(h) Assignee Notice Information:	[ ]

(i) Assigned Interest:

Class of Advances and commitments assigned	Amount of Non-Conduit Lender Commitment of Assignor with respect to Class A Advances	Amount of Non- Conduit Lender Commitment of Assignor with respect to Class A Advances assigned	Percentage of Non- Conduit Lender Commitment of Assignor with respect to Class A Advances		Amount of Class A Advances of Assignor	Amount of Class A Advances of Assignor assigned	Percentage of Class A Advances of Assignor
Class A	$	$	.	%	$	$	.	%

Exh. C-3

Effective Date:                  , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Exh. C-4

ANNEX 1 to

Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

(Avolon Aerospace (Warehouse 1) Limited Credit Agreement)

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, including providing prior notice of the assignment contemplated by this Assignment and Assumption to the Borrower; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Class A Lender under the Credit Agreement, [(ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement),]8 (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement, including the requirements concerning confidentiality and indemnification, as a Class A Lender and a Class A Non-Conduit Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Class A Lender thereunder, (iv) it is a Qualifying Lender as of the Effective Date, and it will notify the Borrower reasonably promptly after it becomes aware that it is no longer a Qualifying Lender, (v) it has received a copy of the Credit Agreement and the other Transaction Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Funding Agent, the Assignor or any other Class A Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and

[8]	Delete if an Event of Default has occurred.

Annex 1-1

executed by the Assignee9; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Funding Agent, the Assignor or any other Class A Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Class A Lender. Without limiting any other provision of this Assignment and Assumption, the Assignee hereby agrees to be bound by and to abide by the provisions of Section 15.5 of the Credit Agreement.

2. Payments.

From and after the Effective Date, the [                    ] Funding Agent shall transfer all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts), to the extent such payments are received by such Funding Agent from the Collateral Agent pursuant to Section 8.1(e) of the Credit Agreement, to the Assignor for amounts which have accrued prior to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL IN ACCORDANCE WITH SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[9]	Including, without limitation, if the Assignee is legally entitled to so deliver, any form or information prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in withholding tax duly completed together with such supplementary documentation as may be prescribed by any applicable Requirement of Law to permit the Borrower or any applicable Funding Agent to determine the withholding or deduction required to be made.

Annex 1-2

EXHIBIT D

[Intentionally Omitted]

Exh. D-1

EXHIBIT E

Form of Mortgage

[See attached]

Exh. E-1

EXHIBIT F

Form of Deed of Tax Indemnity

[See attached]

Exh. F-1

EXHIBIT G

Form of Servicing Agreement

[See attached]

Exh. G-1

EXHIBIT H

[Reserved]

Exh. H-1

EXHIBIT I

Form of Security Trust Agreement

[See attached]

Exh. I-1

EXHIBIT J

Form of Participation Agreement

[See attached]

Exh. J-1

EXHIBIT K

Forms of Closing Opinions of Counsel to Borrower Group/Avolon

[See Attached]

Exh. K-1-1

EXHIBIT L

[Reserved]

Exh. L-2-1

EXHIBIT M

Form of Avolon-Borrower Purchase Agreement

[See attached]

Exh. M-1

EXHIBIT N

Form of Expenses Apportionment Agreement

[See attached]

Exh. N-1

EXHIBIT O

Hedging Policy

Avolon Aerospace (Warehouse 1) Limited Interest Rate Hedging Policy

Hedging Methods/Objectives

•	The Borrower will use interest rate caps to hedge the interest rate risk (“Exposure”) arising from the mis-match between its fixed and floating rate lease assets, and Class A Advances provided through this Agreement until the date 12 months after the Stated Maturity Date, as extended as applicable.

Strategy

•	The Exposure will be calculated based on the current and projected outstanding principal balances of Class A Advances, the Borrower’s existing interest rate derivatives portfolio, and the maturity profile of the Borrower’s Lease portfolio.

•	At least 70% of the Exposure (the “Hedge Requirement”) will be hedged through the use of Eligible Hedge Agreements.

•	The spread above the then “at-the-money” strike rate shall not exceed 1.25%.

•	The Borrower will evaluate monthly, in good faith, whether it is in compliance with the Hedge Requirement and if its determination concludes that it is not in compliance, the Borrower will promptly make adjustments to its portfolio of Eligible Hedge Agreements to restore compliance.

•	On behalf of the Borrower, the Servicer will be obligated to assist the Borrower in implementing and maintaining the Hedging Policy, pursuant to the terms of the Servicing and in compliance with this Agreement.

Modification

If the Borrower desires to amend the Hedging Policy, it may present the proposed change in or replacement Hedging Policy to the Administrative Agent and the Class A Lenders. The Administrative Agent and each of the Class A Lenders must approve the proposed change or replacement in order for it to be adopted and become the Hedging Policy hereunder. Any proposed modification not so approved shall not be given effect, and the existing current Hedging Policy shall continue as the Hedging Policy for purposes of the Credit Agreement.

Exh. O-1

Avolon Aerospace (Warehouse 1) Limited Foreign Currency Hedging Policy

Hedging Methods/Objectives

•	The Borrower will use foreign exchange options to hedge the currency risk (“FX Exposure”) arising from the mis-match between its scheduled lease payments and Dollar-denominated liabilities until the date 12 months after the Stated Maturity Date, as extended as applicable.

Strategy

•	The FX Exposure will be calculated based on the current and projected lease revenues for non-dollar denominated leases and debt service payments, the Borrower’s existing foreign exchange derivatives portfolio, and the maturity profile of the Borrower’s Lease portfolio.

•	100% of the FX Exposure (the “FX Hedge Requirement”) will be hedged through the use of Eligible Hedge Agreements.

•	The spread above the then “at-the-money” strike rate shall not exceed 115% of the then “at-the-money” rate. Eligible Hedge Agreements constituting foreign exchange options will require the Borrower to pay foreign currency and receive Dollars.

•	The Borrower will evaluate monthly, in good faith, whether it is in compliance with the FX Hedge Requirement and if its determination concludes that it is not in compliance, the Borrower will promptly make adjustments to its portfolio of Eligible Hedge Agreements to restore compliance.

•	On behalf of the Borrower, the Servicer will be obligated to assist the Borrower in implementing and maintaining the Foreign Currency Hedging Policy, pursuant to the terms of the Servicing Agreement and in compliance with this Agreement.

Modification

If the Borrower desires to amend the Foreign Currency Hedging Policy, it may present the proposed change in or replacement Foreign Currency Hedging Policy to the Administrative Agent and the Class A Lenders. The Administrative Agent and each of the Class A Lenders must approve the proposed change or replacement in order for it to be adopted and become the Foreign Currency Hedging Policy hereunder. Any proposed modification not so approved shall not be given effect, and the existing current Foreign Currency Hedging Policy shall continue as the Foreign Currency Hedging Policy for purposes of the Credit Agreement

Annex 1-2

EXHIBIT P-1

Form of Cayman Islands Share Charge

[See attached]

Exh. P-1-1

EXHIBIT P-2

Form of Irish Share Charge

[Intentionally Omitted]

Exh. P-2-1

EXHIBIT Q

Form of Irish VAT Refund Account Pledge

[See attached]

Exh. Q-1

SCHEDULE I

List of Aircraft

MSN	Aircraft Type	Lessee
5879	A320-200	Pegasus Hava Taşimaciliği A.Ş.
5902	A320-200	Pegasus Hava Taşimaciliği A.Ş.
39815	B737-800	PT Lion Mentari
39398	B737-800	Compañía Panameña de Aviación, S.A.
39399	B737-800	Compañía Panameña de Aviación, S.A.
40946	B737-800	China Airlines Limited
5640	A320-214	Peach Aviation Limited

Sch. I-1

SCHEDULE II

List of Aircraft Owning Entities, the Aircraft Owned

by Such Aircraft Owning Entities and the associated

Owner Participants and Owner Trustees

Aircraft Owning Entity	Aircraft MSN	Owner Participant/ Owner Trustee
Avolon Aerospace AOE 65 Limited	5879	n/a
Avolon Aerospace AOE 66 Limited	5902	n/a
Avolon Aerospace AOE 79 Limited	39815	n/a
Avolon Aerospace AOE 80 Limited	39398	n/a
Avolon Aerospace AOE 81 Limited	39398	n/a
Avolon Aerospace AOE 78 Limited	40946	n/a
Avolon Aerospace AOE 77 Limited	5640	n/a

Sch. II-1

SCHEDULE III

List of Leases

Aircraft Lease Agreement dated October 10, 2013 between Avolon Aerospace AOE 65 Limited and Pegasus Hava Taşimaciliği A.Ş.

Aircraft Lease Agreement dated October 10, 2013 between Avolon Aerospace AOE 66 Limited and Pegasus Hava Taşimaciliği A.Ş.

Aircraft Lease Agreement dated 5 May 2014 between Avolon Aerospace France 11 SAS and PT Lion Mentari.

Aircraft Lease Agreement dated as of 25 August 2010 (as amended, supplemented or modified from time time), which incorporates by reference therein an Aircraft Lease Common Terms Agreement dated as of 1 February 2008 between GE Commercial Aviation Services Limited and Compañía Panameña de Aviación, S.A. (as amended, supplemented or modified from time to time), as novated pursuant to the Assignment and Assumption Agreement (MSN 39398) dated as of May 19, 2014 between Celestial Aviation Trading 48 Limited and Avolon Aerospace AOE 80 Limited.

Aircraft Lease Agreement dated as of 25 August 2010 (as amended, supplemented or modified from time time), which incorporates by reference therein an Aircraft Lease Common Terms Agreement dated as of 1 February 2008 between GE Commercial Aviation Services Limited and Compañía Panameña de Aviación, S.A. (as amended, supplemented or modified from time to time), as novated pursuant to the Assignment and Assumption Agreement (MSN 39399) dated as of May 19, 2014 between Celestial Aviation Trading 48 Limited and Avolon Aerospace AOE 81 Limited.

Aircraft Lease Agreement dated 19 November 2012 between Avolon Aerospace Leasing Limited and China Airlines Limited as novated by a lease novation agreement dated 22 April 2014 among Avolon Aerospace Leasing Limited, China Airlines Limited and Avolon Aerospace AOE 78 Limited.

Head Lease Agreement 5640 dated as of 17 June 2014 between Avolon Aerospace AOE 77 Limited and Avolon Aerospace Norway 4 AS (as amended, supplemented or modified from time time).

Aircraft Specific Lease Agreement dated as 28 March 2011 between GECAS Aircraft Leasing Norway 4 AS and Peach Aviation Limited (as amended, supplemented or modified from time time), which incorporates the Common Terms Agreement, as novated and amended by the Deed of Amendment and Novation dated 17 June 2014 among GECAS Aircraft Leasing Norway 4 AS, Avolon Aerospace Norway 4 AS and Peach Aviation Limited.

Sch. III-1

SCHEDULE IV

List of Approved Countries

Australia

Austria

Bahrain

Belgium

Brazil

Brunei

Canada

Chile

China

Colombia

Croatia

Cyprus

Czech Republic

Denmark

El Salvador

Ethiopia

Finland

France

Germany

Greece

Hong Kong

Hungary

India

Indonesia

Ireland

Israel

Italy

Jamaica

Japan

Jordan

Kazakhstan

Kenya

Kuwait

Luxembourg

Malaysia

Malta

Mexico

Morocco

Netherlands

New Zealand

Norway

Oman

Panama

Philippines

Poland

Portugal

Qatar

Russia

Saudi Arabia

Singapore

Slovakia

Slovenia

South Africa

South Korea

Spain

Sri Lanka

Sweden

Switzerland

Taiwan

Thailand

Tunisia

Turkey

Ukraine

United Arab Emirates

United Kingdom

USA

Vietnam

Sch. IV-1

SCHEDULE V

Competitors

AerCap Holdings N.V.

Agricultural Bank of China

Airbus S.A.S

Aircastle

AirLease Corporation

ALAFCO

Allco Aviation

Amentum Capital Limited

Ansett Worldwise Aviation Services (AWAS)

Aviation Capital Group

Babcock & Brown

Bank of China

Bavaria International Aircraft Leasing

BCI Aircraft Leasing

BOC Aviation

Boeing Capital Corporation

China Development Bank

CIT Aerospace

CIT Group Inc.

CommonWealth Bank of Australia

Deutsche Structured Finance

GE Capital Aviation Services (GECAS)

General Electric

Guggenheim Aviation Partners

HNA Group Company, Limited

Hong Kong Aviation Company

ICBC

ILFC

Itochu Airlease Inc.

Macquarie Aviation Capital

MUL Aviation Capital

Oaktree Capital

Oasis International Leasing Co.

Orix Aviation

Pembroke Group

Q Aviation

RBS Aerospace Limited

RBS plc

Safair Lease Finance

Sky Holding

SMBC Aviation Capital

Sumisho A/C Asset Management

The Boeing Company

Volito Aviation

Waha Leasing

For the avoidance of doubt, a wholly-owned Subsidiary of the above referenced entities will also be regarded as a competitor of the Borrower and as such a Class A Lender shall not be entitled to assign or transfer its Commitments or Class A Advances (pursuant to Section 15.1 hereof) to such entity without the prior written consent of the Borrower.

Sch. V-1

SCHEDULE V (cont.)

Pre-Approved Assignees

Barclays Bank PLC

BOTM-UFJ

China Construction Bank

CIC

Commerzbank

DekaBank

DVB

Helaba Landesbank

ING

Natixis

NordLB

Wachovia

Annex 1-2

SCHEDULE VI

Account Details

The Bank of New York Mellon	Borrower Funding Account
101 Barclay Street, Floor 8W	Account Number:	237127
New York, NY 10286	Account Name:	Avolon Borrower Funding Account

ABA: 021000018	Collection Account
	Account Number:	237123
Account #: GLA/111-565	Account Name:	Avolon Collection Account
Account Name: Corporate Trust Agency
For further credit to: [insert applicable	Liquidity Reserve Account
account number]	Account Number:	237122
	Account Name:	Avolon Liquidity Reserve Account

Maintenance Reserves Account
	Account Number:	237125
	Account Name:	Avolon Maintenance Reserve Account

Security Deposit Account
	Account Number:	237126
	Account Name:	Avolon Security Deposit Account

Bank of Ireland	Irish VAT Refund Account
230 Merrion Road, Dublin 4	Account Number:	48368875
Ireland	Account Name:	Avolon Aerospace (Warehouse 1) Limited
	Branch:	Merrion Rd
	Sort Code:	90 12 12
	IBAN:	IE89 BOFI 9009 7348 368875

Sch. VI-1

SCHEDULE VII

[Reserved]

Sch. VII-1

SCHEDULE VIII

Capitalization and Subsidiaries

Entity	Relationship of Borrower and Subsidiary	Location of Chief Executive Office	Jurisdiction	Class and status of Equity Interests	Equity Interests Owned By	Type of Entity	Employer / Taxpayer Identification

Avolon Aerospace (Warehouse 1) Limited	N.A.	Building 1, The Oval Shelbourne Road Ballsbridge Dublin 4 Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace Leasing Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number IE9742087I

Avolon Aerospace AOE 65 Limited	Wholly owned subsidiary of Borrower	Building 1, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number IE3201738GH

Avolon Aerospace AOE 66 Limited	Wholly owned subsidiary of Borrower	Building 1, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number 3201750TH

Avolon Aerospace France 7 SAS	Wholly owned subsidiary of Borrower	TMF Pôle, 52 rue de la Victoire, 75009 Paris, France	France	Ordinary Shares: 1,500 Paid up in full	Avolon Aerospace (Warehouse 1) Limited	French société par actions simplifiée French tax resident	VAT Registration Number 800287625

Avolon Aerospace France 11 SAS	Wholly owned subsidiary of Borrower	TMF Pôle, 52 rue de la Victoire, 75009 Paris, France	France	Ordinary Shares: 1,500 Paid up in full	Avolon Aerospace (Warehouse 1) Limited	French société par actions simplifiée French tax resident	VAT Registration Number 801780172

Avolon Aerospace AOE 80 Limited	Wholly owned subsidiary of Borrower	Building 1, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number 3255419RH

Avolon Aerospace AOE 81 Limited	Wholly owned subsidiary of Borrower	Building 1, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number 3255426OH

Avolon Aerospace AOE 78 Limited	Wholly owned subsidiary of Borrower	Building 1, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number 3255408MH

Avolon Aerospace Norway 4 AS	Wholly owned subsidiary of Borrower	c/o TMF Norway AS Nydalsveien 33, 0484 Oslo, Norway	Norway	Ordinary Shares: 1,000 Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Norwegian Limited Company; Norwegian tax resident	Registration Number 913 627 032

Avolon Aerospace AOE 77 Limited	Wholly owned subsidiary of Borrower	Building 1, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland	Cayman Islands	Ordinary Shares: 1 issued; Paid up in full	Avolon Aerospace (Warehouse 1) Limited	Cayman Islands Exempted Company with Limited Liability; Irish tax resident	VAT Registration Number 3256107DH

Sch. VIII-1

SCHEDULE IX

Pre-Approved Carriers

Adria Airways

Aegean Airlines

Aer Lingus

Aeroflot Russian Airlines

Aeromexico

Aigle Azur

Air Algerie

Air Arabia

Air Asia X

Air Astana

Air Baltic

Air Canada

Air China

Air France

Air Macau

Air New Zealand

AirAsia

airberlin

Alaska Airlines

Alitalia Group

American Airlines

ANA – All Nippon Airways

Asiana Airlines

Austrian

Avianca Taca

Azul

Bangkok Airways

British Airways

Brussels Airlines

Cathay Pacific

Cebu Pacific

China Airlines

China Eastern Airlines

China Southern Airlines

COPA Airlines

Delta Air Lines

Dragonair

easyJet

El Al

Emirates

Ethiopian Airlines

Etihad Airways

EVA Air

Finnair

Fly Dubai

Garuda

Garuda Citilink

Germanwings

GOL Linhas Aereas

Hong Kong Airlines

Iberia

IndiGo Airlines

Interjet

Japan Airlines International

Jet Airways

JetBlue Airways

Kenya Airways

KLM Royal Dutch Airlines

Korean Air

LATAM Airlines

Lion Air

Lufthansa

Luxair – Luxembourg Airlines

Malaysia Airlines

Monarch Airlines

Niki

Nok Air

Norwegian

Oman Air

Pacific Blue Airlines

Pegasus Airlines

Qantas

Qatar Airways

Royal Air Maroc

Royal Brunei Airlines

Royal Jordanian

Ryanair

S7

SAS

Saudi Arabian Airlines

Shandong Airlines

Shanghai Airlines

Shenzhen Airlines

Sichuan Airlines

SilkAir

Singapore Airlines

South African Airways

Southwest Airlines

SpiceJet

Spirit Airlines

Spring Airlines

SriLankan Airlines

Sun Express

Swiss

TAM Linhas Aereas

TAP Portugal

Thai AirAsia

Thai Airways

Thomas Cook Airlines

Thomson Airways

Tiger Airways

Transavia Airlines

Transavia France

TUI Group

Turkish Airlines (THY)

Ukraine International

United Airlines

US Airways

Vietnam Airlines

Virgin Atlantic

Virgin Australia

Volaris

VRG Linhas Aéreas S.A.

Vueling

WestJet

Wizz Air

Xiamen Airlines

Sch. IX-1

SCHEDULE X

Initial Control Group Members

Owners as of Original Closing Date
Avolon Holding Corporation (Luxembourg) I S.á r.l. (“Oak Hill Investor 1”)
Avolon Holding Corporation (Luxembourg) II S.á r.l. (“Oak Hill Investor 2” )
Avolon Holding Corporation (Luxembourg) III S.á r.l. (together with Oak Hill Investor 1 and Oak Hill Investor 2, the “Oak Hill Investors” )
Idamante S.á r.l. (“Cinven Investor”)
AAIL Holdings S.á r.l. (“CVC Investor”)

Sch. XI-1